     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 4, 1997

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              -------------------

                                   FORM S-11

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                 OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

                              -------------------

                          CENTERMARK PROPERTIES, INC.

        (Exact name of Registrant as specified in governing instruments)

                            11601 WILSHIRE BOULEVARD
                                   12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90025

                    (Address of principal executive offices)
                            ------------------------

                              ROBERT P. BERMINGHAM
                            11601 WILSHIRE BOULEVARD
                                   12TH FLOOR
                         LOS ANGELES, CALIFORNIA 90025

                    (Name and address of agent for service)

                              -------------------

                                   COPIES TO:

               BARRY MILLS, ESQ.                               GREGG A. NOEL, ESQ.
             DEBEVOISE & PLIMPTON                   SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
               875 THIRD AVENUE                              300 SOUTH GRAND AVENUE
           NEW YORK, NEW YORK 10022                       LOS ANGELES, CALIFORNIA 90071

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

                              -------------------

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                              -------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM
                         TITLE OF SECURITIES                               AGGREGATE OFFERING      AMOUNT OF REGISTRATION
                           BEING REGISTERED                                     PRICE(1)                    FEE
Shares of Common Stock, par value $.01................................        $460,000,000              $139,393.94

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

                              -------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          CENTERMARK PROPERTIES, INC.

                              -------------------

                             CROSS REFERENCE SHEET
  PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING LOCATION IN PROSPECTUS OR
                                  REGISTRATION
          STATEMENT OF INFORMATION REQUIRED BY ITEMS 1-29 OF FORM S-11

                                 FORM S-11
                         ITEM NUMBER AND CAPTIONS                           LOCATION OR HEADING IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
       1.  Forepart of Registration Statement and Outside Front
             Cover Page of Prospectus...........................  Forepart of Registration Statement; Outside Front
                                                                  Cover Page of Prospectus

       2.  Inside Front and Outside Back Cover Pages of
             Prospectus.........................................  Inside Front Cover Page of Prospectus; Outside Back
                                                                  Cover Page of Prospectus

       3.  Summary Information, Risk Factors and Ratio of
             Earnings to Fixed Charges..........................  Prospectus Summary; Risk Factors; Business and
                                                                  Properties

       4.  Determination of Offering Price .....................  Outside Front Cover Page of Prospectus; Risk Factors;
                                                                  Underwriters

       5.  Dilution.............................................  Risk Factors; Dilution

       6.  Selling Security Holders.............................  Not Applicable

       7.  Plan of Distribution.................................  Outside Front Cover Page of Prospectus; Prospectus
                                                                  Summary; Distributions; Description of Capital Stock;
                                                                  Shares Eligible for Future Sale; Underwriters

       8.  Use of Proceeds......................................  Prospectus Summary; Use of Proceeds

       9.  Selected Financial Data..............................  Selected Financial Data; Pro Forma Financial
                                                                  Information

      10.  Management's Discussion and Analysis of Financial
             Condition and Results of Operations................  Management's Discussion and Analysis of Financial
                                                                  Condition and Results of Operations

      11.  General Information as to Registrant.................  Prospectus Summary; The Company; Business and
                                                                  Properties; The Company's Strategy for Operations and
                                                                  Growth; Policies and Objectives with Respect to
                                                                  Certain Activities

      12.  Policy With Respect to Certain Activities............  Prospectus Summary; Risk Factors; Policies and
                                                                  Objectives with Respect to Certain Activities;
                                                                  Certain Provisions of the Company's Articles of
                                                                  Incorporation and By-Laws and of Missouri Law;
                                                                  Additional Information

      13.  Investment Policies of Registrant....................  Prospectus Summary; Risk Factors; Policies and
                                                                  Objectives with Respect to Certain Activities;
                                                                  Certain Provisions of the Company's Articles of
                                                                  Incorporation and By-Laws and of Missouri Law;
                                                                  Additional Information

                                 FORM S-11
                         ITEM NUMBER AND CAPTIONS                           LOCATION OR HEADING IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
      14.  Description of Real Estate...........................  Prospectus Summary; Risk Factors; Business and
                                                                  Properties; The Company's Strategy for Operations and
                                                                  Growth; Management's Discussion and Analysis of
                                                                  Financial Condition and Results of Operations

      15.  Operating Data.......................................  Business and Properties; Selected Financial
                                                                  Information; Pro Forma Financial Information; Index
                                                                  to Financial Statements

      16.  Tax Treatment of Registrant and Its Security-
             Holders............................................  Prospectus Summary; Risk Factors; Federal Income Tax
                                                                  Considerations; ERISA Considerations

      17.  Market Price of and Dividends on the Registrant's
             Common Equity and Related Shareholder Matters......  Prospectus Summary; Risk Factors--Absence of Prior
                                                                  Public Market for Shares; Shares Available for Future
                                                                  Sale; Sources of Additional Funds; Distributions;
                                                                  Principal Shareholders; Certain Provisions of the
                                                                  Company's Articles of Incorporation and By-Laws and
                                                                  of Missouri Law

      18.  Description of Registrant's Securities...............  Outside Front Cover Page of Prospectus; Prospectus
                                                                  Summary; Risk Factors; Description of Capital Stock;
                                                                  Certain Provisions of the Company's Articles of
                                                                  Incorporation and By-Laws and of Missouri Law

      19.  Legal Proceedings....................................  Business and Properties--Legal Proceedings

      20.  Security Ownership of Certain Beneficial Owners and
             Management.........................................  Prospectus Summary; The Company; Business and
                                                                  Properties; Principal Shareholders

      21.  Directors and Executive Officers.....................  Management

      22.  Executive Compensation...............................  Management

      23.  Certain Relationships and Related Transactions.......  Prospectus Summary--The Company; Risk Factors; The
                                                                  Company; Business and Properties; The Company's
                                                                  Strategy for Operations and Growth; Management;
                                                                  Advisory and Management Services to the Company;
                                                                  Certain Transactions; Principal Shareholders

      24.  Selection, Management and Custody of Registrant's
             Investments........................................  Risk Factors; The Company--Westfield Holdings;
                                                                  Business and Properties; Advisory Management and
                                                                  Development Services to the Company; Certain
                                                                  Transactions; Policies and Objectives with Respect to
                                                                  Certain Activities

                                 FORM S-11
                         ITEM NUMBER AND CAPTIONS                           LOCATION OR HEADING IN PROSPECTUS
           -----------------------------------------------------  -----------------------------------------------------
      25.  Policies with Respect to Certain Transactions........  Risk Factors; The Company--Westfield Holdings;
                                                                  Business and Properties; The Company's Strategy for
                                                                  Operations and Growth; Policies and Objectives with
                                                                  Respect to Certain Activities; Management; Certain
                                                                  Transactions; Principal Shareholders

      26.  Limitations of Liability.............................  Risk Factors; Business and Properties; Certain
                                                                  Provisions of the Company's Articles of Incorporation
                                                                  and By-Laws and of Missouri Law; Limitation on
                                                                  Liability of Directors; Indemnification of Directors
                                                                  and Officers

      27.  Financial Statements and Information.................  Selected Financial Information; Index to Financial
                                                                  Statements

      28.  Interests of Named Experts and Counsel...............  Experts; Legal Matters

      29.  Disclosure of Commission Position on Indemnification
             for Securities Act Liabilities.....................  Not Applicable

                                EXPLANATORY NOTE

    The Company intends to change its name from "CenterMark Properties, Inc." to "Westfield America, Inc." before this Registration Statement becomes effective.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED MARCH 4, 1997

                                       SHARES

                          CENTERMARK PROPERTIES, INC.

                                  COMMON STOCK
                            ------------------------

    CenterMark Properties, Inc. (the "Company") is a Missouri corporation engaged in owning, operating, leasing, developing, redeveloping and acquiring super regional and regional shopping centers and power centers located primarily in major metropolitan areas in the United States. The Company's shopping center portfolio consists of interests in 13 super regional and six regional shopping centers and three power centers (together, the "Centers") and 13 separate department store properties. The Centers contain approximately 19.2 million square feet of gross leasable area and are located in seven states in three geographically diverse regions in the United States. The Company is organized and operates as a real estate investment trust ("REIT") and expects to continue to be operated as a REIT for Federal income tax purposes. The Company intends to continue to pay regular quarterly distributions.

    All of the shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), of the Company offered hereby are being sold by the Company. Application will be made to list the Common Stock on the New York Stock Exchange under the symbol "WEA." Prior to the Offering, there has been no public market for the Common Stock in the United States. It is currently anticipated
that the initial public offering price will be $    per share of Common Stock.
See "Underwriting" for a discussion of the factors considered in determining the initial public offering price. In order to maintain the Company's qualification as a REIT, the Company's articles of incorporation impose limitations, subject to certain limited exceptions, on the number of shares of capital stock that may be directly or indirectly owned by any person or affiliated group. See "Description of Capital Stock--Restrictions on Ownership and Transfer."

    The Company has engaged subsidiaries of Westfield Holdings Limited (individually, "Westfield Holdings Limited" and collectively with its subsidiaries, "Westfield Holdings"), an Australian public corporation listed on the Australian Stock Exchange Limited (the "ASX"), to provide advisory, management and development services to the Company and the Centers. Westfield Holdings is a fully integrated, international developer, builder and manager of shopping centers and manager and advisor to public real estate investment entities. Contemporaneously with the Offering, the Company will purchase from Westfield Holdings Limited options (the "Westfield Holdings Warrants") to acquire up to 9.8 million ordinary shares of Westfield Holdings Limited. See "The Company--Westfield Holdings." Upon completion of the Offering, Westfield
America Trust ("WAT") an Australian public trust, will own    % and Westfield
Holdings will own    %, of the outstanding Common Stock on a fully-diluted
basis. The Shares offered hereby represent approximately    % of all shares of
Common Stock that will be issued and outstanding after the Offering on a fully-diluted basis.

    SEE "RISK FACTORS" BEGINNING ON PAGE 21 FOR CERTAIN FACTORS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK, INCLUDING:

    - RISKS GENERALLY INHERENT IN RETAIL REAL ESTATE INVESTMENTS, SUCH AS RISKS FROM CHANGES IN ECONOMIC CONDITIONS, REDEVELOPMENT RISK, COMPETITION FROM OTHER SHOPPING CENTERS AND OTHER FORMS OF RETAILING AND FINANCIAL DIFFICULTIES OR BANKRUPTCIES OF TENANTS OR ANCHORS.

    - THE ABILITY OF WESTFIELD HOLDINGS AND WAT TO EXERCISE SIGNIFICANT INFLUENCE OVER THE BUSINESS AND POLICIES OF THE COMPANY.

    - POSSIBLE CONFLICTS OF INTEREST AMONG WESTFIELD HOLDINGS, WAT AND THE OTHER SHAREHOLDERS OF THE COMPANY AND RELIANCE BY THE COMPANY ON WESTFIELD HOLDINGS FOR ADVISORY, MANAGEMENT AND DEVELOPMENT SERVICES.

    - LIMITATIONS ON THE SHAREHOLDERS' ABILITY TO CHANGE CONTROL OF THE COMPANY DUE TO SIGNIFICANT OWNERSHIP BY WESTFIELD HOLDINGS AND WAT AND DUE TO
      RESTRICTIONS ON OWNERSHIP OF MORE THAN    % OF THE SHARES OF CAPITAL STOCK
      BY OTHER SHAREHOLDERS.

    - THE FACT THAT THE VALUE OF THE COMPANY IS NOT BASED ON THIRD-PARTY APPRAISALS; THEREFORE THE AGGREGATE MARKET VALUE OF THE COMMON STOCK MAY EXCEED THE AGGREGATE FAIR MARKET VALUE OF THE COMPANY'S PROPERTIES.

    - RISKS NORMALLY ASSOCIATED WITH DEBT FINANCING, INCLUDING POSSIBLE INABILITY TO REFINANCE BALLOON PAYMENTS AND THE RISK OF HIGHER INTEREST RATES.

    - TAXATION OF THE COMPANY AS A REGULAR CORPORATION AND RESULTING ADVERSE CONSEQUENCES IF IT FAILS TO CONTINUE TO QUALIFY AS A REIT.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF      THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

                                                             PRICE TO              UNDERWRITING            PROCEEDS TO
                                                              PUBLIC               DISCOUNT(1)              COMPANY(2)
Per Share...........................................            $                       $                       $
Total (3)...........................................            $                       $                       $

(1) The Company has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."

(2) Before deducting estimated expenses of $         payable by the Company.

(3) The Company has granted to the Underwriters an option, exercisable for a period of 30 days after the date of the Prospectus, to purchase up to an
    aggregate of     additional shares of Common Stock, solely to cover
    over-allotments. If all such shares of Common Stock are purchased, the total Price to Public, Underwriting Discount and Proceeds to Company will be
    $         , $        and $         , respectively. See "Underwriting."
                            ------------------------

    The Shares are offered by the several Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters, and subject to their right to withdraw, modify, cancel and reject orders in whole or in part. It is expected that delivery of the Shares offered hereby will be made in New
York City on or about April   , 1997.
                            ------------------------
    MERRILL LYNCH & CO.                                              FURMAN SELZ
                                  ------------
                The date of this Prospectus is            , 1997

                     [MAPS AND PHOTOGRAPHS TO BE INSERTED]

Certain persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the shares of Common Stock. Such transactions may include stabilizing the purchase of Common Stock to cover syndicate short positions and the imposition of penalty bids. For a description of these activities, see "Underwriting."

    THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THERE ARE RESTRICTIONS ON THE OFFER AND SALE OF SECURITIES IN THE UNITED KINGDOM. ALL APPLICABLE PROVISIONS OF THE FINANCIAL SERVICES ACT 1986 AND THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995 WITH RESPECT TO ANYTHING DONE BY ANY PERSON IN, FROM OR OTHERWISE INVOLVING THE UNITED KINGDOM MUST BE COMPLIED WITH. SEE "UNDERWRITING."

    Certain information relating to Westfield Holdings Limited, Westfield Trust (as defined in the Glossary) and Westfield America Trust has been included in this Prospectus. Each such entity reports its financial results, and its securities trade on the Australian Stock Exchange, in Australian currency. As used herein, references to "$," "U.S.$" and "U.S. dollars" are references to U.S. currency and references to "Aus.$" and "Australian dollars" are references to Australian currency.

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
Prospectus Summary.......................................................................................          4
The Company..............................................................................................          4
Westfield Holdings.......................................................................................          5
Risk Factors.............................................................................................          7
Business and Properties..................................................................................          7
  The Centers............................................................................................          8
  The Company's Strategy for Operations and Growth.......................................................         12
Company Structure and History............................................................................         15
Westfield America Trust..................................................................................         17
Financing Policies.......................................................................................         17
Federal Income Tax Considerations and Tax Status of the Company..........................................         17
The Offering.............................................................................................         18
Distributions............................................................................................         18
Summary Financial Data...................................................................................         20
Risk Factors.............................................................................................         21
  Risks Generally Inherent in Real Estate Investment.....................................................         21
  Possible Conflicts of Interest and Related Party Transactions..........................................         24
  Conflicts of Interest with Outside Partners in Jointly Owned Centers and Limited Control with Respect
    to Certain Activities................................................................................         25
  Bankruptcy of Outside Partners.........................................................................         26
  Lack of Independent Valuation of the Company...........................................................         26
  Effect of Uninsured Loss on Profitability..............................................................         27
  Limitations on Acquisitions and Change in Control......................................................         27
  Possible Environmental Liabilities.....................................................................         27
  Risks Associated with Debt Financing...................................................................         28
  Adverse Consequences of Failure to Qualify as a REIT...................................................         29
  Possible Taxation on Capital Gains.....................................................................         31
  Dividends to Shareholders; Potential Requirement to Borrow.............................................         31
  Absence of Public Market; Possible Volatility of Stock Price...........................................         32
  Possible Adverse Effects on Stock Prices Arising from Shares Available for Future Sale.................         32
  Changes in Policy Without Shareholder Approval.........................................................         33
  Forward Looking Statements.............................................................................         33
  Immediate Dilution.....................................................................................         33
The Company..............................................................................................         34
  General................................................................................................         34
  History and Structure of the Company...................................................................         35
  Westfield Holdings.....................................................................................         35
  The Company's Strategy for Operations and Growth.......................................................         37
Use of Proceeds..........................................................................................         41
Capitalization...........................................................................................         42
Dilution.................................................................................................         43
Distributions............................................................................................         44
Selected Financial Data..................................................................................         45
Management's Discussion and Analysis of Financial Condition and Results of Operations....................         47
  General Background.....................................................................................         47
  Historical Results of Operations.......................................................................         47
  Funds from Operations..................................................................................
  Portfolio Data.........................................................................................         51
  Leasing................................................................................................         52
  Tenant Occupancy Costs.................................................................................         53

                                                                                                             PAGE
                                                                                                           ---------
  Liquidity and Capital Resources........................................................................         54
  Inflation..............................................................................................         55
  Seasonality............................................................................................         55
Business and Properties..................................................................................         56
  General................................................................................................         56
  The Shopping Center Business...........................................................................         56
  The Centers............................................................................................         57
  The East Coast Properties..............................................................................         58
  The Mid West Properties................................................................................         59
  The West Coast Properties..............................................................................         59
  Anchors................................................................................................         67
  Mall Stores............................................................................................         68
  Sales..................................................................................................         69
  Leasing................................................................................................         70
  Costs of Occupancy.....................................................................................         70
  Leases.................................................................................................         70
  Lease Expirations......................................................................................         70
  Mall Store Rental Rates................................................................................         71
  Competition............................................................................................         72
  Certain Property Tax Information.......................................................................         72
  Additional Information Regarding Montgomery Mall.......................................................         72
  May Properties.........................................................................................         74
  Other Real Estate Interests............................................................................         75
  Insurance Arrangements.................................................................................         75
  Employees..............................................................................................         75
  Debt Summary...........................................................................................         76
  Environmental Matters..................................................................................         77
  Legal Proceedings......................................................................................         77
Policies and Objectives with Respect to Certain Activities...............................................         78
  Investment Objectives and Policies.....................................................................         78
  Acquisitions of Additional Properties..................................................................         78
  Dispositions...........................................................................................         79
  Partnership Restructuring..............................................................................         79
  Other Investmens.......................................................................................         79
  Financing..............................................................................................         80
  Equity Capital.........................................................................................         81
  Working Capital Reserves...............................................................................         81
  Annual Reports.........................................................................................         82
  Other Policies.........................................................................................         82
Management...............................................................................................         83
  Directors and Executive Officers.......................................................................         83
  Biographies of Directors and Executive Officers........................................................         83
  Certain Information Regarding the Board of Directors...................................................         85
  Committees of the Board of Directors...................................................................         85
  Compensation of Directors..............................................................................         86
  Executive Compensation.................................................................................         86
Advisory, Management and Development Services to the Company.............................................         87
  The Advisor and the Advisory Agreement.................................................................         87
  The Manager and the Management Agreements..............................................................         88
  The Developer and the Development Agreement............................................................         89
  Westfield Holdings Management..........................................................................         90
Certain Transactions.....................................................................................         90

                                                                                                             PAGE
                                                                                                           ---------
  Relationships and Transactions with Westfield Holdings.................................................         90
  Relationships and Transactions with WAT................................................................         91
  Other Matters..........................................................................................         92
Principal Shareholders...................................................................................         93
Description of Capital Stock.............................................................................         94
  Capital Stock..........................................................................................         94
  Senior Preferred Shares................................................................................         95
  Preferred Shares.......................................................................................         95
  Common Shares..........................................................................................         96
  Restrictions on Ownership and Transfer.................................................................         97
  Transfer Agent and Registrar...........................................................................         99
  Listing................................................................................................         99
Certain Provisions of the Company's Articles of Incorporation and By-Laws and of
  Missouri Law...........................................................................................         99
  Ownership Limit........................................................................................         99
  Additional Classes and Series of Preferred Stock.......................................................         99
  Size of Board, Election of Directors, Classified Board, Removal of Directors and
    Filling Vacancies....................................................................................        100
  Limitations on Shareholder Action by Written Consent; Ability to Call Special Meeting..................        100
  Advance Notice for Raising Business or Making Nominations at Meetings..................................        100
  Business Combination and Control Share Acquisition Statutes and Related Provisions.....................        101
  Termination of REIT Status.............................................................................        102
  Limitation on Liability of Directors; Indemnification of Directors and Officers........................        102
Shares Available for Future Sale.........................................................................        103
  General................................................................................................        103
  Registration Rights....................................................................................        104
Federal Income Tax Considerations........................................................................        105
  Taxation of the Company................................................................................        105
  Tax Aspects of the Company's Investments in Partnerships...............................................        112
  Taxation of Taxable Domestic Shareholders..............................................................        113
  Taxation of Tax-Exempt Shareholders....................................................................        113
  Taxation of Foreign Shareholders.......................................................................        114
  Information Reporting and Backup Withholding...........................................................        115
  Other Tax Consequences.................................................................................        116
ERISA Considerations.....................................................................................        116
Underwriting.............................................................................................        118
Experts..................................................................................................        119
Legal Matters............................................................................................        119
Additional Information...................................................................................        120
Glossary.................................................................................................        G-1
Index to Financial Statements............................................................................        F-1
Information Not Required in Prospectus...................................................................       II-1
Financial Statements and Exhibits........................................................................       II-2

                               PROSPECTUS SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION AND FINANCIAL DATA AND STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS. UNLESS OTHERWISE INDICATED, THE INFORMATION CONTAINED IN THIS PROSPECTUS ASSUMES (I) AN INITIAL PUBLIC OFFERING PRICE TO THE PUBLIC OF $
PER SHARE AND (II) THAT THE UNDERWRITERS' OVER-ALLOTMENT OPTION IS NOT EXERCISED. UNLESS OTHERWISE INDICATED, OR UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" INCLUDE CENTERMARK PROPERTIES, INC., ITS SUBSIDIARIES AND JOINT VENTURE INTERESTS. SEE "GLOSSARY" FOR DEFINITIONS OF CERTAIN TERMS USED IN THIS PROSPECTUS.

                                  THE COMPANY

    The Company has been engaged for over 40 years in owning, operating, leasing, developing, redeveloping and acquiring super regional and regional shopping centers and power centers located primarily in major metropolitan areas in the United States. Since 1994, subsidiaries of Westfield Holdings Limited have provided management, development and advisory services to the Company. As such, the Company has no employees. The Company owns interests in a portfolio of 13 super regional and six regional shopping centers (together, the "Regional Centers"), three power centers (the "Power Centers" and, collectively with the Regional Centers, the "Centers"), 13 separate department store properties (the "May Properties") which are net leased under financing leases to The May Department Stores Company (the "May Company") and are not located at the Centers, and certain other real estate investments (collectively, the "Properties"). The Centers are located in seven states in three geographically diverse regions in the United States. The Company is organized and operated as a REIT and expects to continue to be operated as a REIT for Federal income tax purposes.

    The Centers contain approximately 19.2 million square feet of Total GLA (as defined in the Glossary), including 74 Anchors and approximately 2,500 Mall Stores, of which approximately 1.3 million square feet are currently under redevelopment and approximately 3.2 million square feet are planned for redevelopment over the next five years. For the year ended December 31, 1996, the Mall Stores reported sales exceeding $1.5 billion and Anchors reported sales exceeding $2.0 billion. The Centers under Westfield Holdings management (representing all of the Centers other than North County Fair) produced average reported average Mall Store sales of $297 per square foot ("psf") for the same period. Mall GLA at Stabilized Centers was 92% leased as of December 31, 1996.

    The Company's goal is to increase per share Funds from Operations and thereby maximize the long-term value of the Company and the return to shareholders through the following key strategies: (i) the redevelopment, expansion and market repositioning of its current Centers, (ii) the acquisition of additional super regional and regional centers with a view towards increasing the value of such centers through redevelopment, expansion and repositioning,
(iii) the improvement of the operating performance of the Centers through intensive and efficient management, cost control, leasing and marketing and (iv) the awareness and anticipation of trends in the retailing industry and the introduction of new retailing concepts to the Centers.

    The Company has an option (the "Garden State Plaza Option") to acquire at fair market value an indirect 50% partnership interest in Garden State Plaza located in Paramus, New Jersey. Garden State Plaza is one of the largest and most productive super regional centers in the nation, with five anchors and containing approximately 2.0 million square feet of total gross leasable area and average mall store sales psf of $467 for the year ended December 31, 1996. The Garden State Plaza Option is exercisable following the completion of an independent valuation of the property to determine its fair market value. The valuation procedure may be commenced by the Company upon the satisfaction of certain conditions, but in any event no later than January 2, 2000. Although the Garden State Plaza Option is not currently exercisable, the Company will acquire a substantial economic interest in the revenues to be received from Garden State Plaza by making a $145 million participating secured loan (the "Garden State Plaza Loan") to the subsidiary of Westfield Holdings Limited which owns the 50% indirect partnership interest in Garden State Plaza. For a more detailed description of the Garden State Plaza Option, see "The Company--The Company's Strategy for Operations and Growth--Garden State Plaza Option."

    The Company has achieved substantial growth since 1994 when Westfield Holdings began advising the Company and providing management services to its Centers. For the Mall Stores under Westfield Holdings management, from 1994 to 1996, average base rent per square foot at the Centers increased at a compound annual rate of approximately 4.5%, sales per square foot increased at a compound annual rate of 6.3% and leased Mall GLA at Stabilized Centers improved from 88% leased to 92% leased. In addition, from 1994 to 1996, the Company's Funds from Operations increased at a compound annual rate of approximately 15.2% per annum.

    Following the Offering, the Board of Directors of the Company (the "Board of Directors") will have 11 directors, six of whom will be Independent Directors.

    The principal executive offices of the Company are located at 11601 Wilshire Boulevard, Los Angeles, California 90025 (telephone: 310-478-4456). The headquarters of the Company's manager (the "Manager"), advisor (the "Advisor") and developer (the "Developer") are located at the same address in Los Angeles, California.

                               WESTFIELD HOLDINGS

    Westfield Holdings is a fully-integrated, international developer, builder and manager of shopping centers and manager and advisor to public real estate investment entities. Westfield Holdings has its headquarters in Sydney, Australia and employed approximately 2,400 people worldwide as of December 31, 1996. Westfield Holdings, which was publicly listed in 1960, was co-founded by Frank P. Lowy. In 1993, Frank P. Lowy was acknowledged as one of the six "pioneers" of the shopping center industry worldwide by the International Council of Shopping Centers ("ICSC"). By combining financial strength and over 35 years of experience with a business philosophy that stresses innovation, Westfield Holdings has built a successful shopping center business, managing shopping center assets with a value of approximately Aus.$10.7 billion as of December 31, 1996, comprised of more than 8,500 retail stores in 56 centers in the United States, Australia and Asia, and 39.3 million square feet of total gross leasable area.

    Westfield Holdings Limited, listed on the ASX, had a market capitalization of approximately Aus.$2.0 billion as of February 28, 1997. According to the Stock Exchange Index Service, calculated as of June 30, 1996, the value of shares of Westfield Holdings Limited has increased at a compound rate of 49.7%, with Aus.$1,000 invested in 1990 worth Aus.$11,249 in 1996, although past performance is not an indication of future results. Westfield Holdings is also a manager and advisor to public real estate investment entities-- Westfield Trust and WAT, both of which are Australian public property trusts traded on the ASX. Based on its market capitalization of approximately Aus.$2.9 billion as of February 28, 1997, Westfield Trust is one of the two largest property trusts in Australia.

    The Company believes that Westfield Holdings's success stems from its integrated approach to all disciplines required to conceive, build and then manage a modern retail development on behalf of its owners. The Company believes it is this integration across all operating divisions and Westfield Holdings's intense involvement in key aspects of the centers it manages that makes Westfield Holdings unique. Westfield Holdings's development expertise includes establishing the feasibility of projects, securing development approvals, producing architectural designs and performing and supervising construction work. Westfield Holdings also arranges the ongoing leasing program and installs and operates management and marketing systems to ensure that a center achieves its full potential. This in-house integrated approach to shopping center development, management and leasing enhances Westfield Holdings's ability to carry out major redevelopment and upgrading of centers. See "The Company--Westfield Holdings."

    Since 1977, Westfield Holdings's U.S. business has included the redevelopment and expansion of 10 shopping centers in California, Connecticut, Michigan, Missouri, New Jersey and New York. Westfield Holdings's U.S. business currently manages and provides development services to 26 shopping centers (three of which are owned by third parties) with more than 24.5 million square feet of total gross leasable area, including the Centers and Garden State Plaza. Westfield Holdings also manages the retail facilities at Dulles and National Airports in Washington, D.C. and Terminal C at Logan Airport in Boston, Massachusetts. Westfield Holdings's U.S. operations are headquartered in Los Angeles, California, and employ approximately 950 people in the United States. Westfield Holdings's U.S. senior management team has extensive experience in the development, construction, management and financing of super regional and regional centers, with an average of 20 years in the industry.

    The Company has access to the resources and depth of management of Westfield Holdings's worldwide operations. Westfield Holdings provides a full range of services to the Company including many which are typically outsourced by real estate owners to third parties. These services include strategic and day-to-day management, research, investment analysis, acquisition and due diligence, development, construction, architectural, marketing, asset management, capital markets, disposition of assets, legal and accounting services. In contrast to many other shopping center companies, the Company is not exposed to the same degree of risk of increasing costs for many of these services because the fees payable to the Manager and the Advisor are incentive based or fixed as a percentage of assets or revenues. For a description of Westfield Holdings's management arrangements with the Company, including fees payable to Westfield Holdings for its services, see "Certain Transactions--Relationships and Transactions with Westfield Holdings" and "Advisory, Management and Development Services to the Company."

    Westfield Holdings Limited will agree with the Company that it will not acquire any ownership interest in shopping center properties or power centers in the United States for so long as it is the Advisor to the Company and Manager of the Centers. Each of Frank Lowy, David Lowy, Peter Lowy and Steven Lowy will agree with the Company that he will not acquire any ownership interest in shopping center properties or power centers in the United States for so long as
(i) Westfield Holdings is the Advisor to the Company and the Manager of the Centers, and (ii) interests associated with the Lowy family have significant ownership interest and significant management involvement in the operations of Westfield Holdings Limited. In addition, Westfield Holdings has agreed in its management and development agreements with the Company that it will not manage or develop any shopping center in competition with a Center owned by the Company, except in the case of the acquisition by Westfield Holdings of an entity that is then managing or developing a competitive center.

    Contemporaneously with the Offering, the Company will purchase from Westfield Holdings Limited the nontransferable Westfield Holdings Warrants to acquire up to 9.8 million ordinary shares of Westfield Holdings Limited, which would be as of the date hereof equal to approximately 9% of the ordinary shares of Westfield Holdings Limited outstanding after the exercise of the options. The purchase price for each Westfield Holdings Warrant will be Aus.$2.00. The term of the Westfield Holdings Warrants is five years but will be extended to seven years if Australian law is changed to permit such longer term. The Westfield Holdings Warrants may be exercisable in whole or in part following the third anniversary of the grant of the Westfield Holdings Warrants. Each Westfield Holdings Warrant will have an exercise price equal to the average of the closing sale prices of ordinary shares of Westfield Holdings Limited on the ASX at the closing of business for the 20 business days immediately preceding consummation of the Offering and, subject to certain anti-dilution adjustments, will entitle the Company to receive one ordinary share of Westfield Holdings Limited. On February 28, 1997, the closing sale price on the ASX of the Westfield Holdings Limited ordinary shares was Aus.$19.90. See "The Company--Westfield Holdings."

    Westfield Holdings will continue to own a significant stake in the Company. The following table demonstrates the Common Stock ownership of Westfield Holdings in the Company on a fully-diluted basis after giving effect to the Offering.

Direct ownership of the Company.......................................           %

Indirect ownership through direct ownership of WAT units..............           %
                                                                              ---

  Total...............................................................           %
                                                                              ---
                                                                              ---

    Interests associated with the Lowy family will indirectly continue to own a significant interest in the Company. The following table demonstrates the indirect ownership of the Common Stock by interests associated with the Lowy family upon consummation of the Offering.

Indirect ownership through direct ownership of Westfield Holdings.....           %

Indirect ownership through direct ownership of WAT units..............           %
                                                                              ---

  Total...............................................................           %
                                                                              ---
                                                                              ---

                                  RISK FACTORS

    Prospective investors should carefully consider the matters addressed under "Risk Factors" before making an investment decision regarding the Shares offered hereby. Each of these matters could have adverse consequences to the Company. These risks include:

    - Risks generally inherent in retail real estate investment, such as risks from changes in economic conditions, redevelopment risk, competition from other shopping centers and forms of retailing, and financial difficulties or bankruptcies of tenants or anchors.

    - The ability of Westfield Holdings and WAT (and interests associated with the Lowy family by virtue of their interests in such entities) to exercise significant influence over the business and policies of the Company through the (i) ownership by Westfield Holdings and WAT of Common Stock,
      (ii) ownership by Westfield Holdings of units in WAT, (iii) management of WAT by a subsidiary of Westfield Holdings Limited and (iv) management of the Company by Westfield Holdings.

    - Possible conflicts of interest among Westfield Holdings, WAT and the other shareholders of the Company and reliance by the Company on Westfield Holdings for advisory, management and development services.

    - Limitations on the shareholders' ability to change control of the Company due to the significant ownership by Westfield Holdings and WAT of the
      outstanding Common Stock and restrictions on ownership of more than    %
      of the Company's outstanding shares of capital stock and other measures.

    - The fact that the value of the Company is not based on third-party appraisals; therefore the aggregate market value of the Common Stock based on its market price may exceed the fair market value of the Properties.

    - Limited control by the Company over certain Properties that the Company owns in partnership with third parties, conflicts of interest with outside partners in jointly-owned Centers and the possibility of bankruptcy of such outside partners.

    - Risks normally associated with debt financing, the amount of which debt financing is not restricted by the Company's organizational documents, including the possible inability to refinance balloon payments upon maturity and the risk of higher interest rates.

    - Tax risks, including (i) if the Company fails to continue to qualify as a REIT, taxation of the Company as a regular corporation and possible inability to requalify as a REIT for four years, (ii) the 100% tax on net income from transactions that constitute prohibited transactions, pursuant to the rules relating to REITs under the Code and (iii) possible taxation of the Company with respect to built-in gain on disposition of certain property if such property is disposed of during a ten-year period. Cash available for distributions could be decreased dramatically if any such taxes become payable.

    - The fact that tenants whose parent company is The Limited Stores occupy over 10% of the Mall GLA, that department stores owned by the May Company are Anchors at 18 of the Centers, and that a negative change in the financial strength of The Limited Stores or the May Company could have a material adverse effect on the Company.

    - The fact that the Company's initial dividend level is based on a number of assumptions, any change in which could affect the Company's ability to sustain the initial dividend level and that the Company intends to distribute approximately 100% of its Funds from Operations.

    - Lack of a prior public market in the United States for the Common Stock as well as potential reduction in the market price of the Shares due to increases in interest rates or future sales of shares of Common Stock.

                            BUSINESS AND PROPERTIES

THE CENTERS

    As set forth in the following table, the Company's portfolio consists of 13 super regional shopping centers, six regional shopping centers and three Power Centers located in seven states in the East Coast, the Mid West and the West Coast regions of the United States totalling 19.2 million square feet of GLA. In addition, the Company has an option to acquire an indirect 50% partnership interest in Garden State Plaza pursuant to the Garden State Plaza Option.

                                 CENTER PROFILE

                                                                                                            TRADE AREA
                                                                                                            POPULATION
                                                         MALL GROSS                                       (000S)/AVERAGE
                                           TOTAL GROSS      STORE         NO. OF          HISTORY AND         ANNUAL
SHOPPING CENTER AND          PERCENTAGE     LEASABLE      LEASABLE         MALL             STATUS           HOUSEHOLD
LOCATION                      OWNERSHIP    AREA SQ.FT.   AREA SQ.FT.     STORES(1)      OF DEVELOPMENT      INCOME$(2)
---------------------------  -----------  -------------  -----------  ---------------  -----------------  ---------------
EAST COAST
Annapolis Mall, ...........      30           990,702       408,554            151        Opened 1980             450/
  Annapolis, Maryland                                                                     Redeveloped          $63,400
                                                                                           1982/1994

Connecticut Post                 100          831,707       438,405            137        Opened 1960             430/
  Mall,(3) ................                                                            Redeveloped 1991        $54,600
  Milford, Connecticut

Enfield Square,(3) ........      100          678,822       260,632             81        Opened 1971             312/
  Enfield, Connecticut                                                                    Redeveloped          $53,700
                                                                                           1987/1997

Meriden Square, ...........      50           746,695       294,654            113        Opened 1971             396/
  Meriden, Connecticut                                                                    Redeveloped          $54,800
                                                                                           1988/1993

Montgomery Mall, ..........      100        1,253,482       467,872            178        Opened 1962             612/
  Bethesda, Maryland                                                                      Redeveloped          $79,900
                                                                                        1976/1982/1984
                                                                                             1991

South Shore Mall,(4) ......      100        1,108,111       370,962            120        Opened 1963             495/
  Bay Shore, New York                                                                        Under             $66,500
                                                                                         Redevelopment

Trumbull Shopping Park, ...      100        1,160,716       464,088            176        Opened 1962             536/
  Trumbull, Connecticut                                                                   Redeveloped          $71,400
                                                                                        1982/1987/1990
                                                                                           1992/1995

      Total (4)............                 6,770,235     2,705,167            956

Garden State Plaza, .......   Option to     1,989,096       852,977            294        Opened 1957           1,502/
  Paramus, New Jersey          Acquire                                                    Redeveloped          $65,100
                                 50%                                                    1984/1988/1996
                                                                                             Under
                                                                                         Redevelopment

SHOPPING CENTER AND
LOCATION                      MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  ---------------------------------------
EAST COAST
Annapolis Mall, ...........  Nordstrom, Hecht's, J.C. Penney,
  Annapolis, Maryland        Montgomery Ward
Connecticut Post             Filene's, J.C. Penney, Caldor
  Mall,(3) ................
  Milford, Connecticut
Enfield Square,(3) ........  Filene's, J.C. Penney. Sears scheduled
  Enfield, Connecticut       to open Spring 1997
Meriden Square, ...........  Filene's, J.C. Penney, Sears
  Meriden, Connecticut
Montgomery Mall, ..........  Nordstrom, Hecht's, Sears, J.C. Penney
  Bethesda, Maryland
South Shore Mall,(4) ......  Macy's, J.C. Penney. Sears scheduled to
  Bay Shore, New York        open Fall 1997
Trumbull Shopping Park, ...  Macy's, Filene's, Lord & Taylor, J.C.
  Trumbull, Connecticut      Penney
      Total (4)............
Garden State Plaza, .......  Nordstrom, Macy's, Neiman Marcus, Lord
  Paramus, New Jersey        & Taylor, J.C. Penney

                                                                                                                TRADE AREA
                                                                                                                POPULATION
                                                             MALL GROSS                                       (000S)/AVERAGE
                                               TOTAL GROSS      STORE         NO. OF          HISTORY AND         ANNUAL
SHOPPING CENTER AND            PERCENTAGE       LEASABLE      LEASABLE         MALL             STATUS           HOUSEHOLD
LOCATION                        OWNERSHIP      AREA SQ.FT.   AREA SQ.FT.     STORES(1)      OF DEVELOPMENT      INCOME$(2)
---------------------------  ---------------  -------------  -----------  ---------------  -----------------  ---------------
MID WEST
Mid Rivers Mall, ..........           100         929,185       352,371            142        Opened 1987             265/
  St. Peters, Missouri                                                                        Redeveloped          $50,400
                                                                                               1990/1996

South County Center,(3) ...           100         754,063       259,360            102        Opened 1963             430/
  St. Louis, Missouri                                                                      Redeveloped 1979        $45,400

West County Center, .......           100         583,646       152,590             65        Opened 1969             324/
  Des Peres, Missouri                                                                      Redeveloped 1985        $71,000

West Park Mall, ...........           100         502,856       230,505             82        Opened 1981             231/
  Cape Girardeau,                                                                          Redeveloped 1984        $30,600
  Missouri

Westland Towne Center, ....           100         470,943       137,520             15        Opened 1960             266/
  Lakewood, Colorado                                                                          Redeveloped          $44,300
                                                                                               1981/1994

      Total................                     3,240,693     1,132,346            406

WEST COAST

Eagle Rock Plaza, .........           100         474,230       163,912             63        Opened 1973             525/
  Los Angeles, California                                                                                          $50,500

Eastland Center, ..........           100         819,244       617,444             29        Opened 1957             528/
  West Covina, California                                                                     Redeveloped          $52,600
                                                                                            1981/1996/1997

Mission Valley                         76       1,340,410       508,492             95        Opened 1961             936/
  Center,(4) ..............                                                                   Redeveloped          $48,600
  San Diego, California                                                                        1975/1983
                                                                                               1996/1997

Mission Valley                         76         178,624       178,624             34        Opened 1963             936/
  Center-West, .                                                                                 Under             $48,600
  San Diego, California                                                                      Redevelopment

SHOPPING CENTER AND
LOCATION                      MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  ---------------------------------------
MID WEST
Mid Rivers Mall, ..........  Famous-Barr, Dillard's, Sears, J.C.
  St. Peters, Missouri       Penney
South County Center,(3) ...  Famous-Barr, Dillard's, J.C. Penney
  St. Louis, Missouri
West County Center, .......  Famous-Barr, J.C. Penney
  Des Peres, Missouri
West Park Mall, ...........  Famous-Barr, J.C. Penney, Venture
  Cape Girardeau,
  Missouri
Westland Towne Center, ....  Sears, Super Kmart
  Lakewood, Colorado
      Total................
WEST COAST
Eagle Rock Plaza, .........  Robinsons-May, Montgomery Ward
  Los Angeles, California
Eastland Center, ..........  Mervyn's, Target
  West Covina, California
Mission Valley               Robinsons-May, Macy's, Montgomery Ward,
  Center,(4) ..............  AMC 20-screen theater, Nordstrom Rack
  San Diego, California
Mission Valley
  Center-West, .
  San Diego, California

                                                                                                                TRADE AREA
                                                                                                                POPULATION
                                                             MALL GROSS                                       (000S)/AVERAGE
                                               TOTAL GROSS      STORE         NO. OF          HISTORY AND         ANNUAL
SHOPPING CENTER AND            PERCENTAGE       LEASABLE      LEASABLE         MALL             STATUS           HOUSEHOLD
LOCATION                        OWNERSHIP      AREA SQ.FT.   AREA SQ.FT.     STORES(1)      OF DEVELOPMENT      INCOME$(2)
---------------------------  ---------------  -------------  -----------  ---------------  -----------------  ---------------
North County Fair,(5) .....            45        1,243,551      363,054            168        Opened 1986             743/
  Escondido, California                                                                                            $54,700

Plaza Bonita, .............           100          822,075      313,248            135        Opened 1981             696/
  National City, California                                                                                        $41,800

Plaza Camino Real, ........            40        1,152,194      433,984            155        Opened 1969             475/
  Carlsbad, California                                                                        Redeveloped          $52,300
                                                                                               1979/1989

The Plaza at West                     100        1,233,582      585,488            194        Opened 1975             679/
  Covina, .................                                                                   Redeveloped          $54,900
  West Covina, California                                                                      1990/1993

Topanga Plaza, ............            42        1,085,038      373,006            130        Opened 1964             846/
  Canoga Park, California                                                                     Redeveloped          $66,900
                                                                                            1984/1992/1994

Vancouver Mall, ...........            50          870,141      328,575            156        Opened 1977             278/
  Vancouver, Washington                                                                       Redeveloped          $43,500
                                                                                               1979/1993

      Total................                      9,219,089    3,865,827          1,159

        Grand Total(4).....                     19,230,017    7,703,340          2,521

SHOPPING CENTER AND
LOCATION                      MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  ---------------------------------------
North County Fair,(5) .....  Nordstrom, Robinsons-May(2), Macy's,
  Escondido, California      J.C. Penney, Sears
Plaza Bonita, .............  Robinsons-May, J.C. Penney, Montgomery
  National City, California  Ward and Mervyn's
Plaza Camino Real, ........  Macy's(2), Robinsons-May, Sears, J.C.
  Carlsbad, California       Penney
The Plaza at West            Robinsons-May, Macy's, Sears, J.C.
  Covina, .................  Penney
  West Covina, California
Topanga Plaza, ............  Nordstrom, Robinsons-May, Sears,
  Canoga Park, California    Montgomery Ward
Vancouver Mall, ...........  Nordstrom, Meier & Frank, Sears, J.C.
  Vancouver, Washington      Penney, Mervyn's
      Total................
        Grand Total(4).....

------------------

(1) Includes vacant stores.

(2) U.S. national average household income $44,799. All figures are 1994 estimates provided by Equifax National Decisions Systems.

(3) The Company's interest in this Center includes certain incidental long-term ground leases.

(4) After giving effect to the South Shore Mall redevelopment anticipated to be completed in Fall 1997.

(5) The Joint Venture which owns this Center leases it from the City of Escondido pursuant to a 50-year ground lease which expires in 2033.

    The following table sets forth the number of Centers in each State and the Total GLA per State for such Centers.

                                                                            TOTAL GROSS
                                                       NO. OF SHOPPING     LEASABLE AREA    PERCENT OF
STATE OF SHOPPING CENTER LOCATIONS                         CENTERS            SQ. FT.        TOTAL GLA
--------------------------------------------------  ---------------------  -------------  ---------------
California........................................                9           8,348,900             43%
Colorado..........................................                1             470,900              2
Connecticut.......................................                4           3,417,900             18
Maryland..........................................                2           2,244,200             12
Missouri..........................................                4           2,769,800             14
New York..........................................                1           1,108,100              6
Washington........................................                1             870,100              5

    Business highlights of the operation and performance of the Centers include the following:

    - Successful redevelopment of a number of the Centers has generated increased returns. The Company is in the process of redeveloping South Shore Mall and anticipates that the redevelopment of Mission Valley Center-West will commence in the second quarter of 1997. In addition, the Company is currently planning the redevelopment of eight additional Properties.

    - In 1996, the Center under Westfield Holdings' management (excluding Eastland Center which is under redevelopment) reported average Mall Store sales psf of $297 as compared to an industry average of $278 psf for the same period. (Source: ICSC Monthly Mall Merchandise Index, February 1997).

    - Mall GLA at Stabilized Centers was 92% leased as of December 31, 1996.

    - Upon completion of construction at South Shore Mall and Enfield Square, 17 of the 19 Regional Centers will have three or more Anchors. The quality and number of the Anchors both enhances the Centers' competitive position with existing properties and makes the development of competing centers in the same trade area less likely.

    - Geographic diversity in seven states throughout the East Coast, Mid West and West Coast regions of the United States diversifies the risk of exposure to regional economic downturns. Marketing efficiencies are available where Centers are located in "clusters" within each region.

    - A significant concentration of Centers in California (43% of the Total GLA of the Centers as of December 31, 1996) provides an excellent opportunity to take advantage of that State's recent economic recovery.

    - All of the Regional Centers are located on major road systems, primarily in major metropolitan areas, including Los Angeles and San Diego, California, Hartford, Connecticut, Portland, Oregon, St. Louis, Missouri, Washington, D.C., and Long Island, New York, providing easy access and high visibility and thus creating a competitive advantage for the Company.

    - The Centers have 74 Anchors operating under 18 trade names. The Company's portfolio includes 20 May Company stores (Famous-Barr, Filene's, Hecht's, Lord & Taylor, Meier & Frank, and Robinsons-May), 16 J.C. Penneys, 11 Sears, seven Federated (Macy's) and five Nordstrom stores. In addition, other major Anchors include Dillard's, Dayton Hudson (Mervyn's, Target) and Montgomery Ward. The Manager's strong relationships with these Anchors enhance the Company's opportunities by providing substantial pre-leasing of new projects, lease-up of existing space, improved tenant retention and releasing opportunities.

    - Montgomery Mall, the Company's largest Center, was 95% leased as of December 31, 1996, and had effective rents psf of $38 and average Mall Store sales psf of $405, for the year ended December 31, 1996.

    - Most of the Centers' Mall GLA is leased to national and regional chains, including Abercrombie & Fitch, Baker's Shoes, Banana Republic, Bath & Body Works, CVS, Eddie Bauer, Express, Foot Locker, Gap Kids, J. Riggins, JW, Kay Bee Toys & Hobby, Kinney Shoes, Lane Bryant, Lerner's, Limited Too, Oaktree, The Body Shop, The Disney Store, The Gap, The Limited, Structure, Victoria's Secret and Warner Bros.

    - In 1996, the Centers under Westfield Holdings management derived approximately 95% of their base rents from Mall Stores. Mall Stores occupied approximately 40.1% of the Total GLA and the balance of the Total GLA was represented by Anchors. No Mall Store retailer accounted for more than 5% of the Mall GLA or more than 6% of the Company's 1996 annualized effective rent (I.E., base plus percentage rent), except for The Limited Stores, a clothing retailer, which occupied approximately 10% of Mall GLA and accounted for 11% of the 1996 Mall Store annualized effective rent.

THE COMPANY'S STRATEGY FOR OPERATIONS AND GROWTH

GENERAL STRATEGY

    The Company's goal is to increase per share Funds from Operations and thereby maximize the long-term value of the Company and the return to shareholders through the following key strategies: (i) the redevelopment, expansion and market repositioning of its current Centers, (ii) the acquisition of additional centers with a view towards increasing the value of such centers through redevelopment, expansion and repositioning, (iii) the improvement of the operating performance of the Centers through intensive and efficient management, cost control, leasing and marketing and (iv) the awareness and anticipation of trends in the retailing industry and the introduction of new retailing concepts to the Centers.

    The Company has engaged subsidiaries of Westfield Holdings Limited to provide management and advisory services to the Company and the Centers, and to provide property management and development services to the Properties. The Company believes that Westfield Holdings, as a fully-integrated, international developer, builder and manager of shopping centers with a history as a manager and advisor to public real estate investment entities, and with substantial experience in the U.S. market, possesses the skills and expertise to execute successfully the Company's strategy and enhance the income and value of the Company's portfolio.

REDEVELOPMENT, REPOSITIONING AND EXPANSION POTENTIAL AND IMPLEMENTATION

    The Company believes that redevelopment, repositioning and expansion are key to maximizing the use and performance of its assets and increasing growth, income and capital appreciation. The Company is continually evaluating the redevelopment potential of its Properties and anticipates that it will pursue opportunities for substantial redevelopment and repositioning at the Properties. The Company believes redevelopment is important because of the financial and regulatory burdens presented by development of new regional shopping centers. The Company believes that these projects will enable the existing Centers both to compete better within their existing markets and to attract new customers and therefore attain a stronger market position and an expanded customer base. The Company believes that most of its Centers, even those which have undergone redevelopment in the past five years, have continuing redevelopment potential. The Company also believes that Westfield Holdings is well situated to take advantage of these opportunities, due to, among other things, its management expertise and its ability to utilize operating staff, ideas and systems from its operations in the United States, Australia and Asia.

    Since 1994, the Company has completed the redevelopment of and has under redevelopment five Centers, representing 25.4% of Total GLA.

    Redevelopment has recently been completed or substantially completed at the following Centers:

    - Eastland Center in West Covina, California, has been substantially converted from an enclosed mall to a power center through the addition of a Target discount store and additional Category Killer retailers in order to reposition the Center within its trade area and to complement The Plaza at

      West Covina, a super regional Center owned by the Company. The redevelopment is scheduled to be completed in Spring 1997.

    - Enfield Square in Enfield, Connecticut, was redeveloped with the addition of a Sears store which is scheduled to open in Spring 1997. The Sears store replaces a smaller Steiger's store which the Company purchased as an opportunity to upgrade and expand the Center.

    - Mid Rivers Mall in St. Peters, Missouri, was redeveloped in Fall 1996, with the addition of a fourth Anchor, a 125,000 square-foot J.C. Penney store, and an additional 40,000 square feet of Mall GLA.

    - Mission Valley Center in San Diego, California, was redeveloped in 1996 with Category Killers, restaurants and a 75,000 square-foot, 4,500 seat 20-screen AMC multiplex theater.

    The Company is currently redeveloping South Shore Mall. The redevelopment involves the addition of a Sears store and 40,000 square feet of Mall GLA. Project completion is scheduled for Fall 1997.

    The Company expects to commence the redevelopment of Mission Valley Center--West in the second quarter of 1997 to create a new power center with value-oriented retailers that will complement Mission Valley Center. In addition, the Company is planning for the redevelopment of the following additional Properties over the next five years, which the Company believes will result in future income growth and capital appreciation: Annapolis Mall, Connecticut Post Mall, Eagle Rock Plaza, Enfield Square, South County Center, Topanga Plaza, West County Center and land adjacent to Topanga Plaza (known as the "West Valley" property). In addition, the Company believes that redevelopment potential exists for the following Centers over the next five to 10 years: Annapolis Mall, Meriden Square, Montgomery Mall, Plaza Bonita, Plaza Camino Real, Trumbull Shopping Park, Vancouver Mall, West Park Mall and West Valley. The completion of these and other redevelopments is contingent upon numerous factors and therefore no assurance can be given that a redevelopment will be undertaken. For a more detailed description of redevelopment planning, see "The Company--The Company's Strategy for Operations and Growth--Redevelopment, Repositioning and Expansion Potential and Implementation."

ACQUISITION OF NEW CENTERS

    The Company's acquisition strategy is to acquire additional super regional and regional centers that meet the Company's investment criteria. In general, the Company's investment criteria include the goals that the property be of a quality consistent with the Company's portfolio, that the property has potential for increased income and value through redevelopment and/or repositioning and that the property generates sufficient income pending any such redevelopment to support the acquisition price. The Company's strategy also includes seeking to acquire the Outside Partners' interests in the Joint Venture Centers.

GARDEN STATE PLAZA OPTION AND LOAN TRANSACTION

    The Company has an option to acquire at fair market value the stock of Westland Realty Inc., the holder of an indirect 50% partnership interest in Garden State Plaza located in Paramus, New Jersey. Garden State Plaza is one of the largest and most productive super regional centers in the nation with five Anchors and containing approximately 2.0 million square feet of total gross leasable area and average mall store sales psf of $467 for the year ended December 31, 1996. Westfield Holdings completed the first part of a major redevelopment of Garden State Plaza in 1996, adding Lord & Taylor and Neiman Marcus stores to the existing Macy's and Nordstrom stores and expanding on a J.C. Penney department store. The redevelopment added 200,000 square feet of additional Mall GLA to connect the two new department stores and accommodate 100 new specialty retailers. The redevelopment, management and leasing of Garden State Plaza is performed by Westfield Holdings. Additional redevelopment is currently in progress and is scheduled for completion in Fall 1997.

    The Garden State Plaza Option is exercisable following a completion of an independant valuation of the property to determine its fair market value. The valuation procedure may be commenced by the Company (x) at any time after completion and stabilization of the current expansion of the property, defined to mean the leasing of 95% of the mall gross leasable area for the expansion,
(y) at any time after the date which is 18 months after completion of the current expansion of the property and (z) no later than January 2, 2000.

    Although the Garden State Plaza Option is not currently exercisable, the Company will acquire a substantial economic interest in the revenues to be received from Garden State Plaza by making a $145 million participating secured loan to the subsidiary of Westfield Holdings Limited which owns the 50% indirect partnership interest in Garden State Plaza. The loan will yield the Company a fixed annual return of 8.5% per annum. The Company will also receive participating interest based on approximately 80% of the borrower's share of the cash flow from Garden State Plaza subject to an aggregate limit for fixed interest and participating interest in an amount equal to 11% per annum. The loan will mature in 10 years, will be secured by a security interest in Westfield Holdings's partnership interests in the entity that owns Garden State Plaza, and will be on a nonrecourse basis to the borrower.

    The other 50% interest in Garden State Plaza is owned by affiliates of Rodamco North America B.V., a Netherlands corporation. See "Certain Transactions--Relationships and Transactions With Westfield Holdings--Garden State Plaza Option."

INCREASING OPERATING INCOME FROM EXISTING SPACE; INTENSIVE MANAGEMENT APPROACH

    Westfield Holdings concentrates on actively managing the Centers and providing efficient and customer-friendly service to both the consumers who shop in the Centers and the retailers who lease space in the Centers while strictly controlling operating costs. The concept of the "Westfield Customer Service System" has been introduced in the Centers to train and focus the personnel at the Centers on its retailers and customers. The Company believes that this is one of the most important strategies that differentiates Westfield Holdings's management philosophy from the Company's competitors. The Company believes that branding the Centers through advertising, promotions and customer service programs will build shopper recognition and loyalty, especially in multi-center markets.

    Westfield Holdings's management strategy includes initiatives designed to increase customer traffic through the Centers, which improves sales turnover and, ultimately, rents. Initiatives include increasing occupancy levels, increasing revenue by increasing rentable area within the existing building envelope, the introduction of cost control efficiencies resulting in a reduction of operating costs, maximizing the temporary leasing program, improving the merchandise mix and range of tenants, developing emerging themes such as entertainment, cinemas and Category Killer retailers, converting non-productive space to Mall GLA and promoting such converted space with intensive marketing.

    Westfield Holdings's marketing expertise has been recognized through a number of national and international awards, most notably an ICSC 'Maxi' Award for marketing in 1993, and a further three Maxi awards in 1994 and an ICSC award for shopping center public relations in 1996.

    The Company utilizes a national marketing program that includes shared advertising, media, including television, and community promotions in the Centers. This strategy is particularly effective in the Company's multi-Center regional markets in San Diego, Missouri, Maryland and Connecticut. The Manager has an in-house marketing staff and utilizes the resources of a leading advertising agency to provide advertising, promotional and media services to the Centers. The Manager analyzes marketing trends for the Company and develops and implements new approaches to retail shopping in the Centers.

    The Company seeks to increase rental income from existing space by leasing currently unleased space, increasing base rent as current leases with below market rents expire, negotiating new leases to reflect step-ups in base rent, and repositioning and aggressively marketing to increase sales productivity and expand the market penetration and market base. The average base rental rate per square foot at the Centers has increased at a compound annual rate of approximately 4.5% from December 31, 1994 through December 31, 1996. For the year ended December 31, 1996, 353 leases totaling approximately 880,000 square feet (representing 12.7% of Mall GLA) were signed at an average annualized base rent of $31.96 psf for the initial year of occupancy, which represented a 48.3% increase over expiring leases. Based on existing contractual rent increases at the Centers, the Company anticipates that the total annual base rent from Mall Store tenants at the Centers is expected to increase by approximately $26.2 million over the next five years. See "Business and Properties--Lease Expirations."

    The Company believes that the recent sales and consolidations of department stores have given the Company the opportunity to enhance its mix of Anchors. An example of this is the replacement of some of the Centers' less productive Anchors with more productive Anchors such as Sears, Macy's and J.C. Penney.

                         COMPANY STRUCTURE AND HISTORY

    The Company was incorporated in 1924 for the purpose of holding title to certain department store properties and has been involved in developing shopping centers since the mid 1950's. In 1994, Prudential sold 40% of the Company to Westfield Holdings and the remainder to certain other investors. In 1995, Westfield Holdings acquired an additional 10% of the Company. In 1996 and early 1997, the Company was recapitalized when WAT acquired 74.6% of the outstanding Common Stock and a warrant (the "WAT Warrant") to purchase 6,246,096 shares of Common Stock from the Company. In addition the Company sold $134 million of non-voting preferred stock and Common Stock to foreign and U.S. investors (inclusive of a $14 million investment that certain of the then existing investors agreed to retain in the Company). The Company utilized a portion of the proceeds of the sale of its Common Stock and non-voting preferred stock to repurchase the stock of certain investors other than Westfield Holdings.

    Contemporaneously with these transactions, the Company acquired indirect ownership of Connecticut Post Mall, Trumbull Shopping Park and South Shore Mall (collectively, the "Acquired Properties") from interests associated with the Lowy family and an option to acquire an indirect 50% partnership interest in Garden State Plaza from Westfield Holdings. For more information on the Garden State Plaza Option and the transactions referred to above, see "The Company--The Company's Strategy for Operations and Growth--Garden State Plaza Options and Loan Transaction" and "Certain Relationships and Transactions."

    These transactions are referred to collectively as the "Recapitalization."

    As a result of these transactions and after giving effect to the Offering,
WAT will own    %, and Westfield Holdings will own        % of the Company's
outstanding Common Stock on a fully-diluted basis. Westfield Holdings will also
hold an approximately    % equity interest in WAT. In addition, Stichting
Pensioenfonds ABP, an entity established under the laws of the Kingdom of the
Netherlands ("ABP"), will hold an approximately    % equity interest in the
Company through the ownership of Series A Preferred Shares, par value $1.00 per share, of the Company (the "Series A Preferred Shares"). See "Principal Shareholders."

    The following diagram illustrates the beneficial ownership of the Company upon consummation of the Offering.

                                   [GRAPH]

                            WESTFIELD AMERICA TRUST

    WAT is a publicly listed Australian property trust which was formed to acquire a majority interest in the Company and was listed on the ASX in July 1996 when it raised approximately Aus.$402 million. WAT had a market capitalization as of February 28, 1997 of approximately Aus.$900 million. WAT is managed by Westfield America Management Limited, a subsidiary of Westfield Holdings Limited. Perpetual Trustee Company Limited is the independent public trustee of WAT.

    WAT has informed the Company that its sole asset is currently its interest in the Company. The Company believes that so long as WAT's sole asset is its interest in the Company, WAT's performance on the ASX should be substantially linked to the performance of the Company. Subject to certain withholding tax, income tax and exchange rate matters, as well as WAT trust governance and voting provisions, the Company believes that the WAT units and the Shares should trade within a reasonable range of each other. The Company believes that in the future WAT may be able to raise additional funds in the Australian capital markets which it may elect to invest in the Company if the Company elects to raise additional capital, thereby providing to the Company an additional source of capital.

                               FINANCING POLICIES

    The Company currently intends to adhere to a policy of maintaining a ratio of debt-to-Total Market Capitalization of not more than 50%. On a pro forma basis at December 31, 1996, after giving effect to the Offering and the application of the proceeds as set forth in "Use of Proceeds," the Company would
have a ratio of debt-to-Total Market Capitalization of approximately    %. No
assurance can be given in this regard, however, and the organizational documents of the Company do not limit the amount or percentage of indebtedness that it may incur. The debt-to-Total Market Capitalization ratio, which is based upon the market value of the Company's equity and, accordingly, fluctuates with changes in the price of the Common Stock, differs from the debt-to-total asset ratio, which is based on book values. The consolidated pro forma debt-to-total asset ratio at December 31, 1996 was 38%. See "Capitalization" and "The Company's Condensed Pro Forma Financial Statements." The Company may from time to time reevaluate its debt policy in light of current economic conditions, relative costs of debt and equity capital, changes in the Company's market capitalization, growth and acquisition opportunities and other factors, and modify its debt financing policy accordingly. As a result, the Company may increase or decrease its debt-to-Total Market Capitalization ratio beyond the limits described above. See "Risk Factors--Risks Associated with Debt Financing--No Limitation on Debt." If the Board of Directors (or, in the case of certain Joint Ventures in which the Company does not act as managing general partner, an Outside Partner) determines that additional funding is required, the Company or the Joint Ventures may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the the Internal Revenue Code of 1986, as amended (the "Code") concerning taxability of undistributed income), or a combination of these methods. See "Policies and Objectives with Respect to Certain Activities-- Financing."

                     FEDERAL INCOME TAX CONSIDERATIONS AND
                           TAX STATUS OF THE COMPANY

    The Company elected to be taxed as a REIT under the Code, commencing with its taxable year ending December 31, 1994, and the Company intends to continue to operate in such a manner. If the Company continues to qualify for taxation as a REIT, the Company generally will not be taxed at the corporate level so long as it distributes to its shareholders 95% of its taxable income currently. REITs are subject to numerous technical organizational and operational requirements. If the Company fails to qualify for taxation as a REIT in any taxable year, the Company generally will be subject to Federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. See "Risk Factors--Adverse Consequences of Failure to Qualify as a REIT." Even if the Company continues to qualify for taxation as a REIT, the Company could be subject to certain state and local taxes on its income and property and Federal and state income and excise taxes on its undistributed income and undistributed net capital gains in accordance with the Code and applicable state law. See "Federal Income Tax

Considerations." In addition, the Company may be subject to certain other taxes if it engages in transactions which are prohibited transactions under the Code.

                                  THE OFFERING

    All of the Shares offered hereby are being offered by the Company.

Shares of Common Stock offered....  shares(1)

Shares of Common Stock outstanding
  After the Offering..............  shares(1)

Use of proceeds...................  The Garden State Plaza Loan, purchase of the Westfield
                                    Holdings Warrants, repayment of debt, general corporate
                                    purposes including working capital and potential
                                    acquisitions

Proposed NYSE symbol..............  "WEA"

--------------

(1) Does not include          shares of Common Stock that may be issued upon the
    exercise of the Underwriters' over-allotment option; however does include shares issued upon the exercise of the WAT Warrant.

                                 DISTRIBUTIONS

    The Company intends to continue to pay regular quarterly distributions to the holders of its Common Stock. Since Westfield Holdings's acquisition of an interest in the Company in 1994, the Company has made regular quarterly distributions on its Common Stock. Since the Recapitalization, a portion of such distributions has been paid to WAT. WAT has a stated distribution policy (unless the manager of WAT determines otherwise), to pay to its unitholders the greater of amounts available for distribution (as computed under Australian accounting procedures) and its net taxable income. Amounts available for distribution for an Australian unit trust such as WAT are substantially equivalent to the Company's calculation of Funds from Operations.

    As a result, in order to endeavor to satisfy WAT's distribution policy, the Company intends to continue to distribute to its shareholders approximately 100% of its Funds from Operations. For the six-month period ended December 31, 1996, the Company paid a dividend of $.733 per share to its shareholders. It is estimated that approximately 35% of the distribution to the Company's shareholders will represent a return of capital for tax purposes. Because distributions will be based on Funds from Operations and the Company's business is seasonal in nature, it is expected that the amount of distributions will vary from quarter to quarter. The expected size of the distributions may not allow the Company, using only cash flow from operations, to fund 100% of (i) the tenant allowances associated with renewal or replacement of current tenants as their leases expire and (ii) the retirement all of its debt when due, and therefore, the Company will be required to seek periodic debt or equity financings to cover such items. See "Policies and Objectives with Respect to Certain Activities--Financing."

    The Company plans to adopt a dividend reinvestment plan under which its shareholders may elect to reinvest all or part their distributions automatically in additional shares of Common Stock. Any such dividend reinvestment plan will not adversely affect the Company's ability to qualify as a REIT for Federal income tax purposes. The Company understands that WAT plans to adopt a similar plan for its unitholders.

    The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the Company's management fee which pertains to leasing commissions which are capitalized in accordance with GAAP. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

    Notwithstanding the foregoing, all distributions will be at the discretion of the Board of Directors and will depend on the actual Funds from Operations, the Company's financial condition, the annual distribution requirements under the REIT Requirements and such other factors as the Board of Directors deems relevant and will be subject to the prior payment of preferred stock dividends. See "Risk Factors-- Dividends to Shareholders; Potential Requirement to Borrow."

    Prior to the closing of the Offering, the Company anticipates that the Board of Directors will declare a dividend for the shareholders of record with respect to a portion of the Funds from Operations for the second quarter of 1997 such that the holders of the Common Stock and Preferred Shares as of the day immediately preceeding the closing of the Offering will receive a pro-rata portion of the Funds from Operation for the second quarter of 1997 based on the number of days between and including April 1, 1997 and the day immediately preceding the closing of the Offering. In addition, the Company anticipates that the Board of Directors will declare a dividend for the period from the closing of the Offering to June 30, 1997.

                             SUMMARY FINANCIAL DATA

    The following table sets forth historical and pro forma consolidated financial data for the Company and should be read in conjunction with the Consolidated Financial Statements of CenterMark Properties, Inc. and the Notes thereto, the Pro Forma Condensed Consolidated Financial Statements of the Company and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company believes that the book value of its real estate assets, which reflect the historical costs of such real estate assets less accumulated depreciation, is not indicative of the current market value of its properties.

    The results for 1994 are not comparable to prior years because of the acquisition of the Company in February 1994. The results for 1996 are not comparable to prior years because of the Recapitalization, the acquisition of the Acquired Properties and the consolidation of the Mission Valley Partnership.

    Pro Forma operating information is presented as if the consummation of the Offering and Recapitalization had occurred as of January 1, 1996, and therefore incorporates certain assumptions that are described in the Notes to the Pro Forma Condensed Consolidated Statements of Income. The Pro Forma balance sheet data is presented as if the Offering and the Recapitalization had occurred on December 31, 1996.

    The Pro Forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                                      YEARS ENDED DECEMBER 31,
                                                                 ------------------------------------------------------------------
                                                                  PRO FORMA
                                                                    1996        1996       1995       1994       1993       1992
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
                                                                        (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
Total revenue..................................................   $ 183,352   $ 156,089  $ 111,327  $ 112,225  $ 105,237  $ 102,545
Operating income before interest, depreciation and
  amortization, income taxes and other income (loss)...........     118,856     102,786     74,478     68,750     53,506     48,616
Interest expense, net..........................................      36,998      40,233     27,916     24,637      7,160     24,652
Depreciation and amortization..................................      43,131      38,033     28,864     28,502     29,011     22,650
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
    Income before other income and income taxes................      38,727      24,520     17,698     15,611     17,335      1,314
Equity in net income (loss) of unconsolidated real estate
  partnerships.................................................       3,063       3,063      3,359     (2,537)    (3,177)       (76)
Interest and other income......................................      14,009         776        789      2,170      2,996      4,191
Gains on sales of properties and partnership interests.........      --          --         --         --          2,566     23,428
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
    Income before income taxes and minority interest...........      55,799      28,359     21,846     15,244     19,720     28,857
Income taxes...................................................      --          --         --         --        (13,819)   (11,231)
Minority interest in consolidated real estate partnership......      (1,063)     (1,063)    --         --         --         --
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
    Net income.................................................   $  54,736   $  27,296  $  21,846  $  15,244  $   5,901  $  17,626
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
                                                                 -----------  ---------  ---------  ---------  ---------  ---------
OTHER DATA:
EBITDA (1).....................................................   $ 156,255   $ 126,952  $ 102,199  $  92,220  $  77,866  $  71,117
Funds from Operations (2)......................................   $ 109,168   $  76,630  $  64,293  $  58,006  $  60,472  $  37,974
BALANCE SHEET DATA (AT END OF PERIOD):
Investment in real estate, net.................................   $1,455,434  $1,310,434 $ 829,484  $ 848,692  $ 884,392  $ 851,168
Total assets...................................................   $1,519,909  $1,344,570 $ 844,706  $ 882,667  $ 944,490  $ 951,678
Mortgages and notes payable....................................   $ 575,964   $ 770,625  $ 426,781  $ 420,397  $  38,205  $ 317,857
Minority interest..............................................   $      54   $      54     --         --         --         --
Shareholders' equity...........................................   $ 888,530   $ 518,530  $ 380,419  $ 430,782  $ 669,967  $ 393,466

------------------------------

(1) EBITDA represents the Company's share of operating income before interest taxes, depreciation and amortization. While EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, the Company has included EBITDA data because it is commonly used by certain investors and analysis to analyze and compare companies on the basis of operating performance, leverage or liquidity or to determine a company's ability to service debt.

(2) The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the management fee which pertains to leasing commissions which are capitalized in accordance with GAAP. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                                  RISK FACTORS

    PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING INFORMATION IN CONJUNCTION WITH THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS BEFORE PURCHASING SHARES IN THE OFFERING.

RISKS GENERALLY INHERENT IN REAL ESTATE INVESTMENT

   GENERAL FACTORS AFFECTING INVESTMENTS IN REAL ESTATE;
    EFFECT OF ECONOMIC AND REAL ESTATE CONDITIONS

    A shopping center's revenues and value may be adversely affected by a number of factors, including but not limited to: the national economic climate; the regional economic climate (which may be adversely affected by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of retail space); perceptions by retailers or shoppers of the safety, convenience and attractiveness of the shopping center, trends in the retail industry, competition for tenants, changes in market rental rates, the inability to collect rent due to bankruptcy or insolvency of tenants or otherwise, the need periodically to renovate, repair and relet space and the costs thereof, the ability of an owner to provide adequate maintenance and insurance, increased operating costs, and the willingness and ability of the property's owner to provide capable management and adequate maintenance. In addition, other factors may adversely affect a shopping center's value without affecting its current revenues, including: changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; and changes in interest rate levels.

    GEOGRAPHIC CONCENTRATION

    Nine of the 22 Centers are located in California, four are located in Missouri and four are located in Connecticut. To the extent that general economic or other relevant conditions in these regions decline and result in a decrease in consumer demand in these regions, the Company's performance may be adversely affected. The markets for certain Centers are also significantly dependent on the financial results of major local employers and on industry concentrations.

    LIQUIDITY OF ASSETS

    Equity real estate investments are relatively illiquid and therefore tend to limit the ability of the Company to vary its portfolio promptly in response to changes in economic or other conditions. Additionally, the corporate level tax that would be imposed upon certain built-in gains may make it uneconomical for the Company or the applicable subsidiary to sell certain assets owned on the first day of the first taxable year for which the Company or the applicable subsidiary qualified as a REIT within 10 years of such applicable qualification date, without adversely affecting returns to shareholders. See "--Possible Taxation on Capital Gains" and "Federal Income Tax Considerations--Taxation of the Company."

    RISKS OF EXPANSION, REDEVELOPMENT AND ACQUISITION ACTIVITIES

    The Company may incur risks in connection with the redevelopment and expansion of existing shopping centers or the redevelopment of new and existing shopping centers. These risks include the risk that redevelopment opportunities explored by the Company may be abandoned after funds have been expended; the risk that permits or approvals required for such development may not be obtained; the risk that construction costs of a project may exceed original estimates, possibly making the project uneconomical; the risk that redevelopment may temporarily disrupt income; and the risk that occupancy rates and rents at a completed project will not be sufficient to make the project profitable. In case of an unsuccessful expansion or redevelopment project, the Company's loss could exceed its investment in the project. Also, there may be competitors seeking to expand properties or to acquire properties for redevelopment, some of which may have greater resources than the Company. See "The Company--Company's Strategy for Operations and Growth--Redevelopment, Repositioning and Expansion Potential and Implementation" and "The Company--The Company's Strategy for Operations and Growth--Acquisition of New Centers."

    RELIANCE ON CERTAIN TENANTS AND ANCHORS

    The Company's income and Funds from Operations could be adversely affected in the event of the bankruptcy or insolvency, or a downturn in the business, of any Anchor tenant or Anchor-owned store, or if any Anchor tenant does not renew its lease when it expires. If the tenant sales in the Centers were to decline, tenants might be unable to pay their rent or other occupancy costs. In the event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. In addition, lease termination by one or more Anchor tenants of a shopping center or the closing of one or more Anchor-owned stores whose reciprocal easement agreements or leases may permit closing could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction in those circumstances and adversely affect the Company's ability to re-lease the space that is vacated. Similarly, the leases of certain Anchor tenants, and the reciprocal easement agreements to which certain of the Anchor-owned stores are parties, permit an Anchor to transfer its interest in a shopping center to another retailer, often only after the expiration of an initial period. The transfer to a new Anchor tenant could adversely affect customer traffic in the Center and thereby reduce the income generated by that Center and could also allow certain other Anchors and other tenants to make reduced rental payments or to terminate their leases at the center. Each of these developments could adversely affect the Company's Funds from Operations and its ability to make expected distributions to shareholders.

    As of December 31, 1996, Anchors owned (in fee or subject to ground leases) 49.7% and leased 10.2% of the Total GLA of the Centers. As of the same date, the May Company owned 17.0%, J.C. Penney owned 9.9% and Sears owned 8.1% of the Total GLA. No other Anchor owned more than 4.1% of the Total GLA. Also, as of such date, Macy's leased 2.8% of Total GLA and no other Anchor leased more than 2.7% of Total GLA. Also as of such date J.C. Penney represented 1.1% of the aggregate annualized base rent of the Centers and no other Anchor represented more than 1.1% of the aggregate annualized base rent of the Centers.

    Collectively, tenants whose parent company is The Limited Stores occupy over 10% of the Mall GLA. These tenants include Abercrombie & Fitch, Bath & Body Works, Express, Lane Bryant, Lerner, The Limited, Structure and Victoria's Secret, among others. While each of these tenants is operated as an independent subsidiary, an unexpected negative change in the financial strength of the parent company, The Limited Stores, could conceivably result in the loss of some or all of the revenues provided to the Company under the leases executed with these tenants.

    In addition to being an Anchor at many of the Centers, the May Company is the lessee under financing leases of the May Properties. A negative change in the financial condition of the May Company could result in the loss of some or all of the revenues provided to the Company under the May Properties.

    RISKS OF TENANT BANKRUPTCY

    Because virtually all of the Company's income consists of rental income paid by retail tenants at the Centers, the Company's cash flow and its ability to make distributions to shareholders will be adversely affected if the Company is unable to lease a significant amount of space in the Centers, or if a significant number of tenants are unable to pay their rent. In times of recession or other economic downturn, there is an increased risk that retail tenants will be unable to meet their obligations to the Company, otherwise default under their leases, or become debtors in cases under the Bankruptcy Code. If any tenant becomes a debtor in a case under the Bankruptcy Code, the Company would not be permitted to evict the tenant solely because of its bankruptcy, but the bankruptcy court could authorize the tenant to reject and terminate its lease with the Company. The Company's claim against such a tenant for unpaid, future rent would be subject to a statutory cap that could be substantially less than the remaining rent actually owned under the lease. In any event, the Company's claim for unpaid rent (as capped) would likely not be paid in full.

    The bankruptcy of an Anchor could have especially adverse consequences for a Center, both by depriving the Company of the rent due from the Anchor and by reducing foot traffic at the Center, impairing the performance of the remaining tenants and their ability to meet their obligations to the Company.

    The bankruptcy of any tenant, including any Anchor, and the rejection of its lease may provide a Center with an opportunity to lease the vacant space to another more desirable tenant on better terms, but there can be no assurance that the Company would be able to do so.

    LACK OF UPDATED TITLE INSURANCE

    The Company will not obtain new policies of title insurance on the Properties. Based upon (i) the Company's review of the existing owner's and/or mortgagee's title insurance policies, which have been issued with respect to 12 of the Properties within the last six years, (ii) updated title reports obtained by the Company for certain of the Properties, and (iii) the absence of any knowledge by the Company of material title defects since Westfield Holdings acquired an interest in the Company, the Company has determined that the substantial cost of new owner's title insurance policies for the full market value of these properties is not warranted.

    CHANGES IN LAWS AFFECTING REAL ESTATE

    Costs resulting from changes in real estate tax laws or real estate tax rates generally are passed through to tenants and therefore should not affect the Company. Changes in laws increasing the potential liability for environmental conditions existing at properties, increasing the restrictions on discharges or other hazardous waste conditions, or increasing building code or similar local law requirements may result in significant unanticipated expenditures which would adversely affect the Company's Funds from Operations and its ability to make distributions to shareholders.

    LAWS BENEFITTING DISABLED PERSONS

    A number of Federal, state and local laws (including the Americans with Disabilities Act of 1990) and regulations exist that may require modifications to existing buildings or restrict certain renovations by requiring improved access to such buildings by disabled persons. Additional legislation or regulations may impose further burdens or restrictions on owners with respect to improved access by disabled persons. The costs of compliance with such laws and regulations may be substantial, and limits or restrictions on completion of certain renovations may limit implementation of the Company's investment strategy in certain instances or reduce overall returns on its investments. The Company will review its properties periodically to determine the level of compliance and, if necessary, take appropriate action to bring such properties into compliance. Although management has concluded based on its review to date that the costs of compliance with such current laws and regulations will not have a material adverse effect on the Company, no assurance can be given in this regard.

    COMPETITION

    All of the Centers are located in developed retail and commercial areas. With respect to certain of the Centers, other malls or neighborhood and community shopping centers, may compete within the Primary Trade Area of each of the Centers. The amount of rentable space in the relevant Primary Trade Area, the quality of facilities and the nature of stores at such competing malls could each have a material adverse effect on the Company's ability to lease space and on the level of rents the Company can obtain. In addition, retailers at the Centers face increasing competition from other forms of retailing, such as discount shopping centers, outlet malls, catalogues, discount shopping clubs and telemarketing. Other development companies, including other REITs, compete for super regional and regional shopping centers. See "Business and Properties--The Shopping Center Business."

    Although the Company believes the Centers compete effectively within their trade areas, the Company must also compete with other owners, managers and developers of super regional and regional shopping centers. Those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while the Company (and its competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to its shareholders. In addition, the Company intends to distribute more cash to its shareholders than is required by the Code because of WAT's distribution policies. See "Distributions." If the Company should require funds, it may have to borrow when the cost of capital is high. Moreover, increased competition could adversely affect the Company's revenues and Funds from Operations. See "Business and Properties--Competition."

POSSIBLE CONFLICTS OF INTEREST AND RELATED PARTY TRANSACTIONS

    INFLUENCE OF WAT AND WESTFIELD HOLDINGS

    Upon consummation of the Offering, WAT will own    % and    %, and Westfield
Holdings will own    % and    %, of the outstanding Common Stock on a
fully-diluted and non-fully diluted basis, respectively, of the Company.
Westfield Holdings will also hold approximately    % of the outstanding units of
WAT. No Individual (other than Frank P. Lowy and the members of his family) may
directly or indirectly hold more than    % of the capital stock and no direct
shareholder (other than Westfield Holdings, WAT and ABP) may own more than   %
of the capital stock. In addition, WAT is managed by Westfield America Management Limited ("WAM"), a subsidiary of Westfield Holdings Limited. The WAT Trustee generally exercises all of the voting rights over the shares of Common Stock as directed by WAM, subject to applicable Australian law and certain other exceptions including an exception in relation to the designation and election of directors of the Company as set forth below. See "Principal Shareholders." The WAT Trustee may only vote shares for the election of directors as directed by a majority of the WAT unitholders voting on the matter at a meeting of unitholders. By virtue of WAT's ownership of more than 50% of the Common Stock, WAT is in a position to elect all of the directors of the Company and exercise significant influence on the Company. The Company is also managed and advised by Westfield Holdings. As of December 31, 1996, interests associated with the Lowy family owned approximately 45% of the ordinary shares of Westfield Holdings Limited and 9% of the outstanding WAT units and members of the Lowy family act as officers and directors of Westfield Holdings, the manager of WAT and the Company. By virtue of their ownership interests in Westfield Holdings Limited and WAT and their positions as officers and directors, the Lowy family is in a position to exercise significant influence on Westfield Holdings, WAT and the Company.

    CONFLICTS OF INTEREST

    By virtue of the contractual relationship between Westfield Holdings and the Company with respect to management, development and advisory services and its substantial Common Stock ownership of the Company, Westfield Holdings has interests that may conflict with the interests of persons acquiring Shares in the Offering. Both WAT, by virtue of its stock ownership of the Company, and Westfield Holdings, by virtue of its ownership of Common Stock, units of WAT and management of WAT and the Company, are in a position to exercise significant influence over the affairs of the Company, which influence might not be consistent with the interests of other shareholders. Certain officers and/or directors of Westfield Holdings also act as officers and/or directors of the Company. A subsidiary of Westfield Holdings Limited is also the manager of WAT and certain officers and/or directors of such subsidiary are also directors and/or officers of the Company. In addition, all of the executive officers of the Company are employed by and provide services to Westfield Holdings and other properties managed by Westfield Holdings. All of the executive officers, other than Frank P. Lowy, currently devote substantially all of their time to the business and affairs of the Company. The Company anticipates that such officers will continue to devote substantially all of their time to the business and affairs of the Company. However, as a result of services performed for Westfield Holdings and other properties managed by Westfield Holdings, there may be periods of time during which a particular officer devotes less than substantially all, or less than a majority, of his or her time to the business and affairs of the Company. Westfield Holdings will agree that, during the period in which it is the Manager of the Centers and Advisor to the Company, it will not acquire any ownership interest in shopping center properties or power centers in the United States or manage or develop a shopping center property in competition with a Center owned by the Company, except in the case of the acquisition by Westfield Holdings of an entity that is then managing or developing a competitive center. Each of Frank Lowy, David Lowy, Peter Lowy and Steven Lowy will agree with the Company that he will not acquire any ownership interest in shopping center properties or power centers in the United States for so long as (i) Westfield Holdings is the Advisor to the Company and the Manager of the Centers, and (ii) interests associated with the Lowy family have significant ownership and significant management involvement in Westfield Holdings Limited. The terms of these agreements are summarized in "Advisory, Management and Development Services to the Company." See "Principal Shareholders," "Certain Transactions--Relationships and Transactions with Westfield Holdings" and "Certain Transactions-- Relationships and Transactions with WAT."

   RELIANCE ON WESTFIELD HOLDINGS; LACK OF CONTROL OVER
    DAY-TO-DAY ACTIVITIES OF OUTSIDE MANAGEMENT

    Subsidiaries of Westfield Holdings Limited have management contracts (the "Management Agreements") to manage the operations and leasing of the Centers and an advisory agreement (the "Advisory Agreement") with the Company to provide corporate strategic planning, administrative and other asset management services to the Company. The Company has also entered into a master development framework agreement (the "Master Development Framework Agreement") with a subsidiary of Westfield Holdings Limited to perform the necessary planning and predevelopment work to determine if a particular development is feasible and economically viable and to provide the development services. The Company has agreed that any properties acquired in the future that it controls will be subject to the Management Agreements and Master Development Framework Agreement. The Company has no employees and relies entirely on Westfield Holdings for the management of the Company and the Centers.

    Because the Company cannot elect the directors of the Manager, the Advisor or the Developer, its ability to control their actions on a day to day basis is limited. However, the Company does have various approval rights over aspects of management and development including that the Manager must operate within budgets and leasing guidelines approved by the Company and in accordance with policies set by the Company and that all development projects are subject to the Company's approval of the plans and feasibility for such project and the cost thereof. In addition, the Company generally has the ability to terminate the agreements after the initial term upon certain conditions, including a determination by at least 75% of the Independent Directors and the WAT Trustee not to renew the Management or Advisory Agreements because of unsatisfactory performance of the Manager or the Advisor that is materially detrimental to the Company.

    The terms, agreements and understandings relating to these transactions were negotiated by the Company and Westfield Holdings. The Company believes that, although these agreements were negotiated between associated parties, they reflect market terms. The Company has discretion as to whether or not to undertake a development project. The fees payable by the Company under the Master Development Framework Agreement are subject to the review and approval of the Board of Directors, including a majority of the Independent Directors.

    For further details, see "Advisory, Management and Development Services to the Company."

CONFLICTS OF INTEREST WITH OUTSIDE PARTNERS IN JOINTLY OWNED
  CENTERS AND LIMITED CONTROL WITH RESPECT TO CERTAIN ACTIVITIES

    Eight of the Centers (and certain other properties) are owned by Joint Ventures consisting of the Company and one or more Outside Partners who own interests from 24% to 70% of the Joint Ventures. Although the Company owns less than a 50% interest in four of the Centers, three are managed by Westfield Holdings. In addition, the Company is a limited partner in the Joint Venture which owns North County Fair, and is one of two general partners in four Joint Ventures (Annapolis Mall, Meriden Square, Topanga Plaza and Vancouver Mall) and, therefore, has limited control regarding the operation and management of the Centers owned by such Joint Ventures. With respect to partnerships for which the Company serves as general partner, the Company may have certain fiduciary responsibilities to other partners in those partnerships which it will need to consider when making decisions that affect those properties owned by such Joint Ventures. As a result, potential conflicts and other problems, certain of which are summarized below, could arise as a consequence of these ownership arrangements.

    The sale or transfer of interests in some of the Joint Ventures is subject to buy-sell provisions or rights of first refusal or first offer. A right of first refusal generally requires a partner desiring to sell its interests to a third party to offer the interest first to the other partner on the same terms and conditions offered by the third party. A right of first offer generally requires a partner that does not yet have a third-party offer (but that desires to sell its interest) to first offer the partnership interest to the other partner for a specified price. If the other partner declines to purchase, the offering partner may then attempt to sell its interest to a third party on terms not materially less favorable to the offering partner than those offered to its partner. A buy-sell provision generally allows either partner to initiate a process that will result in one of the partners purchasing the other partner's interest. The initiating partner specifies the price at which it would be willing to sell its interest or purchase its partner's interest, and the other partner elects whether to sell or buy at the specified price. These provisions and rights may work to the advantage or disadvantage of the Company because, among other things, they may provide an opportunity to acquire the interests of the Outside Partners on advantageous terms or require the Company to make decisions as to the purchase or sale of interests in a Joint Venture at a time when the Company may not desire to sell but may be forced to do so because it does not have the cash to purchase the other party's interest.

    In addition, the consent of each Outside Partner could be required with respect to certain major transactions, such as refinancing, encumbering, expanding or selling a Property and with respect to a Joint Venture's distribution policies. The interest of the Outside Partners and those of the Company are not necessarily aligned in connection with the resolution of such issues. Accordingly, the Company may not be able to resolve any such issue favorably, or the Company may have to provide financial or other inducement to the Outside Partner to obtain such a resolution. These limitations may result in decisions by third parties with respect to such Properties that do not fully reflect the interests of the Company at such time, including decisions relating to the requirements with which the Company must comply in order to maintain its status as a REIT for tax purposes. The Company will be contractually restricted from selling certain of these Properties after the closing of the Offering without the consent of unrelated parties. These limitations on sale may adversely affect the Company's ability to sell these Properties at the most advantageous time for the Company.

    For a more detailed description of the Joint Ventures, see "Business and Properties--The Centers."

BANKRUPTCY OF OUTSIDE PARTNERS

    The bankruptcy of an Outside Partner could adversely affect the operation of any Property in which the Outside Partner held an interest. Under the Bankruptcy Code, any action by the debtor that is not in the ordinary course of its business requires bankruptcy court approval, which in turn generally requires prior notice to the debtor's creditors and a hearing in court. Thus, any action that requires approval of an Outside Partner in bankruptcy and is arguably not an "ordinary course" matter may be subject to delay and uncertainty while the Outside Partner seeks bankruptcy court approval. There can be no assurance that such approval would be obtained, particularly in cases in which the interests of the Outside Partner and the Company may conflict, or where additional funding from the Outside Partner is required. If a Joint Venture has incurred recourse obligations, the discharge in bankruptcy of an Outside Partner might result in the ultimate liability of the Company for a greater portion of such obligations than it would otherwise bear. In addition, even if the Outside Partner (or its estate) was not completely relieved of liability for such obligations, the Company might be required to satisfy such obligations and then rely upon a claim against the Outside Partner's estate for reimbursement.

LACK OF INDEPENDENT VALUATION OF THE COMPANY

    No appraisals, independent valuation or fairness opinions from a financial point of view of the Properties have been used by the Company in connection with the Offering. Furthermore, the valuation of the Company is not based upon the historical cost of assets or the current market value thereof.

Accordingly, the aggregate price of the Common Stock may exceed the aggregate fair market value of the Properties.

EFFECT OF UNINSURED LOSS ON PROFITABILITY

    The Company's subsidiaries, the Joint Ventures and the Company carry comprehensive liability, fire, extended coverage and rental loss insurance covering the Properties, with policy specifications and insured limits customarily carried for similar properties. There are, however, certain types of losses (such as from wars, floods and earthquakes) that are generally either not insured, not insured at full replacement cost or insured subject to larger deductibles. Should an uninsured loss or a loss in excess of insured limits occur, some or all of the capital invested in the Property, as well as the anticipated future revenues from the Property, could be lost, while the Property owner remains obligated for any mortgage indebtedness or other financial obligations related to the Property. Any such loss could materially adversely affect the Company. Moreover, wherever the Company is a general partner of the Joint Venture, the Company will generally be liable for any unsatisfied obligations of such Joint Ventures other than nonrecourse obligations. The Company believes that the Properties are adequately insured in accordance with industry standards. Many of the Properties are located in areas where the risk of earthquakes is greater than in other parts of the country, including nine Centers in California. The Company currently carries earthquake insurance on all Centers managed by Westfield Holdings. Such policies are subject to a deductible equal to 5% of the total insured value of each Center managed by Westfield Holdings and a combined annual aggregate loss limit of $100 million on the Centers.

LIMITATIONS ON ACQUISITIONS AND CHANGE IN CONTROL

    There are limitations on the ability of the shareholders of the Company to change control of the Company due to the significant ownership by Westfield Holdings and WAT of the outstanding Common Stock and restrictions on direct or
indirect ownership of more than    % by an Individual (other than Frank P. Lowy
and the members of his family) of the Company's outstanding shares of capital
stock and direct ownership of more than    % (other than Westfield Holdings, WAT
and ABP) of the Company's outstanding shares of capital stock (collectively, the "Ownership Limit").

    The ownership limit, the substantial influence of WAT and Westfield Holdings and certain other provisions of the Company's Amended and Restated Articles of Incorporation (the "Articles") and Amended and Restated By-Laws (the "By-Laws") and of Missouri law, may discourage a change in control of the Company and may also (i) deter tender offers for the Common Stock which offers may be advantageous to holders of the shares and (ii) limit the opportunities of holders of the Common Stock to receive a premium for their shares that might otherwise exist if an investor were attempting to assemble a block of shares or otherwise effect a change of control of the Company. These provisions include, among others, (i) a classified Board of Directors, (ii) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors, (iii) inability of shareholders to take action by written consent,
(iv) prohibitions against shareholders calling a special meeting of shareholders, (v) requirements for advance notice for raising of business or making nominations at shareholders' meetings and (vi) additional requirements for business combination transactions. See "Certain Provisions of the Company's Articles of Incorporation and By-Laws and of Missouri Law."

POSSIBLE ENVIRONMENTAL LIABILITIES

    Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of releases, including removal or remediation, of hazardous or toxic materials on, under, in, or from such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence or release of such hazardous or toxic materials. The presence of hazardous or toxic materials, or the failure to remediate such property properly, may adversely affect the owner's ability to sell such property or to borrow using such property as collateral, and may cause the property owner to incur substantial cleanup costs. Persons who arrange for the disposal or treatment of hazardous or toxic materials may also be liable for the costs of removal or remediation at the disposal or treatment facility to which such materials were sent. Certain other laws regulate the management of, and may impose liability for, personal injuries associated with exposure to asbestos-containing materials or other regulated materials. In addition, if any of the Centers undergoes renovation or demolition in the future, the Company may incur substantial costs for the removal and disposal of such materials.

    In connection with its ownership and operation of its currently and formerly-owned properties, the Company and the Joint Ventures may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and costs related to injuries to persons and property, resulting from environmental conditions at such properties. An independent consultant has reviewed certain existing environmental reports (including some "Phase I" site assessments, most of which are several years old and were prepared for others) to identify environmental conditions at many of the Centers and certain of the formerly-owned properties. In some instances, the Company has commissioned additional or follow-up investigations. There can be no assurance, however, that circumstances have not changed since the investigations were completed, that they reveal all potential environmental liabilities and obligations or are accurate, or that prior owners or operators of the properties have not created a potential environmental liability unknown to the Company. On the basis of the foregoing investigations, the Company believes that many of the Centers and properties formerly owned by the Company contain or historically contained petroleum storage tanks and included automobile service operations, and that such operations have, or may have, resulted in soil or groundwater contamination. Further, the Company is aware of asbestos containing materials in each of the Centers and in at least some of the formerly owned properties.

    Although there can be no assurances, the Company does not believe that environmental conditions at any of the Properties will have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that environmental laws and regulations will not become more stringent in the future or that the environmental conditions on or near the Properties, presently known or unknown, will not have a material adverse effect on individual Properties or the Company in the future. See "Business and Properties--Environmental Matters."

RISKS ASSOCIATED WITH DEBT FINANCING

    POSSIBLE INABILITY TO REFINANCE BALLOON PAYMENTS ON DEBT

    The Company does not expect to have sufficient Funds from Operations to be able to make all of the balloon payments of principal on rate debt of Joint Ventures and the Company in the aggregate principal amount of $586.1 million on a pro forma basis as of December 31, 1996, after giving effect to the Offering and the application of the proceeds as set forth in "Use of Proceeds" (including amounts allocable to the Outside Partners) which becomes due in the period 1999 through 2001. The Company intends to refinance such debt at or before maturity or otherwise to obtain funds through secured financings by utilizing unencumbered properties or other real estate assets or unsecured financings. The Company may also issue equity or debt in order to obtain funds. However, there can be no assurance that the Company or the Outside Partners will be able to refinance any such indebtedness or to otherwise obtain funds on commercially reasonable terms, if at all. An inability to make such balloon payments when due could cause a mortgage lender to foreclose on such properties, which could have a material adverse effect on the Company. In addition, interest rates on any debt incurred to refinance mortgage debt or debt facilities may be higher than the rates on the current mortgages or debt facilities or at floating rates.

    To hedge a portion of the Company's interest rate exposure on refinancing such debt, on November 27, 1996, the Company completed deferred interest rate swaps, totaling $90.0 million notional amount, pursuant to which the Company will receive LIBOR and pay 6.125% for three years beginning February 11, 1999. Additionally, the counterparty received an option to extend the swaps for an additional two years exercisable on November 12, 1997.

    NO LIMITATION ON DEBT

    On a pro forma basis as of December 31, 1996, after giving effect to the Offering and the application of the proceeds as set forth in "Use of Proceeds," the Company would have an aggregate of $576.0 million of debt, including $354.0 million of fixed rate debt with Prudential secured by seven wholly-owned Centers and $77.0 million of fixed rate debt secured by the May Properties. Such indebtedness is all nonrecourse.

    The Company currently intends to maintain a debt-to-Total Market Capitalization of not more than 50%. No assurance can be given in this regard, however, and the organizational documents of the Company do not limit the amount or percentage of indebtedness that it may incur. On a pro forma basis as of December 31, 1996, after giving effect to the Offering and the application of the net proceeds as set forth in "Use of Proceeds" the debt-to-Total Market
Capitalization would have been approximately    %.

    The Company currently anticipates that cash from operations and its working capital facility will be available to fund its business operations, recurring and certain developmental capital expenditures, continuing debt service obligations (other than the balloon payments discussed above), the payment of dividends, accounts payable and deferred taxes in respect of installment sales and other dispositions of property. Additional borrowings will be required for developmental capital expenditures and may from time to time be required in connection with the obligations described in the preceding sentence. There can be no assurance, however, that such borrowings will be available on commercially reasonable terms, if at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources."

    EFFECTS OF DEBT FINANCING

    The Company is subject to the risks normally associated with debt financing, including the risk that the Company's cash flow from operations will be insufficient to meet required payments of principal and interest, the risk that existing indebtedness will not be able to be refinanced or that the terms of such refinancing will not be as favorable as the terms of such indebtedness, and the risk that necessary capital expenditures for such purposes as renovations and other improvements will not be able to be financed on favorable terms or at all. Certain significant expenditures associated with a property (such as mortgage payments and other indebtedness) are generally not reduced when circumstances cause a reduction in income from such property. Should such events occur, the Company's Funds from Operations and its ability to make expected distributions to shareholders would be adversely affected. If a property is mortgaged to secure payment of indebtedness and the Company is unable to meet mortgage payments, the property could be transferred to the mortgagee (or other third parties) with a consequent loss of income and asset value to the Company. Certain of the mortgage indebtedness of the Company contains cross-default and cross-collateralization features among various properties. See "Business and Properties--Debt Summary." Under cross-default provisions, a default under the mortgages included in the cross-defaulted loan constitutes a default under all such mortgages and can lead to acceleration of the indebtedness due on each center within the collateral package. Pursuant to such cross-collateralization feature, the excess of the value of a center over the mortgage indebtedness specific to that center serves as additional collateral for indebtedness against each other center within that particular financing package.

    With respect to one of the loans obtained by a Joint Venture, the lender participates in a percentage of gross revenues above a specified base and after deduction of debt service and various expenses.

ADVERSE CONSEQUENCES OF FAILURE TO QUALIFY AS A REIT

    FAILURE TO QUALIFY AS A REIT

    Qualification as a REIT involves the application of highly technical and complex provisions of the Code (for which there are only limited judicial or administrative interpretations) and the determination of various factual matters and circumstances not entirely within the Company's control. For example, in order to qualify as a REIT, at least 95% of the Company's gross income in any year must be derived from qualifying sources and the Company must make distributions to shareholders aggregating annually to at least 95% of its REIT taxable income (excluding net capital gains). In addition, the Company's qualification as a REIT depends on the qualification of Westland Properties, Inc., a subsidiary of the Company ("WPI") as a REIT. Although the Company and WPI each believes that it has operated since February 12, 1994 in the case of the Company and since January 1, 1996 in the case of WPI in a manner so as to qualify as a REIT, and the Company and WPI intend to continue to operate in a manner so as to continue to qualify as a REIT, no assurance can be given that the Company or WPI is or will remain so qualified. See "--Federal Income Tax Considerations." Although the Company is not aware of any pending tax legislation that would adversely affect the Company's or WPI's ability to operate as a REIT, no assurance can be given that new legislation, regulations, administrative interpretations or court decisions will not change the tax laws with respect to qualification as a REIT or the Federal income tax consequences of such qualification.

    Skadden, Arps, Slate, Meagher and Flom LLP, tax counsel to the Company, will issue an opinion that, commencing with the Company's taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from February 12, 1994 through the date of this Prospectus, will enable it to meet the requirements for qualification and taxation under the Code. In addition, Skadden, Arps, Slate, Meagher and Flom LLP, as tax counsel to WPI, will issue an opinion that, commencing with WPI's taxable year ended December 31, 1996, WPI was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from January 1, 1996 through the date of this Prospectus, will enable it to meet the requirements for qualification and taxation under the Code. In rendering these opinions, Skadden, Arps, Slate, Meagher & Flom LLP relied on certain assumptions and representations, dated as of the date of the Prospectus, by the Company and WPI and on opinions of local counsel with respect to matters of local law. The opinions are expressed based upon facts, representations and assumptions as of their date and Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to advise holders of Common Stock of any subsequent change in the matters stated, represented or assumed or any subsequent change in applicable law. No assurance can be given that the Company or WPI has met these requirements or will continue to meet these requirements in the future, and a legal opinion is not binding on the Internal Revenue Service (the "IRS").

    If, in any taxable year, the Company fails to qualify as a REIT, the Company would not be allowed a deduction for distributions to shareholders in computing taxable income and would be subject to Federal income tax on its taxable income at corporate rates. As a result of the additional tax liability, the Company might need to borrow funds or liquidate certain investments in order to pay the applicable tax and the funds available for investment or distribution to the Company's shareholders would be reduced for each of the years involved. In addition, the Company would no longer be required by the Code to make any distributions. Unless entitled to relief under certain statutory provisions, the Company would also be disqualified from treatment as a REIT for the four taxable years following the year during which qualification is lost. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Company to fail to qualify as a REIT or may cause the Board of Directors of the Company with the consent of a majority of the holders of Series A Preferred Stock and Common Stock to revoke the REIT election. See "Certain Federal Income Tax Considerations."

    OWNERSHIP LIMIT

    In order for the Company to maintain its qualification as a REIT, not more than 50% of the value of its outstanding stock may be owned, directly or constructively, by five or fewer individuals or entities (as set forth in the Code and as referred to herein as "Individual"). Upon consummation of the Offering, the Articles will prohibit, subject to certain exceptions, direct or
constructive ownership of more than    % of the outstanding shares of capital
stock of the Company by any Individual (except for Frank P. Lowy and the members of his family who are prohibited from owning, directly or indirectly, more than
   % of the outstanding capital stock of the Company). The U.S. constructive ownership rules are complex and may cause shares of capital stock owned directly or constructively by a group of related individuals or entities to be constructively owned by one individual or entity. The Articles authorize the
Board of Directors to permit direct ownership of up to    % of the combined
total value of outstanding shares of capital stock by a particular shareholder if the Board of Directors is satisfied, based upon the advice of U.S. tax counsel that ownership in excess of the limit will not jeopardize the Company's status as a REIT subject to certain exceptions. A transfer of shares to a person who, as a result of the transfer, violates the Ownership Limit, may be void under some circumstances or may be transferred to a trust, for the benefit of one or more qualified charitable organizations designated by the Company, with the intended transferee having only a right to share (to the extent of the transferee's original purchase price for such shares) in proceeds from the trust's sale of such shares. See "Federal Income Tax Considerations--Requirements for Qualification" for additional information regarding the Ownership Limit.

POSSIBLE TAXATION ON CAPITAL GAINS

    Pursuant to an election made by the Company and to be made by WPI under Internal Revenue Service Notice 88-19 ("Notice 88-19"), if during the ten-year period beginning on the first day (the "Qualification Date") of the first taxable year for which each such entity qualified as a REIT (February 12, 1994 for the Company and January 1, 1996 for WPI), the Company or WPI recognizes gain on the disposition of any property (including, any partnership interest) held by the Company or WPI or any partnership in which the Company or WPI held an interest as of the Qualification Date, then, to the extent of the excess of (i) the fair market value of such property as of the Qualification Date over (ii) the adjusted income tax basis of the Company or WPI or the partnerships in such property as of the Qualification Date, the Company and WPI, as the case may be, will be required to pay a corporate level Federal income tax on its share of such gain at the highest regular corporate rate.

    Additionally, the taxable portion of the distributions paid to shareholders of an entity that is subject to such corporate level tax will be increased by the amount that the current and accumulated earnings and profits of such entity are increased in respect of such gain. See "Federal Income Tax Considerations" -- "Taxation of the Company," "--Taxation of Taxable Domestic Shareholders" and Taxation of Foreign Shareholders." Although the Company and WPI have no present intention to dispose of any such property in a manner that would trigger such tax consequences, there can be no assurance that such dispositions will not occur. Among other reasons, such dispositions could occur in the case of properties held by the Company or WPI through partnerships and with respect to which the Company and WPI may not have control over disposition decisions. See "--Conflicts of Interest with Outside Partners in Jointly-Owned Centers and Limited Control With Respect to Certain Activities."

DIVIDENDS TO SHAREHOLDERS; POTENTIAL REQUIREMENT TO BORROW

    To obtain the favorable tax treatment associated with REITs qualifying under the Code, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gain). In addition, the Company will be subject to tax on its undistributed net taxable income and net capital gain, and to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of 85% of its ordinary income plus 95% of its capital gain net income for the calendar year plus certain undistributed amounts from prior years.

    The Company intends to make distributions to its shareholders to comply with the distribution provisions of the Code and to avoid income taxes and the nondeductible excise tax. The Company's income will consist primarily of its share of income from the Properties. Differences in timing between the receipt of income and the payment of expenses in arriving at taxable income of the Company, and the effect of required debt amortization payments could require the Company, to borrow funds on a short-term basis to meet the distribution requirements that are necessary to achieve the tax benefits associated with qualifying as a REIT and to avoid adverse income tax consequences even if the Company believes that then prevailing market conditions are not generally favorable for such borrowings or that such borrowings would not be advisable in the absence of such income tax considerations. For Federal income tax purposes, distributions paid to shareholders may consist of ordinary income, capital gains, nontaxable return of capital or a combination thereof. The Company will provide its shareholders with an annual statement indicating the tax character of the distributions.

    The Company currently intends to distribute approximately 100% of its Funds from Operations. Distributions by the Company will be determined by the Board of Directors in its discretion and will depend on a number of factors, including the amount of Funds From Operations available for distribution, the Company's, and the Joint Ventures' financial condition, any decision by the Board of Directors to reinvest funds rather than to distribute such funds, the actual or projected capital expenditures relating to the Properties, the annual distribution requirements under the REIT provisions of the Code (see "Federal Income Tax Considerations--Requirements for Qualification--Annual Distribution Requirements") and such other factors as the Board of Directors deems relevant. The Company's distribution policy may be influenced by WAT's distribution policy. No distributions may be paid on any Common Stock unless the full dividends on the Preferred Shares have been paid. See "Distributions" and "Description of Capital Stock." The expected size of the distributions may not allow the Company, using only cash flow from operations, to fund 100% of (i) the tenant allowances associated with renewal or replacement of current tenants as their leases expire and (ii) the retirement of all of its debt when due, and therefore, the Company may be required to seek periodic debt or equity financings to cover such items.

    The Company plans to adopt a dividend reinvestment plan under which its shareholders may elect to reinvest their distributions automatically in additional shares of Common Stock. Any such dividend reinvestment plan will not adversely affect the Company's ability to qualify as a REIT for U.S. Federal income tax purposes. The Company understands that WAT plans to adopt a similar plan for its unitholders.

ABSENCE OF PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

    Prior to the Offering, there has been no public market for the shares of Common Stock in the United States, although units of WAT (the sole asset of which consists of its interest in the Company) are traded on the ASX. Application will be made to list the Common Stock on the NYSE; however, no assurance can be given that an active trading market for the Shares will develop or be sustained after the Offering or that the Shares may be resold at or above the initial public offering price. See "Description of Capital Stock-- Listing." The market for equity securities can be volatile and the trading price of the Shares could be subject to wide fluctuations in response to operating results, news announcements, trading volume, general market trends and other factors. The initial public offering price of the Shares was determined based on, among other factors, prevailing market conditions in the equity securities market, the price at which WAT units have been trading on the ASX, dividend yields, price-earnings and price-Funds from Operations ratios of publicly traded REITS that the Company and the underwriters believe to be comparable to the Company, an assessment of the recent results on operations of the Company (which are based on the results of operations of the Properties), estimates of the future prospects of the Company, the present state of the Company's development projects, the current state of the real estate markets in the geographic areas in which the Company operates and the economics of the Company's principal markets as a whole. See "Underwriting." One of the factors that may influence the price of the shares of Common Stock in public markets will be the annual distribution rate on such shares as compared with the yields on alternative investments. Any significant increase in market interest rates from their current low levels could lead holders of Common Stock to seek higher yields through other investments, which could adversely affect the market price of the Common Stock. Moreover, numerous other factors, such as governmental regulatory action and tax laws, as well as the number of shares available for future sale, could have a significant impact on the future market price of the shares of Common Stock. The public market price for WAT units on the ASX could also affect the market price of the Common Stock.

POSSIBLE ADVERSE EFFECTS ON STOCK PRICES ARISING FROM SHARES AVAILABLE FOR
  FUTURE SALE

    Upon consummation of the Offering, in addition to the shares of Common Stock
to be issued in connection with the Offering,           shares of Common Stock
will be outstanding. In addition WAT will continue to hold a warrant entitling it to purchase 6,246,096 shares of Common Stock, in whole or in part, at any time and from time to time prior to July 1, 2016, at an exercise price of $16.01 per share, subject to adjustment in certain events. See "Certain Transactions--Relationships and Transactions with WAT" and "Principal Shareholders."

    All of the Shares sold in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Articles. The shares of outstanding Common Stock held by WAT, Westfield Holdings and certain other existing shareholders, as well as shares issuable upon exercise of the WAT Warrant, will be

"restricted" securities within the meaning of Rule 144 promulgated under the Securities Act and may not be sold in the absence of registration under the Securities Act or an exemption from the registration is available, including exemptions contained in Rule 144. Certain of those shares may become eligible for sale in the public market 90 days after the effective date of this Registration Statement of which this Prospectus is a part, subject to compliance with the volume limitations under Rule 144. See "Shares Available for Future Sale." Westfield Holdings will have certain demand rights to register sales of Common Stock 12 months after the date of closing of the Offering. See "Shares Available for Future Sale--Registration Rights."

    The Company and Westfield Holdings will each agree, subject to certain exceptions (including the exercise of the WAT Warrant), not to (i) sell, grant any option to purchase or otherwise transfer or dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or file a registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, for a period of 90 days from the date of this Prospectus, without the prior written consent of Merrill Lynch.

    No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, the availability of shares of Common Stock for future sale, or future issuances of shares including upon the exercise of the WAT Warrant will have on the market price of the Common Stock prevailing from time to time. Sales of substantial numbers of shares of Common Stock, or the perception that such sales could occur, could adversely affect the prevailing market price for the Common Stock. If such sales reduce the market price of the Common Stock, the Company's ability to raise additional capital in the equity markets could be adversely affected. The existence of the WAT Warrant and the registration rights referred to above also may adversely affect the terms upon which the Company can obtain additional equity in the future. See "Shares Available For Future Sale" and "Underwriting."

CHANGES IN POLICY WITHOUT SHAREHOLDER APPROVAL

    The major policies of the Company, including its policies with respect to acquisitions, financing, growth, investments, debt capitalization, distributions and operating policies, will be determined by the Board of Directors. Although it has no current intention of doing so, the Board of Directors may amend or rescind these and other policies from time to time without a vote of the shareholders of the Company. Accordingly, shareholders will have no control over changes in policies of the Company, and changes in the Company's policies may not fully serve the interests of all shareholders.

FORWARD LOOKING STATEMENTS

    This Prospectus contains forward-looking statements within the meaning of
Section 27A of the Securities Act. Discussions containing such forward-looking statements may be found in the material set forth under "Prospectus Summary," "The Company," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Business and Properties," as well as within the Prospectus generally. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially from those described in the forward looking statements as a result of the risk factors set forth above and the matters set forth in the Prospectus generally. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

IMMEDIATE DILUTION

    The purchasers of shares of Common Stock in the Offering will experience an
immediate dilution of $     in the net tangible book value per share from the
initial public offering price. See "Dilution."

                                  THE COMPANY

GENERAL

    The Company has been engaged for over 40 years in owning, operating, leasing, developing, redeveloping and acquiring super regional and regional shopping centers and power centers located primarily in major metropolitan areas in the United States. Since 1994, subsidiaries of Westfield Holdings Limited have provided management, development and advisory services to the Company. The Company owns interests in a portfolio of 13 super regional centers, six regional centers, three Power Centers, the May Properties and certain other minor real estate investments. The Centers are located in seven states in three geographically diverse regions in the United States. The Company is organized and operates as a REIT and expects to continue to be operated as a REIT under the Code for Federal income tax purposes.

    The Centers contain approximately 19.2 million square feet of Total GLA, including 74 Anchors and approximately 2,500 Mall Stores, of which approximately
1.3 million square feet are currently under redevelopment and approximately 3.2 million square feet are planned for redevelopment over the next five years. For the year ended December 31, 1996, the Mall Stores reported sales exceeding $1.5 billion and Anchors reported sales exceeding $2.0 billion. The Centers under Westfield Holdings management reported average Mall Store comparable sales of $297 psf for the same period. Mall GLA at Stabilized Centers was 92% leased as of December 31, 1996.

    The Company's goal is to increase per share Funds from Operations and thereby maximize the long-tem value of the Company and the return to shareholders through the following key strategies: (i) the redevelopment, expansion and market repositioning of its current Centers, (ii) the acquisition of additional super regional and regional centers with a view towards increasing the value of such centers through redevelopment and repositioning, (iii) the improvement of the operating performance of the Centers through intensive and efficient management, cost control, leasing and marketing and (iv) the awareness and anticipation of trends in the retailing industry and the introduction of new retailing concepts to the Centers.

    The Company has achieved substantial growth since 1994 when Westfield Holdings began advising the Company and providing management services to its Centers. For the Mall Stores under Westfield Holdings management (except for Eastland Center which is under redevelopment), from 1994 to 1996, average base rent per square foot at the Centers increased at a compound annual rate of approximately 4.5%, sales per square foot at the Centers increased at a compound annual rate of 6.3% and leased Mall GLA at Stablized Centers improved from 88% leased to 92% leased. In addition, from 1994 to 1996, the Company's Funds from Operations increased at a compound annual rate of approximately 15.2% per annum.

    The management and leasing of the Company's regional shopping and power centers is conducted by a limited partnership wholly-owned by Westfield Holdings which receives a property management fee of 5% of all minimum, fixed and percentage rents payable with respect to the wholly-owned Centers, with fees payable with respect to Joint Venture Centers based on the terms of the Joint Venture agreements (subject to a cap of 5% on the Company's share of such payments). Westfield Holdings also provides advisory services to the Company through the Advisor, which will receive an annual advisory fee based on the annual Funds from Operations of the Company but shall not exceed 55 basis points on the net equity value of the Company's assets. The Advisor has waived the payment of the advisory fee through December 31, 1997. Design, architectural, engineering and development services are provided by the Developer which receives a fixed architectural and engineering fee equal to 10% of the construction costs plus a fixed development fee of 5% of the final gross project price. As a result of such third-party management, the Company has no employees. For a more detailed description of Westfield Holdings's managing role including further information on fees payable to Westfield Holdings for its services, see "Advisory, Management and Development Services to the Company."

    The Company was incorporated in Missouri in 1924 and has perpetual existence. The principal executive offices of the Company are located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025 (telephone:
310-478-4456). The headquarters for each of the Manager, Advisor and Developer are located at the same address in Los Angeles, California.

HISTORY AND STRUCTURE OF THE COMPANY

    The Company was incorporated for the purpose of holding title to certain department store properties and has been involved in developing shopping centers since the mid 1950's. In 1994, Prudential sold 40% of the Company to Westfield Holdings and the remainder to certain other investors. In 1995, Westfield Holdings acquired an additional 10% of the Company. In 1996 and early 1997, the Company was recapitalized when WAT acquired 74.6% of the outstanding Common Stock and the WAT Warrant. In addition the Company sold $134.0 million of non-voting preferred stock and Common Stock to foreign and U.S. investors (inclusive of a $14.0 million investment that certain of the then existing investors agreed to retain in the Company). The Company utilized a portion of the proceeds of the sale of its Common Stock and non-voting preferred stock to repurchase the stock of certain investors other than Westfield Holdings.

    Contemporaneously with these restructuring transactions, the Company acquired indirect ownership of the Acquired Properties from interests associated with the Lowy family and an option to acquire the stock of Westland Realty, Inc., the holder of a 50% partnership interest in Garden State Plaza from Westfield Holdings. For more information on the Garden State Plaza Option and the transactions referred to above, see "The Company--The Company's Strategy for Operations and Growth--Garden State Plaza Option and Loan Transaction."

    As a result of these transactions and after giving effect to the Offering,
WAT will own     %, and Westfield Holdings will own     %, of the outstanding
Common Stock on a fully-diluted basis. Westfield Holdings will also hold an
approximately     % equity interest in WAT. In addition, ABP will hold an
approximately     % equity interest in the Company through the ownership of
Series A Preferred Shares. See "Principal Shareholders."

WESTFIELD HOLDINGS

    Westfield Holdings is a fully-integrated, international developer, builder and manager of shopping centers and manager and advisor to public real estate investment entities. Westfield Holdings has its headquarters in Sydney, Australia and employed approximately 2,400 people worldwide as of December 31, 1996. Westfield Holdings, which was publicly listed in 1960, was co-founded by Frank P. Lowy. In 1993, Frank P. Lowy was acknowledged as one of the six "pioneers" of the shopping center industry worldwide by the ICSC. By combining financial strength and over 35 years of experience with a business philosophy that stresses innovation, Westfield Holdings has built a successful shopping center business, managing shopping center assets with a value of Aus.$10.7 billion as of December 31, 1996, comprised of more than 8,500 retail stores in 56 centers in the United States, Australia and Asia, with 39.3 million square feet of total gross leasable area.

    Westfield Holdings Limited, listed on the ASX, had a market capitalization of approximately Aus.$2.0 billion as of February 28, 1997. According to the Stock Exchange Index Service of the ASX, calculated as of June 30, 1996, the value of shares of Westfield Holdings Limited has increased at a compound rate of 49.7%, with Aus.$1,000 invested in 1990 worth Aus.$11,249 in 1996, although past performance is not an indication of future results. Westfield Holdings is also a manager and advisor to real estate investment entities -- Westfield Trust and WAT, both of which are Australian public property trusts traded on the ASX. Based on its market capitalization of approximately Aus.$2.9 billion as of February 28, 1997, Westfield Trust is one of the two largest property trusts in Australia.

    The Company believes that Westfield Holdings's success stems from its integrated approach to all disciplines required to conceive, build and then manage a modern retail development on behalf of its owners. The Company believes it is this integration across all operating divisions and Westfield Holdings's intense involvement in key aspects of the centers it manages that makes Westfield Holdings unique. Westfield Holdings's development expertise includes establishing the feasibility of the projects, securing development approvals, producing architectural designs and performing and supervising construction. Westfield Holdings also arranges the ongoing leasing program and installs and operates management and marketing systems to ensure that the center achieves its full potential. This in-house integrated approach to shopping center development, management and leasing enhances Westfield Holdings's ability to carry out major redevelopment and upgrading of centers.

    Since 1977, Westfield Holdings's U.S. business has included the redevelopment and expansion of 10 shopping centers in California, Connecticut, Michigan, Missouri, New Jersey and New York. Westfield Holdings's U.S. business currently manages and provides development services to 26 shopping centers (three of which are owned by third parties) with more than 24.5 million square feet of total gross leasable area, including the Centers and Garden State Plaza as well as the retail facilities at Dulles and National Airports in Washington, D.C. and Terminal C at Logan Airport in Boston, Massachusetts.

    The Company has access to the resources and depth of the management of Westfield Holding's worldwide operations. Westfield Holdings provides a full range of services to the Company including many which are typically outsourced by real estate owners to third parties. These services include strategic and day-to-day management, research investment analysis, acquisition and due diligence, development, construction, architectural advice, marketing, asset management, capital markets, disposition of asset, legal and accounting services. In contrast to many other shopping center companies, the Company is not exposed to the same degree of risk of increasing costs for many of these services because the fees payable to the Manager and the Advisor are incentive based or fixed as a percentage of assets or revenues.

    Westfield Holdings's U.S. operations are headquartered in Los Angeles, California, and employ approximately 950 people in the United States. Westfield Holdings's senior management team has extensive experience in the development, construction, management and financing of super regional and regional centers, with an average of 20 years in the industry. For a fuller description of Westfield Holdings's management arrangements with the Company, including fees payable to Westfield Holdings for its services, see "Certain Transactions--Management Agreements and Other Relationships" and "Advisory, Management and Development Services to the Company."

    Westfield Holdings Limited will agree with the Company that it will not acquire any ownership interest in shopping center properties or power centers in the United States for so long as it is the Advisor to the Company and the Manager of the Centers. Each of Frank Lowy, David Lowy, Peter Lowy and Steven Lowy will agree with the Company that he will not acquire any ownership interest in shopping center properties or power centers in the United States for so long as (i) Westfield Holdings is the Advisor to the Company and the Manager of the Centers and (ii) interests associated with the Lowy family have significant ownership and significant management involvement in the operations of Westfield Holdings Limited. In addition, Westfield Holdings has agreed in its management and development agreements with the Company that it will not manage or develop any shopping center in competition with a Center owned by the Company, except in the case of the acquisition by Westfield Holdings of an entity that is then managing or developing a competitive property. This non-competition agreement shall not apply to any activity by Westfield Holdings with respect to airport projects.

    Contemporaneously with the Offering, the Company will purchase from Westfield Holdings Limited the non-transferable Westfield Holdings Warrants to acquire up to 9.8 million ordinary shares of Westfield Holdings Limited, which would be as of the date hereof equal to approximately 9% of the ordinary shares of Westfield Holdings Limited outstanding after the exercise of the options. The purchase price for each Westfield Holdings Warrant will be Aus.$2.00. The term of the Westfield Holdings Warrants is five years but will be extended to seven years if Australian law is changed to permit such longer term. The Westfield Holdings Warrants may be exercised in whole or in part following the third anniversary of the grant of the Westfield Holdings Warrant (subject to extension as set forth above). Each Westfield Holdings Warrant will have an exercise price equal to the average of the closing sale prices of ordinary shares of Westfield Holdings Limited on the ASX at the close of business for the 20 business days immediately preceding the consummation of the Offering and, subject to certain anti-dilution adjustments, will entitle the Company to receive one ordinary share of Westfield Holdings Limited. In addition, the Company has the right to elect to exercise the option without a cash payment, in which event the Company would be entitled to receive, at the option of Westfield Holdings Limited, either the number of Westfield Holdings Limited ordinary shares equal in value to, or cash in an amount equal to, the amount by which the then market price of the ordinary shares of Westfield Holdings Limited exceeds the exercise price of such options. For these purposes, the market price of an ordinary share of Westfield Holdings Limited will be equal to the average of the closing sale prices of such shares on the ASX at the close of business on the 20 business days immediately preceding the exercise date. On February 28, 1997, the closing sale price on the ASX of the Westfield Holdings Limited ordinary shares was Aus.$19.90.

    WAT is a publicly listed Australian property trust which was formed to acquire a majority interest in the Company and was listed on the ASX in July 1996 when it raised approximately Aus.$402 million. WAT had a market capitalization as of February 28, 1997 of approximately Aus.$900 million. WAT is managed by Westfield America Management Limited, a subsidiary of Westfield Holdings Limited. Perpetual Trustee Company Limited is the independent public trustee of WAT. WAT has informed the Company that its sole asset is currently its interest in the Company. The Company believes that so long as WAT's sole asset is its interest in the Company, WAT's performance on the ASX should be substantially linked to the performance of the Company. Subject to certain withholding tax, income tax and exchange rate matters as well as WAT trust governance and voting provisions, the Company believes that the WAT units and the Shares should trade within a reasonable range of each other. The Company believes that in the future WAT may be able to raise additional funds in the Australian capital markets which it may elect to invest in the Company if the Company elects to raise additional equity capital, thereby providing to the Company an additional source of capital.

    Westfield Holdings will continue to own a significant stake in the Company. The following table demonstrates the Common Stock ownership of Westfield Holdings in the Company on a fully-diluted basis after giving effect to the Offering.

Direct ownership of the Company.......................................           %
Indirect ownership through direct ownership of WAT units..............           %
                                                                              ---
  Total...............................................................           %
                                                                              ---
                                                                              ---

    Interests associated with the Lowy family will indirectly continue to own a significant interest in the Company. The following table demonstrates the indirect ownership of the Common Stock by interests associated with the Lowy family upon consummation of the Offering.

Indirect ownership through direct ownership of Westfield Holdings.....           %
Indirect ownership through direct ownership of WAT units..............           %
                                                                              ---
  Total...............................................................           %
                                                                              ---
                                                                              ---

THE COMPANY'S STRATEGY FOR OPERATIONS AND GROWTH

GENERAL STRATEGY

    The Company has engaged subsidiaries of Westfield Holdings Limited to provide management and advisory services to the Company and the Centers and to provide property management and architectural, design, engineering and development services to the Properties. The Company believes that Westfield Holdings, as a fully integrated, international developer, builder and manager of shopping centers with a history as a manager and advisor of public real estate investment entities, and with substantial experience in the U.S. market, possesses the skills and expertise to execute successfully the Company's strategy and enhance the income and value of the Company's portfolio.

REDEVELOPMENT, REPOSITIONING AND EXPANSION POTENTIAL AND IMPLEMENTATION

    The Company believes that redevelopment, repositioning and expansion are key to maximizing the use and performance of its assets and increasing its growth, income and capital appreciation. The Company is continually evaluating the redevelopment potential of its Properties. The Company believes that redevelopment is important because of the financial and regulatory burdens presented by the development of new regional shopping centers. The Company believes that these projects will enable the existing Centers both to compete better within their existing markets and to attract new customers and therefore attain a stronger market position and an expanded customer base. The Company believes that most of its Centers, even those which have undergone redevelopment in the past five years, have continuing redevelopment potential. The Company also believes that Westfield Holdings is well situated to take advantage of these opportunities, due to, among other things, its management expertise and its ability to utilize operating staff, ideas and systems from its operations in the United States, Australia and Asia.

    Since 1994, the Company has completed the redevelopment of and has under redevelopment five Centers, representing 25.4% of Total GLA.

    Redevelopment has recently been completed or substantially completed at the following Centers:

    - Eastland Center in West Covina, California, which opened in 1955 and was formerly anchored by Mervyn's and an empty department store that had been occupied by the May Company, has been substantially converted from an out-dated enclosed mall into a power center through the addition of a new Target discount store and additional Big Box Retailers and Category Killers retailers, including Old Navy and Babies R' Us in order to reposition the Center within its trade area and to complement The Plaza at West Covina, a super regional Center owned by the Company. The redevelopment is expected to be completed in 1997. Prior to the redevelopment, the Center was anchored by Mervyn's and an empty department store. The May Company store that occupied the space was relocated to The Plaza at West Covina Center.

    - Enfield Square in Enfield, Connecticut, which opened in 1971, was redeveloped with the addition of a Sears store which is scheduled to open in Spring 1997. The Sears store replaces a smaller Steiger's store which the Company purchased as an opportunity to upgrade and expand the Center. Enfield Square will now have three Anchors: Filene's, J.C. Penney and Sears.

    - Mid Rivers Mall in St. Peters, Missouri, which opened in 1987, had three Anchors before the recent redevelopment: Famous Barr, Dillard's and Sears. In Fall 1996, a fourth Anchor, a 125,000 square foot J.C. Penney store and an additional 40,000 square feet of Mall Stores were added.

    - Mission Valley Center in San Diego, California, which opened in 1961, was redeveloped in 1996 with the addition of Bed Bath and Beyond, Nordstom Rack, Michael's and Loehmann's. In addition, a 75,000 square-foot, 4,500 seat, 20-foot screen AMC multiplex theater and theme restaurants were added. The redevelopment and renovation of the Centers is scheduled to be completed in the first half of 1997.

    The Company is currently redeveloping South Shore Mall. The redevelopment involves the addition of a Sears store and 40,000 square feet of Mall Store GLA. The addition of a Sears store will provide the Center with three Anchors and expands the Center from a regional center to a super regional center. Project completion is scheduled for Fall 1997.

    The Company expects to commence redevelopment of Mission Valley Center-West in Fall 1997. Mission Valley Center-West, in San Diego, California, has 34 Mall Stores in a strip center format with several outparcels adjacent to the Center. The redevelopment plan involves the creation of a new power center with value-oriented retailers that will complement Mission Valley Center.

    In addition to the redevelopment of Mission Valley Center-West, the Company has identified the following eight additional Properties for redevelopment over the next five years which the Company believes will result in future income growth and capital appreciation.

    - Annapolis Mall in Annapolis, Maryland, is a four-Anchor super regional shopping center with 151 Mall Stores. Redevelopment is planned with the addition of a fifth anchor at the Center, which will further solidify its strong market position.

    - Connecticut Post Mall, in Milford, Connecticut, is a three-anchor super regional center with 137 Mall Stores. Planning is proceeding for the addition of up to two anchors and specialty stores in order to solidify the Center's position in its market.

    - Eagle Rock Plaza, located southeast of Glendale, California, is a two-Anchor regional shopping center with 63 Mall Stores. Redevelopment and repositioning planning is proceeding and may include an additional anchor and Category Killer.

    - Enfield Square in Enfield, Connecticut is a two-Anchor regional shopping center with 81 Mall Stores. Redevelopment planning is proceeding for the addition of a fourth anchor and an additional 25,000 square feet of Mall GLA.

    - South County Center, in St. Louis, Missouri, is a three-Anchor regional center with 102 Mall Stores. Redevelopment and renovation are proceeding to reposition the Center through the addition of a fourth anchor and more than 200,000 square feet of Mall GLA. After redevelopment, the Company believes that the Center will have a highly favorable market position within south St. Louis County.

    - Topanga Plaza, in Canoga Park, California, is a four-Anchor super regional center with a 130 Mall Stores. Redevelopment planning is proceeding for the addition of up to two anchors and 100,000 square feet of Mall GLA.

    - West County Center, in St. Louis, Missouri is a two-Anchor regional center with 65 Mall Stores. Redevelopment planning is progressing to add a third anchor and to redevelop and expand the specialty stores in order to position the Center as a large competitive super regional center in the affluent west county market of St. Louis.

    - West Valley, in Canoga Park, California, is a property adjacent to Topanga Plaza that is primarily vacant land with several developed outparcels. Planning is progressing to develop a value-oriented power center.

    In addition, the Company believes that redevelopment potential exists for the following Centers and Properties over the next five to 10 years: Meriden Square in Meriden, Connecticut, with the possibility of an additional 40,000 square feet of Mall GLA and/or another anchor; Trumbull Shopping Park, in Trumbull, Connecticut, with the addition of a third level and increased Mall GLA; and further redevelopment at Annapolis Mall in Annapolis, Maryland, with the addition of two anchors and additional Mall GLA; Montgomery Mall with two additional anchors and additional Mall GLA. West Park Mall in Cape Girardeau, Missouri, has redevelopment potential with the addition of another anchor; Plaza Bonita in San Diego, California, with a fifth "pad" for an anchor and additional shops; Plaza Camino Real in San Diego, California, with the addition of theaters, restaurants or Category Killers; and Vancouver Mall in Vancouver, Washington with the possible expansion of its current department stores to solidify that Center's position within its market.

    The completion of these and other redevelopments is contingent upon numerous factors and therefore no assurance can be given that a redevelopment will be undertaken.

ACQUISITION OF NEW CENTERS

    The Company's acquisition strategy is to acquire additional super regional and regional centers that meet the Company's investment criteria. In general, the Company's investment criteria includes the goals that the property be of a quality consistent with the Company's portfolio, that the property has potential for increased income and value through redevelopment and/or repositioning and that the property generates sufficient income pending any such redevelopment to support the acquisition price. The Company's strategy also includes seeking to acquire the Outside Partners' interests in the Joint Venture Centers.

GARDEN STATE PLAZA OPTION

    The Company has an option to acquire at fair market value the stock of Westland Realty Inc., the holder of an indirect 50% partnership interest in the Garden State Plaza, located in Paramus, New Jersey. Garden State Plaza is one of the largest and most productive super regional centers in the nation with five Anchors and containing approximately 2.0 million square feet of total gross leasable area and average mall store sales psf of $467 for the year ended December 31, 1996. Westfield Holdings completed the first part of a major redevelopment of Garden State Plaza in 1996, adding Lord & Taylor and Neiman Marcus stores to the existing Macy's and Nordstrom stores and expanding a J.C. Penney department store. The redevelopment also added 200,000 square feet of additional mall gross leasable area to connect the two new department stores and accommodate 100 new specialty retailers. An additional redevelopment of approximately 50,000 square feet of mall gross leasable area which will provide direct access from the expansion to the lower level food court is currently in progress and is scheduled for completion in Fall 1997. The redevelopment, management and leasing of Garden State Plaza is handled by Westfield Holdings. For a more detailed description of the Garden State Plaza Option and Loan Transaction, see "Certain Transactions--The Relationships and Transactions with Westfield Holdings--Garden State Plaza Option."

INCREASING OPERATING INCOME FROM EXISTING SPACE; INTENSIVE MANAGEMENT APPROACH

    Westfield Holdings (i) manages shopping centers not as passive real estate investments but as "living entities" which must be skillfully managed and redeveloped over time to maintain and enhance their capacity to generate optimum returns; (ii) has skills in-house to manage every stage in the development and on-going life of a shopping center, including initial concept, design, construction, leasing of stores and day-to-day management and promotion; (iii) works to build and maintain long-term relationships with major retailers and institutional investors; (iv) continually searches for new ways to increase income and add capital growth to the shopping centers it manages; and (v) makes customer service a major focus. Westfield Holdings concentrates on obtaining repeat business with all key stakeholders in its shopping centers. The Company believes that this management style has the potential to improve the performance of its retail property assets, resulting in income growth and capital appreciation for investors.

    Westfield Holdings concentrates on actively managing the Centers and providing efficient and customer-friendly service to both the consumers who shop in the Centers and the retailers who lease space in the Centers while strictly controlling operating costs. The concept of the "Westfield Customer Service System" has been introduced in the Centers to train and focus the personnel at the Centers on its retailers and customers. The Company believes that this is one of the most important strategies that differentiates Westfield Holdings's management philosophy from its competitors. The Company also believes that branding the Centers through advertising, promotions and customer service programs will build shopper recognition and loyalty in the long term, especially in multi-center markets.

    Westfield Holdings's management strategy includes initiatives designed to increase customer traffic through the Centers, which improves sales turnover and, ultimately, rents. Initiatives include increasing occupancy levels, increasing revenue by increasing rentable area within the existing building envelope, the introduction of cost control efficiencies resulting in a reduction of operating costs, maximizing the temporary leasing program, improving the merchandise mix and range of tenants, developing emerging themes such as entertainment, cinemas and Category Killer retailers, converting non-productive space to specialty store gross leasable area and promoting such converted space with intensive marketing.

    Westfield Holdings's marketing expertise has been recognized through a number of national and international awards, most notably an ICSC 'Maxi' Award for marketing in 1993, and a further three 'Maxi' Awards in 1994 and an ICSC award for shopping center public relations in 1996.

    The Company seeks to increase rental income by leasing of currently unleased space, increasing base rent as current leases with below market rents expire, negotiating new leases which reflect step-ups in base rent, increasing occupancy levels, increasing rentable area in the Centers, adding to the temporary leasing program and repositioning to increase sales productivity and expand market penetration and market base. The average base rental rate per square foot for the Mall Stores at the Centers under Westfield Holdings management has increased at a compound annual rate of approximately 4.5% from December 31, 1994 through December 31, 1996. The Company's proportionate share of total annual base rent from tenants at the existing Centers is expected to increase by approximately $26.2 million over the next five years as a result of contractual rent increases for all Centers. For the year ended December 31, 1996, 353 leases totaling approximately 880,000 square feet (representing 12.7% of Mall GLA) were signed at an average annualized base rent of $31.96 psf for the initial year of occupancy, which represented a 48.3% increase over expiring leases.

    The Company's goal is to increase customer traffic through the Centers for the purpose of improving sales turnover and, ultimately, rents. The Company believes that the introduction of entertainment concepts such as the AMC multiplex 20-screen theater added to the Mission Valley Center, which theater complex drew in excess of two million people for the year ended 1996, is one strategy for increasing customer traffic. The Westfield Customer Service System is utilized in order to train and focus the Centers' personnel and promote repeat business. New services being introduced at some Centers include: special customer service personnel, free strollers and wheelchairs, valet parking, gift vouchers and parents' facilities.

    The Company believes that advertising is also critical to improving customer traffic. The Manager has an in-house marketing staff and utilizes the resources of a leading U.S. advertising agency in the United States to provide advertising promotional and media services to the Centers. The Company utilizes a national marketing program that includes shared advertising, media and community promotions in the Centers. This strategy is particularly cost effective in the Company's multi-Center regional markets in San Diego, Missouri, Maryland and Connecticut.

    The Manager analyzes marketing trends for the Company and develops and implements creative approaches to retail shopping in Regional Centers. Each Center follows an annual marketing plan that features a combination of advertising, promotions and participation in community and charitable events. Activities such as Kids Clubs and senior citizen "mall walkers clubs" have been effective in positioning the Centers as the "Main Street" within their communities.

    The Company believes the diversity and strength of its Anchors and the diversity and mix of its Mall Stores are critical to expanding a Center's market share and the Company monitors and coordinates the mix of its Anchors and Mall Stores accordingly. The Company believes that the recent sales and consolidations of department stores have given the Company the opportunity to enhance its mix of Anchors. An example of this is the replacement of some of the Company's less productive Anchors with more productive Anchors such as Sears, Macy's and J.C. Penney. Periodically, the Company engages market research firms to evaluate the trade area of each Center. Demographic information lets the Company match the merchandise of its Centers with the needs of its customers in order to increase sales.

                                USE OF PROCEEDS

    The net cash proceeds to be received by the Company from the Offering (after deducting underwriting discounts and the estimated expenses of the Offering) are
estimated to be approximately $   million and $   million if the underwriters
exercise their over-allotment option. The Company expects to use approximately $145 million of the aggregate net proceeds to make the Garden State Plaza Loan,
$   million to purchase the Westfield Holdings Warrants, $   for the repayment
of certain mortgage indebtedness, including variable rate debt incurred during the past 12 months to finance development expenditures and the remainder for general corporate purposes including working capital and future acquisitions. On December 31, 1996, the weighted average interest rate on the mortgage indebtedness to be repaid with the net proceeds of the Offering and the weighted
average maturity of such indebtedness were    % and    years, respectively.

    Pending application of the aggregate net proceeds of the Offering (and the net proceeds of the exercise of the over-allotment option, if it is exercised), the Company will invest such net proceeds in interest-bearing accounts and short-term, interest-bearing securities that are intended to permit the Company to qualify for taxation as a REIT. Such investments may include, for example, obligations of the Government National Mortgage Association, other government and government agency securities, certificates of deposit, interest-bearing bank deposits and mortgage loan participations. See "Federal Income Tax Considerations--Requirements for Qualification--Income Tests."

                                 CAPITALIZATION

    The following table sets forth the capitalization of the Company, as of December 31, 1996, and as adjusted to give effect to the consummation of the Offering and the application of the estimated net proceeds as set forth under "Use of Proceeds." The information set forth in the table should be read in connection with the financial statements and notes thereto, the pro forma financial formation and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Liquidity and Capital Resources" included elsewhere in this Prospectus.

                                                                                            DECEMBER 31, 1996
                                                                                        --------------------------
                                                                                         HISTORICAL   AS ADJUSTED
                                                                                        ------------  ------------
                                                                                        ($ IN THOUSANDS EXCEPT PER
                                                                                              SHARE AMOUNTS)
Cash and cash equivalents.............................................................  $      6,729  $     21,868
                                                                                        ------------  ------------
                                                                                        ------------  ------------

Long-term debt........................................................................       770,625       575,964

Shareholders' equity:

  Senior Preferred Shares, $1.00 par value per share (200 shares authorized, 105
    shares issued and outstanding)....................................................       --            --

  Preferred Stock, $1.00 par value per share (5,000,000 shares authorized, of which
    940,000 shares of Series A Preferred Shares issued and outstanding)...............        94,000        94,000

  Common Stock, $.01 par value per share (200,006,300 authorized, 52,929,535 shares issued and outstanding at December 31, 1996, 200,000,000 authorized and
    shares issued and outstanding as adjusted)........................................           529           529

  Excess Common Shares, $.01 par value per share (200,006,300 shares authorized at
    December 31, 1996, 200,000,000 authorized as adjusted, no shares issued and
    outstanding)......................................................................       --            --

  Excess Preferred Shares, $1.00 par value per share (5,000,000 authorized, no shares
    issued and outstanding)...........................................................       --            --

Additional paid-in capital............................................................       424,001       794,001

Retained earnings.....................................................................       --            --
                                                                                        ------------  ------------

    Total shareholders' equity........................................................       518,530       888,530
                                                                                        ------------  ------------

      Total capitalization............................................................  $  1,289,155  $  1,464,494
                                                                                        ------------  ------------
                                                                                        ------------  ------------

                                    DILUTION

    "Dilution per share" means the difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share of Common Stock after giving effect to the sale by the Company of the Shares offered hereby, assuming an initial public offering price of
$    . "Pro forma net tangible book value per share" is determined by dividing total assets less total liabilities and Preferred Stock by the number of shares of Common Stock outstanding. The following table illustrates such pro forma per share dilution after giving effect to the Offering as of December 31, 1996.

Assumed initial public offering price per Share(1)...........             $
                                                                          ---------
Pro forma net tangible book value prior to the Offering......  $
Increase in net tangible book value attributable to the
  Offering...................................................
                                                               ---------
Pro forma net tangible book value after the Offering.........
                                                                          ---------
Dilution in net tangible book value per share of Common Stock
  to new investors...........................................             $
                                                                          ---------
                                                                          ---------

--------------

(1) Before deduction of the estimated underwriting discounts and expenses of the Offering.

                                 DISTRIBUTIONS

    The Company intends to continue to pay regular quarterly distributions to the holders of its Common Stock. Since Westfield Holdings's acquisition of an interest in the Company in 1994, the Company has made regular quarterly distributions on its Common Stock. Since the Recapitalization, a portion of such distributions has been paid to WAT. WAT has a stated distribution policy (unless the manager of WAT determines otherwise), to pay to its unitholders the greater of amounts available for distribution (as computed under Australian accounting procedures) and its net taxable income. Amounts available for distribution for an Australian unit trust such as WAT are substantially equivalent to the Company's calculation of Funds from Operations.

    As a result, in order to endeavor to satisfy WAT's distribution policy, the Company intends to continue to distribute to its shareholders approximately 100% of its Funds from Operations. For the six-month period ended December 31, 1996, the Company paid a dividend of $.733 per share to its shareholders. It is estimated that approximately 35% of the distribution to the Company's shareholders will represent a return of capital for tax purposes. Because distributions will be based on Funds from Operations and the Company's business is seasonal in nature, it is expected that the amount of distributions will vary from quarter to quarter. The expected size of the distributions may not allow the Company, using only cash flow from operations, to fund 100% of (i) the tenant allowances associated with renewal or replacement and the retirement of current tenants as their leases expire and (ii) the retirement of all of its debt when due, and therefore, the Company will be required to seek periodic debt or equity financings to cover such items. See "Policies and Objectives with Respect to Certain Activities--Financing."

    The Company plans to adopt a dividend reinvestment plan under which its shareholders may elect to reinvest all or a part their distributions automatically in additional shares of Common Stock. Any such dividend reinvestment plan will not adversely affect the Company's ability to qualify as a REIT for Federal income tax purposes. The Company understands that WAT plans to adopt a similar plan for its unitholders.

    The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the Company's management fee which pertains to leasing commissions which are capitalized in accordance with GAAP. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

    Notwithstanding the foregoing, all distributions will be at the discretion of the Board of Directors and will depend on the actual Funds from Operations, the Company's financial condition, the annual distribution requirements under the REIT Requirements and such other factors as the Board of Directors deems relevant and will be subject to the prior payment of preferred stock dividends.

    Prior to the closing of the Offering, the Company anticipates that the Board of Directors will declare a special dividend for the shareholders of record with respect to a portion of the Funds from Operations for the second quarter of 1997 such that the holders of the Common Stock and Preferred Shares as of the day immediately preceeding the closing of the Offering will receive a pro-rata portion of the Funds from Operation for the second quarter of 1997 based on the number of days between and including April 1, 1997 and the day immediately preceding the closing of the Offering. In addition, the Company anticipates that the Board of Directors will declare a dividend for the period from the closing of the Offering to June 30 1997.

                            SELECTED FINANCIAL DATA

    The following table sets forth historical and pro forma consolidated financial data for the Company and should be read in conjunction with the Consolidated Financial Statements of CenterMark Properties, Inc. and the Notes thereto, the Pro Forma Condensed Consolidated Financial Statements of the Company and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company believes that the book value of its real estate assets, which reflects the historical costs of such real estate assets less accumulated depreciation, is not indicative of the current market value of its properties.

    The results for 1994 are not comparable to prior years because of the acquisition of the Company in February 1994. The results for 1996 are not be comparable to prior years because of the Recapitalization, the acquisition of the Acquired Properties and the consolidation of the Mission Valley Partnership.

    Pro Forma operating information is presented as if the consummation of the Offering and Recapitalization had occurred as of January 1, 1996, and therefore incorporates certain assumptions that are described in the Notes to the Pro Forma Condensed Consolidated Statement of Income. The Pro Forma balance sheet data is presented as if the Offering and the Recapitalization had occurred on December 31, 1996.

    The Pro Forma information does not purport to represent what the Company's financial position or results of operations would actually have been if these transactions had, in fact, occurred on such date or at the beginning of the periods indicated, or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                      YEARS ENDED DECEMBER 31,
                                                 ------------------------------------------------------------------
                                                 PRO FORMA
                                                    1996        1996       1995       1994       1993       1992
                                                 ----------  ----------  ---------  ---------  ---------  ---------
                                                        (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)
OPERATING DATA:
REVENUES:
  Minimum rents................................  $  123,736  $  106,393  $  75,154  $  66,059  $  60,726  $  58,152
  Tenant recoveries............................      53,489      44,423     32,335     36,059     31,359     30,285
  Percentage rents.............................       4,845       3,991      1,690      2,937      2,960      3,041
  Service fee and other income.................       1,282       1,282      2,148      7,170     10,192     11,067
                                                 ----------  ----------  ---------  ---------  ---------  ---------
      Total revenue............................     183,352     156,089    111,327    112,225    105,237    102,545
EXPENSES:
  Operating--recoverable.......................      54,252      44,487     31,184     33,803     31,693     32,959
  Operating                                           5,031       4,513      3,061     --         --         --
  Management fees..............................       4,405       3,495      1,828     --         --         --
  General and administrative...................         808         808        776      9,672     20,038     20,970
  Depreciation and amortization................      43,131      38,033     28,864     28,502     29,011     22,650
                                                 ----------  ----------  ---------  ---------  ---------  ---------
      Operating income.........................      75,725      64,753     45,614     40,248     24,495     25,966
Interest expense, net..........................      36,998      40,233     27,916     24,637      7,160     24,652
                                                 ----------  ----------  ---------  ---------  ---------  ---------
      Income before other income and income
        taxes..................................      38,727      24,520     17,698     15,611     17,335      1,314

Equity in net income (loss) of unconsolidated
  real estate partnerships.....................       3,063       3,063      3,359     (2,537)    (3,177)       (76)
Interest and other income......................      14,009         776        789      2,170      2,996      4,191
Gains on sales of properties and partnership
  interests....................................      --          --         --         --          2,566     23,428
Income taxes...................................      --          --         --         --        (13,819)   (11,231)
Minority interest in earnings of consolidated
  real estate partnership......................      (1,063)     (1,063)    --         --         --         --
                                                 ----------  ----------  ---------  ---------  ---------  ---------
  Net income...................................  $   54,736  $   27,296  $  21,846  $  15,244  $   5,901  $  17,626
                                                 ----------  ----------  ---------  ---------  ---------  ---------
                                                 ----------  ----------  ---------  ---------  ---------  ---------
Total net income available to common shares....
Net income per common share (1)................  $           $     0.47  $    0.48  $    0.34  $  --      $  --
                                                 ----------  ----------  ---------  ---------  ---------  ---------
                                                 ----------  ----------  ---------  ---------  ---------  ---------
Dividends declared per common share (1)........              $     1.51  $    1.68  $    0.81  $  --      $  --
                                                             ----------  ---------  ---------  ---------  ---------
                                                             ----------  ---------  ---------  ---------  ---------

OTHER DATA
EBITDA (2).....................................  $  156,255  $  126,952  $ 102,199  $  92,220  $  77,866  $  71,117
Funds from Operations (3)......................  $  109,168  $   76,630  $  64,293  $  56,866  $  60,472  $  37,974
Net income allocable to common shares..........  $   46,208  $   23,032  $  21,843  $  15,244  $   5,901  $  17,626
Funds from operations allocable to common
  shares.......................................  $  100,640  $   72,366  $  64,290  $  56,866  $  60,472  $  37,974
Weighted average number of common shares.......                  49,383     44,978     44,902         52         52

BALANCE SHEET DATA (at end of period):
Investment in real estate, net.................  $1,455,434  $1,310,434  $ 829,484  $ 848,892  $ 884,392  $ 851,168
Total assets...................................  $1,519,909  $1,344,570  $ 844,706  $ 882,667  $ 944,490  $ 951,678
Mortgages and notes payable....................  $  575,964  $  770,625  $ 426,781  $ 420,397  $  38,205  $ 317,857
Minority interest..............................  $       54  $       54     --         --         --         --
Shareholders' equity...........................  $  888,530  $  518,530  $ 380,419  $ 430,782  $ 669,967  $ 393,466

------------------------------

(1) Pro Forma net income and cash dividends declared per common share are based
    upon        shares of Common Stock outstanding after the Offering.
    Information for 1993 and 1992 is not presented or it is not comparable.

(2) EBITDA represents the Company's share of operating income before interest, taxes, depreciation and amortization. While EBITDA should not be construed as a substitute for income from operations, net income (loss) or cash flows from operating activities in analyzing the Company's operating performance, financial position or cash flows, the Company has included EBITDA data because it is commonly used by certain investors and analysts to analyze and compare companies on the basis of operating performance, leverage or liquidity or to determine a company's ability to service debt.

(3) The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the management fee which pertains to leasing commissions which are capitalized in accordance with GAAP. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with the "Selected Financial Data," the Company's Consolidated Financial Statements and Notes thereto, and the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company and Notes thereto. Historical results set forth in "Selected Financial Data," the Company's Consolidated Financial Statements and the Unaudited Pro Forma Condensed Consolidated Financial Statements of the Company are not necessarily indicative of the future financial position and results of operations of the Company.

    On February 11, 1994, the Company was acquired by Westfield Holdings and certain other investors from Prudential (the "Acquisition"). The financial statement results presented for the 323-day period from February 12, 1994 through December 31, 1994 and the 42-day period from January 1, 1994 through February 11, 1994 are not indicative of the Company's performance on an annual basis. Therefore, the discussion of results of operations for 1994 are presented on a combined basis to compare to the full year 1995. The Company believes this presentation provides a more meaningful discussion of year-to-year results.

GENERAL BACKGROUND

    At December 31, 1996 and the year then ended, the Consolidated Financial Statements and Notes thereto reflect the consolidated financial results of 12 Centers, the equity in income (loss) of seven unconsolidated real estate partnerships, the Acquired Properties following their acquisition on July 1, 1996, 13 separate department store properties that are net leased to the May Company under financing leases, and a 116-unit apartment complex. At December 31, 1995 and the year then ended, the Consolidated Financial Statements reflect the Mission Valley Partnership, the owner of Mission Valley Center and Mission Valley Center-West, as an unconsolidated real estate partnership. In September 1995, the Company acquired a controlling interest in the Mission Valley Partnership and consolidated the Mission Valley Partnership beginning in 1996. In connection with the Acquisition, Westfield Holdings's assumed the management of the Company's shopping centers and consolidated the Company's St. Louis headquarters operations with Westfield Holdings's U.S. operations in Los Angeles. As a result of the transfer of the management, the Company's general and administrative expenses decreased by $4.0 million from 1994 to 1995 and its service fee and other income decreased by $5.0 million for such period because the Company previously provided management services to certain of the unconsolidated real estate partnerships. As a result of the above described items and Westfield Holdings's management of the Properties, the Company's Funds from Operations has increased 13% and 19% in 1995 and 1996, respectively, from the prior years.

    The Company believes that the Offering will improve the Company's financial condition by providing the Company with capital to take advantage of redevelopment and acquisition opportunities. The Company's operating results are expected to improve as a result of certain transactions as discussed in "Use of Proceeds," "Capitalization" and the Unaudited Pro Forma Condensed Consolidated Financial Statements.

HISTORICAL RESULTS OF OPERATIONS

COMPARISON OF YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER 31, 1995

    TOTAL REVENUES increased $44.8 million or 40% to $156.1 million for the year ended December 31, 1996 as compared to $111.3 million for the same period in 1995. The increase is primarily the result of the July 1, 1996 acquisition of the Acquired Properties and the consolidation of the Company's equity interest in the Mission Valley Partnership. The Acquired Properties contributed $27.1 million or 61% of the increase in total revenues from 1995 to 1996 and the Mission Valley Partnership contributed $13.1 million or 29% of the increase. Total revenues increased $4.5 million or 10% of the increase in total revenues from 1995 to 1996 due to increases in average rental rates throughout the portfolio and strong specialty (temporary) leasing.

    TOTAL EXPENSES increased $25.6 million or 39% to $91.3 million for the year ended December 31, 1996 as compared to $65.7 million for the same period in 1995. The increase is primarily the result of the acquisition of the Acquired Properties and consolidation of the Mission Valley Partnership. The Acquired Properties contributed $15.5 million or 61% of the increase in total expenses from 1995 to 1996 and the Mission Valley Partnership contributed $8.2 million or 32% of the increase. Total expenses increased $1.9 million or 7% of the increase in total expenses from 1995 to 1996 due to increased, other operating expenses ($0.6 million), management fees ($0.4 million) and depreciation and amortization ($0.9 million).

    INTEREST EXPENSE, net of capitalized interest, increased $12.3 million or 44% to $40.2 million for the year ended December 31, 1996 as compared to $27.9 million for the same period in 1995. The increase is due primarily to the acquisition of the Acquired Properties and consolidation of the Mission Valley Partnership. The Acquired Properties contributed $10.0 million to the increase in net interest expense and the Mission Valley Partnership contributed $1.9 million to the increase. On a combined basis, the Acquired Properties and the Mission Valley Partnership represent 97% of the increase in net interest expense.

    MINORITY INTEREST IN REAL ESTATE PARTNERSHIPS was $1.1 million for the year ended December 31, 1996 due to the consolidation of the Mission Valley Partnership in 1996.

    EQUITY IN INCOME (LOSSES) of unconsolidated real estate partnerships decreased by $0.3 million due primarily to the consolidation of the Mission Valley Partnership in 1996.

    NET INCOME increased $5.5 million or 25% to $27.3 million from $21.8 million for the same period in 1995 of which the Acquired Properties contributed $1.6 million or 29% of the increase, the Mission Valley Partnership contributed $2.1 million or 38% of the increase and the other Properties contributed $1.8 million or 33% of the increase.

    INVESTING ACTIVITIES were $97.1 million higher in the year ended 1996 than the comparable period of 1995 as a result of purchasing the Acquired Properties in July 1996 for $62.8 million, renovation and redevelopment costs of $13.3 million for Mission Valley Center which was not consolidated in 1995, renovation and redevelopment costs at Eastland Center and Mid Rivers Mall aggregating $17.2 million, and pre-development costs for the Properties of $1.0 million.

    FINANCING ACTIVITIES for the year ended December 31, 1996 reflects the issuance of stock, repurchase of stock and repayment of debt associated with the Recapitalization. Additionally, the 1996 financing activities reflect distributions to common and preferred shareholders which were $9.8 million higher when compared to the same period in 1995 as a result of additional distributable income generated by the Acquired Properties and increased specialty leasing.

COMPARISON OF YEAR ENDED DECEMBER 31, 1995 TO YEAR ENDED DECEMBER 31, 1994

    TOTAL REVENUES decreased $0.9 million or 1% to $111.3 million for the year ended December 31, 1995 as compared to $112.2 million for the same period in 1994. Rental revenues increased from $66.1 million to $75.1 million for 1994 to 1995 primarily as a result of increased minimum rents at Montgomery Mall and The Plaza at West Covina, the completion of the redevelopment of Westland Towne Center in late 1994, and the increase in the specialty leasing and kiosk program. Offsetting this increase was a reduction in service fee income and tenant recoveries. Service fee income decreased $5.0 million in 1995 as a result of Westfield Holdings's assumption of the management of the Company's shopping centers as described above. Tenant recovery revenue decreased $3.7 million due to lower recoverable operating expenses.

    TOTAL EXPENSES decreased $6.3 million or 9% to $65.7 million for the year ended December 31, 1995 as compared to $72.0 million for the same period in 1994. The decrease is due primarily to a decrease of $4.0 million in general and administrative costs resulting from Westfield Holdings's assumption of the management of the Company's shopping centers as described above. Additionally, operating-recoverable expenses decreased $2.6 million due to operational efficiencies.

    INTEREST EXPENSE increased $3.3 million or 13% to $27.9 million in 1995 as compared to $24.6 million in 1994. The increase resulted primarily from borrowings assumed in connection with the Acquisition and the borrowings of $1.5 million in connection with the purchase of a department store at Enfield Square and $9.0 million for the purchase of an additional 25.8% interest in the Mission Valley Partnership.

    EQUITY IN INCOME (LOSSES) of unconsolidated real estate partnerships increased $5.9 million to $3.4 million in 1995 from a loss of $2.5 million in 1994 resulting from an improvement in operations at each of the partnerships in which the Company has an equity interest. The Annapolis Mall net income increased $0.7 million in 1995 as a result of an increase in minimum rent. The Company's share of operations of the Topanga Plaza Partnership increased $2.8 million as the Topanga Plaza Partnership recognized a loss of $1.5 million in 1994 as a result of the 1994 Northridge Earthquake and recognized income of $1.3 million in 1995 from insurance proceeds received for business interruption caused by the earthquake. Additionally, the Company increased its ownership interest in the Mission Valley Partnership in September 1995 resulting in the recognition of an additional 25.8% of operations of the Mission Valley Partnership.

    NET INCOME increased $6.6 million or 43% to $21.8 million in 1995 compared to $15.2 million in 1994 for the reasons discussed above.

    INVESTING ACTIVITIES were $5.4 million higher in the year ended December 31, 1995 when compared to the comparable period in 1994. The increase in cash provided by investing activities reflects $12.8 million of capital expenditures in 1995 as compared to $32.1 million in 1994 primarily due to the completion of the Westland Towne Center redevelopment in 1994. In 1995, the Company began the Eastland Center and Mid Rivers Mall redevelopments. This increase in cash flows from investing activities was partially offset by a reduction in distributions received from unconsolidated real estate partnerships of $13.6 million primarily due to a special distribution received by the Company in 1994 from the Meriden Square Partnership as a result of a debt financing.

    FINANCING ACTIVITIES cash flow increased $20.7 million to $62.7 million for the year ended December 31, 1995 when compared to $42.0 million for the same period in 1994. The increase is due primarily to increased distributions due to an increase in cash provided by operations.

PRO FORMA OPERATING RESULTS--YEAR ENDED DECEMBER 31, 1996 TO YEAR ENDED DECEMBER
  31, 1995

    On a pro forma basis, after giving effect to the Offering, net income of the Company for the year ended December 31, 1996 was $54.7 million as compared to historical net income of the Company for the same period of $27.3 million. The pro forma adjustments increased revenues by $27.3 million and increased operating expenses by $16.3 million, as a result of reflecting operations of the Acquired Properties for the period January 1, 1996 through June 30, 1996. The pro forma adjustments decreased interest expense by $13.2 million as a result of the application of the estimated net proceeds of the Offering to pay down debt as described under "Use of Proceeds," partially offset by additional interest of $10.0 million that would have been incurred if the Acquired Properties had been acquired on January 1, 1996 versus July 1, 1996. The pro forma adjustments increased interest income by $13.2 million reflecting interest earned on the Garden State Plaza Loan and interest earned on excess cash balances as described under "Use of Proceeds."

EBITDA--EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION

    The Company believes that there are several important factors that contribute to the ability of the Company to increase rent and improve profitability of its shopping centers, including aggregate tenant sales volume, sales per square foot, occupancy levels and tenant costs. Each of these factors has a significant effect on EBITDA. The Company believes that EBITDA is an effective measure of shopping center operating performance because: (i) it is industry practice to evaluate real estate properties based on net income before interest, taxes, depreciation and amortization, which is generally equivalent to EBITDA; and (ii) EBITDA is unaffected by the debt and equity structure of the property owner. EBITDA: (i) does not represent cash flow from operations as defined by GAAP; (ii) should not be considered as an alternative to net income as a measure of the Company's operating performance; (iii) is not indicative of cash flows from operating, investing and financing activities; and (iv) is not an alternative to cash flows as a measure of the Company's liquidity.

    The Company's total EBITDA before minority interest plus its pro-rata share of EBITDA of unconsolidated real estate partnerships ("Total EBITDA") increased from $92.2 million in 1994 to $127.6 million in 1996, representing a compound annual growth rate of 18.0%. The growth in Total EBITDA reflects the addition of Total GLA, increased rental rates, increased tenant sales, improved occupancy levels and effective control of operating costs and assumes that the Acquired Properties were owned by the Company during all of the applicable periods. During this period, and based on the same assumption, the operating profit margin increased from 60% to 66%. This improvement is also primarily attributable to aggressive leasing of new and existing space and effective control of operating costs.

    The following summarizes Total EBITDA and the operating profit margin of the Properties, which is equal to Total EBITDA expressed as a percentage of the Company's pro rata share of total revenue:

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

TOTAL EBITDA AND OPERATING PROFIT MARGIN
Total EBITDA (in Thousands)
                                               1994       1995       1996
Total EBITDA                                 90,000    112,000    120,000
Operating Profit Margin (Percentage)
                                               1994       1995       1996
Operating Profit Margin                         58%        65%        64%

    A summary of EBITDA for the years ended December 31, 1996, 1995 and 1994 follows:

                                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                                               ----------------------------------
                                                                                  1996        1995        1994
                                                                               ----------  ----------  ----------
                                                                                        ($ IN THOUSANDS)
EBITDA of wholly owned and consolidated real estate partnership..............  $  103,562  $   75,267  $   70,920
Pro rata share of EBITDA of unconsolidated real estate partnerships..........      24,020      26,932      21,300
                                                                               ----------  ----------  ----------
Total EBITDA.................................................................  $  127,582  $  102,199  $   92,220
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
EBITDA after minority interest (1)...........................................  $  126,952  $  102,199  $   92,220
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------
Increase in Total EBITDA from prior period...................................        24.8%       10.8%     --
Increase in EBITDA after minority interest from prior period.................        24.2        10.8      --
Operating profit margin of the Properties....................................        66.0        67.3        60.1

------------------------

(1) EBITDA after minority interest represents earnings before interest, income taxes, depreciation and amortization for all Properties after the minority share in Mission Valley Partnership EBITDA.

FUNDS FROM OPERATIONS

    The Company computes Funds from Operations in accordance with standards established by the White Paper on Funds from Operations approved by the Board of Governors of NAREIT in March 1995 which defines Funds from Operations as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from debt restructuring and sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the management fee which pertains to leasing commissions which is capitalized in accordance with GAAP. Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as a measure of the Company's financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity, nor is it indicative of funds available to fund the Company's cash needs, including its ability to make distributions.

    The following is a summary of the Funds from Operations of the Company and a reconciliation of net income to Funds from Operations for the periods presented:

                                                                                         FOR THE YEARS ENDED
                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
                                                                                          ($ IN THOUSANDS)
Funds from Operations............................................................  $  76,630  $  64,293  $  56,886
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Increase in Funds from Operations from prior period..............................      19.2%      13.0%     --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Reconciliation:
  Net income.....................................................................  $  27,296  $  21,846  $  15,244
  Amortization of deferred financing leases......................................      1,883      1,786      1,679
Plus:
  Depreciation and amortization from consolidated properties.....................     38,596     29,150     28,502
  The Company's share of depreciation and amortization from unconsolidated real
    estate partnerships..........................................................     11,100     13,010     12,832
Less:
Capitalized leasing omissions....................................................     (1,812)    (1,499)    (1,371)
Minority interest portion of depreciation and amortization.......................       (433)    --         --
                                                                                   ---------  ---------  ---------
Funds from Operations............................................................  $  76,630  $  64,293  $  56,886
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

PORTFOLIO DATA

    REPORTED TENANT SALES VOLUME AND SALES PER SQUARE FOOT. From 1994 to 1996, reported sales for Mall Stores (other then Eastland Center which was under redevelopment) increased 14% from $1,348 million to $1,536 million, an average annual compound growth rate of 7%. Total sales for Mall Stores affect revenue and profitability levels of the Company because they determine the amount of minimum rent the Company can charge, the percentage rent it realizes, and the recoverable expenses (common area maintenance, real estate taxes, etc.) the tenants can afford to pay.

    The following illustrates total sales for Mall Stores (other than Eastland Center):

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

    SALES VOLUME (IN
        MILLIONS)
1994                           1,348
1995                            1464
1996                            1536

                                                                                  ANNUAL
FOR YEAR ENDED DECEMBER 31,                                                 PERCENTAGE INCREASE
---------------------------------------------------------  TOTAL SALES FOR  -------------------
                                                             MALL STORES
                                                           ---------------
                                                            (IN MILLIONS)
1994.....................................................     $   1,348             --
1995.....................................................         1,464               8.6%
1996.....................................................         1,536               4.9%

    Reported sales per square foot for Mall Stores located at Centers under Westfield Holdings's management (other than Eastland Center which was under redevelopment) for the years 1994 to 1996 were as follows:

                                                                    FOR THE YEARS ENDED
                                                                       DECEMBER 31,
                                                              -------------------------------
                                                                1996       1995       1994
                                                              ---------  ---------  ---------
Reported sales per square foot..............................  $     297  $     279  $     263
Increase from prior year....................................        6.5%       6.1%    --

    In 1996, the Centers under Westfield Holdings's management (including the Acquired Properties as if they were owned by the Company during such period) reported average Mall Store sales psf of $297 as compared to an industry average of $278 psf for the same period. (Source: ICSC Monthly Mall Merchandise Index, February 1997).

    As reflected in the above table, the increase in sales per square foot from 1994 to 1996 for Mall Stores located at Centers under Westfield Holdings's management (other than Eastland Center which was under redevelopment) was 13%.

    The Company believes these sales levels enhance the Company's ability to obtain higher rents from tenants.

LEASING

    The amount of leased Mall Store space at Stabilized Centers (including the Acquired Properties as if they were owned by the Company as of December 31,
1994) increased each year from 88% at December 31, 1994 to 92% at December 31, 1996, excluding temporary leases with durations of less than one year.

TENANT OCCUPANCY COSTS

    A tenant's ability to pay rent is affected by the percentage of its sales represented by occupancy costs, which consist of rent and expense recoveries. As sales levels increase, if expenses subject to recovery are controlled, the tenant can pay higher rent. From 1994 to 1996 recoverable expenses remained relatively constant while sales per square foot continued to increase. This has permitted rents to increase without raising a tenant's total occupancy cost beyond its ability to pay.

    The following table illustrates occupancy cost as percentage of sales for reporting tenants for 1996 and 1995:

                                                                               FOR THE YEARS ENDED
                                                                                   DECEMBER 31,
                                                                               --------------------
                                                                                 1996       1995
                                                                               ---------  ---------
Mall Stores
  Base rents.................................................................        8.5%       8.7%
  Expense recoveries.........................................................        4.7        4.9
                                                                                     ---        ---
    Total....................................................................       13.2%      13.6%
                                                                                     ---        ---
                                                                                     ---        ---

    As a result of these factors, the average effective (base plus percentage) rents for Mall Stores located at Centers under Westfield Holdings's management (including the Acquired Properties as if they were owned by the Company as if they were owned as of December 31, 1994) increased from 1994 to 1996. Average base rents per square foot of Mall Stores located at Centers under Westfield Holdings's management increased 8% during this period. The following highlights this trend:

                                                                                    AVERAGE
                                                                               EFFECTIVE RENT PER
                                                                                  SQUARE FOOT
                                                                             ----------------------
                                                                               MALL
AS OF DECEMBER 31,                                                            STORES     % CHANGE
---------------------------------------------------------------------------  ---------  -----------
1994.......................................................................  $   25.55      --
1995.......................................................................      26.33         3.1%
1996.......................................................................      27.62         4.9

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

   AVERAGE BASE RENT PER SQUARE FOOT MALL
                   STORES
                                              Dollars Per Square Ft
1994                                                            $25
1995                                                            $26
1996                                                            $28

LIQUIDITY AND CAPITAL RESOURCES

    On a pro forma basis as of December 31, 1996, after giving effect to the Offering and the application of the proceeds thereof, the Company's consolidated indebtedness is expected to be reduced from approximately $770.6 million to approximately $576.0 million which is all fixed-rate debt. The maturity dates of such indebtedness range from 1998 to 2014. The Company's ratio of debt-to-Total
Market Capitalization would be approximately    % on a pro forma basis as of
December 31, 1996. The interest rate on the fixed-rate debt ranges from 6.15% to 8.09%. See "Debt Summary." After the Offering, scheduled principal amortization and balloon payments in connection with maturing mortgage indebtedness over the next five years and thereafter are set forth in the table below:

YEAR
------------------------------------------------------------------------------      AMOUNT
                                                                                --------------
                                                                                (IN THOUSANDS)
1997..........................................................................    $    6,539
1998..........................................................................         7,022
1999..........................................................................       194,542
2000..........................................................................       134,657
2001..........................................................................       170,157
Thereafter....................................................................        63,047

    On November 27, 1996 and November 29, 1996, the Company completed structured deferred interest rate swaps, totaling $90.0 million notional amount where the Company will receive LIBOR and pay 6.125% for three years beginning February 11, 1999. Additionally, the counterparty received an option to extend the swaps for an additional two years exercisable on November 12, 1997.

    The historical sources of capital used to fund the Company's operating expenses, interest expense, recurring capital expenditures and non-recurring capital expenditures (such as major building renovations and expansions) have been: (i) Funds from Operations, (ii) property financing and (iii) capital contributions. The Company anticipates that all development projects, expansion projects and potential acquisitions within the next 12 months will be funded by external financing sources.

    Capital expenditures were $44.1 million, $12.8 million and $32.1 million for the years ended December 31, 1996, 1995 and 1994, respectively. The following table shows the components of capital expenditures.

                                                                        FOR THE YEARS ENDED DECEMBER
                                                                                     31,
                                                                       -------------------------------
                                                                         1996       1995       1994
                                                                       ---------  ---------  ---------
                                                                                (IN MILLIONS)
Renovations and expansions...........................................  $    38.6  $     4.8  $    27.1
Tenant allowances....................................................        4.7        6.3        4.1
Other capital expenditures...........................................        0.8        1.7        0.9
                                                                       ---------  ---------  ---------
    Total............................................................  $    44.1  $    12.8  $    32.1
                                                                       ---------  ---------  ---------
                                                                       ---------  ---------  ---------

    Capital expenditures were financed by external funding and recovery of costs from tenants where applicable.

    The Company anticipates that its Funds from Operations will provide the necessary funds on a short and long-term basis for its operating expenses, interest expense on outstanding indebtedness and all dividends to the shareholders in accordance with the REIT Requirements. Sources of recurring and non-recurring capital expenditures, such as major building renovations and expansions, as well as for scheduled principal payments, including balloon payments on outstanding indebtedness are expected to be obtained from: (i) additional debt financing, (ii) additional equity and (iii) working capital reserves.

    The Company also may obtain additional funds for future acquisitions and development through borrowings, or the issuance of equity securities or partnership arrangements. Certain acquisitions may be undertaken through the issuance of additional equity securities. The Company intends to incur additional indebtedness in a manner consistent with its policy of maintaining a debt-to-Total Market Capitalization ratio of not more than 50%. The Company intends to access debt financing from the capital markets on a secured or unsecured basis.

    As of December 31, 1996, the Company's balance of cash and cash equivalents was $6.7 million, not including its proportionate share of cash held by unconsolidated real estate partnerships. In addition, the Company has a $50.0 million unsecured revolving credit facility which on a pro forma basis would have been fully available at December 31, 1996. The Company expects to utilize this facility for working capital, capital costs and general corporate purposes.

    The Company believes that it will have access to capital resources sufficient to satisfy the Company's cash requirements and expand and develop its business in accordance with its strategy for growth for at least 12 months following the closing of this Offering.

INFLATION

    Inflation has remained relatively low during the past three years and has had a minimal impact on the operating performance of the Properties. Nonetheless, substantially all of the tenants' leases contain provisions designed to lessen the impact of inflation. Such provisions include clauses enabling the Company to receive percentage rentals based on tenants' gross sales, which generally increase as prices rise, and/or escalation clause, which generally increase rental rates during the terms of the lease. In addition, many of the leases are for terms of less than ten years, which may enable the Company to replace existing leases with new leases at higher base and/or percentage rentals if rents of the existing leases are below the then-existing market rate. Substantially all of the leases, other than those for anchors, require the tenants to pay a proportionate share of operating expenses, including common area maintenance, real estate taxes and insurance, thereby reducing the Company's exposure to increases in cost and operating expenses resulting from inflation.

    However, inflation may have a negative impact on some of the Company's other operating items. Interest and general and administrative expenses may be adversely affected by inflation as these specified costs could increase at a rate higher than rents. Also, for tenant leases with stated rent increases, inflation may have a negative effect as the stated rent increases in these leases could be lower than the increase in inflation at any given time.

SEASONALITY

    The shopping center industry is seasonal in nature, particularly in the fourth quarter during the holiday season, when tenant occupancy and retail sales are typically at their highest levels. In addition, shopping malls achieve most of their temporary tenant rents during the holiday season. As a result of the above, earnings are generally highest in the fourth quarter of each year.

                            BUSINESS AND PROPERTIES

GENERAL

    The Company's geographically diverse quality portfolio encompasses 13 super regional shopping centers, six regional shopping centers and three Power Centers, the May Properties and certain other real estate investments.

THE SHOPPING CENTER BUSINESS

    According to the published industry guides, retail shopping centers accounted for approximately 58% of retail sales in the United States (excluding sales by automotive dealers and gasoline service stations), or an estimated $914.2 billion, in 1996. There are various categories of shopping centers, including, among others, super regional shopping centers which are greater than 800,000 square feet of total gross leasable area, regional shopping centers ranging from 400,000 to 800,000 square feet of total gross leasable area, and power centers ranging from 250,000 to 600,000 square feet of total gross leasable area.

    Most regional and super regional shopping centers compete for consumer retail dollars by offering fashion merchandise, hard goods and services, generally in an enclosed, climate-controlled environment with convenient parking. Regional and super regional shopping centers have differing strategies for price levels depending upon the market demographics, competition and the merchants and merchandise offered, from very high-end presentations, on the one extreme, to a strategy of leasing exclusively to promotional, single category outlet stores, on the other. Super regional centers generally have more variety and assortment than regional centers.

    The Company has 13 super regional shopping centers, with approximately 14.0 million square feet of Total GLA, representing 72.9% of the Total GLA. Nationwide there are approximately 680 super regional shopping centers, representing 1.7% of shopping centers across the country.

    The Company has six regional shopping centers with approximately 3.7 million feet of Total GLA, representing 19.5% of the Total GLA. Nationwide there are approximately 1,235 regional shopping centers representing 3% of shopping centers across the country.

    Power centers tend to have category dominant anchors and few small tenants. The Company has three Power Centers, including Eastland Center which was recently converted from a regional shopping center. The Company is also planning to build a power center on land adjacent to Topanga Plaza and to redevelop the existing Power Center known as Mission Valley Center-West into a value-oriented power center. The Power Centers have approximately 1.5 million square feet of Total GLA, representing 7.6% of Total GLA.

INDUSTRY TRENDS AND THE COMPANY'S MERCHANDISING

    The Manager continually monitors and analyzes trends in the Centers and the industry as a whole. The Manager's in-house research, marketing, merchandising, and leasing professionals work together to identify retail trends and seek to merchandise and lease the Centers in response to those market trends. The following significant industry trends have been identified.

    Over the past six years, the Manager has identified a major fashion shift in ready-to-wear with women's fashion retailers decreasing from approximately 24% of the Mall GLA to 19.8%. The trend to casual dressing and the resulting consumer interest in value-oriented ready-to-wear, including casual and athletic footwear, has changed the nature of fashion in the Centers. The trend has moved from women's ready-to-wear to unisex apparel with unisex retailers increasing from 8.2% of Mall GLA to 14.7% over the period. The Manager has sought out unisex tenants such as Eddie Bauer, J. Crew, The Gap, Banana Republic, American Eagle and others.

    New retailers are revitalizing the merchandise variety available at the Centers, including The Disney Store, Starbucks, Garden Botanika, Coach Leather, The Museum Company, Warner Bros., Crate and Barrel, The Nature Company, The Bombay Company, and California Pizza Kitchen.

    Successful retailers (including The Gap, Banana Republic and The Limited) are expanding their formats into larger stores and combining stores such as The Gap, Gap Kids and the Baby Gap.

    There has been a recent "baby-boom" in the U.S., in years 1989-1993, births have exceeded four million for the first time since the early 1960's; there are now 20 million Americans between the ages of four and eight. As a result of this new "baby-boom," the Manager is making a special effort to attract children's ready-to-wear (i.e., Gap Kids, Baby Gap, and Gymboree) and related kids' retailers (toys, software, videos), to its Centers. Marketing has also been tailored to attract this young market and their parents through strategies such as "Kids Clubs" and mall promotions.

    The Manager is merchandising the Centers today to take advantage of the fast growing teenage market. There are 37 million teens in the U.S., and there has been a fashion shift to more stylish, junior ready-to-wear. Also, as the new "baby-boomers" reach their teenage years the Manager believes such tenants as Wet Seal, Contempo Casuals, Rampage/Friends, Pacific Sunwear, Claire's Store and The Limited will benefit from these demographic trends.

    The Manager and the Company are optimistic about the future of the regional shopping center business because the consolidation of the department stores in recent years provides the Centers with financially stronger anchor stores. Also, the new innovative retailers entering the Centers offer greater merchandise selection for the shopper. The Company believes the demographic trends described above will be beneficial to the fashion retailers in the same manner that the first generation of "baby-boomers" that were fashion oriented drove the dramatic growth of the shopping industry in the 1970's and 1980's.

THE CENTERS

    As set forth in the following table, the Company's portfolio consists of 13 super regional shopping centers, six regional centers and three Power Centers located in seven states in the East Coast, the Mid West, and the West Coast regions of the United States and totalling 19.2 million square feet of GLA. In addition, the Company has an option to acquire the stock of Westland Realty, Inc., the holder of an indirect 50% partnership interest in Garden State Plaza pursuant to the Garden State Option.

                                 CENTER PROFILE

                                                                                                             TRADE AREA
                                                                                                             POPULATION
                                                          MALL STORE                                       (000S)/AVERAGE
                                            TOTAL GROSS      GROSS                         HISTORY AND         ANNUAL
SHOPPING CENTER AND           PERCENTAGE   LEASABLE AREA   LEASABLE      NO. OF MALL        STATUS OF         HOUSEHOLD
LOCATION                      OWNERSHIP       SQ.FT.      AREA SQ.FT.     STORES(1)        DEVELOPMENT       INCOME $(2)
---------------------------  ------------  -------------  -----------  ---------------  -----------------  ---------------
EAST COAST
Annapolis Mall, ...........       30           990,702       408,554            151        Opened 1980             450/
  Annapolis, Maryland                                                                      Redeveloped          $63,400
                                                                                            1982/1994

Connecticut Post                 100           831,707       438,405            137        Opened 1960             430/
  Mall,(3) ................                                                             Redeveloped 1991        $54,600
  Milford, Connecticut

Enfield Square,(3) ........      100           678,822       260,632             81        Opened 1971             312/
  Enfield, Connecticut                                                                     Redeveloped          $53,700
                                                                                            1987/1997

Meriden Square, ...........       50           746,695       294,654            113        Opened 1971             396/
  Meriden, Connecticut                                                                     Redeveloped          $54,800
                                                                                            1988/1993

Montgomery Mall, ..........      100         1,253,482       467,872            178        Opened 1962             612/
  Bethesda, Maryland                                                                       Redeveloped          $79,900
                                                                                         1976/1982/1984
                                                                                              1991

South Shore Mall,(4) ......      100         1,108,111       370,962            120     Opened 1963 Under          495/
  Bay Shore, New York                                                                     Redevelopment         $66,500

Trumbull Shopping Park, ...      100         1,160,716       464,088            176        Opened 1964             536/
  Trumbull, Connecticut                                                                    Redeveloped          $71,400
                                                                                         1982/1987/1990
                                                                                            1992/1995
                                           -------------  -----------           ---

    Total..................                  6,770,235     2,705,167            956
                                           -------------  -----------           ---

Garden State Plaza ........   Option to      1,989,096       852,977            294        Opened 1957           1,502/
  Paramus, New Jersey        Acquire 50%                                                   Redeveloped          $65,100
                                                                                         1984/1988/1996
                                                                                              Under
                                                                                          Redevelopment

SHOPPING CENTER AND
LOCATION                     MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  -------------------------------------
EAST COAST
Annapolis Mall, ...........  Nordstrom, Hecht's, J.C. Penney,
  Annapolis, Maryland        Montgomery Ward
Connecticut Post             Filene's, J.C. Penney, Caldor
  Mall,(3) ................
  Milford, Connecticut
Enfield Square,(3) ........  Filene's, J.C. Penney. Sears
  Enfield, Connecticut       scheduled to open Spring 1997.
Meriden Square, ...........  Filene's, J.C. Penney, Sears
  Meriden, Connecticut
Montgomery Mall, ..........  Nordstrom, Hecht's, Sears, J.C.
  Bethesda, Maryland         Penney
South Shore Mall,(4) ......  Macy's, J.C. Penney, Sears scheduled
  Bay Shore, New York        to open Fall 1997
Trumbull Shopping Park, ...  Macy's, Filene's, Lord & Taylor, J.C.
  Trumbull, Connecticut      Penney
    Total..................
Garden State Plaza ........  Nordstrom, Macy's, Neiman Marcus,
  Paramus, New Jersey        Lord & Taylor, J.C. Penney

                                                                                                                TRADE AREA
                                                                                                                POPULATION
                                                             MALL STORE                                       (000S)/AVERAGE
                                               TOTAL GROSS      GROSS                         HISTORY AND         ANNUAL
SHOPPING CENTER AND            PERCENTAGE     LEASABLE AREA   LEASABLE      NO. OF MALL        STATUS OF         HOUSEHOLD
LOCATION                        OWNERSHIP        SQ.FT.      AREA SQ.FT.     STORES(1)        DEVELOPMENT       INCOME $(2)
---------------------------  ---------------  -------------  -----------  ---------------  -----------------  ---------------
MID WEST
Mid Rivers Mall, ..........           100         929,185       352,371            142        Opened 1987             265/
  St. Peters, Missouri                                                                        Redeveloped          $50,400
                                                                                               1990/1996

South County Center,(3) ...           100         754,063       259,360            102        Opened 1963             430/
  St. Louis, Missouri                                                                      Redeveloped 1979        $45,400

West County Center, .......           100         583,646       152,590             65        Opened 1969             324/
  Des Peres, Missouri                                                                      Redeveloped 1985        $71,000

West Park Mall, ...........           100         502,856       230,505             82        Opened 1981             231/
  Cape Girardeau, Missouri                                                                 Redeveloped 1984        $30,600

Westland Towne Center, ....           100         470,943       137,520             15        Opened 1960             266/
  Lakewood, Colorado                                                                          Redeveloped          $44,300
                                                                                               1981/1994
                                              -------------  -----------           ---

    Total..................                     3,240,693     1,132,346            406
                                              -------------  -----------           ---

WEST COAST

Eagle Rock Plaza, .........           100         474,230       163,912             63        Opened 1973             525/
  Los Angeles, California                                                                                          $50,500

Eastland Center, ..........           100         819,244       617,444             29        Opened 1957             528/
  West Covina, California                                                                     Redeveloped          $52,600
                                                                                            1981/1996/1997

Mission Valley                         76       1,340,410       508,492             95        Opened 1961             936/
  Center,(4) ..............                                                                   Redeveloped          $48,600
  San Diego, California                                                                        1975/1983
                                                                                               1994/1997

Mission Valley                         76         178,624       178,624             34        Opened 1963             936/
  Center-West, .                                                                                 Under             $48,600
  San Diego, California                                                                      Redevelopment

North County Fair,(5) .....            45       1,243,551       363,054            168        Opened 1986             743/
  Escondido, California                                                                                            $54,700


SHOPPING CENTER AND
LOCATION                      MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  ---------------------------------------
MID WEST
Mid Rivers Mall, ..........  Famous-Barr, Dillard's, Sears, J.C.
  St. Peters, Missouri       Penney

South County Center,(3) ...  Famous-Barr, Dillard's, J.C. Penney
  St. Louis, Missouri
West County Center, .......  Famous-Barr, J.C. Penney
  Des Peres, Missouri
West Park Mall, ...........  Famous-Barr, J.C. Penney, Venture
  Cape Girardeau, Missouri
Westland Towne Center, ....  Sears, Super Kmart
  Lakewood, Colorado

    Total..................

WEST COAST
Eagle Rock Plaza, .........  Robinsons-May, Montgomery Ward
  Los Angeles, California
Eastland Center, ..........  Mervyn's, Target
  West Covina, California

Mission Valley               Robinsons-May, Macy's, Montgomery Ward,
  Center,(4) ..............  AMC 20-screen theater, Nordstrom Rack
  San Diego, California

Mission Valley
  Center-West, .
  San Diego, California
North County Fair,(5) .....  Nordstrom, Robinsons-May (2), Macy's,
  Escondido, California      J.C. Penney, Sears

                                                                                                                TRADE AREA
                                                                                                                POPULATION
                                                             MALL STORE                                       (000S)/AVERAGE
                                               TOTAL GROSS      GROSS                         HISTORY AND         ANNUAL
SHOPPING CENTER AND            PERCENTAGE     LEASABLE AREA   LEASABLE      NO. OF MALL        STATUS OF         HOUSEHOLD
LOCATION                        OWNERSHIP        SQ.FT.      AREA SQ.FT.     STORES(1)        DEVELOPMENT      INCOME $ (2)
---------------------------  ---------------  -------------  -----------  ---------------  -----------------  ---------------
Plaza Bonita, .............        100             822,075      313,248            135        Opened 1981             696/
  National City, California                                                                                        $41,800

Plaza Camino Real, ........        40            1,152,194      433,984            155        Opened 1969             475/
  Carlsbad, California                                                                        Redeveloped          $52,300
                                                                                               1979/1989

The Plaza at West                  100           1,233,582      585,488            194        Opened 1975             679/
  Covina, .................                                                                   Redeveloped          $54,900
  West Covina, California                                                                      1990/1993

Topanga Plaza, ............        42            1,085,038      373,006            130        Opened 1964             846/
  Canoga Park, California                                                                     Redeveloped          $66,900
                                                                                            1984/1992/1994

Vancouver Mall, ...........        50              870,141      328,575            156        Opened 1977             278/
  Vancouver, Washington                                                                       Redeveloped          $43,500
                                                                                               1979/1993
                                              -------------  -----------         -----

    Total(1)...............                      9,219,089    3,865,827          1,159
                                              -------------  -----------         -----

      Grand Total(4).......                     19,230,017    7,703,394          2,521
                                              -------------  -----------         -----
                                              -------------  -----------         -----

SHOPPING CENTER AND
LOCATION                      MAJOR RETAILERS AND SPECIAL FEATURES
---------------------------  ---------------------------------------
Plaza Bonita, .............  Robinsons-May, J.C. Penney, Montgomery
  National City, California  Ward and Mervyn's
Plaza Camino Real, ........  Macy's (2), Robinsons-May, Sears, J.C.
  Carlsbad, California       Penney
The Plaza at West            Robinsons-May, Macy's, Sears, J.C.
  Covina, .................  Penney
  West Covina, California
Topanga Plaza, ............  Nordstrom, Robinsons-May, Sears,
  Canoga Park, California    Montgomery Ward
Vancouver Mall, ...........  Nordstrom, Meier & Frank, Sears, J.C.
  Vancouver, Washington      Penney, Mervyn's
    Total(1)...............
      Grand Total(4).......

------------------

(1) Includes vacant stores.

(2) U.S. national average household income $44,799. All figures are 1994 estimates provided by Equifax National Decisions Systems.

(3) The Company's interest in this Center includes certain incidental long-term ground leases.

(4) After giving effect to the South Shore Mall redevelopment anticipated to be completed in Fall 1997.

(5) The Joint Venture which owns this Center leases it from the City of Escondido pursuant to a 50-year ground lease which expires in 2033.

    The following table sets forth the number of Centers in each State and the Total GLA per State for such Centers.

                                                                                            % OF TOTAL
STATE OF SHOPPING CENTER LOCATIONS                   NO. OF SHOPPING CENTERS  TOTAL GLA         GLA
---------------------------------------------------  -----------------------  ----------  ---------------
California.........................................                 9          8,348,900            43%
Colorado...........................................                 1            470,900             2
Connecticut........................................                 4          3,417,900            18
Maryland...........................................                 2          2,244,200            12
Missouri...........................................                 4          2,769,800            14
New York...........................................                 1          1,108,100             6
Washington.........................................                 1            870,100             5

    Business highlights of the operation and performance of the Centers include the following:

    - Successful redevelopment of a number of the Centers has generated increased returns. The Company is in the process of redeveloping South Shore Mall and anticipates that the redevelopment of Mission Valley Center--West will commence in the second quarter on 1997. In addition, the Company is currently planning the redevelopment of eight additional Properties.

    - In 1996, the Centers under Westfield Holding's management (excluding Eastland Center which is under redevelopment) reported average Mall Stores sales psf of $297 as compared to an industry average of $278 psf for the same period (Source: ICSC Monthly Mall Merchandise Index, February 1997).

    - Mall GLA at Stabilized Centers was leased 92% as of December 31, 1996.

    - Upon completion of construction at Shore Mall and Enfield Square, 17 of the 19 Regional Centers will have three or more Anchors. The quality and the number of Anchors both enhances the Centers' competitive position with existing properties and makes the development of competing centers in the same trade area less likely.

    - Geographic diversity in seven states throughout the East Coast, Mid West and West Coast regions of the United States diversifies the risk of exposure to regional economic downturns. Marketing efficiencies are available where Centers are located in "clusters" within each region.

    - A significant concentration of Centers in California (43% of the Total GLA of the Centers as of December 31, 1996) provides an excellent opportunity to take advantage of that state's recent economic recovery.

    - All of the Regional Centers are located on major road systems, primarily in major metropolitan areas, including suburbs of Los Angeles and San Diego, California, Hartford, Connecticut, Portland, Oregon, St. Louis, Missouri, Washington, D.C., and Long Island, New York, providing easy access and high visibility and creating a competitive advantage for the Company.

    - The Centers have 74 Anchors operating under 18 trade names. The portfolio includes 20 May Company (Famous-Barr, Filene's, Hecht's, Lord & Taylor, Meier & Frank, and Robinsons-May), 16 J.C. Penneys, 11 Sears, seven Federated (Macy's) and five Nordstrom stores, in addition to other major Anchors include Dillard's, Dayton Hudson (Mervyn's, Target) and Montgomery Ward. The Manager's strong relationships with these Anchors enhance the Company's opportunities by providing substantial pre-leasing of new projects, lease-up of existing space, improved tenant retention and releasing opportunities.

    - Montgomery Mall is the Company's largest Center, was 95% leased as of December 31, 1996, and had effective rents psf of $38 and average mall store sales psf of $405, for the year ended December 31, 1996.

    - Most of the Centers' Mall GLA is leased to national and regional chains, including Abercrombie & Fitch, Baker's Shoes, Banana Republic, Bath & Body Works, CVS, Eddie Bauer, Express, Foot

      Locker, Gap Kids, J. Riggins, JW, Kay Bee Toys & Hobby, Kinney Shoes, Lane Bryant, Lerner's, Limited Too, Oaktree, The Body Shop, The Disney Store, The Gap, The Limited, Structure, Victoria's Secret and Warner Bros.

    - In 1996, the Centers under Westfield Holdings Management derived approximately 95% of their base rents from Mall Stores. Mall Stores occupied approximately 40.1% of the Total GLA, and the balance of Total GLA was represented by Anchors and outparcel stores. No single retailer accounted for more than 5% of Mall GLA or more than 6% of the Company's 1996 annualized effective rent (I.E., base plus percentage rent), except for The Limited Stores, a clothing retailer, which occupied approximately 10% of Mall GLA and accounted for 11% of the 1996 Mall Store annualized effective rent.

THE EAST COAST PROPERTIES

    The East Coast portfolio consists of four Centers in Connecticut, two in Maryland and one in New York. The East Coast properties are well located in areas with a large populations and generally middle to high incomes. Connecticut has a population of more than 3.3 million, Long Island, New York has 2.7 million and the greater Washington, D.C. area has 5.2 million people. Many of the Centers have significant development opportunities over the next 10 years. While competition is generally strong, Centers such as Annapolis Mall, Montgomery Mall and Trumbull Shopping Park have established a competitive advantage because of their strong department store and specialty store tenant mix. For example, Montgomery Mall is differentiated from its competition by having the only Nordstrom store in its market and a distinctive tenant mix. Annapolis Mall, with its upscale suburban market, has the only Nordstrom store in its Primary Trade Area.

    CONNECTICUT SUPER REGIONAL SHOPPING CENTERS

    CONNECTICUT POST MALL. Connecticut Post Mall is located in Milford, Connecticut, at the intersection of Interstate 95 and Boston Post Road, and has a significant market share of the greater New Haven market. The Center, which opened in 1960, was last redeveloped in 1991 by adding J.C. Penney, Filene's and a new food court. The enclosed, two-level mall has 831,707 square feet of Total GLA on a 78-acre site, with 137 Mall Stores and three Anchors: Filene's, J.C. Penney and Caldor. The Company anticipates that further redevelopment could include the addition of up to two more anchors and additional Mall GLA. The Company owns 100% of the Center.

    TRUMBULL SHOPPING PARK. Trumbull Shopping Park is located in Trumbull, Connecticut, near the Merritt Parkway and serves the affluent Fairfield County communities. The Center, which opened in 1962, has undergone multiple redevelopments, including a significant redevelopment in 1992 which added Lord & Taylor and 10,000 square feet of additional Mall GLA. The two-level Center has approximately 1.2 million square feet of Total GLA on a 76-acre site, with 176 Mall Stores and four Anchors: Macy's, Filene's, Lord & Taylor and J.C. Penney. The Company believes that there is redevelopment potential with the addition of a third level of specialty stores. The Company owns 100% of the Center.

    CONNECTICUT REGIONAL SHOPPING CENTERS

    ENFIELD SQUARE. Enfield Square is located in Enfield, Connecticut, 15 miles north of downtown Hartford, Connecticut, along Interstate 91 and serves North Hartford County. The Center, which opened in 1971, was last renovated in 1987, and is currently under redevelopment with the addition of Sears as a new anchor scheduled for Spring 1997. Upon completion of redevelopment, the one-level Center will have 678,822 square feet of Total GLA on a 79-acre site, with 81 Mall Stores and three Anchors: Filene's and J.C. Penney and a new Sears store. The Company believes that potential redevelopment exists for a possible fourth anchor and an additional Mall GLA. The Company owns 100% of the Center.

    MERIDEN SQUARE. Meriden Square is located in Meriden, Connecticut, 20 miles southwest of downtown Hartford, Connecticut, and serves New Haven County. The Center, which opened in 1971, was last redeveloped in 1993 with the addition of Sears and 100,000 square feet of Mall GLA. This two-level Center has 746,695 square feet of Total GLA on a 62-acre site, with 113 Mall Stores and three Anchors: Filene's, J.C. Penney and Sears. The Company believes that further redevelopment may include the addition of a fourth anchor and an expansion of Mall GLA.

    The Company is a 50% general partner in Meriden Square, under a partnership agreement expiring in 2058 with two entities that together comprise the other 50% general partnership interest. Each partner may only sell the Center with the consent of the other or after offering its interest to the other partner where the partner elects not to purchase. The Center is managed by the Manager.

    MARYLAND/WASHINGTON, D.C. SUPER REGIONAL SHOPPING CENTERS

    ANNAPOLIS MALL. Annapolis Mall is located in Annapolis, Maryland, the home of the U.S. Naval Academy and a popular tourist destination, 20 miles east of the Washington, D.C. metropolitan area. The Center, which opened in 1980, was redeveloped in 1994 with the addition of Nordstrom and 100,000 square feet of Mall GLA. At that time the Center was also renovated and repositioned with upscale specialty stores to complement Nordstrom. The 1994 redevelopment and repositioning significantly expanded the Center's trade area and enabled Annapolis Mall to hold a significant market share. The one-level Center has 990,702 square feet of Total GLA on a 90-acre site, with 151 Mall Stores and four Anchors: Hecht's, Montgomery Ward, J.C. Penney and Nordstrom. There is early redevelopment planning for the addition of a fifth anchor. The Company believes that two additional anchors and Mall GLA can be added to the Center.

    The Company is a 30% Joint Venture partner in Annapolis Mall. Under the terms of the partnership agreement expiring May 1, 2078, neither joint venture partner may dispose of an interest except (i) to an affiliate, (ii) in connection with the merger, consolidation, or sale or substantially all the assets or (iii) subject to a right of first refusal. The agreement contains buy-sell provisions with respect to partnership interests in the event of a deadlock as to the sale of the Center, refinancing or the identity of a department store operator. Neither joint venture partner may mortgage its partnership interest.

    MONTGOMERY MALL. Montgomery Mall is located in Bethesda, Maryland, and serves Montgomery County. The Center, which opened in 1968, was expanded and redeveloped in 1991 with the addition of a Nordstrom and a new fashion retail wing. The repositioning of the Center includes serving the high income demographics of the market and additional upscale merchandise to better compliment Nordstrom. The Center has approximately 1.25 million square feet of Total GLA on a 58-acre site, with 178 Mall Stores and four Anchors: Nordstrom, Hecht's, Sears and J.C. Penney. The Center has the most significant market share of the super regional shopping centers serving Montgomery County in Maryland. The Company believes that additional anchors and Mall GLA can be added to the Center. The Company owns 100% of the Center.

    NEW YORK SUPER REGIONAL CENTER

    SOUTH SHORE MALL. South Shore Mall is located in Bay Shore, New York in Long Island near the Sunrise Highway. The Center, which opened in 1963, is presently being expanded with a new Sears and 40,000 square feet of Mall GLA. As part of its expansion, the Center is being renovated. The redevelopment is expected to be completed in 1997. Upon completion of the redevelopment, the Center will have approximately 1.1 million square feet of Total GLA on a 84-acre site, with 120 Mall Stores and three Anchors: J.C. Penney, Macy's and the new Sears store. The Company owns 100% of the Center.

THE MID WEST PROPERTIES

    The Mid West portfolio consists of four Centers in Missouri and one in Denver, Colorado. All the Missouri Centers are easily accessible to and readily visible from major interstate highways. Three of the Mid West Properties are located in the St. Louis metropolitan area which has a population of more than
2.5 million.

    MISSOURI/ST. LOUIS SUPER REGIONAL CENTER

    MID RIVERS MALL. Mid Rivers Mall is located on Interstate 70 in St. Charles County in the St. Peters, Missouri metropolitan area. The Center, which opened in 1987, was redeveloped in 1990, and again in 1996. The 1996 redevelopment resulted in an addition of 40,000 square feet of Mall GLA and added J.C. Penney. The two-level Center has 929,185 square feet of Total GLA on a 79-acre site, with 142 Mall Stores and Anchors all four major department stores that serve St.
Louis: Famous-Barr, Dillard's, Sears and J.C. Penney. The Company owns 100% of the Center.

    MISSOURI/ST. LOUIS REGIONAL CENTERS

    SOUTH COUNTY CENTER. South County Center is located at the intersection of Interstate 270 and Interstate 55 in St. Louis, Missouri, and serves the south St. Louis and South County markets. The two-level Center, which opened in 1963, has 754,063 square feet of Total GLA on a 64.6-acre site, with 102 Mall Stores and three Anchors: Famous-Barr, Dillard's and J.C. Penney. Substantial redevelopment planning is proceeding for the addition of a fourth anchor and additional specialty stores. The Company owns 100% of the Center.

    WEST COUNTY CENTER. West County Center is located in Des Peres, Missouri, on Interstate 270 and serves the affluent west county suburbs of St. Louis County. The Center, which opened in 1969, has 583,646 square feet of Total GLA on a 65-acre site, with 65 Mall Stores and two Anchors: Famous-Barr and J.C. Penney. Substantial redevelopment planning is proceeding for the addition of a fashion anchor, additional Mall GLA and the redevelopment of the existing Mall GLA. The Company owns 100% of the Center.

    WEST PARK MALL. West Park Mall is located in southeast Missouri in Cape Girardeau. The Center serves a geographically large Primary Trade Area and is the only regional shopping center in southeast Missouri. The Center, which opened in 1981, was remodeled and expanded in 1984. The one-level Center has 502,856 square feet of Total GLA on a 65.6-acre site, with 82 Mall Stores and three Anchors: Famous-Barr, J.C. Penney and Venture. The Company believes that there is redevelopment potential for another anchor. The Company owns 100% of the Center.

DENVER POWER CENTER

    WESTLAND TOWNE CENTER. Westland Towne Center is located to the west of downtown Denver in suburban Lakewood, Colorado. The Center, which opened in 1960, was redeveloped into a power center in 1994. The Center has 470,943 square feet of Total GLA on a 45.6-acre site, with 15 Mall Stores and is anchored by a Super K-mart (approximately 191,000 square feet) and a Sears store. The 1994 redevelopment repositioned the Center to better serve the middle income west Denver market. No further redevelopment is currently planned. The Company owns 100% of the Center.

THE WEST COAST PROPERTIES

    The West Coast portfolio consists of nine Centers in California and one in Vancouver, Washington. With a population of more than 15.6 million, the Los Angeles properties serve a broad customer base. The San Diego properties serve a growing market with a base of 2.7 million people. The California properties are well located with good access to major highways and are well positioned to take advantage of the economic recovery taking place in California. Vancouver Mall is in the Portland/Vancouver market which has a population of 1.7 million.

CALIFORNIA SUPER REGIONAL CENTERS

    MISSION VALLEY CENTER. Mission Valley Center is located in Mission Valley in the heart of San Diego County, and is easily accessible from Interstates 8, 805 and 5. The one-level, open-air Center, which opened in 1961, was redeveloped and strategically repositioned in 1996-7. A new 20-screen AMC theater which opened in 1995 drew over 2 million theater-goers in its first year, making it one of the top five movie theaters in the United States. As part of the redevelopment, a major mall concourse was redeveloped with Category Killers, including Bed Bath & Beyond, Loehmann's, Michaels and Nordstrom Rack. Theme restaurants including Jr. Seau's, Canyon Cafe and Wolfgang Puck's Cafe have been added to the Center. The repositioning of the Center allows it to better serve its large middle class market. The Center has over 1.3 million square feet of Total GLA on a 58.8-acre site, with 95 Mall Stores and three Anchors:
Robinsons-May, Montgomery Ward and Macy's.

    The Company owns 75.8% of the Mission Valley partnership and is the sole general partner. Under the terms of the partnership agreement, which terminates on October 8, 2007, a partner may not transfer its interest, other than to an affiliate, without the consent of the other partners.

    NORTH COUNTY FAIR. North County Fair serves the north San Diego County market along Interstate 15. The three-level Center, which opened in 1986, has over 1.2 million square foot of Total GLA on a 83.0-acre site, with 168 Mall Stores and six Anchors: Nordstrom, two Robinsons-May, Macy's, J.C. Penney and Sears. The Center has a significant position in the upper middle class trade area. The Center is leased from the city of Escondido under a 50-year lease which expires in 2033.

    North County Fair is the only Center not managed by Westfield Holdings. The Company is a 45% limited partner in North County Fair. Under the terms of the partnership agreement terminating on June 30, 2033, a partner may not transfer its interest except to (i) an affiliate, (ii) a third party, subject to a right of first refusal or (iii) a successor by merger or purchase of all the assets.

    PLAZA BONITA. Plaza Bonita is located in the south bay area of San Diego County along Interstate 5, eight miles from the Mexican border. This two-level Center, which opened in 1981, has 822,075 square feet of Total GLA on a 70.4-acre site, with 135 Mall Stores and four Anchors: Robinsons-May, J.C. Penney, Montgomery Ward and Mervyn's. Further redevelopment on a fifth pad may include an additional anchor or specialty shops. The Company owns 100% of the Center.

    PLAZA CAMINO REAL. Plaza Camino Real is located in northern San Diego County near the intersection of Highway 78 and El Camino Real and serves the tri-city area of Carlsbad, Vista and Oceanside. This Center, which opened in 1969, was last redeveloped in 1989. The two-level Center has over 1.1 million square feet of Total GLA on a 92.9-acre site, with 155 Mall Stores and five
Anchors: two Macy's, Robinsons-May, J.C. Penney and Sears. The Company believes the Center has redevelopment potential with the inclusion of theaters, restaurants or, possibly, Category Killers.

    The Company is the 40% general partner in Plaza Camino Real. Under the terms of the partnership agreement terminating in 2065, the consent of a majority interest of limited partners is generally required for any transfer by the Company of its interest in the Center.

    THE PLAZA AT WEST COVINA. The Plaza at West Covina is located in West Covina, California, Los Angeles County on Interstate 10 (the San Bernardino Freeway). The Center is the leading super regional center serving the San Gabriel Valley. The Center, which opened in 1975, was renovated in 1990 and in 1993 a Robinsons-May store and 100,000 square feet of Mall GLA was added to the Center. In 1996, the former Broadway store converted into a new Sears, the Bullock's converted into Macy's and the Company added a 50,000-square foot Oshman's Super Store. The Center has over 1.2 million square feet of Total GLA on a 70.4-acre site, with 194 Mall Stores and four Anchors: Robinsons-May, Macy's, Sears and J.C. Penney. The Company owns 100% of the Center.

    TOPANGA PLAZA. Topanga Plaza is located in Warner Center in the West San Fernando Valley, in Los Angeles, California. The Center, which opened in 1964, was renovated and repositioned in 1994 with an upscale merchandise mix including Crate & Barrel, Guess, The Museum Company, and Warner Bros. A Sears opened in late 1996, replacing a Broadway store. The Center has the only Nordstrom in the west San Fernando Valley and attracts a high-income customer base. The two-level Center has approximately 1.1 million square feet of Total GLA on a 58.7-acre site, with 130 Mall Stores and four Anchors: Nordstrom,

Robinsons-May, Sears and Montgomery Ward. The Company believes the Center has redevelopment potential with up to two additional department stores and additional Mall GLA.

    The Company is a 42% general partner in Topanga Plaza; the Outside Partner is a 58% general partner. Under the terms of the partnership agreement, which expires December 31, 2035, until December 31, 1998, the Company's joint venture partner has the sole right to cause the Center to be sold, subject to a right of first refusal by the Company; after January 1, 1999, either partner may cause the Center to be sold subject to a right of first refusal by the other.

CALIFORNIA REGIONAL CENTER

    EAGLE ROCK PLAZA. Eagle Rock Plaza is located southeast of Glendale, California in Los Angeles County at Colorado Boulevard and the Glendale Freeway. The two-level Center, which opened in 1973, has 474,230 square feet of Total GLA on a 22-acre site, with 63 Mall Stores and two Anchors: Robinsons-May and Montgomery Ward. Future redevelopment and repositioning may include an additional anchor and a Category Killer. The Company owns 100% of the Center.

CALIFORNIA POWER CENTERS

    EASTLAND CENTER. Eastland Center is located on Interstate 10 in Los Angeles County. Redevelopment of the Center, which opened in 1957, is substantially complete. The Center has been repositioned as a power center and offers value-oriented shopping with Ross Dress for Less, Office Depot, Old Navy, Marshall's and a Babies 'R Us. The Center has 819,244 square feet of Total GLA on a 57.7-acre site with 29 Mall Stores and is anchored by Mervyn's and a new Target. The Center also has a major grocery store and drugstore. The Company owns 100% of the Center.

MISSION VALLEY CENTER-WEST

    MISSION VALLEY CENTER-WEST. The Center is a strip center, located on and visible from Interstate 8, adjacent to the super regional Mission Valley Center. The Center, which opened in 1963, has 178,624 square feet of Total GLA, 34 Mall Stores and several value tenants, offices and outparcels. The Company plans to build a new power center with value-oriented retailers complementing the newly, repositioned Mission Valley Center and strengthening the retail hub created by the two Centers.

    Mission Valley Center-West is owned by the same partnership that owns Mission Valley Center.

WEST VALLEY

    West Valley is located in Canoga Park, California, and is adjacent to Topanga Plaza. The Property is predominantly vacant land with a few outparcels that have been developed. The Company plans to redevelop the property into a power center with value-oriented retailers. The property has 36.6 acres with excellent visibility and position in Warner Center.

    The Company is a 42.5% general and limited partner in West Valley under the terms of the partnership agreement which terminates on December 31, 2015; the Outside Partner is a 57.5% partner.

WASHINGTON SUPER REGIONAL CENTERS

    VANCOUVER MALL. Vancouver Mall, is located in Vancouver, Washington in Clark County, a growing suburb of the Portland, Oregon metropolitan area. The Center, which opened in 1977, was recently renovated and redeveloped by adding a food court in 1993. The two-level Center has 870,141 square feet of Total GLA on a 97.2-acre site, with 156 Mall Stores and five Anchors: Meier & Frank, Nordstrom, Sears, J.C. Penney and Mervyn's. Expansion of current department stores is planned to solidify the Center's position within its market.

    The Company is a 50% general partner in Vancouver Mall; the Outside Partner is also a 50% general partner. Under the terms of the partnership agreement, terminating September 28, 2074, the Company's joint venture partner may only sell its interest (other than through a right of first refusal) to an affiliate or in connection with a merger, consolidation or sale of substantially all of its assets. Notwithstanding any other provision, the partners together may not sell more than 50% of the partnership interest in a year. There are buy-sell provisions regarding the property, the price being set by the offeror. The Company's joint venture partner may buy out the Company in certain circumstances (such as bankruptcy) at the fair market value, which is determined by appraisal procedures. Neither partner may mortgage its partnership interest.

ANCHORS

    Anchors generally are department stores whose merchandise appeals to a broad range of shoppers and traditionally have been a major factor in the public's perception of a shopping center. Although the Centers receive a smaller percentage of their operating income from Anchors than from Mall Stores, the Company believes that the Anchors at a Center help to generate customer traffic and therefore make a Center a desirable location for Mall Store tenants.

    Anchors and the owner of a shopping center usually enter into agreements, generally referred to as "reciprocal easement agreements" or "REAs," covering, among other things, operational matters, initial construction and future expansion. Anchors generally retain certain rights to approve or disapprove future renovations or expansions of the shopping center, and the REAs usually are recorded as encumbrances on all of the real property within the shopping center. Many of the Anchors own their stores, the land under them and adjacent parking areas. Others enter into long-term leases at rents that are lower than the rents generally charged to Mall Store tenants.

    Anchors at the Centers occupy approximately 11.5 million square feet of Total GLA, or 59.9% of Total GLA, and accounted for less than 8.2% of the Company's total revenue in 1996. Anchors range in size from approximately 72,000 to 363,000 square feet, with an average of approximately 156,000 square feet. The Centers have 74 Anchors operating under 18 trade names. Excellent relationships have been established with major Anchors, including Dayton-Hudson's, Dillard's, Federated, J.C. Penney, May Company, Montgomery Ward, Nordstrom and Sears. These relationships, combined with Westfield Holdings's experience in management and development, enhance the Company's development activities by permitting substantial pre-leasing of new projects, lease-up of existing space and releasing opportunities.

    The following table indicates the parent company of each Anchor, the number of stores owned or leased by each Anchor in the Centers, Total GLA and the percentage of Total GLA as of December 31, 1996.

                                                                            TOTAL GLA                           1996
                                                         NUMBER OF          (000S/SQ.     PERCENTAGE OF   TOTAL ANNUALIZED
NAME                                                 ANCHOR STORES(1)         FT.)          TOTAL GLA     BASE RENT (000S)
-------------------------------------------------  ---------------------  -------------  ---------------  -----------------
May Department Stores
  Robinsons-May..................................                8              1,520             7.9%        $     113
  Famous-Barr....................................                4                693             3.6               264
  Filene's.......................................                4                705             3.7               479
  Hecht's........................................                2                416             2.2            --
  Meier & Frank..................................                1                118             0.6            --
  Lord & Taylor..................................                1                118             0.6            --
                                                                --
                                                                               ------             ---            ------
Sub-Total........................................               20              3,570            18.6               856
                                                                --
                                                                               ------             ---            ------
  J.C. Penney....................................               16              2,415            12.6             1,653
  Sears..........................................               11              1,657             8.6                60
  Macy's.........................................                7              1,269             6.6             1,546
  Montgomery Ward................................                5                790             4.1               207
  Nordstrom......................................                5                730             3.8               777
  Dayton Hudson
    Mervyn's.....................................                3                248             1.3            --
    Target Discount..............................                1                122             0.6                63
                                                                --
                                                                               ------             ---            ------
  Sub-Total......................................                4                370             1.9                63
                                                                --
                                                                               ------             ---            ------
  Dillard's......................................                2                290             1.5                15
  Caldor.........................................                1                 86             0.4               210
  Venture........................................                1                 81             0.4            --
  AMC Theater....................................                1                 76             0.4               761
  K-mart.........................................                1                191             1.0             1,517
                                                                --
                                                                               ------             ---            ------
  Total..........................................               74             11,525            59.9%        $   7,665
                                                                --
                                                                --
                                                                               ------             ---            ------
                                                                               ------             ---            ------

--------------

(1) Figures include anchors at North County Fair.

    No single anchor accounted for more than 8.6% of Total GLA as of December 31, 1996 at the Centers, except for the May Company which accounted for 18.6% of Total GLA and J.C. Penney which accounted for 12.6% of Total GLA.

MALL STORES

    The Centers have approximately 2,500 Mall Stores. As of December 31, 1996, national or regional chains leased approximately 90% of the Mall GLA. The five Mall Stores retailers accounting for the largest percentage of Mall Store effective rent in 1996 were: The Limited Stores (Abercrombie & Fitch, The Limited, Limited Express, Lane Bryant, Lerner's, Structure, Victoria's Secret), The Woolworth Corporation (Footlocker, Kinney Shoes and others), The Gap (The Gap, Gap Kids, Banana Republic), Barnes and Noble, and Casual Corner.

    In 1996, the Centers under Westfield Holding's management (excluding Eastland Center which is under redevelopment) reported average Mall Store sales psf of $297 as compared to an industry average of $278 psf for the same period. (Source: ICSC Monthly Mall Merchandiser Index, February 1997).

    In 1996, the Centers derived approximately 95% of their base rents from Mall Stores, which occupied approximately 40% of the Centers' Total GLA. No Mall Store retailer accounted for more than 5% of Mall GLA or more than 6% of the 1996 annualized effective rent (I.E., base plus percentage) at the Centers, except for The Limited Stores, a clothing retailer, which occupied 10% of Mall GLA, and accounted for

11% of the 1996 total Mall Store annualized effective rent as of December 31, 1996 (in each case excluding North County Fair).

    The following table sets forth, as of December 31, 1996, certain information with respect to the ten largest Mall Store tenants (through their various operating divisions) in terms of Mall GLA.

                                                                           TOTAL 1996
                        NUMBER OF        MALL GLA                           EFFECTIVE        PERCENTAGE OF
                       MALL STORES        (SQUARE        PERCENTAGE OF        RENT         TOTAL MALL STORE
TENANT                  LEASED(1)        FEET)(1)         MALL GLA(1)     (THOUSANDS)(1)   EFFECTIVE RENT(1)
-------------------  ---------------  ---------------  -----------------  -------------  ---------------------
Limited Stores.....            96           740,697               10%       $  15,433                 11%
Woolworth..........           115           378,179                5            8,094                  6
The Gap............            16           125,884                2            2,946                  2
Casual Corner......            25            94,694                1            2,139                  2
Barnes and Noble...            27            84,545                1            2,492                  2
Trans World........            12            75,859                1            1,793                  1
Edison Brothers....            36            73,740                1            1,751                  1
Eddie Bauer........            11            67,408                1            2,026                  1
Kay Bee Toys &
 Hobby.............            17            66,298                1            1,642                  1
Musicland..........            16            63,735                1            1,872                  1
                                                                  --                                  --
                              ---     ---------------                     -------------
Total..............           371         1,771,039               24%       $  40,188                 28%
                                                                  --                                  --
                                                                  --                                  --
                              ---     ---------------                     -------------
                              ---     ---------------                     -------------

--------------

(1) Excludes North County Fair.

SALES

    "Total sales" accounts for a portfolio's ability to generate sales over its total square footage and is affected by occupancy. Total sales for Mall Stores (including North County Fair) was in excess of $1.5 billion in 1996 and represented a compound annual growth rate of 6.7% between 1994 (when Westfield Holdings began managing the Company) and 1996.

    The table below sets forth Mall Store sales for Centers in the East Coast, the Mid West and the West Coast regions of the United States.

                  EAST COAST CENTERS              MID WEST CENTERS            WEST COAST CENTERS            TOTAL CENTERS
            ------------------------------  ----------------------------  --------------------------  --------------------------
                            PERCENTAGE                     PERCENTAGE                   PERCENTAGE       TOTAL      PERCENTAGE
             SALES(1)        INCREASE        SALES(1)       INCREASE       SALES(1)      INCREASE      SALES(1)      INCREASE
YEAR        (MILLIONS)      (DECREASE)      (MILLIONS)     (DECREASE)     (MILLIONS)    (DECREASE)    (MILLIONS)    (DECREASE)
----------  -----------  -----------------  -----------  ---------------  -----------  -------------  -----------  -------------
1994......   $     667          --           $     168         --          $     513        --         $   1,348        --
1995......         699             4.8%            174            3.6%           621          21.1%        1,494          10.8%
1996......         700          --                 177            1.7            659           6.1         1,536           2.8

--------------

(1) Sales are based on reports by Mall Stores reporting sales and excludes Centers under redevelopment.

LEASING

    Leased percentages are calculated on the basis of signed leases under which the Company at the time of determination will be receiving rents for a period of 12 consecutive months starting on the date of calculation. The following table sets forth leased status for the Centers in the East Coast, the Mid West and the West Coast regions of the United States (excluding Centers under redevelopment and North County Fair).

                                   EAST COAST     MID WEST     WEST COAST       TOTAL
DECEMBER 31                          CENTERS       CENTERS       CENTERS       CENTERS
--------------------------------  -------------  -----------  -------------  -----------
1994............................           94%           88%           83%           88%
1995............................           92            92            89            90
1996............................           92            93            92            92

COSTS OF OCCUPANCY

    Management believes that in order to continue to increase Funds from Operations, Mall Store tenants must be able to operate profitably. A major factor contributing to tenant profitability is cost of occupancy. Management believes that the occupancy costs for Mall Stores in the Centers are competitive within the respective markets serviced by the Centers, thereby giving the Company an opportunity to increase minimum rents.

    The following table sets forth certain information relating to occupancy costs in the Centers (including all Mall Store tenants reporting sales).

                                                                                     FOR THE YEARS ENDED
                                                                           ---------------------------------------
                                                                            DECEMBER 31, 1996    DECEMBER 31, 1995
                                                                           --------------------  -----------------
Sales (in thousands).....................................................     $    1,375,276       $   1,293,104
Occupancy Costs as a Percentage of Sales:
  Base Rents.............................................................                8.5%                8.7%
  Expense Recoveries.....................................................                4.7                 4.9
                                                                                 -----------     -----------------
    Total................................................................               13.2%               13.6%
                                                                                 -----------     -----------------
                                                                                 -----------     -----------------

LEASES

    Generally the Mall Store leases are for ten-year terms at inception and the leases provide for tenants to pay rent comprised of two elements. The first element is fixed "base" or "minimum" rent, often subject to step increases according to a schedule agreed upon at the time of lease inception. The second element of rent is additional rent based upon a percentage of a tenant's gross sales in excess of a minimum annual amount. In some cases, tenants only pay a fixed base rent and, in a few cases, tenants only pay percentage rent.

    Virtually all of the leases for Mall Stores contain provisions that allow the Center to recover certain operating costs and expenses with respect to the common areas (including parking facilities), all buildings, roofs and facilities within the Centers, as well as insurance and property taxes. As a result of the foregoing, the Centers recovered approximately 101% of these costs and expenditures in 1996.

LEASE EXPIRATIONS

    The expiration of leases presents shopping center owners with the opportunity to increase base and percentage rents, modify lease terms and conditions, improve tenant mix, relocate existing tenants, reconfigure or expand tenant spaces and introduce new retailers and retail concepts to the shopping center. The Company endeavors to increase base rent levels in the Centers in part through negotiating terminations of leases of under performing tenants and renegotiating existing leases.

    The following table shows scheduled lease expirations as of December 31, 1996 for the next ten years for the Centers' Mall Stores (excluding North County
Fair).

                                          APPROXIMATE
                                          MALL GLA OF     PERCENTAGE       AVERAGE    ANNUALIZED    PERCENTAGE OF
                                            EXPIRING      OF MALL GLA     BASE RENT    BASE RENT      BASE RENT
                              NUMBER         LEASES       REPRESENTED     (PSF) OF    OF EXPIRING    REPRESENTED
                             OF LEASES      (SQUARE       BY EXPIRING     EXPIRING      LEASES       BY EXPIRING
YEAR ENDING DECEMBER 31,     EXPIRING        FEET)          LEASES         LEASES     (THOUSANDS)      LEASES
-------------------------  -------------  ------------  ---------------  -----------  -----------  ---------------
1997.....................          201        455,162            6.8%     $   22.73    $  10,343            7.8%
1998.....................          206        424,181            6.3          24.94       10,580            8.2
1999.....................          180        304,267            4.5          26.25        7,987            6.2
2000.....................          189        321,786            4.8          30.58        9,841            7.6
2001.....................          185        361,473            5.4          33.33       12,049            9.3
2002.....................          201        464,229            6.9          32.75       15,203           11.7
2003.....................          186        451,244            6.7          30.50       13,763           10.6
2004.....................          228        688,698           10.3          30.14       20,758           16.0
2005.....................          183        572,418            8.5          29.65       16,970           13.1
2006.....................          131        416,737            6.2          30.71       12,799            9.9

MALL STORE RENTAL RATES

    The following table contains certain information regarding per square foot average base rent of the Mall Stores that have been open since January 1, 1994 (excluding outparcels and North County Fair).

                              ALL
AS OF DECEMBER 31       EXISTING LEASES
--------------------  --------------------
1994................         $24.62
1995................         25.89
1996................         26.88

    As leases have expired, the Company has generally sought to rent the available space, either to the existing tenant or a new tenant, at rental rates that are higher than those of the expired leases, in part since the average rent for leases in place is generally less than the market rate for such space.

    The average effective (base plus percentage) annual rent per square foot at Mall Stores was $27.41 psf for the year ended December 31, 1996, excluding outparcels and North County Fair.

    The following table illustrates increases in Mall Store rental rates (excluding outparcels and North County Fair).

                                       LEASES       LEASES
                                      EXPIRING     EXECUTED
                                     DURING THE   DURING THE
YEAR                                  PERIOD(1)    PERIOD(2)
-----------------------------------  -----------  -----------
1994...............................   $   20.30    $   30.93
1995...............................       14.98        26.06
1996...............................       20.09        31.96

--------------

(1) Includes scheduled expirations, early termination, abandonments and negotiated buyouts. Represents average base rent for the final year of occupancy.

(2) Includes renewals. Represents average base rent for the initial year of occupancy.

    Minimum rents at Mall Stores are expected to grow based upon contractual increases in base rent in existing leases. In the aggregate, base rent is expected to increase by approximately $18,242,080 over the next five years through these contractual increases (excluding North County Fair).

                                                               EXISTING           CUMULATIVE EXISTING
                                                           CONTRACTUAL RENT        CONTRACTUAL RENT
YEAR                                                           INCREASES               INCREASES
--------------------------------------------------------  -------------------  -------------------------
1997....................................................    $     6,669,759         $     6,669,759
1998....................................................          4,803,145              11,472,904
1999....................................................          2,796,962              14,269,866
2000....................................................          2,157,154              16,427,020
2001....................................................          1,815,060              18,242,080

    In addition to the increase in existing leases, the Company endeavors to increase base rent levels in the Centers in part through negotiating terminations of leases of under performing tenants and renegotiating existing leases.

COMPETITION

    All of the Centers are located in developed retail and commercial areas. With respect to certain of such Centers, other malls or neighborhood and community shopping centers may compete within the Primary Trade Area of each of the Centers. The amount of rentable space in the relevant Primary Trade Area, the quality of facilities and the nature of stores at such competing malls could each have a material adverse effect on the Company's ability to lease space and on the level of rents the Company can obtain. In addition, retailers at the Centers face increasing competition from other forms of retailing, such as discount shopping centers, outlet malls, catalogues, discount shopping clubs and telemarketing. Other development companies, including other REITs, compete for acquisition of new retail shopping centers. See "Business and Properties--The Shopping Center Business."

    Although the Company believes the Centers can compete effectively within their trade areas, the Company must also compete with other owners, managers and developers of retail shopping centers and malls. Those competitors that are not REITs may be at an advantage to the extent they can utilize working capital to finance projects, while the Company (and its competitors that are REITs) will be required by the annual distribution provisions under the Code to distribute significant amounts of cash from operations to its shareholders. In addition, the Company intends to distribute more cash to its shareholders than is required by the Code because of WAT's distribution policies. See "Distributions." If the Company should require funds, it may have to borrow when the cost of capital is high. Moreover, increased competition could adversely affect the Company's revenues and Funds from Operations. See "Business and Properties--Competition."

CERTAIN PROPERTY TAX INFORMATION

    The aggregate real estate property tax obligations for the Centers during calendar 1996 was approximately $21.1 million. Substantially all leases for Mall Stores contain provisions requiring tenants to pay as additional rent their proportionate share of any real estate taxes.

ADDITIONAL INFORMATION REGARDING MONTGOMERY MALL

    Of the Centers, only Montgomery Mall in Bethesda, Maryland, which is 100% owned by the Company, accounted for 10% or more of the aggregate book value of the Properties and 10% or more of total revenue in 1996. Montgomery Mall has over 1.2 million square feet of Total GLA, with 178 Mall Stores and four
Anchors: Nordstrom, Hecht's, J.C. Penney and Sears. The Center was last redeveloped in 1991. The Company believes that there is further redevelopment potential during the next five to 10 years although such redevelopment is not currently planned.

    The following chart sets forth the Mall Store sales for Montgomery Mall.

YEAR                                                                   MALL STORE SALES (PSF)(1)
---------------------------------------------------------------------  -------------------------
1994.................................................................          $     384
1995.................................................................                397
1996.................................................................                405

--------------

(1) Sales are based on Mall Stores reporting sales.

    Other than The Limited Stores, which through its various operating divisions, occupied 15% of Total GLA as of December 31, 1996, no tenant at the Center leased 10% or more of Total GLA as of December 31, 1996. None of The Limited Stores leases contain renewal options. Principal terms of The Limited Store leases are set forth in the table below.

                                                                     APPROXIMATE
                                                                     MALL GLA OF
                                                                      EXPIRING      ANNUALIZED
YEAR                                                                   LEASES       BASE RENT
------------------------------------------------------------------  -------------  ------------
1997..............................................................       --        $  1,568,784
1998..............................................................        5,861       1,461,332
1999..............................................................       11,295       1,228,578
2000..............................................................       11,978         926,069
2001..............................................................       --             925,555
2002..............................................................       --             990,276
2003..............................................................       --             990,276
2004..............................................................       --             990,276
2005..............................................................       --             990,276
2006..............................................................       --             990,276
2007..............................................................       41,744          82,523

    Mall Stores leased at Montgomery Mall were 95% in 1996, 98% in 1995, and 98% in 1994 at December 31 of each such year.

    The following table sets forth certain information with respect to the expiration of leases at Montgomery Mall as of December 31, 1996.

                                                 APPROXIMATE                    AVERAGE BASE   ANNUALIZED    PERCENTAGE OF
                                                 MALL GLA OF    PERCENTAGE OF    RENT (PSF)     BASE RENT   BASE ANNUALIZED
                                   NUMBER OF      EXPIRING        MALL GLA          UNDER      OF EXPIRING       RENT
YEAR ENDING                         LEASES         LEASES      REPRESENTED BY     EXPIRING       LEASES     REPRESENTED BY
DECEMBER 31                        EXPIRING     (SQUARE FEET)  EXPIRING LEASES     LEASES      (THOUSANDS)  EXPIRING LEASES
-------------------------------  -------------  -------------  ---------------  -------------  -----------  ---------------
1997...........................            4          5,091             1.1%      $   42.11     $     214            1.3%
1998...........................           13         24,602             5.3           33.21           817            4.9
1999...........................           17         32,254             7.0           32.57         1,050            6.3
2000...........................           11         20,191             4.4           40.31           814            4.9
2001...........................           13         31,671             6.9           43.10         1,365            8.3
2002...........................           39         71,669            15.5           57.67         3,847           23.2
2003...........................           15         31,038             6.7           47.62         1,478            8.9
2004...........................           19         83,966            18.2           35.11         2,948           17.8
2005...........................           12         35,333             7.6           35.74         1,263            7.6
2006...........................           14         26,997             5.8           47.96         1,295            7.8

    Minimum rents at Montgomery Mall are expected to grow based upon contractual increases in base rent in the Company's existing leases. In the aggregate, base rent is expected to increase by approximately $1,601,312 over the next five years through these contractual increases.

                                                     EXISTING           CUMULATIVE EXISTING
                                                 CONTRACTUAL RENT        CONTRACTUAL RENT
YEAR                                                 INCREASES               INCREASES
----------------------------------------------  -------------------  -------------------------
1997..........................................     $     668,083           $     668,083
1998..........................................           317,623                 985,706
1999..........................................           221,970               1,207,676
2000..........................................           247,964               1,455,640
2001..........................................           145,672               1,601,312

    The average effective (base plus percentage) annual rent per square foot was $38 psf for 1996, $36 psf for 1995 and $34 psf for 1994.

    Three other regional shopping centers compete within Montgomery Mall's Primary Trade Area. However, Montgomery Mall has the largest total gross leasable area of any center within this trade area.

    As a result of the expansion and renovation of Montgomery Mall and the favorable market position of Montgomery Mall in the Bethesda, Maryland trade area, the Company was able to increase base rent psf for leases expiring during the past three years as illustrated below.

                                                                            LEASES       LEASES
                                                                 ALL       EXPIRING     EXECUTED
                                                              EXISTING    DURING THE   DURING THE
YEAR                                                           LEASES      PERIOD(1)    PERIOD(2)
-----------------------------------------------------------  -----------  -----------  -----------
1994.......................................................   $   33.40    $   34.08    $   37.31
1995.......................................................       35.50        15.67        60.39
1996.......................................................       36.98        81.16        49.25(3)

--------------

(1) Includes scheduled expirations, early termination, abandonments and negotiated buyouts. Represents average base rent for the final year of occupancy.

(2) Includes renewals. Represents average base rent for the initial year of occupancy.

(3) Comprised of leases executed by 19 tenants covering approximately 25,295 square feet (2% of Total GLA).

    Annual real estate taxes for Montgomery Mall in 1996 were $2.2 million. At December 31, 1996, Montgomery Mall's gross Federal income tax basis was approximately $151 million. The Company intends to compute depreciation on Montgomery Mall for Federal income tax purposes using the historical depreciation schedules pursuant to which the Property is depreciated, and for accounting purposes using the straight-line method based on useful lives of 3 to 20 years for buildings and improvements and 10 years for equipment and fixtures. See "Federal Income Tax Considerations--Taxation of the Company."

    The Company believes that Montgomery Mall is adequately covered by existing insurance.

    For information concerning indebtedness and mortgages relating to Montgomery Mall, see "--Debt Summary."

MAY PROPERTIES

    The Company holds interests in 13 department store properties (12 of which are owned in fee and one of which is ground leased) that were net leased to the May Company in 1988 under financing leases. Each lease has an original term of 29 years, ending on September 21, 2017, with 14 consecutive five-year options exercisable by the May Company. Upon termination of each lease, the May Company has an option to acquire the Company's interest in each of the May Properties for their respective fair market value as determined by appraisal. The leases are at fixed rental rates that do not increase over the terms of the leases and provide that the tenant is to pay for all taxes, maintenance, repair and other expenses. Eleven of the May Properties are operated by various divisions of the May Company. Two of the May Properties have been assigned to other operators, but the May Company remains liable for the performance of the tenant's obligations thereunder. One of these properties is for a store that is currently vacant, although rent is being paid on it. The leased properties are located in Buena Park, Oxnard, San Bernardino, El Cajon, Redondo Beach, Costa Mesa, Riverside, Westminster and West Los Angeles, California; Waterbury, Connecticut; Salem, Oregon; Elyria, Ohio; and Springfield, Missouri. The May Properties generated rent of $8.4 million in 1996, and the Company paid $7.7 million of interest and principal in 1996 on the loans associated with the financing of the May Properties. See "--Debt Summary."

OTHER REAL ESTATE INTERESTS

    The Company owns interests in Properties other than the Centers, which represented less than 1.0% of 1996 Funds from Operations.

    The Company owns a 42.5% partnership interest in the West Valley Partnership, which is the fee owner of a 36-acre tract of land in Canoga Park, California, directly across from Topanga Plaza. There are currently six free-standing stores on the Property, representing a total of 89,128 square feet of rentable area. In addition, West Valley Partnership is a limited partner in an entity that owns two office buildings located on such land which is ground leased by West Valley Partnership to such entity.

    The Company is the holder of a $2,850,000 promissory note, which is secured by a first deed of trust on property known as Northland Shopping Center in St. Louis, Missouri. The loan is recourse to the borrower and bears interest at a rate of 7% per annum. Interest only is receivable under the note until June 7, 1997, when the entire principal balance will become due. The borrower has five one-year options to extend the maturity date of the loan.

    The Company also owns indirect interests in a certain office building and land adjacent to the Mid Rivers Mall and is the owner of a 116-unit apartment complex in La Jolla, California.

INSURANCE ARRANGEMENTS

    As part of its management services for the Company's Properties under Westfield Holdings management, the Manager is responsible for arranging insurances for such Properties to cover fire, flood, earthquake, comprehensive liability and other appropriate risks. The Company's insurance advisors/ brokers have reported that these insurances are adequate having regard to the insurance risks and insured limits customarily carried for similar properties. The Company will continue fire, business interruption, flood, earthquake, comprehensive liability and other appropriate insurance with respect to such Properties and believes that such Properties are adequately covered by existing insurance. The Company carries earthquake insurance on all Centers under Westfield Holdings management. Such policies are subject to a deductible equal to 5% of the total insured value of each Center managed by Westfield Holdings and a combined annual aggregate loss limit of $100 million on the Centers. See "Advisory, Management and Development Services to the Company."

EMPLOYEES

    The Company has engaged the Manager to provide the property management and leasing services, the Advisor to provide advisory services and the Developer to provide development and redevelopment planning and implementation. All of the employees of the Manager, the Advisor and the Developer are employees of Westfield Holdings. The Company has no employees. See "Advisory and Management Services to the Company."

DEBT SUMMARY

    The following table reflects indebtedness of the Company that will remain outstanding following the consummation of the Offering.

                          CENTERMARK PROPERTIES, INC.
                  OUTSTANDING MORTGAGE DEBT AFTER THE OFFERING

                                                                                                             COMPANY'S PRO
                                                                                                              RATA SHARE
                                                                                                             -------------
                                                                                                PRINCIPAL      PRINCIPAL
                                                                                  ANNUAL      BALANCE AS OF  BALANCE AS OF
                                                              LENDER          INTEREST RATE    12/31/96(A)    12/31/96(A)
                                                      ----------------------  --------------  -------------  -------------
                                                                                ($ IN THOUSANDS)
Corporate Debt:
Corporate Line of Credit ($50,000)..................  Various                  Libor + 1.50%    $       0      $       0
  Property Debt:
Wholly Owned
  Various (1).......................................  Prudential                       6.15%      172,000        172,000
  Various (1).......................................  Prudential                       6.51%      167,000        167,000
  Mid Rivers Mall (1)...............................  Prudential                       8.09%       15,000         15,000
  Trumbull Shopping Park............................  Equitable                        7.70%      144,959        144,959
General Partnerships Interests
  Meriden Square....................................  Hypo Bank                Libor + 1.50%       50,000         25,000
  Plaza Camino Real.................................  John Hancock                     9.50%       37,139         14,856
  Topanga Plaza.....................................  Cigna                          10.125%       57,689         24,229
  Vancouver Mall....................................  AEW                              9.78%       31,892         15,946
Limited Partnerships
  North County Fair.................................  Teachers Insurance              12.25%(6)      49,898       22,454
                                                                                              -------------  -------------
                                                                                                  725,577        601,444
Finance Lease Debt..................................  Various                          6.39%       20,576         20,576
                                                                                       7.33%       56,430         56,430
                                                                                              -------------  -------------
                                                                                                   77,006         77,006
Total Debt                                                                                      $ 802,583        678,450
                                                                                              -------------  -------------
                                                                                              -------------  -------------


                                                                                                          EARLIEST
                                                        ANNUAL      ANNUAL                              NOTES MAY BE
                                                       INTEREST      DEBT     BALANCE DUE   MATURITY     PREPAID W/O
                                                        PAYMENT     SERVICE   AT MATURITY     DATE         PENALTY
                                                      -----------  ---------  -----------  -----------  -------------

Corporate Debt:
Corporate Line of Credit ($50,000)..................   $       0   $       0   $       0      10/1998           now
  Property Debt:
Wholly Owned
  Various (1).......................................      10,578      10,578     172,000       2/1999        2/1999(2)
  Various (1).......................................      10,872      10,872     167,000       2/2001        2/2001(2)
  Mid Rivers Mall (1)...............................       1,214       1,214      15,000       2/1999        2/1999(2)
  Trumbull Shopping Park............................       9,352      10,132     130,063       7/2000        4/2000(3)
General Partnerships Interests
  Meriden Square....................................       1,789       1,789      25,000       3/1999           now
  Plaza Camino Real.................................       1,411       1,509      14,427       6/2000        1/2000(4)
  Topanga Plaza.....................................       2,463       2,637      23,014       1/2002        2/2002(4)
  Vancouver Mall....................................       1,566       1,701      14,917       5/2002        5/2002(5)
Limited Partnerships
  North County Fair.................................       2,874       2,995         238       1/2022        1/2022(6)
                                                      -----------  ---------  -----------
                                                          42,119      43,427     561,659                     2/2004
Finance Lease Debt..................................       1,312       1,312           0       2/2004        2/2014
                                                           4,218       6,494           0       2/2014        3/1999
                                                      -----------  ---------  -----------
                                                       $   5,530       7,806           0
Total Debt                                             $  47,649   $  51,233     561,659
                                                      -----------  ---------  -----------
                                                      -----------  ---------  -----------

------------------
(a) All balances reflect anticipated repayments of principal from the proceeds of the Offering. See "Use of Proceeds."

(1) Cross collateralized mortgage loan covering the following properties: Mid Rivers Mall, West Park, Plaza Bonita, The Plaza at West Covina, Montgomery Mall, South County Center and West County Center.

(2) May be prepaid with a premium equal to the greater of Yield Maintenance Premium or a declining 1% premium.

(3) Prepayment in entirety with 60 day irrevocable notice subject to greater of Yield Maintenance Premium or 1% of balance until April 1, 2000. Thereafter, no prepayment premium.

(4) May be prepaid for greater of 1% of outstanding principal balance or Yield Maintenance Premium.

(5) May be prepaid for greater of 2% of outstanding principal balance or Yield Maintenance Amount.

(6) Lender is entitled to contingent interest equal to 30% of annual applicable receipts in excess of $8.3 million. Beginning June 10, 2004, the loan may be prepaid for a 6% premium; this declines to a minimum of 1% plus ten times contingent interest.

ENVIRONMENTAL MATTERS

    Various federal, state and local laws, ordinances and regulations impose liability on present and former property owners and operators for the cost of cleaning up or removing hazardous or toxic materials that are present on or emanated from such property. Such laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous or toxic materials. The presence of contamination on, or even adjacent to or near, a property may impact the valuation of that property or the ability of the owner to sell, lease or finance it. In addition, persons who arrange for the disposal or treatment of hazardous or toxic materials may be liable for the costs of cleaning up contamination that results from the effort to dispose of or treat those materials at another site.

    The Company's independent consultant has renewed certain existing environmental reports, including "Phase I" environmental assessments conducted for most of the Centers and certain of the formerly owned properties by others, most of which are several years old. On the basis of this review and certain other environmental investigations commissioned by the Company, the Company believes that certain properties have had or currently have operations (primarily gas stations and tire, battery and auto centers) that may have or have resulted in soil or groundwater contamination. In that regard, many of the properties contain, or at one time contained, underground storage tanks and/or above-ground storage tanks that are or were used to store waste oils or other petroleum products. At certain properties, underground storage tanks have been abandoned in place (i.e., their use has been discontinued but the structures were not removed from the ground) or removed. In some instances, the Company is not aware whether such actions complied with laws or regulations that mandate or regulate the manner of such abandonment or removal. In certain instances, current or former underground storage tanks have been the sources of known soil or groundwater contamination.

    The Properties also could be negatively impacted, either through physical contamination or by virtue of an adverse effect on value, from contamination that has or may have emanated from other properties. Most of the adjacent or nearby properties of concern are or were operated as gas stations containing underground storage tanks, though some have been the sites of other types of industrial operations. Several Properties are located in areas that are known to have regional groundwater contamination. Such contamination could impact the Properties.

    Certain laws and regulations also impose liability for the release of certain materials, including asbestos in the environment, and such releases can form the basis for liability to third persons for personal injury, property or other damages. Some of the Properties contain asbestos-containing materials. Procedures have been adopted by the Company to monitor and maintain the condition of such asbestos-containing materials.

    Although there can be no assurances, the Company does not believe that environmental conditions at any of the Properties will have a material adverse effect on the Company's business, financial condition or results of operations. There can be no assurance that environmental laws and regulations will not become more stringent in the future or that the environmental conditions on or near the Properties, presently known or unknown, will not have a material adverse effect on individual Properties or the Company in the future.

LEGAL PROCEEDINGS

    The Company is involved in routine litigation and administrative proceedings arising in the ordinary course of business. Based on consultation with counsel, management believes that such matters will not have a material adverse effect on the Company's business, financial position or results of operations.

           POLICIES AND OBJECTIVES WITH RESPECT TO CERTAIN ACTIVITIES

    The following is a discussion of the Company's investment objectives and policies, financing policies and policies with respect to certain other activities. These policies may be amended or revised from time to time at the discretion of the Board of Directors unilaterally and without a vote of the Company's shareholders. Any such change would be made by the Board of Directors, however, only after a review and analysis of such change, in light of then existing business and other circumstances, and then only if, in the exercise of their business judgment, they believe that it is advisable to do so in the best interests of the Company. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY'S INVESTMENT OBJECTIVES WILL BE ATTAINED OR THAT THE VALUE OF THE COMPANY WILL NOT DECREASE.

INVESTMENT OBJECTIVES AND POLICIES

    In general, the Company's investment objectives are: (i) to increase the value of the Company through increases in the cash flows and values of the Centers (and any shopping centers or related properties hereafter acquired, developed or expanded); (ii) to achieve long-term capital appreciation, and preserve and protect the value of its interests in the Centers (and any shopping centers or related properties hereafter acquired, developed or expanded); and
(iii) to provide quarterly or other periodic cash distributions, a portion of which is expected to constitute a nontaxable return of capital because it will exceed the Company's current and accumulated earnings and profits, as well as to provide growth in distributions over time.

REAL ESTATE INVESTMENT POLICIES AND CRITERIA

    The Company plans to invest primarily in super regional and regional shopping centers and power centers in major metropolitan areas. In connection with future acquisitions, the Company will analyze other factors, including, but not limited to:

      (i)  the location and accessibility,
     (ii)  demographic profile,
    (iii)  redevelopment potential of the property,
     (iv)  the purchase price,
      (v)  the current and historical occupancy levels of the shopping centers and of comparable properties in comparable locations,
     (vi)  the characteristics of tenants, including anchor tenants, and the terms of their leases.
    (vii)  the quality of the construction and design of improvements, and
   (viii)  the relationship or fit of the shopping center with the other assets owned by the Company.

    The Company plans to invest in properties both for income and for capital appreciation.

    Even though super regional and regional malls will be the Company's primary focus, the Company also intends to evaluate, on a selective basis, power center developments that, in the Company's opinion, will provide acceptable rates of return. The Company has recently completed or substantially completed the redevelopment of Eastland Center and Westland Towne Center into power centers, and is planning for the redevelopment of Mission Valley Center-West, one of the Company's existing power centers, and the land located adjacent to Topanga Plaza into power centers.

ACQUIRING ADDITIONAL PROPERTIES

    During the past three years, the Company has acquired an indirect interest in the Acquired Properties and additional interests in one of the Centers. In April 1994, the Company acquired the former May Company department store at Eastland Center from the May Company pursuant to an option to purchase which was acquired by the Company at the time the May Company store was relocated to The Plaza at West Covina. On January 27, 1995, the Company exchanged its interest in the May Company department store located at University Hills, Denver, Colorado, for an interest in the May Company department store located at Elyria Mall, Elyria, Ohio pursuant to a tax-free exchange under Section 1031 of the Code. On January 13, 1995, the Company acquired the Steiger's store at Enfield Square from the May Company in anticipation of the redevelopment of Enfield Square. On August 4, 1995, the Company purchased the Sak's Fifth Avenue store at Mission Valley Center in San Diego, California, from Cal SFA, Inc. On September 5, 1995, the Company acquired an additional 25.8% interest in the Mission Valley Partnership, the owner of Mission Valley Center and Mission Valley Center--West. On July 1, 1996, the Company acquired substantially all of the capital stock of WPI, the owner of Connecticut Post Mall, South Shore Mall and Trumbull Shopping Park, as part of the Recapitalization described in "The Company-- History and Structure of the Company."

DISPOSITIONS

    Shortly before the Company was acquired from Prudential, the Company's interests in one shopping center were distributed to Prudential.

    During the past three years the Company has disposed of its interest in a few non-core properties. On December 24, 1995, the Company transferred its interest in the May Company department store at University Hills Mall to the May Company pursuant to the Section 1031 exchange. See "--Acquiring Additional Properties" above. In addition to the above transfers, the Company has transferred its interest in certain land pursuant to condemnation and eminent domain proceedings or transfers of interest in lieu of condemnation. Other than such dispositions, the Company has not disposed of interests in any shopping centers since December 31, 1993. The Company has no current intention to dispose of any of the Centers or its other related Properties, but does reserve the right to do so if, based upon its periodic review of the Company's portfolio, it determines that such action would be in the best interests of the Company. If the Company does sell certain assets within ten years of the first day of the first taxable year for which the Company qualified as a REIT (February 12, 1994), a corporate level tax would be imposed upon the Company with respect to certain Built-In Gain. See "Federal Income Tax Considerations--Taxation of the Company." Many of the Properties have significant Built-In Gain and this may affect whether the Company decides to sell such Properties within such ten-year period.

PARTNERSHIP RESTRUCTURING

    On January 1, 1994, the Company restructured its partnership and management rights in Plaza Camino Real, the limited partnership which owns Plaza Camino Real, to increase its interest from a 5% general partnership interest to a 40% general partnership interest and to provide for a separate management agreement, which was subsequently assigned to the Manager. As of January 1, 1994, the limited partnership interest in Tishman Warner Center Joint Venture held by the West Valley Partnership was substantially reduced to a 1% interest as a result of a restructuring of Tishman Warner Center Joint Venture. The 1% interest was transferred in 1995. The Tishman Warner Center Joint Venture owns an office building located on a tract of land adjacent to Topanga Plaza.

OTHER INVESTMENTS

    Subject to the percentage of ownership limitations and gross income and asset tests necessary for REIT qualification (see "Federal Income Tax Considerations"), the Company may also invest in securities of concerns engaged in real estate activities or securities of other issuers. The Company may also invest in the securities of other issuers in connection with acquisitions of indirect interests in properties (normally general or limited partnership interests in special purpose partnerships owning properties). The Company may in the future acquire all or substantially all of the securities or assets of other REITs or similar entities where such investments would be consistent with the Company's investment policies as in its 1996 acquisition of substantially all the capital stock of WPI. However, the Company does not anticipate investing in issuers of securities (other than REITs in order to acquire interests in real property, such as the stock of Westland Realty, Inc., a REIT, which owns an indirect 50% partnership interest in Garden State Plaza, and its interest in Westfield Holdings Limited through its holding of the Westfield Holdings Warrants of any ordinary shares received upon the exercise thereof) for the purpose of exercising control or acquiring any investments primarily for sale in the ordinary course of business or holding any investments with a view to making short-term profits from their sale. In any event, the Company does not intend that its investments in securities will require the Company to register as an "investment company" under the Investment Company Act of 1940, and the Company intends to divest securities before any such registration would be required. Over the past three years the Company has not and does not intend to engage in material trading, underwriting, agency distribution or sale of securities of other issuers.

FINANCING

    On a pro forma basis at December 31, 1996, after giving effect to the consummation of the Offering and the application of the proceeds as set forth in "Use of Proceeds", the Company would have a ratio of debt-to-Total Market
Capitalization of approximately     %. The debt-to-Total Market Capitalization
ratio, which is based upon the market value of equity and, accordingly, fluctuates with changes in the price of the Common Stock, differs from debt-to-total asset ratio, which is based upon book values. The consolidated pro forma debt-to-total asset ratio at December 31, 1996 was 38%. See "Capitalization" and "The Company's Condensed Pro Forma Financial Statements." The debt-to-total asset ratio may not reflect the current income potential of the assets and the operating business. The Company believes that debt-to-Total Market Capitalization provides a more appropriate indication of leverage for a company whose assets are primarily operating real estate and of its ability to repay debt. The Company currently intends to adhere to a policy of maintaining a debt-to-Total Market Capitalization ratio of not more than 50%. No assurance can be given in this regard, however, and the organizational documents of the Company do not limit the amount or percentage of indebtedness that it may incur. The Company may from time to time reevaluate its debt policy in light of current economic conditions, relative costs of debt and equity capital, changes in the Company's market capitalization, growth and acquisition opportunities and other factors, and modify its debt financing policy accordingly. As a result, the Company may increase its debt-to-Total Market Capitalization ratio beyond the limits described above. See "Risk Factors--Risks Associated with Debt Financing--No Limitation on Debt." If the Board of Directors (or, in the case of certain Joint Ventures in which the Company does not act as managing general partner, an Outside Partner) determines that additional funding is required, the Company or the Joint Ventures may raise such funds through additional equity offerings, debt financing or retention of cash flow (subject to provisions in the Code concerning taxability of undistributed income), or a combination of these methods.

    Indebtedness incurred by the Company may be in the form of purchase money obligations to the sellers of properties, or in the form of publicly or privately placed debt instruments, financing from banks, institutional investors, or other lenders, any of which indebtedness may be unsecured or may be secured by mortgages or other interests in the Property. Such indebtedness may be recourse, non-recourse or cross-collateralized and, if recourse, such recourse may include the Company's general assets and, if non-recourse, may be limited to the particular property to which the indebtedness relates. In addition, the Company may invest in properties subject to existing loans secured by mortgages, deeds of trust or similar liens on the properties, or may refinance properties acquired on a leveraged basis. The proceeds from any borrowings by the Company, or the Joint Ventures may be used for working capital, to purchase additional partnership interests in the Joint Ventures or other partnerships or joint ventures in which the Company participates, to refinance existing indebtedness or to finance acquisitions, expansions or development of new properties. The Company may also incur indebtedness for other purposes when, in the opinion of the Board of Directors, it is advisable to do so. In addition, the expected size of the Company's distributions may not allow the Company, using only cash flow from operations, to fund 100% of (i) the tenant allowances associated with renewal or replacement of current tenants as their leases expire and (ii) the retirement of all of its debt when due, and therefore, the Company may be required to seek periodic debt or equity financings to cover such items. For example, the Company may borrow to meet the taxable income distribution requirements under the Code if the Company does not have sufficient cash available to meet those distribution requirements.

    The Company intends to finance acquisitions with the most appropriate sources of capital, which may include undistributed Funds from Operations, the issuance of equity securities including through the operation of any dividend reinvestment plan adopted by the Company, the sale of assets, bank and other institutional borrowings and the issuance of debt securities.

    The Company does not have a policy limiting the number or amount of mortgages that may be placed on any particular property, but mortgage financing instruments may, and usually do, limit additional indebtedness on such properties.

    A chart showing the debt of the Company is set forth above in "--Debt Summary". During the past three years, the Company has engaged in the following borrowing transactions. In September 1996 and February 1997, the Company increased its mortgage loan with Prudential by $15.0 million, bringing the total mortgage financing with Prudential to $354.0 million. This additional loan was used to finance the expansion of Mid Rivers Mall. The original loan was part of the acquisition financing for the purchase of the Company by Westfield Holdings and other investors in February 1994. In July 1996, WPI extended its mortgage loan facilities aggregating $146.8 million with The National Bank of Australia. These loans are secured by separate first mortgages on South Shore Mall and Connecticut Post Mall. On August 7, 1996, the Company closed the refinance of an existing Mello-Roos tax bond financing which were secured by taxes levied on The Plaza at West Covina. The refinanced bonds totaled $51.2 million.

    In December 1995, the Company entered into a $100.0 million unsecured revolving credit/secured project loan with Bank of America National Trust and Savings Association, Wells Fargo Bank, N.A., Dresdner Bank AG, and Fleet National Bank. Portions of this loan were used to refinance a prior secured revolving credit facility from The Boatmen's National Bank and Trust Company, to finance the redevelopment of Eastland Center and for other corporate purposes. On August 25, 1995, the Company entered into a $48.0 million secured project loan with Bank of America National Trust and Savings Association relating to the redevelopment of Mission Valley Center. In March 1994, Meriden Square Partnership, a Joint Venture in which the Company has a 50% interest, borrowed $50.0 million from Hypo Bank secured by a first mortgage on Meriden Square.

EQUITY CAPITAL

    The Board of Directors has the authority, without shareholder approval, to issue additional shares of Common Stock and Preferred Stock or otherwise raise capital, including through the issuance of senior securities, in any manner (and on such terms and for such consideration) it deems appropriate, including in exchange for property. Existing shareholders will have no preemptive right to shares of Common Stock or other shares of capital stock issued in any offering, and any such offering might cause a dilution of a shareholder's investment in the Company. In 1995, the Company issued 105 shares of Senior Preferred Shares at a purchase price of $500 per share. In connection with the Recapitalization, the Company issued $94.0 million of Series A Preferred Shares. Although it has no current plans to do so, the Company may in the future issue securities in connection with acquisitions.

WORKING CAPITAL RESERVES

    The Company will maintain working capital reserves (and when not sufficient, access to borrowings) in amounts that the Board of Directors determines to be adequate to meet normal contingencies in connection with the operation of the Company's business and investments. Under an Unsecured Revolving Credit/Secured Project Loan Agreement, dated December 19, 1995, between the Company, certain banks and the Bank of America National Trust and Savings Association, as Agent, the Company has been provided with a loan facility of up to $100.0 million, which may be drawn as either secured or unsecured loans. The Agreement currently provides the Company with an unsecured revolving working capital facility of up to $50.0 million for general corporate purposes. The Agreement also provides the Company with a secured facility in an amount up to $70.0 million for the rehabilitation of Eastland Center and Enfield Square. The revolving facility is secured by negative pledges on Eagle Rock Plaza, Westland Towne Center, Eastland Center and Enfield Square. In 1996, the Company elected to obtain a project loan of $30 million in connection with the redevelopment of Eastland Center. This project loan is secured by a Deed of Trust on Eastland Center. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

ANNUAL REPORTS

    Over the last three years, the Company has not issued annual reports to shareholders. Following the Offering, the Company will make annual reports, and other reports to shareholders, as required by the United States securities laws and New York Stock Exchange rules, and will include financial statements certified by independent public accountants.

OTHER POLICIES

    The Company may, under certain circumstances, purchase shares of Common Stock in the open market or in private transactions with its shareholders, if such purchases are approved by the Board of Directors. The Board of Directors has no present intention of causing the Company to repurchase any such shares (other than the Senior Preferred Shares), and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualifying as a REIT. As part of the Recapitalization, the Company repurchased 21,767,645 shares of Common Stock held by investors other than Westfield Holdings and its affiliates.

    The Company has adopted certain policies to reduce or eliminate potential conflicts of interest. Following consummation of the Offering, any transaction between the Company and Westfield Holdings (including the decision by the Company to proceed with any development project, the fixed price or construction schedule for any development project, all decisions relating to the exercise of any rights under the Garden State Plaza Loan documents and the decision to exercise the Westfield Holdings Warrants, but excluding decisions relating to the operation of the Properties in the ordinary course of business) must be approved by a majority of the Independent Directors. Any decision to terminate the Management Agreements, the Advisory Agreement or the Master Development Framework Agreement, as well as any decision to exercise the Garden State Plaza Option, must be approved by at least 75% of the Independent Directors. See "Management, Advisory and Development Services to the Company." Except as set forth above and the other transactions described herein between the Company and such parties, any transaction between the Company and any officer or director or principal shareholder (including any loan to or borrowing from any such officer, director or principal shareholder or any acquisition of assets or other property from or sale of assets or other property to any such officer, director or principal shareholder) must be approved by a majority of the disinterested directors.

    The Company's policies with respect to all activities described may be reviewed and modified from time to time by the Board of Directors without the vote of the shareholders and the Board of Directors may, without the approval of shareholders, alter the Company's investment, acquisition, financing and other policies if it determines in the future that such a change is in the best interests of the Company and its shareholders.

    At all times, however, the Company intends to make investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT unless, because of circumstances or changes in the Code (or in the Treasury Regulations), the Board of Directors, with the consent of a majority of each of the holders of the Common Stock and the Series A Preferred Shares, determines to revoke the Company's REIT election.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    Following the completion of the Offering, the Board of Directors will be comprised of 11 directors, six of whom will be Independent Directors.

    The Board of Directors is responsible for the general policies of the Company and the general supervision of the Company's activities conducted by its officers, agents, advisors, managers or independent contractors, including the Advisor, Manager and Developer, as may be necessary in the course of the Company's business.

    The directors and executive officers of the Company are as set forth below:

NAME                                AGE                               TITLE
------------------------------      ---      -------------------------------------------------------
Frank P. Lowy.................          66   Director and Chairman of the Board
Roy L. Furman.................          57   Director
Richard E. Green..............          54   Director and Co-President
Frederick G. Hilmer...........          52   Director
David H. Lowy.................          42   Director
Peter S. Lowy.................          38   Director and Co-President
Robert P. Bermingham..........          52   General Counsel and Secretary
Roger D. Burghdorf............          49   Executive Vice President
Mark A. Stefanek..............          42   Chief Financial Officer and Treasurer
Randall J. Smith..............          47   Executive Vice President
Dimitri Vazelakis.............          43   Executive Vice President

    The Company expects to elect five Independent Directors within three months after the consummation of the Offering.

BIOGRAPHIES OF DIRECTORS AND EXECUTIVE OFFICERS

FRANK P. LOWY

    Frank P. Lowy was appointed director of the Company in 1994. Frank P. Lowy has been Chairman of the Company since 1994. He is Chairman of the Board of Directors and co-founder of Westfield Holdings Limited. He is a Member of the Board of the Reserve Bank of Australia, a member of the Business Council of Australia, former President of the Board of Trustees of the Art Gallery of New South Wales and a Director of the Daily Mail and General Trust plc (U.K.). Frank
P. Lowy is the father of David H. Lowy and Peter S. Lowy. In 1993, Frank P. Lowy was acknowledged as one of six "pioneers" of the industry worldwide by the ICSC.

ROY L. FURMAN

    Roy L. Furman was appointed director of the Company in 1996. Roy L. Furman and is President of Furman Selz LLC, which he co-founded in 1973. He oversees the Investment Banking Division of Furman Selz and has extensive experience in the media and communications industry.

RICHARD E. GREEN

    Richard E. Green was appointed director of the Company in 1996. Richard Green has been the President of the Company since 1994. He has held the position of President of Westfield Holdings's U.S. operations since joining Westfield Holdings in 1980. From 1968 to 1980 he was employed at May Centers, Inc. (now known as the Company) and obtained the title of Executive Vice President. He is a Past Trustee of the ICSC. Richard E. Green holds a Bachelor of Accounting and Finance from San Jose State University.

FREDERICK G. HILMER

    Frederick G. Hilmer was appointed director of the Company in 1996. Professor Frederick Hilmer was appointed a director of Westfield Holdings in 1991. He holds a degree in Law from the University of Sydney, a Master in Law from the University of Pennsylvania and an MBA from the Wharton School of Finance. Since 1989 he has been Professor of Management at the Australian Graduate School of Management. Prior to that he spent 19 years with McKinsey & Co., including three years in the United States where he consulted to various retailers and nine years as head of McKinsey's Australian practice and was Chairman of the National Competition Policy Review conducted on behalf of the Commonwealth Government of Australia in 1993. He is a director of Fosters Brewing Group, Port Jackson Partners Limited, Aschen Foundation Limited and Chairman of Pacific Power.

DAVID H. LOWY

    David H. Lowy was appointed director of the Company in 1996. David H. Lowy joined Westfield Holdings Limited in 1977, was appointed Managing Director of Westfield Holdings Limited in 1987, and a director of Westfield Holdings Limited in 1982. He worked for Westfield Holdings in the United States from 1977 to 1981. He holds a Bachelor of Commerce degree from the University of NSW. He is a Member of the Royal Alexandra Children's Hospital Fund Executive Committee and a Founding Governor and Director of the Australian Naval Aviation Museum. David H. Lowy is a son of Frank P. Lowy and a brother of Peter S. Lowy.

PETER S. LOWY

    Peter S. Lowy was appointed director of the Company in 1994. Peter S. Lowy was an Executive Vice President of the Company from 1994 until March 1997 and is currently a co-President of the Company. He has been responsible for Westfield Holdings's U.S. operations since 1990 after nearly a decade with Westfield Holdings in Sydney. He was appointed a director of Westfield Holdings Limited in 1987. Prior to joining Westfield Holdings, he worked in investment banking in New York and London. He holds a Bachelor of Commerce degree from the University of NSW. Peter S. Lowy is a son of Frank P. Lowy and a brother of David H. Lowy.

ROBERT P. BERMINGHAM

    Robert P. Bermingham was appointed as General Counsel, a Senior Vice President and Secretary of the Company in February 1995 and is currently General Counsel and Secretary of the Company. He joined Westfield Holdings U.S. operations to take responsibility for all legal functions relating to the Company and the Developer. Robert P. Bermingham holds a B.A. in English at University of Southern California and a J.D. from Loyola Law School. Between 1993 and 1994. He was Vice President, General Counsel and Secretary of Food 4 Less/Alpha Beta Corporation. Prior to that, Mr. Bermingham was in private legal practice in Los Angeles.

ROGER D. BURGHDORF
    Roger D. Burghdorf was appointed a Senior Executive Vice President of Leasing and Center Management of the Company in 1994 and became an Executive Vice President of the Company in 1997. Prior to joining Westfield Holdings in 1995, Roger D. Burghdorf was, for five years, the director of leasing at the Company. He is responsible for all leasing and management services for the Centers throughout the United States.

RANDALL J. SMITH

    Randall Smith is an Executive Vice President of the Company. With over 20 years of experience in the field, Mr. Smith was with May Centers Inc. for nine years, before joining Westfield Holdings in 1995. Mr. Smith has a Bachelor of Arts in Art and Architecture and a Master in Business Administration in Marketing from Miami University. He is a member of the ICSC's Research Advisory Task Force.

MARK A. STEFANEK

    Mark Stefanek was appointed Treasurer of the Company in 1994 and became Chief Financial Officer in 1997. Mark Stefanek has extensive experience in real estate finance and development. He began his career at Arthur Andersen. He holds a Bachelor of Business Administration-Accounting from the University of Notre Dame and is a certified public accountant. From 1991 to 1994 he served as Vice President, Finance and Administration for Disney Development Company. From 1985 to 1991 he was Chief Financial Officer of Western Development Corporation and for three years before that he was with Cadillac Fairview Urban Development, Inc.

DIMITRI VAZELAKIS

    Dimitri Vazelakis was appointed a Senior Executive Vice President of the Company in 1994 and is currently an Executive Vice President of the Company. He holds a Bachelor of Science in Civil Engineering and a Masters in Business Administration and Finance from New South Wales Institute of Technology. Dimitri Vazelakis joined Westfield Holdings Limited in 1972, came to Westfield Holdings's U.S. operations in 1986 and in 1989 he began heading activities in development, design and construction activities. Between 1979 and 1986, he worked with Westfield Holdings in Australia, obtaining the position of Deputy General Manager of Design and Construction.

CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS

    The Board of Directors expects to hold meetings at least quarterly, and it may take action on behalf of the Company by unanimous written consent without a meeting. Directors may participate in meetings by means of telephone conference calls or other telecommunications equipment.

    Upon consummation of the Offering, the Board of Directors will be divided into three classes of directors. The terms of the classes will expire in 1998, 1999, and 2000 respectively. Beginning in 1998, as the term of each class expires, directors for that class will be elected for a three-year term and the directors for the other two classes will continue in office.

COMMITTEES OF THE BOARD OF DIRECTORS

    EXECUTIVE COMMITTEE. The Executive Committee has such authority as is delegated by the Board of Directors, including authority to execute certain contracts and agreements with unaffiliated parties. Upon consummation of the Offering and concurrent transactions, the Executive Committee will consist of three members, at least one of whom will be an Independent Director.

    AUDIT COMMITTEE. Upon consummation of the Offering, the Audit Committee will consist of Independent Directors. It makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

    NOMINATING COMMITTEE. Upon consummation of the Offering, the Nominating Committee will consist of the Chairman and two Independent Directors. It shall make recommendations to the Board of Directors for the election of directors of the Company.

    SPECIAL POWERS OF THE INDEPENDENT DIRECTORS. In addition to the review and approval of transactions where Westfield Holdings has a material interest, the Independent Directors will retain certain special powers with respect to the Company's relationship with the Manager, Advisor and Developer. Upon consummation of the Offering, by the vote of the WAT Trustee and at least 75% of the Independent Directors, the Company may terminate the Advisory and Management Agreements upon certain, specific determinations after the initial three-year terms, on an annual basis. The Master Development Framework Agreement may be terminated by the vote of the WAT Trustee and at least 75% of the Independent

Directors if the Advisory and Management Agreements have been terminated. In addition, upon consummation of the Offering, the decision for the Company to proceed with a development project will require approval of a majority of the Independent Directors. The exercise of the Garden State Plaza Option will require the approval of at least 75% of the Independent Directors.

COMPENSATION OF DIRECTORS

    Each Independent Director will receive from the Company an annual fee of
$      , a meeting fee of $      for each Board of Directors or Committee
meeting attended, and reimbursement of expenses incurred in attending meetings and as a result of other work performed for the Company.

EXECUTIVE COMPENSATION

    The Company has no employees and none of the executive officers named above receive any compensation for services rendered to the Company. The Company does not have any other retirement, incentive, bonus, stock based or other employee benefit plans. All of the Company's executive officers are compensated by Westfield Holdings. See "Advisory, Management and Development Services to the Company."

                            ADVISORY, MANAGEMENT AND
                      DEVELOPMENT SERVICES TO THE COMPANY

    The Company has no employees and relies on Westfield Holdings for the management of the Company and the Properties. These services are provided under a series of agreements between the Company and subsidiaries of Westfield Holdings. For a description of Westfield Holdings, see "The Company--Westfield Holdings."

    The Board of Directors monitors the performance under the advisory, management and development agreements with Westfield Holdings. Such financial arrangements and any other transactions in which Westfield Holdings has a material interest must be approved by the Independent Directors and, in certain instances, WAT. The Independent Directors may seek the advice of independent experts in carrying out their duties.

    The agreements were negotiated by the Company and Westfield Holdings. The Company believes that, although these agreements were negotiated between associated parties, they reflect market terms. The following summaries of certain provisions of the advisory, management and development agreements do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of such agreements, copies of which are exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

THE ADVISOR AND THE ADVISORY AGREEMENT

    The Advisor, Westfield U.S. Advisory, L.P., a Delaware limited partnership wholly-owned by Westfield Corporation, Inc., a subsidiary of Westfield Holdings Limited, provides a variety of asset management and investment services for the Company. These services include (i) preparation of an annual strategic plan, including: a specific business strategy, annual operating budget, investment and disposition objectives, capitalization and funding strategies, (ii) coordination of asset management in connection with the Manager and the Developer, (iii) general administrative duties for the Company and the Centers, including: financial reporting, shareholder relations, property accounting, (iv) real estate investment advice, (v) the investment and reinvestment of any moneys and securities of the Company in short-term investments and (vi) maintenance of the Company books and preparation of financial reports.

    Under an advisory agreement, dated as of July 1, 1996, as amended (the "Advisory Agreement"), the Advisor receives an annual fee determined as follows.
The annual advisory fee shall be equal to    % of the annual Funds From
Operations in excess of the "Advisory FFO Amount", but shall not exceed 55 basis points on the "Net Equity Value" of the Company's assets. The "Advisory FFO Amount", as of the date of, and after giving effect to, the Offering is
$        . The "Advisory FFO Amount" shall thereafter be increased as set forth below whenever the Company issues additional Common Stock (the "New Issuance"), as follows. The Advisory FFO Amount shall be the sum of the then applicable Advisory FFO Amount and the "FFO Adjustment Factor." The "FFO Adjustment Factor"
is equal to    % multiplied by (a) a fraction the numerator of which is the aggregate "Funds From Operations Available for Common Stock" of the Company for each of the four full calendar quarters immediately preceding the date of the New Issuance and the denominator of which is the aggregate number of shares of Common Stock (on a fully diluted basis as required by GAAP) of the Company then outstanding immediately prior to the date of the New Issuance multiplied by (b) the number of shares of Common Stock issued in the New Issuance (on a fully diluted basis as required by GAAP). "Funds From Operations Available for Common Stock" means Funds from Operations less dividends paid or accrued on the Preferred Shares. The advisory fee shall be paid quarterly on the last business day of each calendar quarter based on the annual budget for Funds from Operations for the Company and shall be subject to year end adjustment based on actual Funds From Operations Available for Common Stock for the year. The advisory fee has been waived through December 31, 1997. "Net Equity Value" will be based on shareholders' equity as will be reflected in the Company's most recent quarterly financial statements, as adjusted to reflect the most recent appraised value of the Properties.

    Upon consummation of the Offering, the Advisory Agreement will be amended to have an initial term of three years commencing on the consummation of the Offering and is thereafter automatically renewed for additional one-year terms. After the initial three-year term, the Advisor's performance will be reviewed annually and the Advisory Agreement may be terminated annually upon the vote of the WAT Trustee and at least 75% of the Independent Directors based on unsatisfactory performance that is materially detrimental to the Company or if the compensation payable to the Advisor is not fair, subject to the Advisor's right to prevent a termination by accepting a mutually acceptable reduction of its fees. In addition, the Advisory Agreement may be terminated at any time, for cause, which is defined as fraud, misappropriation of funds or willful violation of the Advisory Agreement.

    The Advisor can terminate the Advisory Agreement if the Advisor notifies the Company that advisory services shall cease to be one of the major business undertakings of Westfield Holdings in the United States, except that the Advisory Agreement will continue for a period of 180 days thereafter so long as the Company is reasonably satisfied with the Advisor's ability to provide the required services during such period.

    The principal executive officer of the general partner of the Advisor is Peter S. Lowy, a director and co-president of the Company, who has for at least for the last five years has worked for Westfield Holdings. The Advisor is located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025.

THE MANAGER AND THE MANAGEMENT AGREEMENTS

    The Manager, CenterMark Management Company, a Delaware limited partnership wholly-owned by Westfield Holdings Limited, manages the Properties (other than North County Fair). Under separate management agreements (each individually a "Management Agreement" and collectively the "Management Agreements"), the Manager has managed each wholly-owned Center in the Company's portfolio and the Centers owned by the Joint Ventures for which the Company has management responsibility, since January 1995. Prior to January 1995, Westfield Holdings provided management services to the Company from and after its acquisition by Westfield Holdings and others in February 1994. The Manager provides management and leasing services including, among other duties, (i) paying expenses of the Center to the extent that the Company has provided the funds, (ii) negotiating, administering and enforcing leases, (iii) administering and enforcing service, maintenance and other agreements made by or on behalf of the Company or Center,
(iv) employing, paying and supervising the employees necessary to operate and maintain the Center, (v) cleaning, maintaining, servicing and repairing the Center, (vi) notifying the Company of any tax assessments, reassessments or other impositions and handling any relevant appeals at the request and cost of the Company, (vii) formulating and implementing an insurance plan, (viii) locating and endeavoring to secure suitable tenants, and (ix) performing other activities necessary for running a Center. For each of the wholly-owned Centers, the Manager receives a leasing and management fee from the Company equal to 5% of all minimum, fixed and percentage rents payable with respect to the wholly-owned Centers, a lease preparation fee of $750 per lease, and a tenant plan review fee of $1,000 per tenant. For the Joint Venture properties managed by the Manager, the fees payable to the Manager are based on the terms of the Joint Venture agreements but the Company's share thereof are subject to adjustment so that the aggregate fees payable by the Company with respect to such properties are the same as payable with respect to the wholly-owned Centers. Fees paid for the year ended December 31, 1996 to the Manager under these agreements totaled $5.2 million, including $1.7 million of which was capitalized.

    Upon consummation of the Offering, each Management Agreement will be amended to have an initial three-year term commencing upon the consummation of the Offering followed by automatic one-year renewals. After the initial three-year term, the Manager's performance will be reviewed annually and the Management Agreements may be terminated annually upon the vote of the WAT Trust and at least 75% of the Independent Directors based on unsatisfactory performance that is materially detrimental to the Company or if the compensation to the Manager is not fair, subject to the Manager's right to prevent termination by accepting a mutually acceptable reduction of its fees. In addition, each of the Management Agreements may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the respective Management Agreements.

    Pursuant to a separate letter agreement, the Company and Manager have also agreed that so long as the Manager is managing the Centers under the Management Agreements, the Manager will manage all wholly-owned properties acquired by the Company in the future and that the Company will use its reasonable efforts to have the Manager appointed as the manager with respect to any future joint venture properties controlled by the Company.

    The Manager can terminate the Management Agreements if the Manager notifies the Company that management of regional shopping centers shall cease to be one of the principal business undertakings of Westfield Holdings Limited in the United States, except that the Management Agreements will continue for a period of 180 days thereafter so long as the Company is reasonably satisfied with the Manager's ability to provide the required services during such period.

    The principal executive officer of the general partner of the Manager is Richard E. Green, a director and co-president of the Company, who for at least the last five years has served as the President of Westfield Holdings's U.S. operations. The Manager is located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025.

THE DEVELOPER AND THE DEVELOPMENT AGREEMENT

    The Developer, Westfield Corporation, Inc., a Delaware corporation, wholly-owned by Westfield Holdings Limited, carries out planning and pre-development work to determine feasible and economically viable developments of properties within the Company's portfolio. Under the Master Development Framework Agreement, dated July 1, 1996, the Developer is reimbursed for costs, subject to the work being performed in accordance with an annual plan or redevelopment budget previously approved by the Board of Directors. If the Company in its sole discretion (based on feasibility and other appropriate studies) decides to proceed with a particular development, the Developer provides the necessary development services pursuant to a separate Development Agreement to be entered into by the parties. The Developer provides (i) such development services for a fixed fee equal to 5% of the final gross project price, (ii) architectural, design and engineering services for a fixed fee equal to 10% of the construction costs and (iii) other related services in consideration of agreed fees. The construction portion of the development project is performed on a fixed price basis. The Master Development Framework Agreement provides that the Company is to engage an independent representative to advise the Company with respect to the proposed fixed price and the construction schedule. If the Company and the Developer cannot agree as to the fixed price or the construction schedule for the project, and the parties' respective independent representatives cannot negotiate a resolution, an independent expert will determine the appropriate price and construction schedule. The Developer may then either accept the independent expert's proposal or agree to perform the work on a "cost plus" basis in which case the Developer will (i) be paid for the actual cost of performing the services plus a percentage of those costs as agreed between the Company and the Developer and
(ii) the Company may designate the schedule, but the Developer will not be liable if the construction schedule is not achieved. The Company has no obligation to proceed with any development project. The decisions to proceed with a development project and the fixed price with respect thereto requires the approval of a majority of the Independent Directors.

    Upon consummation of the Offering, the Master Development Framework Agreement will be amended to provide that it may be terminated by the Company by a vote of at least 75% of the Independent Directors if the Advisory Agreement and the Management Agreements have been terminated in accordance with their terms. In such event, the Developer and the Company will remain bound by the Master Development Framework Agreement for the remaining term with respect to any development projects for which the Developer has commenced to provide substantial predevelopment services to the Company. In addition, the Master Development Framework Agreement may be terminated at any time for cause, which is defined as fraud, misappropriation of funds or willful violation of the Master Development Framework Agreement. Similarly, any Development Agreement may be terminated for cause, which is defined as fraud, misappropriation of funds or willful violation of the Development Agreement.

    The Developer can terminate the Master Development Framework Agreement if the Developer notifies the Company that property development services shall cease to be one of the principal business undertakings of Westfield Holdings Limited in the United States, except that the Master Development Framework Agreement will continue for a period of 180 days thereafter so long as the Company is reasonably satisfied with the Developer's ability to provide the required services during such period and except that any such termination shall not affect any Development Agreement previously entered into by the Developer and the Company.

    The principal executive officer of the Developer is Richard E. Green, a director and co-president of the Company, who for the last five years served as the President of Westfield Holdings's U.S. operations. The Developer is located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025.

WESTFIELD HOLDINGS MANAGEMENT

    All of the officers of the Company are employed by Westfield Holdings and receive compensation and fringe benefits from such entities and not from the Company. Several of the officers serve as directors of Westfield Holdings Limited and certain of such officers and associates beneficially own shares of Westfield Holdings and units of WAT. See "Principal Shareholders." As a result of such employment and interests, the officers of the Company receive an indirect benefit from the advisory, management and development arrangements described above.

                              CERTAIN TRANSACTIONS

RELATIONSHIPS AND TRANSACTIONS WITH WESTFIELD HOLDINGS

SERVICES

    Westfield Holdings provides advisory to the Company and management and development services services to the Centers, for which it receives fees. All of the officers of the Company and certain of its directors are officers and directors of Westfield Holdings. See "Advisory, Management and Development Services to the Company."

STOCK OWNERSHIP

    Westfield Holdings acquired a 40% interest in the Company from Prudential in 1994 and in 1995 Westfield Holdings purchased an additional 10% of the Company from certain other investors. Westfield Holdings currently owns 10,930,672 shares of Common Stock. Westfield Holdings received in connection with the Recapitalization WAT ordinary options, which permit it to exchange each share of Common Stock owned by Westfield Holdings for ordinary units of WAT. The ordinary options will expire upon consummation of the Offering.

WPI ACQUISITION

    In connection with the Recapitalization, the Company acquired from interests associated with the Lowy family indirect ownership of three additional regional shopping centers, Connecticut Post Mall, Trumbull Shopping Park and South Shore Mall. The acquisition was made and the price was determined based on a due diligence investigation, review of the books, records and properties and receipt of an independent appraisal of the three Centers. The Company paid $62.8 million, after adjustments, plus the assumption of debt, as the purchase price for the acquisition which closed on July 1, 1996. The sellers remain liable for certain liabilities, including certain income taxes imposed on WPI and its subsidiaries with respect to periods prior to the closing of the purchase. Although there is no assurance that the continuing undertaking of the sellers (including credit support for such indemnity of not less than $20 million) will be adequate to discharge any such liabilities, the Company believes that no such liability would be material to the Company. The Company believes that, although this acquisition was negotiated between associated parties, it reflects market terms.

GARDEN STATE PLAZA OPTION

    In July 1996, the Company acquired from Westfield Holdings an option to acquire at fair market value the stock of Westland Realty, Inc., the holder of an indirect 50% partnership interest in the Garden State Plaza located in Paramus, New Jersey.

    The Garden State Plaza Option is exercisable following the completion of an independent valuation of the property to determine its fair market value. Contemporaneously with the closing of the Offering, the Garden State Plaza Option will be amended to provide that the valuation procedure may be commenced by the Company upon (x) at any time after completion and stabilization of the current expansion of the property, defined to mean the leasing of 95% of the mall gross leasable area for the expansion, (y) at any time after the date which is 18 months after completion of the current expansion of the property and (z) no later than January 2, 2002. The valuation is to be performed by an independent appraiser approved by the Company and Westfield Holdings within 30 days after the Company elects to commence the valuation procedure. The purchase price under the Garden State Plaza Option is equal to 50% of such fair market valuation, subject to adjustment for the mortgage debt of Garden State Plaza, the Garden State Plaza Loan and the amount by which current assets exceed current liabilities. The Garden State Plaza Option must be exercised within 120 days after delivery of the determination of the fair market value of the property.

    Although the Garden State Plaza Option is not currently exercisable, the Company will acquire a substantial economic interest in the revenues to be received from the Garden State Plaza by making a $145 million participating secured loan to the subsidiary of Westfield Holdings Limited which owns the 50% indirect interest in Garden State Plaza. The loan will yield the Company a fixed annual return of 8.5% per annum. The Company will also receive participating interest based on a portion of the cash flow from Garden State Plaza subject to an aggregate limit for fixed interest and participating interest of 11% per annum. The loan will mature in 10 years, may be prepaid without premium after five years, will be secured by a security interest in Westfield Holdings's partnership interests in the entity that owns Garden State Plaza, and will be on a nonrecourse basis to the borrower.

    The other 50% interest in Garden State Plaza is owned by affiliates of Rodamco North American B.V., a Netherlands corporation.

WESTFIELD HOLDINGS WARRANTS

    Contemporaneously with the Offering, the Company will purchase from Westfield Holdings Limited the non-transferable Westfield Holdings Warrants to acquire up to 9.8 million ordinary shares of Westfield Holdings Limited. The purchase price for each Westfield Holdings Warrant will be Aus.$2.00. The term of the Westfield Holdings Warrants is five years but will be extended to seven years if Australian law is changed to permit such longer term. The Westfield Holdings Warrants will be exercisable in whole or in part following the third anniversary of the grant of the Westfield Holdings Warrant. Each Westfield Holdings Warrant will have an exercise price equal to the average of the closing sale prices of ordinary shares of Westfield Holdings Limited on the ASX at the close of business on the 20 business days immediately preceding the consummation of the Offering, and, subject to certain anti-dilution adjustments, will entitle the Company to receive one ordinary share of Westfield Holdings Limited. In addition, the Company has the right to exercise the option for no cash payment, in which events the Company would be entitled to receive, at the option of Westfield Holdings Limited, either the number of Westfield Holdings Limited ordinary shares equal in value to, or cash in an amount equal to, the amount by which the then market price of the ordinary shares of Westfield Holdings Limited exceeds the exercise price of such options. For these purposes, the market price of an ordinary share of Westfield Holdings Limited will be equal to the average of the closing sale price of such shares on the ASX at the close of business for the 20 business days immediately preceding the exercise date. On February 28, 1997 the closing sale price on the ASX of the Westfield Holdings Limited ordinary shares was Aus.$19.90.

    For a description of the Westfield Holdings Warrants, see "The Company--Westfield Holdings." The Westfield Holdings Warrants were negotiated between associated parties and there can be no assurance that either the price or the terms of the Westfield Holdings Warrant are fair.

RELATIONSHIPS AND TRANSACTIONS WITH WAT

    WAT is an Australian unit trust which was established pursuant to a Trust Deed, dated March 28, 1996, as amended (the "Trust Deed"), to acquire a majority interest in the Company. WAT is managed by

Westfield America Management Limited ("WAM"), a wholly-owned subsidiary of Westfield Holdings Limited. WAT units are traded on the ASX.

    The WAT Trustee is Perpetual Trustee Company Limited which is Australia's largest independent trustee organization and has extensive experience in acting as trustee of unit trusts, including listed property trusts. At the present time, WAT's sole assets comprise its interest in the Company. Although under the Trust Deed, WAM and the WAT Trustee have the power to make other investments, WAT has informed the Company that it presently intends only to invest in the Company.

    The WAT Trustee generally exercises all of the voting rights over the shares of Common Stock held by WAT as directed by WAM, the manager of WAT, subject to certain exceptions contained in the WAT Trust Deed and applicable Australian law, including an exception under current Australian law in relation to the designation and election of the directors of the Company as set forth below. Subject to the foregoing, so long as Westfield Holdings owns shares of Common Stock and WAT and Westfield Holdings together hold more than 50% of the Common Stock of the Company, the WAT Trustee has the power to vote in its absolute discretion the number of shares of Common Stock held by WAT equal to the difference between the number of shares of Common Stock held by WAT and Westfield Holdings and 50% of the shares of Common Stock. Any additional shares held by WAT will be voted by the WAT Trustee as directed by WAM.

    Under current Australian law, the WAT Trustee must solicit approval of the WAT unitholders before voting in the election of directors with respect to shares of other corporations held by WAT. For this purpose a general meeting of unitholders of WAT must be convened with each holder of WAT having one vote for each unit held. The WAT Trustee votes all shares of Common Stock as a block in the manner approved by a majority of the units voting on the matter at such meeting of unitholders. The WAT Trustee will agree to call a meeting of WAT unitholders to obtain approval for voting for the election of directors.

    In July 1996, the Company sold WAT 19,631,543 shares of Common Stock and the WAT Warrant for cash consideration of $314.3 million and WAT's agreement to issue certain options to acquire WAT units to the Company or, at the direction of the Company, to certain shareholders of the Company. As a result, 13,429,110 ordinary options were issued to the holders of Common Stock (including 10,930,672 ordinary options issued to Westfield Holdings) and 940,000 special options were issued to the holder of Series A Preferred Shares (ABP). Each ordinary option permits the holder to exchange one share of Common Stock for ordinary units of WAT. Each special option permits the holder to purchase 124.92 ordinary units of WAT (subject to adjustment in certain events) for $100 or for one share of Series A Preferred Shares. The ordinary options, which are currently exercisable, will expire upon consummation of the Offering. The special options become exercisable on July 1, 1998 and expire on July 1, 2011. WAT has no right to cause the exercise of the options. If ordinary options are exercised prior to the consummation of the Offering or special options are exercised with Series A Preferred Shares, WAT's equity ownership of the Company will increase. There can be no assurance that ordinary options will not be exercised prior to consummation of the Offering or that special options will not be exercised with shares of Series A Preferred Shares on or after July 1, 1998. Under the WAT Warrant, WAT has the right to purchase at any time and from time to time, in whole or in part, 6,246,096 shares of Common Stock at an exercise price as well as the sales price for the Common Stock sold to WAT of $16.01 per share, subject to adjustment in certain events. The exercise price was determined based on the initial public offering price of the WAT units. The WAT Warrant will expire on July 1, 2016. Westfield Holdings Limited has a right of first refusal if WAT wishes to sell the WAT Warrant. In January 1997, the Company sold WAT 8,151,155 shares of Common Stock for $130.5 million.

    Upon consummation of the Offering, WAT will own     % of the Common Stock on
a fully-diluted basis. WAT also has the right to acquire 6,246,096 shares of Common Stock upon the exercise of the WAT Warrant. Upon the consummation of the
Offering, Westfield Holdings will own a   % interest in WAT.

OTHER MATTERS

    Roy Furman is a director of the Company and is the President of Furman Selz LLC, one of the several underwriters. See "Underwriting."

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding the beneficial ownership (as defined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of shares of Common Stock by (1) each person known by the Company to be the beneficial owner of more than a five percent interest in the Company, (2) each director of the Company, (3) the Chief Executive Officer of the Company and the four most senior officers of the Company other than the Chief Executive Officer and (4) the directors and executive officers of the Company as a group. Unless otherwise indicated in the footnotes, all of the interests are owned directly, and the indicated person or entity has sole voting and investment power.

                                                    PERCENT OF    NUMBER OF   PERCENT OF
                                                    ALL SHARES    SHARES OF   ALL SHARES                  PERCENT OF   PERCENT OF
                                       NUMBER OF     OF COMMON     COMMON      OF COMMON                   ALL WAT       ALL WAT
                                       SHARES OF       STOCK        STOCK        STOCK                      UNITS         UNITS
                                         COMMON     BENEFICIALLY BENEFICIALLY BENEFICIALLY  NUMBER OF    BENEFICIALLY  BENEFICIALLY
                                         STOCK      OWNED PRIOR     OWNED        OWNED      WAT UNITS       OWNED         OWNED
NAME AND ADDRESS OF                   BENEFICIALLY    TO THE     SUBSEQUENT   SUBSEQUENT   BENEFICIALLY  PRIOR TO THE  SUBSEQUENT
BENEFICIAL OWNER                         OWNED       OFFERING    TO OFFERING  TO OFFERING     OWNED        OFFERING    TO OFFERING
------------------------------------  ------------  -----------  -----------  -----------  ------------  ------------  -----------
Perpetual Trustee Company Limited,
as Trustee for Westfield
America Trust.......................    45,740,221       77.3%                                  --            --           --
  The National Manager                   (1)(2)(3)   (1)(2)(3)    (1)(2)(3)    (1)(2)(3)
    Property Trusts
    Perpetual Trustees of
    Australia Limited
    Level 7
    1 Castlereagh Street
    Sydney, Australia
Westfield Holdings Limited..........    10,930,672       19.1%
  Level 24 Westfield Towers                 (2)(3)      (2)(3)       (2)(3)       (2)(3)
  100 William Street
  Sydney, NSW 2011 Australia
Frank P. Lowy.......................      (3)           (3)             (3)       (3)        68,711,559          8.7%    (3)(4)
                                                                                                 (3)(4)        (3)(4)
David H. Lowy.......................      (3)           (3)             (3)       (3)        68,711,559          8.7%    (3)(4)
                                                                                                 (3)(4)        (3)(4)
Peter S. Lowy.......................      (3)           (3)             (3)       (3)        68,711,559          8.7%    (3)(4)
                                                                                                 (3)(4)        (3)(4)
Frederick G. Hilmer.................       --           --           --           --            --            --           --
Roy L. Furman.......................       --           --           --           --            250,000       *             *
Richard E. Green....................       --           --           --           --            300,000       *             *
All directors and executive officers
 as a group (11 persons)............      (3)          (3)              (3)      (3)         69,261,559          8.9%    (3)(4)
                                                                                                 (3)(4)        (3)(4)

--------------

*   Less than 1%.

(1) Includes 6,246,096 shares issuable upon exercise of WAT Warrant. All of the shares are held by the WAT Trustee as trustee of Westfield America Trust. Except with respect to the election of directors, the WAT Trustee has the power to vote 23,023,029.5 (28,246,077.5 assuming exercise of the WAT Warrant) of such shares in its absolute discretion and the remaining shares held by the WAT Trustee are voted by the WAT Trustee as directed by WAM, a subsidiary of Westfield Holdings Limited. The WAT Trustee may only vote the shares for the election of directors as approved by the holders of WAT units. The WAT Trustee disclaims beneficial ownership of such shares. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters. Certain shareholders of the Company hold options granted by WAT permitting such holders to exchange Common Stock for ordinary units of WAT. If such options were exercised prior to consummation of the Offering, WAT's beneficial ownership of the Common Stock would increase. See "Certain Transaction--Relationships and Transactions with WAT."

(2) The shares of Common Stock are held by wholly-owned subsidiaries of Westfield Holdings Limited. Excludes WAT units issuable in exchange for shares of Common Stock upon exercise of WAT ordinary options that expire upon consummation of the Offering. Westfield Holdings Limited may also be deemed solely for purposes of U.S. securities laws to beneficially own the 45,740,221 shares of Common Stock held in the name of the WAT Trustee by virtue of its ownership of WAM, which currently has the power to direct the vote of 16,371,095.5 (17,494,143.5 assuming exercise of the WAT Warrant) of such shares, other than for the election of directors, and has investment power over such shares. See footnote (1) above. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters. See "Certain Transactions."

(3) Messrs. Frank P. Lowy, David H. Lowy and Peter S. Lowy (each of whom is a member of the Board of Directors, are directors and officers of Westfield Holdings Limited) and interests associated with the Lowy family own approximately 45% of the outstanding ordinary shares of Westfield Holdings Limited and, as such, Messrs. Frank, David and Peter Lowy may be deemed solely for purposes of U.S. securities laws to beneficially own the securities indicated as owned and deemed beneficially owned by Westfield Holdings Limited. Messrs. Frank, David and Peter Lowy disclaim beneficial ownership of such shares. References to beneficial ownership are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.

(4) Interests associated with the Lowy family own 68,711,559 WAT units.

    Except as set forth above, no director, nominee or executive officer of the Company will beneficially own shares of Common Stock as of completion of the Offering.

                          DESCRIPTION OF CAPITAL STOCK

    The following summaries of certain provisions of the Articles and By-Laws, as amended prior to consummation of the Offering, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the proposed Articles and By-Laws, forms of which are exhibits to the Registration Statement of which this Prospectus is a part, and by the provisions of the General Business and Corporation Law of Missouri ("GBCL"). See "Additional Information."

CAPITAL STOCK

    Upon the consummation of the Offering, the Articles will authorize the issuance of 410,000,200 shares of stock, consisting of (i) two hundred (200) shares of non-voting senior preferred stock, par value $1.00 per share (the "Senior Preferred Shares"), of which one hundred five (105) shares are currently outstanding, (ii) five million (5,000,000) shares of preferred stock, par value $1.00 per share (the "Preferred Stock"), of which nine hundred forty thousand (940,000) shares are designated Series A cumulative redeemable preferred stock (the "Series A Preferred Shares"), and of which nine hundred forty thousand (940,000) are currently outstanding, (iii) 200,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of which 52,929,535 are currently outstanding (without giving effect to the Offering, or the exercise of the WAT Warrant), (iv) 200,000,000 shares of excess common stock, par value $.01 per share (the "Excess Common Shares" and, together with the Common Stock, the "Common Shares") none of which are currently outstanding, and (v) five million (5,000,000) shares of excess preferred stock, par value $1.00 per share (the "Excess Preferred Shares" and collectively with the Excess Common Shares, the "Excess Shares") of which none are currently outstanding.

SENIOR PREFERRED SHARES

    The holders of Senior Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, cash dividends at the annual rate of $35.00 per share, and no more, payable quarterly. No dividend shall be paid on any Preferred Stock or Common Shares unless the full dividend has been paid on Senior Preferred Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Senior Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any Preferred Stock or Common Shares, to be paid in full an amount equal to $550.00 per share, together with the full dividend thereon for the then current quarterly-yearly dividend period. The Company, at the option of the Board of Directors, may redeem in whole, but not in part, the Senior Preferred Shares at the time outstanding at any time from and after February 20, 1999, upon notice, at a redemption price for each Senior Preferred Share equal to $550.00, together with the full dividend thereon for the then current quarterly-yearly dividend period. Except as required by applicable law, the holders of Senior Preferred Shares shall have no voting rights in the Company. The Company may repurchase the outstanding Senior Preferred Shares after the consummation of the Offering.

PREFERRED STOCK

    Preferred Stock may be issued, from time to time, in one or more series as authorized by the Board of Directors. Prior to issuance of a series, the Board of Directors by resolution shall designate that series to distinguish it from other series and classes of stock of the Company, shall specify the number of shares to be included in the series, and shall fix the terms, rights, restrictions and qualifications of the shares of the series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights. Subject to the express terms of any other series of Preferred Stock outstanding at the time, the Board of Directors may increase or decrease the number of shares or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Stock by fixing or altering in any one or more respects from time to time before issuing the shares any terms, rights, restrictions and qualifications of the shares.

SERIES A PREFERRED SHARES

    The holders of Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, per share cumulative cash dividends equal to the greater of
(i) $8.50 per annum and (ii) an amount currently equal to 6.2461 times the dollar amount declared on Common Shares for such period, subject to certain adjustments. Holders of Series A Preferred Shares are entitled to dividends before dividends can be distributed to holders of Common Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of Series A Preferred Shares shall be entitled, before any distribution or payment is made to the holders of any Common Shares, to be paid in full an amount per share equal to $100.00, together with all accrued and unpaid dividends through the end date of the calendar quarter most recently completed prior to the date of liquidation, dissolution or winding up of the affairs of the Company plus $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant liquidation date over 90 days. From and after July 1, 2003, the Company, at the option of the Board of Directors, with approval of a majority of the Independent Directors, may redeem in whole, or in part, the outstanding Series A Preferred Shares at a redemption price of $100.00 per share, together with all accrued and unpaid dividends through the end date of the calendar quarter most recently completed prior to the redemption date plus $2.125 times a fraction equal to the actual number of days elapsed from the end date of the calendar quarter most recently completed to the relevant redemption date over ninety days, plus a right to receive on the payment date for the next quarterly dividend declared on the Common Stock an amount equal to the proportionate additional amount, if any, of dividends the holder of such Series A Preferred Share would have been entitled to receive had such share been held on the record date for such Common Stock dividend.

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    The holders of Series A Preferred Shares shall have no voting rights in the
Company except: (i) in the event that the Board of Directors has not declared a dividend payable to holders of Series A Preferred Shares for four (4) quarterly dividend periods, the number of directors constituting the Board of Directors shall, without further action, be increased by one (1) and the holders of a majority of the Series A Preferred Shares shall have the exclusive right to elect one (1) director to fill such newly created directorship until such time as all such dividends in arrears are made current and paid in full, at which time the director so elected shall cease to be a director, and the number of directors constituting the Board of Directors shall be reduced by one, (ii) a majority vote of the holders of Series A Preferred Shares voting together as a class shall be required to approve any amendment to the Articles that materially and adversely affects their rights, PROVIDED, that the unanimous approval of the holders of Series A Preferred Shares shall be required for any amendment to the Articles that would decrease the rate or change the time of payment of any dividend or distribution on the Series A Preferred Shares, decrease the amount payable upon redemption of the Series A Preferred Shares or upon liquidation of the Company, or advance the date on which the Series A Preferred Shares may be redeemed by the Company, amend the number of shares of Series A Preferred Shares required to effect amendments to the Articles, (iii) the affirmative vote of the holders of a majority of the Series A Preferred Shares voting together as a class shall be required to approve any merger or consolidation of the Company and another entity in which the Company is not the surviving corporation and each holder of the Series A Preferred Shares does not receive shares of the surviving corporation with substantially similar rights, preferences and powers in the surviving corporation as the Series A Preferred Shares have with respect to the Company, (iv) the affirmative vote of the holders of a majority of the Series A Preferred Shares voting together as a class shall be required to approve any voluntary action by the Board of Directors intended to cause the Company to cease to have the status as a REIT and (v) as otherwise required by applicable law.

COMMON SHARES

    DIVIDEND RIGHTS

    The holders of Common Shares shall be entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor. In order to qualify as a REIT, the Company is required to distribute 95% of its taxable income. The Company currently intends to continue to pay regular quarterly distributions to its shareholders with the distribution in respect of the quarter ending June 30, 1997 to be paid on or about July 31, 1997. Holders of the Senior Preferred Shares and Series A Preferred Shares will continue to have a preference with respect to dividends relative to the holders of Common Shares. The Company expects that distributions of the Company will be declared for the three month periods ending March 31, June 30, September 30 and December 31 each year.

    Prior to the closing of the Offering, the Company anticipates that the Board of Directors will declare a dividend for the shareholders of record with respect to a portion of the Funds from Operations for the second quarter of 1997 such that the holders of the Common Stock and Preferred Shares as of the day immediately preceding the closing of the Offering will receive a pro-rata portion of the Funds from Operation for the second quarter of 1997 based on the number of days between and including April 1, 1997 and the day immediately preceding the closing of the Offering. In addition, the Company anticipates that the Board of Directors will declare a dividend for the period from the closing of the Offering to June 30, 1997.

    LIQUIDATION RIGHTS

    In the event of liquidation, dissolution, or winding up of, or any distribution of the assets of the Company, each holder of Common Shares shall be entitled to share ratably with each other holder of Common Shares, in that portion of the assets of the Company available for distribution to holders of Common Shares as the number of Common Shares held by such holder bears to the total number of Common Shares then outstanding.

    VOTING RIGHTS

    At all meetings of the shareholders of the Company, each holder of Common Shares shall be entitled to one vote for each Common Share entitled to vote at such meeting. The affirmative vote of a majority of

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the holders of Common Shares voting together as a class shall be required to approve: (1) an election to change the Company's status as a REIT, and (2) other matters as required by applicable law.

    ELECTION AND REMOVAL OF DIRECTORS

    The Board of Directors will be divided into three classes with the terms of office of directors of each class ending in different years. The Class I, II and III directors are to serve until the Annual Meeting of Shareholders in 1998, 1999 and 2000, respectively, or until their successors are elected. Following such initial term, the directors will serve three-year terms, or until their successors are elected.

    Directors will be elected by a majority of the Common Shares entitled to vote on the election of directors represented in person or by proxy at a meeting at which a quorum is present, subject to any rights of holders of the Preferred Stock to elect directors. There are no cumulative voting rights. The Articles will provide that directors may be removed from office only for cause and with the vote of a majority of the outstanding Common Shares then entitled to vote for the election as directors.

    PREEMPTIVE RIGHTS

    No holder of Common Shares shall be entitled as a matter of right to subscribe for or purchase, or have any preemptive right with respect to, any part of any new or additional issue of stock of any class what-soever, or of securities convertible into any stock of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

    REDEMPTION RIGHTS

    No holder of Common Shares is entitled to redemption rights.

    SHAREHOLDER LIABILITY

    Under Missouri corporate law, no shareholder of the Company will be liable personally for any obligation of the Company solely as a result of his, her or its status as a shareholder.

RESTRICTIONS ON OWNERSHIP AND TRANSFER

    In order for the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding capital stock may be owned, directly or indirectly, by or for five or fewer individuals (as set forth in the Code and referred to herein as "Individuals") during the last half of a taxable year, and the shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Because the Board of Directors believes that it is essential for the Company to continue to qualify as a REIT, the Board of Directors has adopted, and the shareholders have approved, provisions of the Articles restricting the acquisition of shares of the Company's stock.

    Subject to certain exceptions specified in the Company's Articles, no holder may own, or be deemed to own by virtue of various attribution and constructive ownership provisions of the Code and Rule 13d-3 under the Exchange Act, more
than    % of the outstanding shares of capital stock. The Articles authorize the
Board of Directors to increase the Ownership Limit on a case by case basis (to a
maximum of    %) if evidence satisfactory to the Board of Directors based upon the advice of the Company's tax counsel or other evidence or undertakings acceptable to it is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it, and/or undertakings from the applicant with respect to preserving the REIT status of the Company (with an exception for Frank P. Lowy and the members of his family,
who generally may not own more than   % of the combined total outstanding shares
of capital stock). The foregoing restrictions on transferability and ownership will not apply if the Board of Directors determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a REIT and a resolution terminating the Company's status as a REIT and amending its Articles to remove the foregoing restrictions is duly adopted by the Board of Directors and a majority of the holders of each of the Common Stock and the Series A Preferred Stock.

    If shares of capital stock in excess of the Ownership Limit, or shares of capital stock which would cause the Company to be beneficially owned by less than 100 persons, or which would result in it being "closely held," within the meaning of Section 856(h) of the Code, or which would otherwise result in the Company failing to qualify as a REIT, are issued or transferred to any person, such issuance or transfer shall be null and void to the intended transferee, and the intended transferee would acquire no rights to the stock. Shares of capital stock transferred in excess of the Ownership Limit or other applicable limitations will automatically be converted into Excess Shares and transferred to a designated charitable organization, and if necessary to avoid the Company from being considered closely held, such other charitable organizations as designated by the Trustee. In addition, if any other event occurs which would result in any person beneficially holding shares of capital stock in excess of the Ownership Limit, then shares of capital stock beneficially held by such person shall also be transferred to the trust to the extent of such excess. Shares transferred to such trust will remain outstanding, and the trustee of the trust will have all voting and dividend rights pertaining to such shares. The trustee of such trust may transfer such shares to a person whose ownership of such shares does not violate the Ownership Limit or other applicable limitation. Upon a sale of such shares by the trustee, the interest of the charitable beneficiary will terminate, the Excess Shares will automatically be converted into shares of capital stock of the same type and class of the shares from which they were converted, and the sales proceeds would be paid, first, to the original intended transferee, to the extent of the lesser of (a) such transferee's original purchase price (or the original market value of such shares if purportedly acquired by gift or devise) and (b) the price received by the trustee, and, second, any remainder to the charitable beneficiary. In addition, shares of stock held in such trust may be purchased by the Company (at its option) for a 90-day period at a price equal to the lesser of the price paid for the stock by the original intended transferee (or the original market value of such shares if purportedly acquired by gift or devise) and the market price for the stock on the date that the Company determines to purchase the stock. The 90-day period commences on the date of the transfer in violation of the foregoing only or the date that the Board of Directors determines in good faith that a violative transfer has occurred, whichever is later.

    All certificates representing shares of Common Stock will bear a legend referring to the restrictions described above, as follows:

        The shares of Common Stock represented by this certificate are subject to restrictions on ownership and transfer for the purpose of the Company's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"). No individual may Beneficially Own Common Shares in excess of the then applicable Ownership Limit with respect to the Common Shares, which may decrease or increase from time to time, unless such Individual is an Existing Holder. Any Individual who attempts to Beneficially Own Common Shares in excess of the above limitations must immediately notify the Corporation. All capitalized terms used in this legend have the meanings defined in the Articles of Incorporation, a copy of which, including the restrictions on ownership and transfer, will be sent without charge to each shareholder who so requests. If the restrictions on ownership and transfer are violated, the Common Shares represented hereby will be automatically exchanged for Excess Shares and will be deemed transferred to a Special Trust, as provided in the Articles of Incorporation.

    All persons who own, directly or by virtue of the attribution provisions of the Code and Rule 13d-3 under the Exchange Act, more than a specified percentage of the outstanding shares of Common Stock must file an affidavit with the Company containing the information specified in the Articles within 30 days after January 1 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the direct, indirect and constructive ownership of shares as the Board of Directors deems necessary to comply with the provisions of the Code applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

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
    The ownership limitations may have the effect of precluding acquisition of control of the Company by a third party unless the Board of Directors and the shareholders determine that maintenance of REIT status is no longer in the best interests of the Company.

TRANSFER AGENT AND REGISTRAR

    The transfer agent and registrar for the Common Stock is       .

LISTING

    Currently, there is no established trading market for the Common Stock. Application will be made to list the Common Stock on the NYSE under the trading symbol "WEA." WAT Units are listed and traded on the ASX.

                      CERTAIN PROVISIONS OF THE COMPANY'S
           ARTICLES OF INCORPORATION AND BY-LAWS AND OF MISSOURI LAW

    Certain provisions of the Articles and By-Laws of the Company that will be in effect upon consummation of the Offering and the General Business and Corporation Law of Missouri (the "GBCL"), as well as the substantial influence of WAT and Westfield Holdings may delay or make more difficult unsolicited acquisitions or changes of control of the Company. It is believed that such provisions will enable the Company to develop its business in a manner that will foster its long-term growth without disruption caused by the threat of a takeover not deemed by its Board of Directors to be in the best interests of the Company and its shareholders. Such provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of the Company, although such proposals, if made, might be considered desirable by the holders of the Shares. Such provisions may also have the effect of making it more difficult for third parties to cause the replacement of the current management of the Company without the concurrence of the Board of Directors. These provisions include among others, (i) the Ownership Limit, (ii) the availability of capital stock for issuance from time to time at the discretion of the Board of Directors (see "Description of Capital Stock--Capital Stock" and "Description of Capital Stock--Preferred Shares"), (iii) classified board of directors, (iv) inability of the shareholders to take action by written consent, (v) prohibitions against shareholders calling a special meeting of shareholders, (vi) requirements for advance notice for raising business or making nominations at shareholders' meetings, and (vii) additional requirements for certain business combination transaction. The descriptions set forth herein of such provisions do not purport to be complete and are qualified in their entirety by reference to the Articles and By-Laws, which have been filed as exhibits to the Registration Statement of which this Prospectus is a part, and to the provisions of the GBCL.

OWNERSHIP LIMIT

    Upon consummation of the Offering, the Articles will incorporate the Ownership Limit. The Ownership Limit may discourage a change in control of the Company and may also deter tender offers for Common Stock which may be advantageous to holders of the Common Stock and limit the opportunities of holders of their shares to receive a premium for their Common Stock that might otherwise exist if an investor were attempting to assemble a block of shares or otherwise effect a change of control of the Company.

ADDITIONAL CLASSES AND SERIES OF PREFERRED STOCK

    The Board of Directors is authorized to issue additional authorized but unissued shares of Common Stock and to establish one or more series of Preferred Stock and establish the number of shares to be included in the series and the terms of such series, including any preferences, voting powers, dividend rights and redemption, sinking fund and conversion rights, and issue such Common Stock and Preferred Stock, without any further vote or action by the shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities are listed. The issuance of additional capital stock may have the effect of delaying, deferring or preventing a change in control of the Company. The issuance of additional series of Preferred Stock with voting or conversion rights may adversely affect the voting power of the holders of Common Stock. The ability of the Board of Directors to issue additional capital stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company.

SIZE OF BOARD, ELECTION OF DIRECTORS, CLASSIFIED BOARD, REMOVAL OF DIRECTORS AND
  FILLING VACANCIES

    The Articles and By-Laws will provide that the Board of Directors be divided into three classes as nearly equal in number as possible, with directors having three-year terms of office that expire at different times in annual succession. The Articles will provide that directors may not be removed from office prior to the expiration of their term without cause and the vote of a majority of the outstanding Common Shares. A classified board makes it more difficult for shareholders to change a majority of the directors.

    The By-Laws of the Company will limit the total number of directors to 14 and provide that newly created directorships resulting from any increase in the authorized number of directors (or any vacancy) may be filled by a vote of a majority of directors then in office. Accordingly, the Board of Directors of the Company may be able to prevent any shareholder from obtaining majority representation on the Board of Directors by increasing the size of the board and filling the newly created directorships with its own nominees.

LIMITATIONS ON SHAREHOLDER ACTION BY WRITTEN CONSENT; ABILITY TO CALL SPECIAL
  MEETINGS

    As required by the GBCL, the Articles and the By-Laws provide that an action by written consent of shareholders in lieu of a meeting must be unanimous. The By-Laws will provide that, unless otherwise prescribed by statute or the Articles, special meetings of the shareholders can be called only by the Chairman of the Board of Directors, the Vice Chairman of the Board, if any, any President or by resolution of the Board of Directors. Furthermore, as required by the GBCL, the By-Laws will provide that only such business as is specified in the notice of any such special meeting of shareholders may come before such meeting.

    These provisions may have an adverse effect on the ability of shareholders to influence the governance of the Company and the possibility of shareholders receiving a premium above market price for their securities from a potential acquiror who is unfriendly to management.

ADVANCE NOTICE FOR RAISING BUSINESS OR MAKING NOMINATIONS AT MEETINGS

    The By-Laws will establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the Board of Directors, or by a shareholder who has given to the Secretary of the Company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The chairman of such meeting will have the authority to make such determinations. Only persons who are nominated by, or at the direction of, the Board of Directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the Secretary prior to a meeting at which directors are to be elected will be eligible for election as directors of the Company.

    To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the Secretary of the Company not less than 60 nor more than 90 days in advance of the meeting (or, in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, not later than 10 days after the first public notice or disclosure of the date of such annual meeting).

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    The notice of any nomination for election as a director is required to set forth the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; the age and the principal occupation or employment of each nominee; the class and number of shares beneficially owned by such shareholder and by each nominee; and such other information regarding each nominee proposed by such shareholder as are required to be included in a proxy statement filed pursuant to the proxy rules of the Commission; and the consent of each nominee to be named as a nominee and serve as a director if so elected.

BUSINESS COMBINATION AND CONTROL SHARE ACQUISITION STATUTES AND RELATED
  PROVISIONS

    The Company is subject to the GBCL which contains certain provisions which may be deemed to have an anti-takeover effect. Such provisions include Missouri's Business Combination Statute and the control share acquisition statute.

    The Missouri Business Combination Statute prohibits certain transactions between corporations subject to the statute and certain shareholders of such corporations. In particular, the statute restricts certain "Business Combinations" between a corporation and an "Interested Shareholder" or affiliates of the Interested Shareholder unless certain conditions are met. A "Business Combination" includes a merger or consolidation, certain sales, leases, exchanges, pledges and similar dispositions of corporate assets or stock and certain reclassifications and recapitalizations. An "Interested Shareholder" includes any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

    During the five-year restricted period after a person or entity becomes an Interested Shareholder, no Business Combination may occur unless such Business Combination or the transaction in which the person or entity become an Interested Shareholder (the "Acquisition Transaction") was approved by the board of directors of the corporation on or before the date of the Acquisition Transaction. Business Combinations may occur after the five-year period following the Acquisition Transaction only if: (i) prior to the Acquisition Transaction, the board of directors approved the Acquisition Transaction or approved the Business Combination in question; (ii) the holders of a majority of the outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

    The statute applies only to Missouri corporations which have either their principal place of business or substantial assets in Missouri. In addition, the corporation must have at least 100 shareholders, and (a) more than 10% of the shareholders must be resident in Missouri, (b) more than 10% of the outstanding shares must be owned by Missouri residents, or (c) more than 10,000 shareholders must be resident in Missouri (certain shares, such as shares held by nominees, are disregarded in applying these tests). It will not be known whether this latter requirement is met and whether the statute will be applicable to the Company until after the Offering has been completed.

    The GBCL exempts from the statute: (i) corporations not having a class of voting stock registered under Section 12 of the Exchange Act; (ii) corporations which adopt provisions in their articles of incorporation or bylaws expressly electing not to be covered by the statute; and (iii) certain circumstances in which a shareholder inadvertently becomes an Interested Shareholder. The Company's Articles and By-Laws do not contain an election to "opt out" of the Missouri Business Combination Statute.

    Because the Missouri Business Combination Statute may not apply to the Company, the Articles will contain a similar provision which will provide that, during the five-year restricted period after a person or entity becomes an Interested Shareholder, no Business Combination may occur unless such Business Combination or the transaction in which the person or entity becomes an Interested Shareholder was approved by the Board of Directors on or before the date of the Acquisition Transaction or such person or entity was an Interested Shareholder on the date the provision was adopted by the Shareholders of the Company. Business Combinations may occur after the five-year period following the Acquisition Transaction only if (i) prior to the Acquisition Transaction, the board of directors approved the Acquisition Transaction or approved the Business Combination in question; (ii) the holders of a majority of the

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outstanding voting stock, other than stock owned by the Interested Shareholder, approve the Business Combination; or (iii) the Business Combination satisfies certain detailed fairness and procedural requirements.

    This provision may make it more difficult for a 20% beneficial owner to effect transactions with the Company and may encourage persons interested in acquiring the Company to negotiate in advance with the Board of Directors prior to acquiring a 20% interest. It is possible that such provision could make it more difficult to accomplish a transaction which shareholders may otherwise deem to be in their interest.

    The GBCL also contains a "Control Share Acquisition Statute" which may, under some circumstances, limit the voting rights of certain shareholders. The statute provides that an "Acquiring Person" who after any acquisition of shares of certain publicly traded Missouri corporations has the voting power, when added in all shares of the corporation previously owned or controlled by the Acquiring Person, to exercise or direct the exercise of: (i) 20% but less than 33 1/3%, (ii) 33 1/3% or more but less than a majority or (iii) a majority, of the voting power of outstanding stock of such corporation, will lose the right to vote some or all of such shares unless the shareholder approval for the purchase of the "Control Shares" is obtained. To obtain such approval, certain disclosure requirements must be met and the retention or restoration of voting rights approved by both: (i) a majority of the outstanding voting stock, and
(ii) a majority of the outstanding voting stock after exclusion of "Interested Shares." Interested Shares are defined as shares owned by the Acquiring Person, by directors who are also employees, and by officers of the corporation. Shareholders are given dissenters' rights with respect to the vote on Control Share Acquisitions and may demand payment of the fair value of their shares.

    Certain acquisitions of shares are deemed not to constitute Control Share Acquisitions, including good faith gifts, transfers pursuant to wills, purchases pursuant to an issuance by the corporation, mergers involving the corporation which satisfy the other requirements of the GBCL, transactions with a person who owned a majority of the voting power of the corporation within the prior year, or purchases from a person who has previously satisfied the provisions of the Control Share Acquisition Statute so long as the transaction does not result in the purchasing party having voting power after the purchase in a percentage range (such ranges are as set forth in the immediately preceding paragraph) beyond the range for which the selling party previously satisfied the provisions of the statute. The statute applies only to Missouri corporations which satisfy requirements as to their place of business or assets and the residence of the shareholders similar to those applicable to the Business Combination Statute, as described above. Consequently, it will not be known whether these requirements are met and thus whether the statute will be applicable to the Company until after the Offering has been completed. Additionally, a corporation may exempt itself from application of the statute by inserting a provision in its articles of incorporation or bylaws expressly electing not to be covered by the statute. The Company's Articles and By-Laws do not contain an election to "opt out" of the Control Share Acquisition Statute.

TERMINATION OF REIT STATUS

    The Articles permit the directors, with the approval of the holders of a majority of each of the holders of the Common Stock and the Series A Preferred Shares, to terminate the status of the Company as a REIT under the Code at any time.

LIMITATION ON LIABILITY OF DIRECTORS; INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Articles limit the liability of directors of the Company, in their capacity as such, whether to the Company, its shareholders or otherwise, to the fullest extent permitted by Missouri law.

    The Articles also contain provisions indemnifying the Company's directors and officers to the maximum extent permitted by Missouri law. Section 355.1 of the GBCL provides that the Company may indemnify its directors, officers, employees and agents in any action, suit or proceeding other than an action by or in the right of the Company, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner that such person reasonably believed to be

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in or not opposed to the best interests of the Company and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.
Section 355.2 of the GBCL provides that the Company may indemnify any such person in any action or suit by or in the right of the Company against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, except that such person may not be indemnified in respect of any matter in which such person has been adjudged liable for negligence or misconduct in the performance of his duty to the Company, unless authorized by the court. Section 355.1 of the GBCL provides that the Company shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if such person has been successful in defending such action, suit or proceeding and if such action, suit or proceeding is one for which the Company may indemnify him under Section 355.1 or 355.2. Section 355.7 of the GBCL provides that the Company shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 355, provided such further indemnity is either (i) authorized, directed or provided for in the Articles or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any by-law or agreement of the Company which has been adopted by a vote of the shareholders of the Company, provided that no such indemnity shall indemnify any person from or on account of any conduct of such person which was finally adjudged to have been knowingly fraudulent or deliberately dishonest or to be willful misconduct.

                        SHARES AVAILABLE FOR FUTURE SALE

GENERAL

    After consummation of the Offering, there will be shares of Common Stock issued and outstanding ( shares if the Underwriters' over-allotment option is exercised in full). In addition, WAT holds a warrant entitling it to purchase 6,246,096 shares of Common Stock, in whole or in part, at any time and from time to time prior to July 1, 2016, at an exercise price of $16.01 per share, subject to adjustment in certain events. See "Certain Transactions--Relationships and Transactions with WAT" and "Principal Shareholders." No prediction can be made as to the effect, if any, that future sales of shares of Common Stock, the availability of shares of Common Stock for future sale, or future issuances of shares upon the exercise of the WAT Warrant will have on the market price of the Common Stock prevailing from time to time.

    All of the Shares sold in the Offering will be freely tradeable by persons other than "affiliates" of the Company without restriction under the Securities Act, subject to the limitations on ownership set forth in the Articles. See "Description of Capital Stock Restrictions on Transfer and Excess Shares." The
        shares of outstanding Common Stock owned by Westfield Holdings, WAT and certain other existing shareholders, as well as the shares issuable upon exercise of the WAT Warrant (the "Restricted Shares"), will be "restricted" securities within the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule 144. As described below under "Registration Rights," the Company has granted Westfield Holdings certain registration rights with respect to its shares of Common Stock.

    Of the         shares of Common Stock held by WAT, 31,342,970 shares may be eligible for sale in the public market 90 days after the effective date of the Registration Statement of which this Prospectus is a part, 8,151,155 shares will become eligible for sale in the public market upon expiration of such stockholder's holding period on January 2, 1998, and the remainder will become eligible for sale in the public market on the first anniversary of the effective date of the Registration Statement of which this Prospectus is a part, subject to compliance with the volume limitations under Rule 144. All of the 10,930,692 shares of Common Stock held by Westfield Holdings may be eligible for sale in the public market 90 days after the completion of the Offering, subject to compliance with the volume limitations under Rule 144. Subject to the limitations on ownership set forth in the Articles and to compliance with the volume limitations under Rule 144, 1,644,611 shares of Common Stock held by unaffiliated investors may be eligible for sale in the public market 90 days after completion of the Offering and will become freely tradeable upon on July 1, 1998.

    In general, under Rule 144, as amended, effective late April 1997, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any affiliate of the Company, the acquiror or subsequent holder thereof is entitled to sell, within any three-month period commencing 90 days after the date of the effectiveness of the Registration Statement of which this Prospectus is a part, a number of shares that does not exceed the greater
of (i) 1% of the then outstanding shares of Common Stock (    shares upon
consummation of this Offering) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding such sale, subject to the filing of a Form 144 with respect to such sale and certain other limitations and restrictions. In addition, if two years have elapsed since the later of the date of acquisition of restricted shares from the Company or from any affiliate of the Company, and the acquiror or any subsequent holder thereof is not deemed to have been an affiliate of the Company at any time during the 90 days preceding a sale, such person would be entitled to sell such shares under Rule 144(k) without regard to the above-described requirements.

    In addition, the Commission has recently proposed further revisions to the holding periods and volume limitations contained in Rule 144. The adoption of amendments effecting such proposed revisions may result in resales of restricted securities sooner than would be the case under Rules 144 and 144(k) as currently amended and to be in effect in late April 1997. However, there can be no assurance of when, if ever, such amendments will be proposed or adopted.

    Prior to the Offering, there has been no public market for the Common Stock in the U.S., although the WAT units are listed and traded on the ASX. Application in being made to list the Common Stock on the NYSE. No prediction can be made as to the effect, if any, that future sales of Common Stock, or the availability of Common Stock for future sale or any exercise of the WAT Warrant will have on the market price of the Common Stock Shares prevailing from time to time. Sales of substantial amounts of Common Stock, or any exercise of the WAT Warrant, or the perception that such sales or exercise could occur, could adversely affect prevailing market prices of the shares of Common Stock. See "Risk Factors--Absence of Prior Public Market for Shares; Shares Available for Future Sale."

REGISTRATION RIGHTS

    The Company and Westfield Holdings will each agree, subject to certain exceptions (including the exercise of the WAT Warrant), not to (i) sell, grant any option to purchase or otherwise transfer or dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or file a registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, for a period of 90 days from the date of this Prospectus, without the prior written consent of Merrill Lynch. Pursuant to a registration rights agreement (the "Registration Rights Agreement"), after 12 months from the closing of the Offering, Westfield Holdings will have demand registration rights that would require the Company to promptly effect the registration of their shares. In addition, the Company has agreed that, upon the request of Westfield Holdings, it will use its reasonable efforts to have a shelf registration statement filed after the expiration of such 12-month period referred to above and declared and kept continuously effective, pursuant to which Westfield Holdings will be able to sell Common Stock in ordinary course brokerage or dealer transactions. However, these rights allow the Company to postpone the filing of a demand registration statement (and an amendment or supplement to a shelf registration statement) or to suspend the use of any previously filed registration statement for a reasonable period of time (not to exceed 60 days) if the Board of Directors determines in good faith that it would be significantly disadvantageous to the Company and its shareholders for such a registration statement (or amendment or supplement) to be filed on or before the date filing otherwise would be required. In addition, if the Company proposes to register any of its Common Stock, either for its own account or for the account of other shareholders, the Company is required, with certain exceptions, to provide the parties to the Registration Rights Agreement with notice of the registration and to include in such registration all of the shares of Common Stock requested to be included by such persons. Any exercise of such registration rights may result in dilution in the interest of the Company's shareholders,

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hinder efforts by the Company to arrange future financings of the Company and/or have an adverse effect on the market price of the Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

    THE FOLLOWING SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSIDERATIONS REGARDING AN INVESTMENT IN THE COMMON STOCK OF THE COMPANY IS BASED ON CURRENT LAW, IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF TAXATION THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR PERSONAL INVESTMENT OR TAX CIRCUMSTANCES, OR, EXCEPT TO THE EXTENT DISCUSSED UNDER THE HEADINGS "TAXATION OF TAX-EXEMPT SHAREHOLDERS" AND "TAXATION OF NON-U.S. SHAREHOLDERS," TO CERTAIN TYPES OF INVESTORS (INCLUDING INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, FINANCIAL INSTITUTIONS OR BROKER-DEALERS, FOREIGN CORPORATIONS AND PERSONS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES) THAT ARE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS NOR DOES IT GIVE A DETAILED DISCUSSION OF ANY STATE, LOCAL OR FOREIGN TAX CONSIDERATIONS.

    EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF THE SHARES AND OF THE COMPANY'S ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

TAXATION OF THE COMPANY

GENERAL

    The REIT provisions of the Code are highly technical and complex. The following sets forth the material aspects of the provisions of the Code that govern the Federal income tax treatment of a REIT and its shareholders. This summary is based on current U.S. law, including the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change which may apply retroactively.

OPINION OF COUNSEL

    The Company has elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994, and the Company intends to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Skadden, Arps, Slate, Meagher & Flom LLP, will issue an opinion that, commencing with the Company's taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from February 12, 1994 through the date of this Prospectus, will enable it to meet the requirements for qualification and taxation as a REIT under the Code. In addition, the Company will qualify as a REIT only if WPI qualifies as a REIT and satisfies each of the requirements for qualification as a REIT as set forth below in this section with respect to the Company. WPI will elect to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1996 and WPI intends to continue to operate in a manner consistent with such election and all rules with which a REIT must comply. Skadden, Arps, Slate, Meagher & Flom LLP, will issue an opinion that, commencing with WPI's taxable year ending December 31, 1996, WPI was organized in conformity with the requirements for qualification as a REIT, and its planned method of operation, and its actual method of operation from January 1, 1996 through the date of this Prospectus, will enable WPI to meet the requirements for qualification and taxation as a REIT under the Code.

    Each of the foregoing opinions will be based and conditioned upon certain assumptions and representations made by the Company and WPI as of the date of this Prospectus regarding factual matters. The opinions will be expressed as of the date of this Prospectus, and Skadden, Arps, Slate, Meagher & Flom LLP will have no obligation to advise holders of the Shares of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Moreover, such qualification and taxation as a REIT depends upon the Company and WPI having met and continuing to meet through, among other things, actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code as discussed below, the results of which will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that the actual results of the Company's and WPI's operations for any particular taxable year have satisfied or will satisfy such requirements. See "--Failure to Qualify." An opinion of counsel is not binding on the IRS, and no assurance can be given that the IRS will not challenge the Company's and WPI's eligibility for taxation as a REIT.

TAXATION OF THE COMPANY

    If the Company qualifies for taxation as a REIT, it generally will not be subject to Federal corporate income tax on its net income that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" (at the corporate and shareholder levels) that generally results from investment in a corporation. However, the Company will be subject to Federal income tax as follows: First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its items of tax preference. Third, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property, other than certain foreclosure property, held primarily for sale to customers in the ordinary course of business), such net income will be subject to a 100% tax. Fourth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), but has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% test multiplied by (b) a fraction intended to reflect the Company's profitability. Fifth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subjected to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Sixth, if during the ten-year period beginning on the first day of the first taxable year for which the Company and WPI each qualified as a REIT (the "Recognition Period"), the Company or WPI recognizes gain on the disposition of any property (including, any partnership interest) held by the Company or WPI or any partnership in which an interest was held as of the beginning of such Recognition Period, then, to the extent of the excess of (i) the fair market value of such property as of the beginning of such Recognition Period over (ii) the adjusted tax basis of the Company or WPI or the partnerships in such property as of the beginning of such Recognition Period (the "Built-in Gain"), such gain will be subject to tax at the highest corporate tax rate pursuant to IRS regulations that have not yet been promulgated. Seventh, if the Company or WPI acquires any asset from a C corporation (I.E., generally a corporation subject to full corporate level tax) in a transaction in which the adjusted tax basis of the asset in the hands of the Company or WPI is determined by reference to the adjusted tax basis of the asset (or any other property) in the hands of the C corporation, and the Company or WPI recognizes gain on the disposition of such asset during the Recognition Period beginning on the date on which such asset was acquired by the Company, then, to the extent of the Built-in Gain, such gains will be subject to tax at the highest regular corporate tax rate pursuant to IRS regulations that have not yet been promulgated. In addition, the Company could also be subject to tax in certain situations and on certain transactions not presently contemplated.

REQUIREMENTS FOR QUALIFICATION

    The Code defines a REIT as a corporation, trust or association (1) that is managed by one or more trustees or directors; (2) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (3) which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs; (4) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (5) the beneficial ownership of which is held by 100 or more persons;
(6) in which not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and (7) which meets certain other tests described below (including with respect to the nature of its income and assets).

The Code provides that conditions (1) through (4) must be met during the entire taxable year, that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months, and that condition (6) must be met during the last half of each taxable year. The Company believes that it satisfies all of the conditions, including conditions (5) and (6) above. In order to comply with the share ownership tests described in conditions (5) and (6) above, the Company's Charter provides certain restrictions on the transfer of its capital stock to prevent concentration of stock ownership. These restrictions may not ensure that the Company will, in all cases, be able to satisfy the share ownership tests set forth above. If the Company fails to satisfy such requirements, the Company's status as a REIT will terminate.

    To monitor the Company's compliance with the share ownership requirements, the Company is required to maintain records regarding the actual ownership of its shares. To do so, the Company must demand written statements each year from the record holders of certain percentages of its stock in which the record holders are to disclose the actual owners of the shares (I.E., the persons required to include in gross income the REIT dividends). A list of those persons failing or refusing to comply with this demand must be maintained as part of The Company's records. A shareholder who fails or refuses to comply with the demand must submit a statement with its U.S. Federal income tax return disclosing the actual ownership of the shares and certain other information.

OWNERSHIP OF PARTNERSHIP INTERESTS

    In the case of a REIT that is a partner in a partnership, regulations provide that the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's income. In addition, the assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, the Company's proportionate share of the assets, liabilities and items of income of the partnership will be treated as assets, liabilities and items of income of the Company for purposes of applying the REIT requirements described herein. A summary of certain rules governing the Federal income taxation of partnerships and their partners is provided below in "Tax Aspects of the Company's Investments in Partnerships."

INCOME TESTS

    In order to maintain qualification as a REIT, the Company annually must satisfy three gross income requirements. First, at least 75% of the Company's gross income (excluding gross income from "prohibited transactions," I.E., certain sales of property held primarily for sale to customers in the ordinary course of business) for each taxable year must be derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property investments, and from other dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). Third, short-term gain from the sale or other disposition of stock or securities, gain from certain sales of property held primarily for sale, and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must, in the aggregate, represent less than 30% of the Company's gross income for each taxable year.

    Rents received by the Company directly, through partnerships in which it has a direct or indirect ownership interest (collectively, the "Partnerships"), or through its wholly-owned subsidiary corporations ("qualified REIT subsidiaries," as described below) will qualify as "rents from real property" in satisfying the gross income requirements described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Moreover, for rents received to qualify as "rents from real property," the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which the

REIT derives no revenue. However, the Company (or its affiliates) are permitted to, and do directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Because certain Centers are managed by third parties, the ability to treat amounts from such property as "rents from real property" will be dependent on the actions of others and will not be within the control of the Company. In addition, the Company generally may not and will not charge rent that is based in whole or in part on the income or profits of any person (except by reason of being based on a percentage of the tenant's gross receipts or sales). Finally, rents derived from tenants that are at least 10% owned, directly or constructively, by the Company or WPI do not qualify as "rents from real property" for purposes of the gross income requirements. While the Company regularly attempts to monitor such requirements, no assurance can be given that the Company will not realize income that does not qualify as "rents from real property," and that such amounts when combined with other nonqualifying income, may exceed 5% of the Company's taxable income and thus disqualify the Company as a REIT.

    The Company has derived and continues to derive income from certain sources that are not described above and that generally do not constitute qualifying income for purposes of the gross income requirements. While no assurance can be given that the IRS would not successfully assert otherwise, the Company believes that the aggregate amount of such income in any taxable year will not exceed the limits on non-qualifying income under the gross income tests.

    If the Company fails to satisfy one or both of the 75% or 95% gross income tests (though not the 30% gross income test) for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will be generally available if the Company's failure to meet such tests was due to reasonable cause and not due to willful neglect, the Company attaches a schedule of the sources of its income to its return, and any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of these relief provisions. If these relief provisions are inapplicable to a particular set of circumstances involving the Company, the Company will not qualify as a REIT. As discussed above in "--General," even where these relief provisions apply, a tax is imposed with respect to the excess of the actual amount of non-qualifying income over the amount permitted under the gross income tests.

ASSET TESTS

    The Company, at the close of each quarter of its taxable year, must also satisfy three tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by real estate assets (including its allocable share of real estate assets held by the Partnerships), stock in other REITs (such as WPI), stock or debt instruments held for not more than one year purchased with the proceeds of a stock offering or long-term (at least five years) debt offering of the Company, cash, cash items and U.S. government securities. Second, not more than 25% of the Company's total assets may be represented by securities other than those in the 75% asset class. Third, of the investments included in the 25% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets, and the Company may not own more than 10% of any one issuer's outstanding voting securities.

    The Company's indirect interests in certain of the Partnerships and certain properties are held through wholly owned corporate subsidiaries of the Company organized and operated as "qualified REIT subsidiaries" within the meaning of the Code. Qualified REIT subsidiaries are not treated as separate entities from their parent REIT for Federal income tax purposes. Instead, all assets, liabilities and items of income, deduction and credit of each qualified REIT subsidiary are treated as assets, liabilities and items of the Company. Each qualified REIT subsidiary therefore will not be subject to Federal corporate income taxation, although it may be subject to state or local taxation.

    In addition, the Company's ownership of stock of each qualified REIT subsidiary and its interest in the Partnerships does not violate either the 5% value restriction or the restriction against ownership of more than 10% of the voting securities of any issuer. Similarly, the ownership by the Company of any other REIT (such as WPI) will not violate these restrictions.

WESTFIELD HOLDINGS WARRANTS

    ASSET TESTS. The Westfield Holdings Warrants will be treated as assets that fall within the 25% asset class for purposes of determining the Company's compliance with the REIT asset tests discussed above. See "--Taxation of the Company--Asset Tests." Accordingly, the value of the Westfield Holdings Warrants owned by the Company generally may not exceed 5% of the Company's gross assets ("Total Assets"), as determined in accordance with GAAP. The Company believes that the value of the Westfield Warrants will not constitute more than 5% of the Company's Total Assets on the date such warrants are received by the Company. Although the Company's Total Assets must be revalued for purposes of the 5% asset test at the end of any quarter in which a security is acquired, Treasury regulations provide that the Company is not required to perform such a revaluation at the end of any quarter during which there has been no acquisition of a security, since the mere change in market value of a security held by the Company will not, of itself, affect the status of the Company as a REIT. Thus, although it is possible that subsequent fluctuations in the value of the Westfield Holdings Warrants, the Company's Total Assets, or both, could cause the value of such warrants to exceed 5% of the Company's Total Assets, such fluctuations should not cause the Company to fail the 5% asset test in the absence of an acquisition of additional securities of Westfield Holdings by the Company during such quarter.

    EXERCISE OF WARRANTS.

    It is possible that on the exercise date, the value of the shares of Westfield Holdings Limited which the Company is entitled to receive upon exercise of the Westfield Holdings Warrants would constitute more than 5% of the Company's Total Assets if such warrants were exercised in full. Because the exercise of the Westfield Holdings Warrants will constitute the acquisition of Westfield Holdings Limited shares, and such an exercise will necessitate a revaluation of the Company's Total Assets for purposes of determining the Company's compliance with the 5% asset test, the terms of the Westfield Holdings Warrants provide the Company with the right to exercise such warrants in whole or in part. The Company will not retain the shares of Westfield Holdings Limited to the extent that the Company determines that retention would cause the Company to violate the 5% asset test. Except as described below, no gain or loss will be recognized by the Company upon exercise of the Westfield Holdings Warrants for ordinary shares of Westfield Holdings Limited. The Company's adjusted tax basis in the Westfield Holdings Limited shares received upon exercise will equal the sum of the Company's adjusted tax basis in the Westfield Holdings Warrants immediately prior to exercise plus the exercise price paid by the Company.

    Pursuant to the terms of the Westfield Holdings Warrants agreement, the Company has the right to elect to apply a number of shares of Westfield Holdings Limited that otherwise would be issuable upon exercise of the Westfield Holdings Warrants toward payment of the exercise price (a "Cashless Exercise"). Upon a Cashless Exercise, Westfield Holdings Limited may elect to make payment in cash or by the issuance of Westfield Holdings Limited shares. If upon exercise of the warrants Westfield Holdings Limited pays cash to the Company in lieu of issuing Westfield Holdings Limited shares, the Company will recognize gain or loss equal to the difference between the amount of cash received and the Company's adjusted tax basis in the Westfield Holdings Warrants exercised. Any such gain or loss should be long-term capital gain or loss.

    The tax consequences of such a Cashless Exercise is uncertain where the Company receives shares of Westfield Holdings Limited upon exercise. There is no authority directly on point, and several alternative characterizations of the Cashless Exercise are possible. For example, a Cashless Exercise of the Westfield Holdings Warrants for shares may be treated as if the Westfield Holdings Limited shares applied toward payment of the exercise price had been issued to the Company pursuant to a hypothetical exercise of such warrants for cash and were immediately redeemed by Westfield Holdings Limited for cash equal to the fair market value of such withheld Westfield Holdings Limited shares on the exercise date. Under this characterization, the deemed redemption might be treated as a dividend or as a sale of the withheld shares which results in capital gain or loss. In general, such a hypothetical redemption will be treated as a dividend unless the Company's ownership percentage of Westfield Holdings Limited shares immediately after such redemption is less than 80% of the Company's ownership percentage of Westfield Holdings

Limited shares immediately before the hypothetical redemption. If the redemption is treated as a dividend, the Company would generally recognize ordinary dividend income equal to the fair market value of the withheld shares to the extent of Westfield Holdings Limited's earnings and profits as determined for U.S. tax purposes. If the hypothetical redemption is treated as a sale of such withheld shares, the Company generally would recognize capital gain or loss equal to the difference between fair market value of the Westfield Holdings Limited shares constructively redeemed and the tax basis of such shares. The tax basis of the Westfield Holdings Limited shares constructively redeemed under this analysis generally would equal the sum of the Company's tax basis in the exercised Westfield Holdings Warrants allocable to the withheld Westfield Holdings Limited shares constructively redeemed plus the exercise price deemed paid in respect of the withheld Westfield Holdings Limited shares.

    Alternatively, the exercise of Westfield Holdings Warrants pursuant to a Cashless Exercise could be characterized as a taxable exchange of such warrants for Westfield Holdings Limited shares under Section 1001 of the Code or as a tax-free exercise of the Westfield Holdings Warrants for the new number of Westfield Holdings Limited shares issued. Due to the absence of authority as to the federal income tax treatment of a Cashless Exercise, there can be no assurance which, if any, of the alternative tax consequences described above would be adopted by the Internal Revenue Service or a court of law.

    LAPSE OF WARRANTS. The lapse or expiration without exercise of the Westfield Holdings Warrants generally will result in a capital loss to the Company equal to the Company's tax basis in such warrants (discussed above), and this capital loss will be a long-term capital loss if the holding period with respect to such warrants is more than one year.

    BASIS AND HOLDING PERIOD OF WESTFIELD HOLDINGS LIMITED SHARES. Except in the case where the Company makes a Cashless Exercise, (i) the Company's tax basis in Westfield Holdings Limited shares received upon exercise of a Westfield Holdings Warrant will equal the sum of the Company's tax basis in the exercised warrants plus the cash paid upon exercise, and (ii) the holding period for Westfield Holdings Limited shares received upon exercise of a Westfield Holdings Warrant will begin on the date the warrant is exercised and will not include the period during which the warrant was held.

    As discussed above, the tax consequences to the Company of making a Cashless Exercise (including the tax basis of Westfield Holdings Limited shares received upon exercise) are uncertain. If, for example, a Cashless Exercise is treated as if the withheld Westfield Holdings Limited shares are constructively issued and then immediately redeemed for cash, as described above, then the adjusted tax basis in the Westfield Holdings Limited shares actually received generally would equal the sum of the Company's tax basis in the exercised warrants that is allocable to the Westfield Holdings Limited shares actually received plus the exercise price deemed paid in respect of such Westfield Holdings Limited shares actually received.

    ADJUSTMENTS TO THE WESTFIELD HOLDINGS WARRANTS. Pursuant to the terms of the Westfield Holdings Warrants, the Exercise Price and the number of Westfield Holdings Limited ordinary shares purchasable upon exercise of the Westfield Holdings Warrants is subject to adjustments from time to time upon the occurrence of specified events. These adjustments should not be treated as a taxable exchange of the Westfield Holdings Warrants to the extent such adjustments are pursuant to the original terms of the warrants. However, under certain circumstances, a change in conversion ratio or any transaction having a similar effect on the interest of the Company may be treated as a taxable distribution with if the Company's proportionate interest in the earnings and profits of Westfield Holdings Limited is increased by such change or transaction (even though no cash is received).

    AUSTRALIAN WITHHOLDING TAX ON DIVIDENDS. Under the income tax convention presently in force between Australia and the United States, dividends paid on any Westfield Holdings Limited shares held by the Company may be subject to a 15% Australian withholding tax.

ANNUAL DISTRIBUTION REQUIREMENTS

    In order to qualify as a REIT, the Company is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (A) the sum of (i) 95% of the Company's

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"REIT taxable income" (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid with or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at the capital gains or ordinary corporate tax rates, as the case may be. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company believes that it has made, and intends to make, timely distributions sufficient to satisfy this annual distribution requirement.

    It is possible that the Company, from time to time, may not have sufficient cash or other liquid assets to meet the 95% distribution requirement due to timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of such income and deduction of such expenses in arriving at the Company's REIT taxable income. In the event that such timing differences occur, in order to meet the 95% distribution requirement, the Company may find it necessary to arrange for short-term, or possibly long-term, borrowings (on terms that may not be favorable to the Company) or to pay dividends in the form of taxable distributions of property.

    Under certain circumstances, the Code permits the Company to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Thus, the Company may avoid being taxed on amounts distributed as deficiency dividends. The company would, however, be required to pay interest based on the amount of any deduction taken for deficiency dividends.

ABSENCE OF EARNINGS AND PROFITS

    The Code provides that, in the case of a corporation such as the Company that was formerly a taxable C corporation, it may qualify as a REIT for a taxable year only if, as of the close of the such year, it has no "earnings and profits" accumulated in any non-REIT year. This requirement applies to each of the Company and WPI. The Company and its former owners retained independent certified public accountants to determine the Company's earnings and profits as of February 11, 1994 (and, December 31, 1994) for purposes of the distribution requirement. The determination by the independent certified public accountants was based upon the Company's tax returns as filed with the IRS and other assumptions and qualifications set forth in the reports issued by such accountants. Based upon a report of certified public accountants, the Company also believes that WPI has satisfied this requirement.

    Any adjustments to the Company's or WPI's taxable income for taxable years ending on or before the effective date of their respective REIT election, including as a result of an examination of its returns by the IRS, could affect the calculation of their respective earnings and profits as of the appropriate measurement date. Furthermore, the determination of earnings and profits requires the resolution of certain technical tax issues with respect to which there is no authority directly on point and, consequently, the proper treatment of these issues for earnings and profits purposes is not free from doubt. There can be no assurance that the IRS will not examine the tax returns of the Company or WPI for prior years and propose adjustments to increase its taxable income. In this regard, the IRS can consider all taxable years of a corporation as open for review for purposes of determining the amount of such earnings and profits.

FAILURE TO QUALIFY

    If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief. In addition, a recent Federal budget proposal contains language which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT, and thus would effectively preclude the Company from re-electing REIT status following a termination of its REIT qualification.

TAX ASPECTS OF THE COMPANY'S INVESTMENTS IN PARTNERSHIPS

GENERAL

    Certain of the Company's investments are held indirectly through the partnerships. In general, partnerships are "pass-through" entities that are not subject to Federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. The Company will include in its income its proportionate share of the foregoing partnership items for purposes of the various REIT income tests and in the computation of its REIT taxable income. Moreover, for purposes of the REIT asset tests, the Company will include its proportionate share of assets held by such partnerships. See "--Taxation of the Company--Ownership of Partnership Interests."

ENTITY CLASSIFICATION

    The Company's direct and indirect investment in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of any of the partnerships as a partnership (as opposed to an association taxable as a corporation) for Federal income tax purposes. If certain of these entities were treated as an association for Federal income tax purposes, it would be taxable as a corporation and therefore subject to an entity-level tax on its income. In such a situation, the character of the Company's assets and items of gross income would change, which could preclude the Company from satisfying the asset tests and/or the income tests (see "--Taxation of the Company--Asset Tests" and "--Taxation of the Company--Income Tests"), and in turn could prevent the Company from qualifying as a REIT. See "--Taxation of the Company--Failure to Qualify" above for a discussion of the effect of the Company's failure to meet such tests for a taxable year. In addition, any change in the status of any of the partnerships for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distributions.

TAX ALLOCATIONS WITH RESPECT TO THE PROPERTIES

    Pursuant to the Code and the regulations thereunder, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of contributed property at the time of contribution, and the adjusted tax basis of such property at the time of contribution (a "Book-Tax Difference"). Such allocations are solely for Federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. Where a partner contributes cash to a partnership that holds appreciated property, the Treasury regulations provide for a similar allocation of such items to the other partners. These rules would apply to the contribution by the Company to an existing partnership of the cash proceeds received in any offerings of its stock.

    With respect to any property purchased or to be purchased by any of the partnerships (other than through the issuance of partnership units), such property will initially have a tax basis equal to its fair market value and the special allocation provisions described above will not apply.

SALE OF THE PROPERTIES

    The Company's share of any gain realized by any partnership, in which it holds a direct or indirect interest, on the sale of any property held as inventory or primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See "--Requirements for Qualification--Income Tests." Such prohibited transaction income may also have an adverse effect on the Company's ability to satisfy the income tests for status as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a partnership's trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company intends to hold its interests in the subject partnerships, and such partnerships intend to hold their properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing, owning, and operating the properties and to make such occasional sales of the properties, including peripheral land, as are consistent with the Company's investment objectives. Accordingly, the Company believes that its interests in the subject partnerships, and such partnerships' interests in the properties will not be treated as inventory or as property held primarily for sale to customers in the ordinary course of a trade or business.

TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS

    As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gain (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its stock. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income.

    Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted tax basis of the shareholder's shares, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of a shareholder's shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less) provided that the shares are a capital asset in the hands of the shareholder. In addition, any dividend declared by the Company in October, November or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company.

    In general, any loss upon a sale or exchange of shares by a shareholder who has held such shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss to the extent that distributions from the Company are required to be treated by such shareholder as long-term capital gain.

TAXATION OF TAX-EXEMPT SHAREHOLDERS

    Based upon a published ruling by the IRS, distributions by the Company to a shareholder that is a tax-exempt entity will not constitute "unrelated business taxable income" ("UBTI"), provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity.

    Notwithstanding the preceding paragraph, however, a portion of the dividends paid by the Company may be treated as UBTI to certain U.S. private pension trusts if the Company is treated as a "pension-held REIT." The Company is not, and does not expect to become, a "pension-held REIT." If the Company were to become a pension-held REIT, these rules generally would only apply to certain U.S. pension trusts that hold more than 10% of the Company's stock.

TAXATION OF FOREIGN SHAREHOLDERS

    The following is a discussion of certain anticipated U.S. Federal income and estate tax consequences of the ownership and disposition of the Company's stock applicable to Non-U.S. Holders of such stock. A "Non-U.S. Holder" is any person other than (i) a citizen or resident of the United States, (ii) a corporation or partnership created or organized in the United States or under the laws of the United States or of any state thereof, or (iii) an estate or trust whose income is includable in gross income for U.S. Federal income tax purposes regardless of its source. The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. Federal income and estate taxation.

ORDINARY DIVIDENDS

    The portion of dividends received by Non-U.S. Holders payable out of the Company's earnings and profits which are not attributable to capital gains of the Company and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (or lower rate, if so provided by an applicable income tax treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of stock of the Company. In cases where the dividend income from a Non-U.S. Holder's investment in stock of the Company is (or is treated as) effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation).

NON-DIVIDEND DISTRIBUTIONS

    Distributions by the Company to a non-U.S. holder who holds five percent or less of the Common Stock (after application of certain constructive ownership rules) which are not dividends out of the earnings and profits of the Company will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of current and accumulated earnings and profits of the Company.

CAPITAL GAIN DIVIDENDS

    Under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), a distribution made by the Company to a Non-U.S. Holder, to the extent attributable to gains from dispositions of United States Real Property Interests ("USRPIs") such as the properties beneficially owned by the Company ("USRPI Capital Gains"), will be considered to be income effectively connected with a U.S. trade or business of the Non-U.S. Holder and subject to U.S. income tax at the rate applicable to U.S. individuals or corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, the Company will be required to withhold tax equal to 35% of the amount of dividends to the extent such dividends constitute USRPI Capital Gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder that is not entitled to treaty exemption.

DISPOSITION OF STOCK OF THE COMPANY

    Unless the Company's stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. The stock will not constitute a USRPI if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Immediately following the Offering, the Company will not be a domestically controlled REIT. A Non-U.S. Holder's sale of stock generally nevertheless will not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) the stock is "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the NYSE, on which the regularly traded Common Stock will be listed) and (ii) the selling Non-U.S. Holder (after application of certain constructive ownership rules) held 5% or less of the Company's outstanding stock at all times during a specified testing period.

    If gain on the sale of stock of the Company were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

    Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases: (i) if the Non-U.S. Holder's investment in the stock of the Company is effectively connected with a U.S. trade or business conducted by such Non-U.S. holder, the Non-U.S. Holder will be subject to the same treatment as a U.S. shareholder with respect to such gain, or (ii) if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

ESTATE TAX

    Stock of the Company owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. Federal estate tax purposes) of the United States at the time of death will be includable in the individual's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual's estate may be subject to U.S. Federal estate tax on the property includable in the estate for U.S. Federal estate tax purposes.

INFORMATION REPORTING AND BACKUP WITHHOLDING

U.S. SHAREHOLDERS

    The Company will report to the U.S. Shareholders and the IRS the amount of distributions paid during each calendar year and the amount of tax withheld, if any. Under the backup withholding rules, a U.S. Shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Shareholder that does not provide the Company with his correct taxpayer identification number may also be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. Shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any U.S. Shareholders who fail to certify their nonforeign status to the Company. See "Federal Income Tax Considerations--Taxation of Foreign Shareholders."

FOREIGN SHAREHOLDERS

    The Company must report annually to the IRS and to each Non-U.S. Holder the amount of dividends (including any capital gain dividends) paid to, and the tax withheld with respect to, such Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these returns may also be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides.

    U.S. backup withholding (which generally is imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the U.S. information reporting requirements) and information reporting generally will not apply to dividends (including any capital gain dividends) paid on stock of the Company to a Non-U.S. Holder at an address outside the United States.

    The payment of the proceeds from the disposition of stock of the Company to or through a U.S. office of a broker will be subject to information reporting and backup withholding unless the owner, under penalties of perjury, certifies, among other things, its status as a Non-U.S. Holder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of stock to or through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding and information reporting.

    Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be refunded or credited against the Non-United States Holder's United States Federal income tax liability, provided that the required information is furnished to the IRS.

    These information reporting and backup withholding rules are under review by the U.S. Treasury and their application to the Common Stock could be changed by future regulations. On April 15, 1996, the IRS issued proposed Treasury Regulations concerning the withholding of tax and reporting for certain amounts paid to non-resident individuals and foreign corporations. The proposed Treasury Regulations, if adopted in their present form, would be effective for payments made after December 31, 1997. Prospective purchasers should consult their tax advisors concerning the potential adoption of such proposed Treasury Regulations and the potential effect on their ownership of Common Stock.

OTHER TAX CONSEQUENCES

POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

    Prospective investors should recognize that the present Federal income tax treatment of an investment in the Company may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with Federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in Federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in the Company. For example, a recent Federal budget proposal contains language which, if enacted in its present form, would result in the immediate taxation of all gain inherent in a C corporation's assets upon an election by the corporation to become a REIT, and thus would effectively preclude the Company from re-electing REIT status following a termination of its REIT qualification.

STATE AND LOCAL TAXES

    The Company and its shareholders may be subject to state or local income and other taxation in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Company.

                              ERISA CONSIDERATIONS

    A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan (the "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") should consider the fiduciary standards under ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Shares. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the Plan and whether an investment is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan from engaging in certain transactions involving "Plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan. Therefore, a fiduciary of a Plan should also consider whether an investment in the Shares might constitute or give rise to a prohibited transaction under ERISA and the Code.

    If the assets of the Company were deemed to be Plan assets of employee benefit Plans that are shareholders, the Plan's investment in the Shares might be deemed to constitute a delegation under ERISA of the duty to manage Plan assets by a fiduciary investing in Shares, and certain transactions involving the operation of the Company might be deemed to constitute prohibited transactions under ERISA and the Code.

    The U.S. Department of Labor (the "DOL") has issued a final regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be Plan assets. The regulation provides that the underlying assets of an entity will not be considered to be Plan assets if the equity interests acquired by employee benefit plans are "publicly-offered securities" that is, they are (1) widely held (I.E., owned by more than 100 investors), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended. It is expected that the Shares will meet the criteria of "publicly-offered securities" above. The Underwriters expect (although no assurances can be given) that the Shares will be held by at least 100 independent investors at the conclusion of the Offering; except as discussed in "Description of Capital Stock--Restrictions on Transfer and Excess Shares," there are no restrictions imposed on the transfer of the Shares and the Shares will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Securities Exchange Act of 1934, as amended.

    Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Shares consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Shares. Employee benefit plans which are governmental plans (as defined in Section 3 (32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements. Individual retirement accounts and certain employee benefit plans of self-employed individuals are subject to the prohibited transaction provisions of the Code but not ERISA's fiduciary standards.

                                  UNDERWRITING

    The underwriters named below (the "Underwriters"), acting through their respective representatives, Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Furman Selz LLC (collectively, the "Representatives"), have severally agreed, subject to the terms and conditions contained in the Purchase Agreement relating to the Common Stock (the "Purchase Agreement"), to purchase from the Company the number of shares of Common Stock set forth opposite their respective names below. Under certain circumstances, the commitments of certain non-defaulting Underwriters may be increased as set forth in the Purchase Agreement.

                                                                                                 NUMBER
               UNDERWRITER                                                                      OF SHARES
                                                                                               -----------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated.......................................................................
Furman Selz LLC..............................................................................

                                                                                               -----------
    Total....................................................................................
                                                                                               -----------
                                                                                               -----------

    The Underwriters propose initially to offer the shares of Common Stock to the public at the offering price set forth on the cover page of this Prospectus and to certain dealers at such price less a concession not in excess of $
per share. The Underwriters may allow, and such dealers may reallow, a discount
not in excess of $      per share on sales to certain other dealers. After the
public offering, the initial offering price, the concession and discount may be changed.

    The Company has granted to the Underwriters an option exercisable for a period of 30 days from the date of this Prospectus to purchase up to an
additional     shares of Common Stock to cover over-allotments, if any, at the initial offering price less the underwriting discount. If the Underwriters exercise this option, each Underwriter will have a firm commitment, subject to certain conditions, to purchase approximately the same percentage thereof which the number of shares of Common Stock to be purchased by it shown in the
foregoing table bears to the   shares of Common Stock initially offered hereby.

    In the Purchase Agreement, the Company has agreed to indemnify the several Underwriters against certain civil liabilities, including liabilities under the Securities Act.

    The Company and Westfield Holdings will each agree, subject to certain exceptions (including the exercise of the WAT Warrant), not to (i) sell, grant any option to purchase or otherwise transfer or dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or file a registration statement under the Securities Act with respect to the foregoing or (ii) enter into any swap or other agreement or transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, for a period of 90 days from the date of this Prospectus, without the prior written consent of Merrill Lynch. See "Shares Available for Future Sale."

    No action has been taken in any jurisdiction by the Company or the Underwriters that would permit a public offering of the Common Stock offered pursuant to the Offering in any jurisdiction where action for that purpose is required, other than the United States. The distribution of this Prospectus and the offering or sale of the Common Stock in certain jurisdictions may be restricted by law. Accordingly, the Common Stock may not be offered or sold, directly or indirectly, and neither this Prospectus nor any other offering material or advertisement in connection with the Common Stock may be distributed or published, in or from any jurisdiction, except under circumstances that will result in compliance with applicable rules and regulations of any such jurisdiction. Such restrictions may be set out in applicable Prospectus supplements. Persons into whose possession this Prospectus comes are required by the Company and the Underwriters to inform themselves about and to observe any applicable restrictions. This Prospectus does not constitute an offer of, or an invitation to subscribe for purchase, any Common Stock and may not be used for the purpose of an offer to, or solicitation by, anyone in any jurisdiction or in any circumstances in which such offer or solicitation is not authorized or is unlawful.

    The Underwriters have informed the Company that the Underwriters do not intend to confirm sales accounts over which they exercise discretionary authority in excess of 5%.

    Prior to the Offering, there has been no public market for the Common Stock. WAT units, however, have been traded on the ASX since July 1996. The initial public offering price has been determined by negotiations among the Company and the Underwriters. Among the factors considered in such negotiations, in addition to the prevailing market conditions in the equity securities market, the price at which the WAT units have been traded on the ASX, dividend yields, price-earnings ratios and price-Funds from Operations ratios of publicly traded REITs that the Company and the Underwriters believe to be comparable to the Company, an assessment of the recent results of the operations of the Company (which are based on the results of the operations of the Properties), estimates of the future prospects of the Company, the present state of the Company's development projects, the current state of the real estate markets in the geographic area in which the Company operates and the economics of the Company's principal markets as a whole. The initial public offering price set forth on the cover page of this Prospectus should not, however, be considered as indication of the actual value of the Common Stock. Such price is subject to change as a result of market conditions and other factors. There can be no assurance that an active trading market will develop for the Common Stock or that the Common Stock will trade in the public market subsequent to the Offering at or above the initial offering price.

    Application will be made to list the Common Stock on the NYSE under the symbol "WEA," subject to official notice of issuance. In order to meet the requirements for listing of the Common Stock on such exchange, the Underwriters have undertaken to sell lots of 100 or more shares to a minimum of 2,000 beneficial owners.

    Until the distribution of the Common Stock is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Common Stock. As an exception to these rules, the Representatives are permitted to engage in certain transactions that stabilize the price of the Common Stock. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Common Stock.

    If the Underwriters create a short position in the Common Stock in connection with the offering, i.e., if they sell more shares of Common Stock than are set forth on the cover page of this Prospectus, the Representatives may reduce that short position by purchasing Common Stock in the open market. The Representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above.

    The Representatives may also impose a penalty bid on certain Underwriters and selling group members. This means that if the Representatives purchase shares of Common Stock in the open market to reduce the Underwriters' short position or to stabilize the price of the Common Stock, they may reclaim the amount of the selling concession from the Underwriters and selling group members who sold those shares as part of the offering.

    In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

    Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Common Stock. In addition, neither the Company nor any of the Underwriters makes any representation that the Representatives will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

                                    EXPERTS

    The consolidated financial statements and schedules of the Company at December 31, 1996 and for the year then ended included in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and at December 31, 1995 and for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 11, 1994, by Coopers & Lybrand LLP independent auditors, as set forth in their respective reports thereon appearing elsewhere herein, and included in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

    The combined statements of revenues and certain expenses of the Acquired Properties for the years ended June 30, 1996, 1995, and 1994, included in this Prospectus and Registration Statement have been audited by BDO Seidman LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                 LEGAL MATTERS

    The validity of the issuance of the shares of Common Stock offered pursuant to this Prospectus will be passed upon by Debevoise & Plimpton, New York, New York on behalf of the Company, and certain legal matters and tax matters as described under "Federal Income Tax Considerations" will be passed upon by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California. Certain legal matters related to the Offering will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP. Debevoise & Plimpton will rely upon the opinion of Bryan Cave LLP, as to matters of Missouri law.

                             ADDITIONAL INFORMATION

    The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.

    The Registration Statement, the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1204, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the world web at http://www.sec.gov that contains information filed electronically by the Company.

    The Company intends to furnish its shareholders with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                                    GLOSSARY

    Unless the context otherwise requires, the following terms shall have the meanings set forth below for the purposes of this Prospectus:

    "ABP" means Stichting Pensioenfonds ABP.

    "ACCREDITED INVESTOR" has the meaning defined in Rule 501 under the Securities Act.

    "ACQUISITION" means the 1994 acquisition of the Company from Prudential by Westfield Holdings and certain other investors.

    "ACQUIRED PROPERTIES" means Connecticut Post Mall, Trumbull Shopping Park and South Shore Mall.

    "ACQUISITION TRANSACTION" means the transaction in which a person or entity became an Interersted Shareholder.

    "ADA" means the Americans with Disabilities Act of 1990.

    "ADVISOR" means Westfield U.S. Advisory, L.P., a Delaware limited partnership wholly-owned by Westfield Holdings that provides advisory services to the Company.

    "ADVISORY AGREEMENT" means the agreement dated July 1, 1996 as amended between the Advisor and the Company.

    "ANCHOR" means the Centers' full line department stores or other large retail stores generally occupying more than 50,000 square feet or a large entertainment complex.

    "ARTICLES" mean the Amended and Restated Articles of Incorporation of the Company as in effect upon consummation of the Offering.

    "ASX" means Australian Stock Exchange Limited.

    "BANKRUPTCY CODE" means the United States Bankruptcy Code, codified at 11 U.S.C. SectionSection 101-1330, as amended.

    "BASE RENT PER SQUARE FOOT (PSF)" means, when referring to the Centers, the minimum or base rent per square foot payable by Mall Store tenants under leases at the Centers excluding North County Fair (for which this information was not available to the Company) and outparcels.

    "BIG BOX RETAILER" means a discount retailer similar to a Category Killer, but with a wider product offering, e.g. Loehmann's and Michael's.

    "BOARD OF DIRECTORS" means the Board of Directors of the Company.

    "BOOK-TAX DIFFERENCE" means the unrealized gain or loss equal to the difference between the fair market value, at the time of contribution, of property contributed to a partnership in exchange for a partnership interest and the adjusted tax basis of such property at the time of contribution.

    "BUILT-IN GAIN" means the difference between the fair market value and the adjusted basis of a Property as of the beginning of the Recognition Period.

    "BUILT-IN GAIN RULES" mean guidelines issued by the IRS relating to taxation of Built-In Gain in IRS Notice 88-19.

    "BY-LAWS" means the Amended and Restated By-Laws of the Company as in effect upon consummation of the Offering.

    "CASHLESS EXERCISE" means that the Company, pursuant to the terms of the Westfield Holdings Warrants, elected to apply a number of shares of Westfield Holdings Limited that otherwise would be issuable upon exercise of the Westfield Holdings Warrants toward payment of the exercise price.

    "BUSINESS COMBINATION" includes, for the purpose of the purposes of the Missouri Business Combination Statute, a merger or consolidation, certain sales, leases, exchanges, pledges and similar dispositions of corporate stock and certain reclassifications and recapitalizations.

    "CATEGORY KILLER" means a discount retailer in a specific product niche, e.g. Toys R Us.

    "CENTERS" means the 19 Regional Centers and three Power Centers.

    "CODE" means the United States Internal Revenue Code of 1986, as amended.

    "COMMISSION" means the United States Securities and Exchange Commission. "COMMON STOCK" means the common stock, par value $.01 per share, of the
Company.

    "COMMON SHARES" means the Common Stock and the Excess Common Shares.

    "COMPANY" means CenterMark Properties, Inc., to be renamed Westfield America, Inc., a Missouri corporation, together with each of its subsidiaries and Joint Venture interests.

    "DEVELOPER" means Westfield Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of Westfield Holdings Limited that provides development services to the Company.

    "DOL" means the United States Department of Labor.

    "EBITDA" means the Company's share of operating income before interest, taxes, depreciation and amortization.

    "EFFECTIVE RENT PER SQUARE (PSF)" means, when referring to the centers, the minimum or base rent per square foot plus percentage rent per square foot payable by Mall Store tenants under leases at the Centers excluding North County Fair (for which this information was not available to the Company) and outparcels.

    "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

    "EXCESS COMMON SHARES" means shares of Common Stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit.

    "EXCESS PREFERRED SHARES" means shares of Preferred Stock owned, or deemed to be owned, or transferred to a shareholder in excess of the Ownership Limit.

    "EXCESS SHARES" means the Excess Common Shares and the Excess Preferred Shares.

    "FIRPTA" means the United States Foreign Investment in Real Property Tax Act of 1980.

    "FUNDS FROM OPERATIONS" means net income (loss) (computed in accordance with GAAP) excluding gains (or losses) from debt restructurings and sales of property, plus real estate related depreciation and amortization and after adjustments for consolidated partnerships and joint ventures. Additionally, the Company subtracts the portion of the management fee which pertains to leasing commissions which are capitalized in accordance with GAAP. This definition is in accordance with standards established by the White Paper on Funds from Operation approved by the Board of Governors of NAREIT in March 1995.

    "GAAP" means generally accepted accounting principles in the United States.

    "GARDEN STATE PLAZA LOAN" means the $145 million loan that may be made by the Company to Westfield Holdings, secured by an interest in Garden State Plaza.

    "GARDEN STATE PLAZA OPTION" means the Company's option to acquire an indirect partnertship 50% interest in the Garden State Plaza at fair market value.

    "GBCL" means Chapter 351 of the Revised Statutes of Missouri, entitled The General and Business Corporation Law of Missouri.

    "ICSC" means the International Council of Shopping Centers.

    "INCOME TESTS" means three requirements relating to the Company's gross income that must be satisfied annually for qualification as a REIT: (i) at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" (as defined by the Code) and, in certain circumstances, interest) or temporary investment income; (ii) at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest and gain from the sale or disposition of stock or securities or from any combination of the foregoing; and (iii) short-term gain from the sale or other disposition of stock or securities, gain from prohibited transactions and gain on the sale or other disposition of real property held for less than four years (apart from involuntary conversions and sales of foreclosure property) must represent less than 30% of the Company's gross income (including gross income from prohibited transactions) for each taxable year.

    "INDEPENDENT DIRECTORS" means those members of the Board of Directors who are not officers or employees of the Company, or directors, officers or employees of Westfield Holdings or their respective affiliates.

    "INDIVIDUAL" means an individual or entities described at Section 542(a)(2) of the Code.

    "INTERESTED SHAREHOLDER" includes, for the purposes of Missouri Business Combination Statute, any person or entity which beneficially owns or controls 20% or more of the outstanding voting shares of the corporation.

    "IRS" means the United States Internal Revenue Service.

    "JOINT VENTURE CENTERS" means, collectively, the seven Regional Centers and one Power Center owned or ground leased by Joint Ventures (partnership interests which are owned by the Company and the Joint Venture partners), and includes:
Annapolis Mall, Annapolis, Maryland; Meriden Square, Meriden, Connecticut; Mission Valley Center, San Diego, California; Mission Valley Center-West, San Diego, California; North County Fair, Escondido, California; Plaza Camino Real, Carlsbad, California; Topanga Plaza, Canoga Park, California and Vancouver Mall, Vancouver, Washington.

    "JOINT VENTURES" means, collectively, the partnerships through which the Company owns interests in Annapolis Mall, Meriden Square, Mission Valley Center, Mission Valley Center-West, North County Fair, Plaza Camino Real, Topanga Plaza, Vancouver Mall, the land adjacent to Topanga Plaza known as West Valley and certain other real estate interests.

    "MALL GLA" means gross leasable area for Mall Stores.

    "MALL STORES" means stores smaller than Anchors and kiosks permanently located within the corridors of the Centers that are typically specialty retailers and free standing buildings generally located along the perimeter of a Center's parking area.

    "MANAGEMENT AGREEMENTS" mean the separate management agreements, as amended, between the Company and the Manager, relating to the management of the Company's Properties (except North County Fair).

    "MANAGER" means the CenterMark Management Company, a Delaware limited partnership wholly owned by Westfield Holdings that provides management services to the Centers.

    "MASTER DEVELOPMENT FRAMEWORK AGREEMENT" means the Master Development Framework Agreement, dated July 1, 1996, as amended, between the Company and the Developer.

    "MAY COMPANY" means The May Department Stores Company, a New York corporation.

    "MAY PROPERTIES" means the 13 department store properties, located at Springfield, Missouri; Salem, Oregon; Waterbury, Connecticut; Elyria, Ohio; and Oxnard, West Los Angeles, Westminster, San Bernardino, El Cajon, Redondo Beach, Costa Mesa, Riverside and Buena Park, California, in each case currently owned or ground leased by the Company, together with the department store facility on each, which is net leased, to the May Company or assignees until 2017.

    "MISSION VALLEY PARTNERSHIP" means the Joint Venture that owns Mission Valley Center and Mission Valley Center--West.

    NAREIT" means the National Association of Real Estate Investment Trusts.

    "NASD" means the National Association of Securities Dealers, Inc.

    "NON-U.S. SHAREHOLDERS" means nonresident alien individuals, foreign corporations, foreign partnerships and other foreign shareholders.

    "NOTICE 88-19" means the notice issued by the IRS which generally permits a REIT to elect to defer recognition of Built-In Gain if certain conditions are met.

    "NYSE" means the New York Stock Exchange.

    "OFFERING" means the offering of Shares.

    "OUTSIDE PARTNERS" means one or more individuals or entities having no interest in the Company or Westfield Holdings which are partners with the Company or an Operating Subsidiary in one or more of the Joint Ventures.

    "OWNERSHIP LIMIT" means       % of the outstanding capital stock (except for
Frank P. Lowy and the members of his family, who are prohibited from owning
directly or indirectly more than       % of the outstanding capital stock of the
Company).

    "PLAN" means a pension, profit sharing, retirement or other employee benefit plan.

    "PHASE I" means an investigation intended to identify areas or issues of potential environmental concern with respect to a property conducted in accordance with a standardized scope of work that directs the investigator to investigate certain predetermined sources of information about environmental conditions on and near the subject property, to examine the subject property and to identify publicly known conditions in respect of properties in the vicinity of the subject property that have had, might have had or might have environmental impacts on the subject property.

    "POWER CENTERS" means centers whose major tenants are large discount department stores or Category Killers.

    "POWER CENTERS" means the Eastland Shopping Center, the Mission Valley Center-West and the Westland Towne Center.

    "PREFERRED SHARES" means the Preferred Stock, the Senior Preferred Stock and the Excess Preferred Shares.

    "PREFERRED STOCK" means the Preferred Stock, par value $1.00 per share, of the Company of which 940,000 shares of Series A Preferred are issued and outstanding.

    "PRIMARY TRADE AREA" means the geographic market from which a Center draws a majority of its sales, as determined by the Company by taking into account competing malls, access, available sales data and on-site geographic research.

    "PROPERTIES" means, collectively, the respective interests of the Company as applicable, in the Centers, the May Properties, the land adjacent to Topanga Plaza known as West Valley and other minor real estate investments held directly or indirectly by any of the foregoing entities.

    "PRUDENTIAL" means The Prudential Insurance Company of America.

    "PSF" means per square foot.

    "QUALIFICATION DATE" means the first day of the first taxible year of which an entity qualifies as a REIT (February 12, 1994 for the Company and January 1, 1996 for WPI).

    "RBC" means the risk based capital requirements of the National Association of Insurance Commissioners governing regulatory capital.

    "REA" means a reciprocal casement agreement.

    "RECAPITALIZATION" means the series of transactions in 1996-7 by which WAT acquired a majority interest in the Company and other transactions.

    "RECOGNITION PERIOD" means the recognition period pertaining to Built-In Gain as defined in Notice 88-19 of the Code.

    "REGIONAL SHOPPING CENTERS" means either mall facilities built around one or two anchors and containing from 400,000 to 800,000 square feet of gross leasable area.

    "REGIONAL CENTERS" means, collectively, the Centers other than the Power Centers.

    "REGISTRATION RIGHTS AGREEMENT" means the agreement between Westfield Holdings and the Company whereby Westfield Holdings will have the right, after 12 months after the closing of the Offering to require the Company to promptly effect the registration of their shares.

    "REIT" means a real estate investment trust as defined pursuant to sections 856-860 of the Code.

    "REIT REQUIREMENTS" means the applicable Treasury Regulations relating to REIT qualification.

    "REPRESENTATIVES" means the U.S. Representatives and the International Representatives.

    "RESTRICTED SHARES" means the Common Stock owned by Westfield Holdings, WAT and certain other investors which are subject to Rule 144.

    "RULE 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

    "SALES PER SQUARE FOOT" means when referring to the Centers, the sales per square foot for Mall Stores at Stabilized Centers reporting sales for 12 months, excluding North County Fair.

    "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

    "SENIOR PREFERRED SHARES" means the Company's Senior non-voting Preferred Stock, par value $1.00 per share.

    "SERIES A PREFERRED SHARES" means a designated portion of the Company's preferred shares par value $1.00 per share.

    "SHARES" means the shares of Common Stock, par value $.01 per share, issued in this Offering.

    "STABILIZED CENTERS" means Centers not under redevelopment for the relevant period and North County Fair.

    "SUPER REGIONAL SHOPPING CENTER" means mall facilities built around three or more anchors and containing greater than 800,000 square feet of total gross leasable area.

    "TOTAL ASSETS" means the Company's gross assets as defined in accordance with GAAP.

    "TOTAL EBITDA" means the Company's total EBITDA before minority interest plus its pro-rata shares of EBITDA of unconsolidated real estate partnerships.

    "TOTAL GLA" means gross leasable area, including Anchors at the Centers.

    "TOTAL MARKET CAPITALIZATION" means the sum of (i) the aggregate market
value of the outstanding shares of Common Stock (initially based on $      per
Share, the estimate of the initial offering price per Share set forth on the cover page of this Prospectus), plus (ii) the total debt of the Company consolidated with the subsidiaries, including its proportionate share of any indebtedness on property held by Joint Ventures.

    "TREASURY REGULATIONS" means the income tax regulations that have been promulgated under the Code.

    "TRUST DEED" means the trust deed pursuant to which WAT was established.

    "UBTI" means "unrelated business taxable income" as defined in Section 512(a) of the Code.

    "UNDERWRITERS" means the Underwriters.

    "UNDERWRITING AGREEMENT" means the Underwriting Agreement between the Underwriters and the Company entered into in connection with the Offering.

    "USRPIS" means United States Real Property interests.

    "WAM" means Westfield America Management Limited, a wholly owned subsidiary of Westfield Holdings that manages WAT.

    "WAT" means Westfield America Trust, an Australian public unit trust listed on the ASX.

    "WAT OFFERING" means the June 27, 1996 offering of WAT Units to the Australian public.

    "WAT TRUSTEE" means Perpetual Trustee Company Limited.

    "WAT WARRANT" means WAT's warrant to purchase shares of the Company's Common Stock.

    "WCI" means the Developer, Westfield Corporation, Inc., a Delaware corporation and a wholly-owned subsidiary of Westfield Holdings Limited.

    "WEST VALLEY PARTNERSHIP" means the limited partnership consisting of the Company, as a general partner, and Outside Partners, as limited partners, which owns the land adjacent to Topanga Plaza known as West Valley.

    "WESTFIELD AMERICA TRUST", also known as WAT, means an Australian public unit trust listed on the ASX and an affiliate of Westfield Holdings.

    "WESTFIELD HOLDINGS" means Westfield Holdings Limited and its subsidiaries.

    "WESTFIELD HOLDINGS LIMITED" means Westfield Holdings Limited, an Australian public corporation listed on the ASX.

    "WESTFIELD HOLDINGS WARRANTS" means the options granted to the Company to purchase 9.8 million ordinary shares of Westfield Holdings Limited.

    "WESTFIELD TRUST" is an Australian publicly traded property unit trust listed on the ASX and managed by Westfield Holdings.

    "WPI" means Westland Properties, Inc, a Delaware corporation.

                         INDEX TO FINANCIAL STATEMENTS

CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Financial Information (Unaudited):
  Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996.............        F-2
  Pro Forma Condensed Consolidated Statement of Income for the year ended December
    31, 1996.........................................................................        F-4

CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES
Consolidated Financial Statements
  Report of Independent Auditors.....................................................        F-7
  Report of Independent Auditors.....................................................        F-8
  Consolidated Balance Sheets as of December 31, 1996 and 1995.......................        F-9
  Consolidated Statements of Income for the years ended December 31, 1996 and 1995, the period from February 12, 1994 through December 31, 1994 and the period from
    January 1, 1994 through February 11, 1994........................................       F-10
  Consolidated Statements of Changes in Shareholders' Equity for the years ended
    December 31, 1996 and 1995, the period from February 12, 1994 through December
    31, 1994 and the period from January 1, 1994 through February 11, 1994...........       F-11
  Consolidated Statements of Cash Flows for the years ended December 31, 1996 and
    1995, the period from February 12, 1994 through December 31, 1994 and the period
    from January 1, 1994 through February 11, 1994...................................       F-12
  Notes to Consolidated Financial Statements.........................................       F-14
Schedule III:
  Real Estate Investment and Accumulated Depreciation................................       F-32
  All other schedules have been omitted since the required information is either included in the Consolidated Financial Statements, not present, or not present in amounts sufficient to require submission of the schedule.

THE ACQUIRED PROPERTIES
  Report of Independent Certified Public Accountants.................................       F-33
  Combined Statements of Revenues and Certain Expenses...............................       F-34
  Notes to Combined Statements of Revenues and Certain Expenses......................       F-35

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996

                                  (UNAUDITED)
                                 (IN THOUSANDS)

    The unaudited Pro Forma Condensed Consolidated Balance Sheet is presented as if the net proceeds of CenterMark Properties, Inc.'s (the "Company") initial
public offering of       shares of common stock (the "Offering") were applied as
described in "Use of Proceeds" as of December 31, 1996, assuming for this purpose that (i) certain debt is repaid, (ii) the Garden State Plaza Loan in the amount of $145,000 is made, (iii) options to purchase ordinary shares are purchased from Westfield Holdings Limited, an affiliate, (iv) excess cash is invested in short-term investments, (v) the Common Stock is sold in the Offering
at an assumed price of $     per share and the overallotment option for the
Offering is not exercised, and (vi) the Company is recapitalized and acquired WPI as of December 31, 1996, as described in Notes 1 and 9 to the Consolidated Financial Statements.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the Consolidated Financial Statements of CenterMark Properties, Inc. and Subsidiaries and Notes thereto included elsewhere herein. In the Company's opinion, all adjustments necessary to reflect the effects of the consummation of the Offering, the application of the net proceeds therefrom and the concurrent transactions have been made.

    The unaudited Pro Forma Condensed Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of the Company would have been at December 31, 1996, nor does it purport to represent the future financial position of the Company.

                                                                                   DECEMBER 31, 1996
                                                                        ---------------------------------------
                                                                                       PRO FORMA    PRO FORMA
                                                                        HISTORICAL(A) ADJUSTMENTS  CONSOLIDATED
                                                                        ------------  -----------  ------------
ASSETS:
  Net investment in real estate.......................................  $  1,310,434   $ 145,000(b)  $1,455,434
  Cash and cash equivalents...........................................         6,729      15,139(c)      21,868
  Tenant accounts receivable..........................................        19,716      --            19,716
  Deferred expenses and other assets, net.............................         7,691      15,200(d)      22,891
                                                                        ------------  -----------  ------------
                                                                        $  1,344,570   $ 175,339    $1,519,909
                                                                        ------------  -----------  ------------
                                                                        ------------  -----------  ------------
LIABILITIES:
  Mortgage notes payable..............................................  $    770,625   $(194,661)(e)  $  575,964
  Accounts payable, accrued expenses and other liabilities............        55,361      --            55,361
  Minority interest...................................................            54      --                54
                                                                        ------------  -----------  ------------
                                                                             826,040    (194,661)      631,379
                                                                        ------------  -----------  ------------

SHAREHOLDERS' EQUITY:
  Common stock........................................................           529                       529
  Preferred stock.....................................................        94,000      --            94,000
  Paid-in-capital.....................................................       424,001     370,000       794,001
                                                                        ------------  -----------  ------------
                                                                             518,530     370,000       888,530
                                                                        ------------  -----------  ------------
                                                                        $  1,344,570   $ 175,339    $1,519,909
                                                                        ------------  -----------  ------------
                                                                        ------------  -----------  ------------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 1996
                                  (UNAUDITED)

NOTES (IN THOUSANDS EXCEPT SHARE PRICE AND NUMBER OF SHARES):

(a) Reflects the CenterMark Properties, Inc. and Subsidiaries Consolidated Balance Sheet at December 31, 1996.

(b) Increase reflects the $145,000 Garden State Plaza Loan

(c) Increase reflects excess cash invested in short-term investments.

(d) Increase reflects investment in Westfield Holdings Warrants.

(e) Decrease reflects paydown of debt:

Floating rate first mortgages.....................................  $ 189,661
Corporate line of credit..........................................      5,000
                                                                    ---------
                                                                    $ 194,661
                                                                    ---------
                                                                    ---------

(f) Increase reflects the Offering of    million shares of Common Stock, net of
    estimated underwriting discount and other expenses, and use of proceeds from the Offering.

                  CENTERMARK PROPERTIES, INC AND SUBSIDIARIES

              PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                 (IN THOUSANDS)

    The unaudited Pro Forma Condensed Consolidated Statement of Income is presented as if the net proceeds of CenterMark Properties, Inc.'s (the
"Company") initial public offering of       shares of common stock (the
"Offering") were applied as described in "Use of Proceeds" as of the beginning of the year presented, assuming for this purpose that (i) certain debt is repaid, (ii) the Garden State Plaza Loan in the amount of $145,000 is made,
(iii) options to purchase ordinary shares are purchased from Westfield Holdings Limited, (iv) excess cash is invested in short-term investments, (v) the Common
Stock was sold in the Offering at an assumed price of $     per share and the
overallotment option for the Offering is not exercised and (vi) the Company is recapitalized and acquired WPI as of January 1, 1996, as described in Notes 1 and 9 to the Consolidated Financial Statements.

    The unaudited Pro Forma Condensed Consolidated Statement of Income should be read in conjunction with the Consolidated Financial Statements of CenterMark Properties, Inc. and Subsidiaries and Notes thereto included elsewhere herein. In the Company's opinion, all adjustments necessary to reflect the effects of the consummation of the Offering, the application of the net proceeds therefrom and the concurrent transactions, have been made.

    The unaudited Pro Forma Condensed Consolidated Statement of Income is not necessarily indicative of what the actual results of operations of the Company would have been assuming the Offering and related application of net Offering proceeds had been consummated as of the beginning of the year presented, nor do they purport to represent the future operations of the Company.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                             YEAR ENDED DECEMBER 31, 1996
                                                                        ---------------------------------------
                                                                                       PRO FORMA    PRO FORMA
                                                                        HISTORICAL(A) ADJUSTMENTS  CONSOLIDATED
                                                                        ------------  -----------  ------------
REVENUES:
  Minimum rents and percentage rents..................................   $  110,384    $  18,197(b)  $  128,581
  Tenant recoveries and service fee income............................       45,705        9,066(b)      57,771
                                                                        ------------  -----------  ------------
    Total revenue.....................................................      156,089       27,263       183,352
EXPENSES:
  Operating...........................................................       49,000       10,283(b)      59,283
  Management fees.....................................................        3,495          910(b)       4,405
  Advisory fee (c)....................................................       --           --            --
  General and administrative..........................................          808       --               808
  Depreciation and amortization.......................................       38,033        5,098(b)      43,131
                                                                        ------------  -----------  ------------
OPERATING INCOME......................................................       64,753       10,972        75,725
  Interest expense, net...............................................      (40,233)       3,235(d)     (36,998)
  Equity in income of unconsolidated real estate partnerships.........        3,063       --             3,063
  Interest and other income...........................................          776       13,233(e)      14,009
                                                                        ------------  -----------  ------------
  Income before minority interest.....................................       28,359       27,440        55,799
  Minority interest in earnings of unconsolidated real estate
    partnership.......................................................       (1,063)      --            (1,063)
                                                                        ------------  -----------  ------------
NET INCOME............................................................   $   27,296    $  27,440    $   54,736
                                                                        ------------  -----------  ------------
                                                                        ------------  -----------  ------------
  Income allocable to preferred shares................................   $    4,264                 $    8,528
  Income allocable to common shares...................................       23,032                     46,208
                                                                        ------------               ------------
                                                                         $   27,296                 $   54,736
                                                                        ------------               ------------
                                                                        ------------               ------------
NET INCOME PER COMMON SHARE (F).......................................   $     0.47
                                                                        ------------
                                                                        ------------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED CONSOLIDATED INCOME STATEMENT

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

NOTES (IN THOUSANDS EXCEPT PER SHARE AMOUNTS):

(a) Reflects the CenterMark Properties, Inc. and Subsidiaries Consolidated Statement of Income for the year ended December 31, 1996.

(b) Reflects the operations of the South Shore Mall, Connecticut Post and Trumbull Shopping Park (the "Acquired Properties"), which were acquired on July 1, 1996, for the period January 1, 1996 through June 30, 1996, as follows:

                                                                                     ACQUIRED
                                                                                    PROPERTIES
                                                                                    -----------
Revenues:
  Minimum rents and percentage rents..............................................   $  18,197
  Tenant recoveries...............................................................       9,066
Expenses:
  Operating.......................................................................      10,283

    Additionally, management fees were adjusted to reflect a payment equal to 5% of the minimum rent and percentage rent, and depreciation expense was adjusted to reflect the new basis of the properties based on purchase price.

(c) On July 1, 1996, the Company entered into the Advisory Agreement with the Advisor. The Advisor agreed that no advisory fee will be payable through December 31, 1997.

(d) Reflects the net reduction in interest expense resulting from the following:

Reduction in interest expense resulting from floating rate first mortgage debt repayments.........................................  $  12,842
Additional interest expense related to adjusted debt balances of
  Acquired Properties..............................................     (9,970)
Reduction in interest expense resulting from corporate line of
  credit repayment.................................................        363
                                                                     ---------
  Net reduction....................................................  $   3,235
                                                                     ---------
                                                                     ---------

(e) Reflects interest income related to:

Garden State Plaza Loan............................................  $  12,325
Short-term investments.............................................        908
                                                                     ---------
                                                                     $  13,233
                                                                     ---------
                                                                     ---------

(f) Earnings per share are computed assuming the Offering and the recapitalization of the Company were effective on January 1, 1996. Dividends paid to the preferred shareholders are assumed to remain at the same level as during the third and fourth quarter of 1996. Weighted average number of shares outstanding during 1996 for the purpose of computing pro forma
    earnings per share is           .

                         REPORT OF INDEPENDENT AUDITORS

                              -------------------

To the Board of Directors
of CenterMark Properties, Inc.:

    We have audited the accompanying consolidated balance sheet of CenterMark Properties, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and the related consolidated statement of income, shareholders' equity and cash flows for the year then ended (our audit also includes the financial statement schedule on page F-32). These consolidated financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedule based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the consolidated financial position of CenterMark Properties, Inc. and Subsidiaries as of December 31, 1996 and the consolidated results of operations and cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth thereof.

Ernst & Young LLP

Los Angeles, California
February 28, 1997

                         REPORT OF INDEPENDENT AUDITORS

                              -------------------

To the Board of Directors
of CenterMark Properties, Inc.:

    We have audited the accompanying consolidated balance sheets of CenterMark Properties, Inc. and Subsidiaries (the "Company") as of December 31, 1995 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 11, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects the consolidated financial position of CenterMark Properties, Inc. and Subsidiaries as of December 31, 1995 and the consolidated results of its operations and its cash flows for the year ended December 31, 1995 and the periods from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 11, 1994 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.
Los Angeles, California
February 13, 1996, except for information as to earnings per share, dividends per share and average shares outstanding, for which the date is March 3, 1997.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                              1996         1995
                                                                                          ------------  ----------
INVESTMENT IN REAL ESTATE:
  Land..................................................................................  $    196,810  $  143,851
  Buildings, improvements and equipment.................................................       975,224     503,125
  Less accumulated depreciation and amortization........................................      (110,260)    (52,657)
                                                                                          ------------  ----------
    Net property and equipment..........................................................     1,061,774     594,319

  Construction in progress..............................................................        49,821       5,447
  Investments in unconsolidated real estate partnerships................................       106,488     135,484
  Direct financing leases receivable....................................................        92,351      94,234
                                                                                          ------------  ----------
    Net investment in real estate.......................................................     1,310,434     829,484

CASH AND CASH EQUIVALENTS...............................................................         6,729      --

RESTRICTED CASH.........................................................................       --              100

ACCOUNTS AND NOTES RECEIVABLE (net of allowance of $6,441 in 1996 and $4,187 in 1995)...        19,716       9,661

DEFERRED EXPENSES AND OTHER ASSETS, NET.................................................         7,691       5,461
                                                                                          ------------  ----------
    Total assets........................................................................  $  1,344,570  $  844,706
                                                                                          ------------  ----------
                                                                                          ------------  ----------

                                       LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
  Notes payable.........................................................................  $    770,625  $  426,781
  Accounts payable and accrued expenses.................................................        33,380      23,903
  Distribution payable..................................................................        21,981      13,603
  Minority interest.....................................................................            54      --
                                                                                          ------------  ----------
    Total liabilities...................................................................       826,040     464,287
                                                                                          ------------  ----------
COMMITMENTS AND CONTINGENCIES...........................................................       --           --

SHAREHOLDERS' EQUITY (NOTE 9):
  Common stock..........................................................................           529      --
  Preferred stock.......................................................................        94,000      --
  Additional paid-in capital............................................................       424,001     380,419
                                                                                          ------------  ----------
    Total shareholders' equity..........................................................       518,530     380,419
                                                                                          ------------  ----------
    Total liabilities and shareholders' equity..........................................  $  1,344,570  $  844,706
                                                                                          ------------  ----------
                                                                                          ------------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

                                                                                      PERIOD FROM    PERIOD FROM
                                                                                     FEBRUARY 12,    JANUARY 1,
                                                          YEAR ENDED    YEAR ENDED   1994 THROUGH   1994 THROUGH
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   FEBRUARY 11,
                                                             1996          1995          1994           1994
                                                         ------------  ------------  -------------  -------------
REVENUES:
  Minimum rents........................................   $  106,393    $   75,154    $    58,750     $   7,309
  Tenant recoveries....................................       44,423        32,335         32,023         4,036
  Percentage rents.....................................        3,991         1,690          2,470           467
  Service fee income from unconsolidated real estate
    partnerships.......................................        1,282         2,148          6,213           957
                                                         ------------  ------------  -------------  -------------
    Total revenue......................................      156,089       111,327         99,456        12,769
                                                         ------------  ------------  -------------  -------------
EXPENSES:
  Operating--recoverable...............................       44,487        31,184         29,477         4,326
  Other operating......................................        4,513         3,061        --             --
  Management fees......................................        3,495         1,828        --             --
  General and administrative...........................          808           776          7,129         2,543
  Depreciation and amortization........................       38,033        28,864         24,897         3,605
                                                         ------------  ------------  -------------  -------------
    Total expenses.....................................       91,336        65,713         61,503        10,474
                                                         ------------  ------------  -------------  -------------

OPERATING INCOME.......................................       64,753        45,614         37,953         2,295

INTEREST EXPENSE, NET..................................      (40,233)      (27,916)       (24,156)         (481)

OTHER INCOME:
  Equity in income (losses) of unconsolidated real
    estate partnerships................................        3,063         3,359           (386)       (2,151)
  Interest and other income............................          776           789          1,830           340
                                                         ------------  ------------  -------------  -------------

INCOME BEFORE MINORITY INTEREST........................       28,359        21,846         15,241             3

MINORITY INTEREST IN EARNINGS OF CONSOLIDATED REAL
  ESTATE PARTNERSHIP...................................       (1,063)       --            --             --
                                                         ------------  ------------  -------------  -------------
NET INCOME.............................................   $   27,296    $   21,846    $    15,241     $       3
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------

NET INCOME PER COMMON SHARE............................   $     0.47    $     0.48    $      0.34

DIVIDENDS DECLARED PER COMMON SHARE....................   $     1.51    $     1.68    $      0.81

WEIGHTED AVERAGE NUMBER OF COMMON SHARES...............       49,383        44,978         44,902

   The accompanying notes are an integral part of the consolidated financial statements.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                                 (IN THOUSANDS)

                              -------------------

                                                                              ADDITIONAL                   TOTAL
                                                       COMMON     PREFERRED     PAID-IN     RETAINED   SHAREHOLDERS'
                                                        STOCK       STOCK       CAPITAL     EARNINGS      EQUITY
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, JANUARY 1, 1994...........................  $   5,200   $  --       $   657,630  $    7,137   $   669,967

Net income for the period from January 1, 1994
  through February 11, 1994.........................     --          --           --                3             3
Capital contributions from Prudential...............     --          --            48,000      --            48,000
Distributions paid to Prudential....................     --          --          (460,558)     (7,140)     (467,698)
Distribution of partnership interest to
  Prudential........................................     --          --            (4,888)     --            (4,888)
Capital contributions from GWG......................     --          --            32,030      --            32,030
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, FEBRUARY 12, 1994.........................      5,200      --           272,214      --           277,414

Adjustment to reflect cost allocated to GWG's
  investment in CenterMark Properties, Inc..........     (5,200)     --           179,826      --           174,626
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, FEBRUARY 12, 1994, as adjusted............     --          --           452,040      --           452,040

Net income for the period from February 12, 1994
  through December 31, 1994.........................     --          --           --           15,241        15,241
Distributions on common stock.......................     --          --           (21,258)    (15,241)      (36,499)
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, DECEMBER 31, 1994.........................     --          --           430,782      --           430,782

Net income for the year ended December 31, 1995.....     --          --           --           21,846        21,846
Issuance of common stock............................     --          --             3,170      --             3,170
Issuance of preferred stock.........................     --          --                52      --                52
Distributions on common stock.......................     --          --           (53,585)    (21,843)      (75,428)
Distributions on preferred stock....................     --          --           --               (3)           (3)
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, DECEMBER 31, 1995.........................     --          --           380,419      --           380,419

Net income for the year ended December 31, 1996.....     --          --           --           27,296        27,296
Stock split, 8,980.3983 shares to 1.................        453      --              (453)     --           --
Issuance of common stock............................        212      --           342,109      --           342,321
Cost of issuance of stock...........................     --          --           (29,000)     --           (29,000)
Repurchase of common stock..........................       (136)     --          (217,864)     --          (218,000)
Issuance of preferred stock.........................     --          94,000       --           --            94,000
Distributions on common stock.......................     --          --           (51,210)    (23,032)      (74,242)
Distributions on preferred stock....................     --          --           --           (4,264)       (4,264)
                                                      ---------  -----------  -----------  ----------  -------------

BALANCES, DECEMBER 31, 1996.........................  $     529   $  94,000   $   424,001  $   --       $   518,530
                                                      ---------  -----------  -----------  ----------  -------------
                                                      ---------  -----------  -----------  ----------  -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                              -------------------

                                                                                      PERIOD FROM    PERIOD FROM
                                                                                     FEBRUARY 12,    JANUARY 1,
                                                          YEAR ENDED    YEAR ENDED   1994 THROUGH   1994 THROUGH
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   FEBRUARY 11,
                                                             1996          1995          1994           1994
                                                         ------------  ------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...........................................   $   27,296    $   21,846    $    15,241    $         3
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation.......................................       37,130        28,296         24,405          3,421
    Amortization.......................................        1,466           854            492            184
    Equity in (income) losses of unconsolidated real
      estate partnership...............................       (3,063)       (3,359)           386          2,151
    Minority interest in earnings of consolidated real
      estate partnership...............................        1,063
  Changes in assets and liabilities:
    Accounts receivable, net...........................       (5,510)        2,525             41         (1,464)
    Deferred expenses and other assets.................         (580)         (605)          (795)        (3,473)
    Accounts payable and accrued expenses..............       (1,914)       (6,567)       (19,105)        11,804
    Deferred income taxes..............................       --            --            --              (7,332)
                                                         ------------  ------------  -------------  -------------
  Net cash flows provided by operating activities......       55,888        42,990         20,665          5,294
                                                         ------------  ------------  -------------  -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures.................................      (44,084)      (12,787)       (26,782)        (5,304)
  Purchase of unconsolidated partnership interest......       --            (2,000)       --             --
  Purchase of WPI, net of cash acquired................      (62,794)       --            --             --
  Cash distributions received from unconsolidated real
    estate partnerships................................       10,786        16,558         29,961            267
  Cash and cash equivalents of consolidated real estate
    partnership........................................        2,389        --            --             --
  Repayment of direct financing leases receivable......        1,883         1,786          1,360        --
  Notes receivable advances............................       --              (268)           (40)       --
  Notes receivable repayments..........................          107           186            815            119
  Decrease (increase) in investments...................       --               248          6,432           (709)
  Decrease (increase) in restricted cash...............          100         1,318         15,612        (17,030)
  Repayment of advances made to unconsolidated real
    estate partnerships................................       --               435            300        --
  Capital contribution to unconsolidated real estate
    partnerships.......................................       --            --             (4,102)          (844)
                                                         ------------  ------------  -------------  -------------
  Net cash flows (used in) provided by investing
    activities.........................................   $  (91,613)   $    5,476    $    23,556    $   (23,501)
                                                         ------------  ------------  -------------  -------------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

                                                                                      PERIOD FROM    PERIOD FROM
                                                                                     FEBRUARY 12,    JANUARY 1,
                                                          YEAR ENDED    YEAR ENDED   1994 THROUGH   1994 THROUGH
                                                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   FEBRUARY 11,
                                                             1996          1995          1994           1994
                                                         ------------  ------------  -------------  -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock...............   $  340,405    $   --        $   --         $    32,030
  Proceeds from issuance of preferred stock............       94,000            52        --             --
  Purchase stock from common stockholders..............     (218,000)       --            --             --
  Stock issuance costs.................................      (29,000)       --            --             --
  Cash distributions paid to preferred shareholders....       (2,070)           (3)       --             --
  Cash distributions paid to common stockholders.......      (69,568)      (61,825)       (36,499)       --
  Shareholder recontribution of distributions..........        3,426         3,170        --             --
  Decrease in minority interest in consolidated real
    estate partnership.................................         (316)       --            --             --
  Proceeds from notes payable..........................      114,172        16,700        --             413,681
  Principal payments on notes payable..................     (190,595)      (20,816)       (31,489)       --
  Capital contributions from Prudential................       --            --            --              48,000
  Cash distributions paid to Prudential................       --            --            --            (467,698)
                                                         ------------  ------------  -------------  -------------
  Net cash flows provided by (used in) financing
    activities.........................................       42,454       (62,722)       (67,988)        26,013
                                                         ------------  ------------  -------------  -------------
  Net increase (decrease) in cash and cash
    equivalents........................................        6,729       (14,256)       (23,767)         7,806
CASH AND CASH EQUIVALENTS, beginning of period.........       --            14,256         38,023         30,217
                                                         ------------  ------------  -------------  -------------
CASH AND CASH EQUIVALENTS, end of period...............   $    6,729    $   --        $    14,256    $    38,023
                                                         ------------  ------------  -------------  -------------
                                                         ------------  ------------  -------------  -------------

Supplemental cash flow information provided in Note 10.

   The accompanying notes are an intergral part of the consolidated financial statements

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

1. ORGANIZATION AND CHANGE IN OWNERSHIP:

    CenterMark Properties, Inc. ("CMP" or the "Company"), is primarily in the business of owning, operating, leasing, developing, redeveloping and acquiring super regional and regional retail shopping centers in major metropolitan areas in the United States. On February 11, 1994, 100% of the stock of CMP, formerly May Centers, Inc., and subsidiaries, was acquired from the Prudential Insurance Company of America ("Prudential") through a stock purchase agreement ("Stock Purchase Agreement") between Prudential and GGP Limited Partnership ("GGP"), Westfield U.S. Investments Pty. Limited ("WUSI"), a wholly owned subsidiary of Westland Holdings Limited ("WHL"), and five real estate investment funds sponsored by Goldman Sachs & Co. ("Goldman"). The purchasers are collectively referred to as "GWG." The cash purchase price including transaction costs of $14,830 was approximately $420,000. In conjunction with the closing GWG contributed $32,030 to CMP, a portion of which was used to pay off revolving credit borrowings.

    Also, in conjunction with the acquisition, the Company entered into an agreement with CenterMark Management Company ("CMC"), a 50/50 partnership between General Growth CMP, L.P. and Westfield Services, Inc., a wholly owned subsidiary of WHL, to manage the properties in CMP's portfolio. Commencing January 1, 1995, CMC subcontracted such management rights to Westfield Corporation, Inc. ("WCI"), a wholly owned subsidiary of WHL. In July 1996, WCI purchased General Growth CMP L.P.'s partnership interest in CMC. In consideration for providing these management services, CMC will be reimbursed certain recoverable property operating costs and receive gross fees of 5% of minimum and percentage rents.

    As part of the Stock Purchase Agreement, the Company elected Real Estate Investment Trust ("REIT") status for income tax purposes.

    The above acquisition was accounted for as a purchase. Accordingly, the cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon their respective fair values. The results of operations and the financial position of the Company reflect the revaluation of the assets and liabilities of CMP to equal GWG's cost at February 11, 1994.

    In 1995, WUSI and WCI, both wholly owned subsidiaries of WHL acquired 25% of GGP's interest in the Company and concurrently acquired options to purchase the remaining combined 50% interest in the Company held by GGP and Goldman.

    On July 1, 1996, the Company was recapitalized (the "Recapitalization") whereby the Company's common stock split 8,980.3983 shares to one and the Company sold additional shares of both common and preferred stock to U.S. and foreign investors (see Note 9) for $434,405.

    In conjunction with the Recapitalization, the Company acquired the options to acquire GGP and Goldman's interest in the Company and agreed to exercise such options at two separate closing dates. On the first closing date, July 1, 1996, the Company used $218,000 of the Recapitalization proceeds to repurchase 40% of GGP's interest and 90% of Goldman's interest in the Company. On the second closing date, January 2, 1997, the Company purchased GGP's remaining interest in the Company for $130,500 from proceeds received from the sale of shares to an affiliate of WHL. The Recapitalization does not result in a sufficient change in ownership to warrant purchase accounting.

    On July 1, 1996, the Company used $62,794 of the Recapitalization proceeds to acquire indirect ownership of three regional shopping centers, Connecticut Post Mall, South Shore Mall and Trumbull

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

1. ORGANIZATION AND CHANGE IN OWNERSHIP: (CONTINUED)
Shopping Park (the "Acquired Properties") through the acquisition of substantially all the outstanding stock of Westland Properties, Inc., a company whose business consisted of operating the Acquired Properties.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

BASIS OF PRESENTATION:

    The Company conducts its business through its divisions, wholly-owned subsidiaries and affiliates. The consolidated financial statements include the accounts of the Company and all greater than 50%-owned subsidiaries over which the Company is able to exercise significant control. Investments as general and limited partner in 50% or less owned partnerships are accounted for using the equity method. All significant intercompany accounts and transactions have been eliminated in consolidation.

INVESTMENT IN REAL ESTATE:

    Buildings, improvements and equipment are stated at cost. Costs related to the acquisition, development, construction and improvement of properties are capitalized. Interest costs and real estate taxes incurred during construction periods are capitalized and amortized on the same basis as the related assets. Expenditures for repairs and maintenance are charged to expense when incurred. Certain repair and maintenance costs are chargeable to the tenants as provided in their leases. Such reimbursements are included in recoveries from tenants in the Consolidated Statements of Income. Depreciation of property is computed on the straight-line method over the estimated useful lives of the property, which generally range from 3 to 50 years.

    In March 1995, the Financial Accounting Standards Board issued Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires impairment of losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The Company adopted Statement 121 in 1996 and the adoption had no effect.

CASH AND CASH EQUIVALENTS:

    The Company considers all highly liquid investments with an original maturity of three months or less at date of purchase to be cash equivalents.

RESTRICTED CASH:

    Restricted cash at December 31, 1995 represented remaining funds for the completion of the Westland Center redevelopment.

REVENUE RECOGNITION:

    Shopping center space is generally leased to specialty retail tenants under leases which are accounted for as operating leases. Minimum rent revenues are recognized on a straight-line basis over the respective

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) lease term. Percentage rents are recognized on an accrual basis as earned. Recoveries from tenants are recognized as income in the period the applicable costs are accrued.

ACCOUNTS AND NOTES RECEIVABLE:

    Accounts and notes receivable include amounts billed to tenants, deferred rent receivables arising from straight-lining of rents and accrued recoveries from tenants. Management periodically evaluates the collectibility of these receivables and adjusts the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible.

DEFERRED EXPENSES AND OTHER ASSETS:

    Deferred expenses and other assets include costs associated with notes payable, tenant leases and prepaid expenses. Costs associated with obtaining notes payable are amortized on a straight-line basis over the term of the related notes payable, which approximates the effective interest rate method. Direct costs related to leasing activities are capitalized and amortized over the initial term of the new lease.

LEASE TERMINATIONS:

    Included in accounts payable and accrued expenses are lump sum payments received from tenants to terminate their lease. Income received from tenants for early lease termination is deferred and amortized over the term of the original lease unless the space is re-leased to a new tenant, at which time the remaining deferred income is recognized. The unamortized costs of improvements pertaining to terminated leases are expensed in the period of termination unless the improvements can be used by the replacement tenant.

EARNINGS PER SHARE:

    Net income and dividend declared per common share is calculated by dividing net income applicable to common stock (net income less dividend requirements of preferred stock) by the weighted average number of shares of common stock and common stock equivalents outstanding. Common stock equivalents are represented by a warrant to purchase common stock at $16.01 per share (Note 9). Net income and dividends per share for the period January 1, 1994 through February 11, 1994 have not been presented as they are meaningful given the change in capital structure that occurred in conjunction with the February 11, 1994 acquisition.

INCOME TAXES:

    In conjunction with the February 11, 1994 acquisition, the Company elected REIT status for income tax purposes. As a REIT, the Company is required to distribute at least 95% of its taxable income to shareholders and meet certain asset and income tests as well as certain other requirements. As a REIT, the Company will generally not be liable for federal and state income taxes, provided it satisfies the necessary requirements.

USE OF ESTIMATES:

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. INVESTMENTS IN UNCONSOLIDATED REAL ESTATE PARTNERSHIPS:

    As of December 31, 1996, the Company is a general and managing partner in five real estate partnerships, a limited partner in one real estate partnership and both a general and limited partner in one real estate partnership. As a result of the February 11, 1994 acquisition, the carrying amount of investments in unconsolidated real estate partnerships was adjusted to reflect the purchase accounting adjustments described in Note 1. This adjustment is being amortized on a straight-line basis over the useful life of the associated asset which ranges from 15 to 24 years. The Company's interest in each partnership as of December 31, 1996 is as follows:

                                                                                        PERCENT
PROPERTY                                                  LOCATION                     INTEREST
--------------------------------------------------------  --------------------------  -----------
Annapolis Mall..........................................  Annapolis, MD                     30.0%
Meriden Square..........................................  Meriden, CT                       50.0
Plaza Camino Real.......................................  Carlsbad, CA                      40.0
Topanga Plaza...........................................  Canoga Park, CA                   42.0
Vancouver Mall..........................................  Vancouver, WA                     50.0
West Valley.............................................  Canoga Park, CA                   42.5
North County Fair.......................................  Escondido, CA                     45.0

    A summary of the condensed balance sheet and income statement information for all unconsolidated real estate partnerships on a combined basis follows:

                                                                                      DECEMBER 31,
                                                                                ------------------------
CONDENSED BALANCE SHEET INFORMATION                                                1996         1995
------------------------------------------------------------------------------  -----------  -----------
Investment in real estate:
  Land, building and improvements, at cost....................................  $   487,571  $   516,710
  Less accumulated depreciation and amortization..............................     (167,020)    (160,220)
  Construction in progress....................................................        1,115        6,984
                                                                                -----------  -----------
Net investment in real estate.................................................      321,666      363,474
Notes payable to affiliate....................................................       (1,156)     --
Other notes payable...........................................................     (226,619)    (260,241)
Other assets and liabilities, net, and interest of other partners.............      (50,977)     (56,811)
                                                                                -----------  -----------
Net equity investment in unconsolidated real estate partnerships..............       42,914       46,422
Adjustments to reflect cost allocated to GWG's investment.....................       63,574       78,100
Cost in excess of basis in the Mission Valley partnership interest acquired...      --            10,962
                                                                                -----------  -----------
    Investments in unconsolidated real estate partnerships....................  $   106,488  $   135,484
                                                                                -----------  -----------
                                                                                -----------  -----------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

3. INVESTMENTS IN UNCONSOLIDATED REAL ESTATE PARTNERSHIPS: (CONTINUED)

                                                                                   PERIOD FROM    PERIOD FROM
                                                                                  FEBRUARY 12,    JANUARY 1,
                                                       YEAR ENDED    YEAR ENDED   1994 THROUGH   1994 THROUGH
CONDENSED STATEMENTS OF                               DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   FEBRUARY 11,
INCOME (LOSS) INFORMATION                                 1996          1995          1994           1994
----------------------------------------------------  ------------  ------------  -------------  -------------
Total revenue.......................................   $   85,767    $   95,359     $  74,661      $  13,734
Costs and expenses:
  Operating, general and administrative expenses....       27,975        32,549        30,537          9,156
  Interest expense, net.............................       22,342        24,844        19,885          3,570
  Depreciation and amortization.....................       21,263        22,525        20,081          3,766
                                                      ------------  ------------  -------------  -------------
  Net income (loss).................................       14,187        15,441         4,158         (2,758)
Other partners' share of (income) loss..............       (7,049)       (7,177)       (2,647)         1,627
Adjustments to reflect the amortization of cost
  allocated to GWG's and Prudential's investment in
  CMP...............................................       (4,075)       (4,905)       (1,897)        (1,020)
                                                      ------------  ------------  -------------  -------------
Equity in income (losses) of unconsolidated real
  estate partnerships...............................   $    3,063    $    3,359     $    (386)     $  (2,151)
                                                      ------------  ------------  -------------  -------------
                                                      ------------  ------------  -------------  -------------

Significant accounting policies used by unconsolidated real estate partnerships are similar to those used by the Company.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

3. INVESTMENTS IN UNCONSOLIDATED REAL ESTATE PARTNERSHIPS: (CONTINUED)

    On September 1, 1995, the Company increased its ownership interest in Mission Valley Partnership from 50 percent to 75.8 percent.

    On January 17, 1994, an earthquake occurred near Topanga Plaza. The cost of the repairs was approximately $11,500 of which $865 remains to be spent at December 31, 1996. The majority of this cost was recovered under the Partnership's earthquake insurance policy after payment of the required deductible of approximately $2,100. The Company's share of this deductible and uninsured expenses along with the write off of certain leasehold improvements was $1,512 and is included in equity in income (losses) of unconsolidated real estate partnerships in 1994. In 1995, the Topanga Plaza Partnership received insurance proceeds for business interruption caused by the 1994 earthquake. The Company's share of these proceeds, previously unrecognized due to uncertainty, was $1,358, and is included in equity in income (losses) of unconsolidated partnerships in 1995. During 1996, the Topanga Plaza Partnership was reimbursed by two of its major department store tenants for their pro-rata share of the cost of repairs caused by the earthquake. The Company's share of these proceeds, previously unrecognized due to uncertainty, is $226, and is included in equity in income (losses) of unconsolidated partnerships in 1996.

    In January 1994, the Company increased its ownership interest in Plaza Camino Real from 5 percent to 40 percent and changed its management and leasing fee agreements.

4. LEASES:

DIRECT FINANCING LEASES RECEIVABLE:

    The Company owns certain properties that are leased to May Department Stores Company ("May") under direct financing leases. The leases' initial terms expire in September 2017, and may be renewed for up to 14 additional five year terms. May has the option to purchase the property under these leases at fair market value during the last 16 months of the initial term or any of the renewal option terms.

    As a result of the changes in ownership described in Note 1, the direct financing leases receivable at February 11, 1994 were revalued based upon future cash flows for these leases discounted at seven percent.

    The direct financing leases receivable are as follows:

                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1995
                                                                        ----------  ----------
Minimum lease payments receivable.....................................  $  177,030  $  185,460
Less unearned revenue.................................................     (84,679)    (91,226)
                                                                        ----------  ----------
  Direct financing leases receivable..................................  $   92,351  $   94,234
                                                                        ----------  ----------
                                                                        ----------  ----------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

4. LEASES: (CONTINUED)
    The future minimum rentals to be received by the Company on the direct financing leases as of December 31, 1996, are as follows:

1997..............................................................  $   8,430
1998..............................................................      8,430
1999..............................................................      8,430
2000..............................................................      8,430
2001..............................................................      8,430
Thereafter........................................................    134,880
                                                                    ---------
                                                                    $ 177,030
                                                                    ---------
                                                                    ---------

    In connection with the redevelopment plan at Eastland Shopping Center, the Company exercised its option to purchase May's leasehold interest in its store at Eastland in 1994.

PROPERTY RENTAL:

    Substantially all of the property owned by the Company is leased to third-party tenants under operating leases as of December 31, 1996. Lease terms vary between tenants and some leases include percentage rental payments based on sales volume.

    Future minimum rental revenues under noncancelable operating leases as of December 31, 1996, are as follows:

1997..............................................................  $  93,229
1998..............................................................     87,842
1999..............................................................     83,394
2000..............................................................     79,131
2001..............................................................     71,550
Thereafter........................................................    235,405
                                                                    ---------
                                                                    $ 650,551
                                                                    ---------
                                                                    ---------

    These amounts do not include percentage rentals that may be received under certain leases on the basis of tenant sales in excess of stipulated minimums.

5. ACCOUNTS AND NOTES RECEIVABLE:

    At December 31, 1996 and December 31, 1995, accounts and notes receivable include $367 and $429 of tenant notes receivable and $5,192 and $5,281 of other notes receivable which primarily relate to property sales and which bear interest at rates ranging from 7.0% to 8.5% and are due at various dates ranging from 1997 to 2004.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

6. DEFERRED EXPENSES AND OTHER ASSETS:

    Deferred expenses and other assets are summarized as follows:

                                                                                 DECEMBER 31,
                                                                             --------------------
                                                                               1996       1995
                                                                             ---------  ---------
Lease costs, net of accumulated amortization of $2,100 and $560 in 1996 and
  1995, respectively.......................................................  $   4,354  $   2,406
Loan costs, net of accumulated amortization of $881 and $286 in 1996 and
  1995, respectively.......................................................      1,668      1,520
Other assets...............................................................      1,669      1,535
                                                                             ---------  ---------
                                                                             $   7,691  $   5,461
                                                                             ---------  ---------
                                                                             ---------  ---------

7. NOTES PAYABLE AND LINES OF CREDIT:

    A summary of notes payable is as follows:

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Collateralized nonrecourse notes to an insurance company, interest only payable monthly, at 6.15% due in 1999....................................................................  $  172,000  $  172,000
Collateralized nonrecourse notes to an insurance company, interest only payable monthly,
  at 6.51% due in 2001....................................................................     167,000     167,000
Senior collateralized nonrecourse notes, interest only payable quarterly at 6.39% until
  1997, thereafter principal and interest payable quarterly, due in 2004..................      20,576      20,576
Senior collateralized nonrecourse notes bearing interest at 7.33%, $1,620 principal and interest payable quarterly until 1997, interest only payable from 1997 until 2004,
  principal and interest payable thereafter, due in 2014..................................      56,429      58,705
Unsecured line of credit/collateralized project loan from a bank with a maximum commitment of $50,000, interest only at LIBOR + 1.5% ($1,500 is at 8.25% and $3,500 is at 7.156% at
  December 31, 1996) payable monthly, due in 1998.........................................       5,000      --
Collateralized non-recourse note to an insurance company, interest only payable monthly at
  8.09%, due in 1999......................................................................      15,000      --
Collateralized non-recourse construction loan payable to a bank, interest only at LIBOR +
  1.5% ($1,000 is at 7.156% and $3,885 is at 7.094% at December 31, 1996) payable monthly,
  due in 1998 with an option to extend to 2001............................................       4,885      --
Collateralized non-recourse note payable to an insurance company interest at an effective
  rate of 7.7%, $1,182 principal and interest payable monthly, due in 2000................     144,959
Collateralized non-recourse note payable to a bank, interest only at LIBOR + 1% (6.5% at
  December 31, 1996) payable quarterly, due in 2001.......................................      73,350      --
Collateralized non-recourse note payable to a bank, interest only at LIBOR + 1% (6.5% at
  December 31, 1996) payable quarterly, due in 2001.......................................      73,450      --

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

7. NOTES PAYABLE AND LINES OF CREDIT: (CONTINUED)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1996        1995
                                                                                            ----------  ----------
Collateralized non-recourse construction loan payable to a bank with a maximum commitment of $48,000, interest only payable monthly at LIBOR + 1.75% ($2,050 at 7.44% and $13,853 at 7.32% December 31, 1996) with borrowings totaling $22,073 fixed at 7.5% through
  maturity, due in 1997 with an option to extend to 2000..................................      37,976      --
Line of credit with a total commitment of $30,000 collateralized by a shopping center property. Interest only payable monthly at prime or a LIBOR based rate. This line of credit was repaid in 1996 and replaced with a $100 million line of credit from a bank as
  previously disclosed....................................................................      --           1,000
Collateralized non-recourse note, interest only payable monthly at the lower of prime + 1%
  or 12% (9.5% at December 31, 1995), repaid in 1996......................................      --           1,500
Collateralized note, principal of $3,000 plus accrued interest at prime due quarterly,
  repaid in 1996..........................................................................      --           6,000
                                                                                            ----------  ----------
                                                                                            $  770,625  $  426,781
                                                                                            ----------  ----------
                                                                                            ----------  ----------

    Interest costs capitalized for the years ended December 31, 1996 and 1995 were $1,503 and $52, respectively. There was no capitalized interest in 1994.

    Senior collateralized non-recourse notes totaling $77,005 and $79,281 at December 31, 1996 and 1995, respectively, are collateralized by the related direct financing leases receivable from The May Company.

    The unsecured portion of the Company's line of credit, initially totaling $50,000 is for general corporate purposes.

    The annual maturities of notes payable as of December 31, 1996 are as follows:

1997..............................................................  $   6,539
1998..............................................................     12,022
1999..............................................................    194,542
2000..............................................................    172,633
2001..............................................................    321,842
Thereafter........................................................     63,047
                                                                    ---------
                                                                    $ 770,625
                                                                    ---------
                                                                    ---------

    Certain note payable agreements above provide restrictive covenants relating to the maintenance of specified financial performance ratios such as minimum net worth, debt service coverage ratio, loan to value, ownership percentages and restrictions on dividend payments. As of December 31, 1996, the Company was in compliance with these covenants.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

8. INTEREST RATE SWAP CONTRACTS:

    At December 31, 1996, the Company had two swap agreements to hedge two notes payable with an aggregate principal balance of $146,800 which mature in 2001. Interest rate swaps are contractual agreements between the Company and third parties to exchange fixed and floating interest payments periodically without the exchange of the underlying principal amounts (notional amounts). Under one of the swap agreements, which has a notional amount of $125,000, the Company is credited interest at LIBOR and incurs interest at a fixed rate of 5.75%. Under the second swap agreement, which has a notional amount of $11,400, the Company is credited interest at LIBOR and incurs interest at a fixed rate of 6.23%. Both swap agreements expire in 2000. The Company has an unrealized gain of $1,360 related to these swaps at December 31, 1996.

    On November 27, 1996 and November 29, 1996, the Company completed structured deferred interest rates swaps totaling $90 million notional amount, where the Company will receive LIBOR and pay 6.125% for three years beginning February 11, 1999. Additionally, the counterparty received an option to extend the swaps for an additional two years exercisable on November 12, 1997.

9. CAPITAL STOCK:

    In conjunction with the acquisition of CMP at February 11, 1994, the Company authorized 269,411,949 shares of $0.01 par value common stock of which 44,901,991 shares were issued. During 1995, CMP issued an additional 206,549 shares of common stock in conjunction with the recontribution of 10% of the July 1995 and October 1995 distribution, respectively. Additionally during 1995, the Company authorized 200 shares of 7% non-cumulative, non-participating, non-voting preferred stock with a par value of $1.00 of which 105 shares were issued. During the six months ended June 30, 1996, the Company issued an additional 179,608 shares of common stock in conjunction with the recontribution of 10% and 5% of the December 1995 and March 1996 distributions, respectively.

    In July 1996, the Company's Articles of Incorporation were amended. The total number of shares of all classes of stock that the Company is authorized to issue is 435,012,800.

    In conjunction with the Recapitalization in July 1996, the Company's stock split 8,980.3983 shares to one. In addition, Westfield America Trust ("WAT"), a newly formed publicly traded Australian trust in which WHL has an ownership interest, acquired 19,631,543 shares of Class B-1 common stock and a warrant to purchase up to 6,246,096 shares of Class B-1 common stock. The Company received $314,304, 940,000 WAT Special Options and 2,498,440 WAT Ordinary Options for the issuance of this stock and warrants issued by the Company. In connection with the sale of common and preferred stock, CMP designated the purchasers of such stock to be the recipients of WAT Ordinary and Special Options, respectively.

    The Company received additional proceeds totaling $26,101 from the sale of 1,623,985 shares of Class B-2 common stock, 6,300 shares of Class B-3 common stock and 2,498,440 WAT Ordinary Options. The Company also received $94,000 upon the sale of 940,000 shares of Series A Preferred Stock and sale of 940,000 WAT special options.

    The Company used a portion of the proceeds raised from the issuance of common and preferred stock to repurchase 5,434,104 shares from GGP and 8,182,386 shares from Goldman for a total purchase price of $218,000. The cost associated with the Recapitalization of the Company and issuance of new capital stock was $29,000.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

9. CAPITAL STOCK: (CONTINUED)
    At December 31, 1996, the total number of shares outstanding were as follows:

                                                                     NUMBER OF     NUMBER OF
                                                                      SHARES         SHARES
                                                                    AUTHORIZED       ISSUED
                                                                   -------------  ------------
Class A common stock, $.01 par value.............................     25,000,000     8,151,155
Class B-1 common stock, $.01 par value...........................    100,000,000    31,342,970
Class B-2 common stock, $.01 par value...........................    100,000,000    13,429,110
Class B-3 common stock, $.01 par value...........................          6,300         6,300
Excess common stock, $.01 par value..............................    200,006,300       --
Non-voting senior preferred stock, $1.00 par value...............            200           105
Preferred stock, $1.00 par value of which 940,000 shares shall be
  designated Series A cumulative redeemable preferred stock......      5,000,000       940,000
Excess preferred stock, $1.00 par value..........................      5,000,000       --
                                                                   -------------  ------------
    Total number of shares authorized, issued and outstanding....    435,012,800    53,869,640
                                                                   -------------  ------------
                                                                   -------------  ------------

SENIOR PREFERRED SHARES:

    The holders of non-voting senior preferred stock shall be entitled to receive, when declared, cash dividends at an annual rate of $35 per share, and no more, payable quarterly. No dividend shall be paid on any Preferred or Common Shares unless the full dividend has been paid on the Senior Preferred Shares. The Company has an option to redeem the Senior Preferred Shares anytime after February 20, 1999 at a redemption price of $550 per share, which is equal to the liquidation preference.

SERIES A PREFERRED SHARES:

    The holders of Series A Preferred Shares shall be entitled to receive, when declared, cumulative cash dividends equal to the greater of $8.50 per annum or an amount currently equal to 6.2461 times the dollar amount declared on common shares. Series A Preferred Shareholders are entitled to dividends before dividends are distributed to common shareholders. The holders of Series A Preferred Shares have no voting rights unless a dividend is not declared for four quarters, at which time the holders of Series A Preferred Shares may elect a Director to be added to the Board of Directors. The Company has an option to redeem the Series A Preferred Shares anytime after July 1, 2003 at a redemption price of $100 per share.

COMMON SHARES:

    The holders of Common Shares have voting rights and are entitled to receive dividends declared after payment of dividends on preferred shares.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

10. SUPPLEMENTAL CASH FLOW INFORMATION:

                                                                                      PERIOD FROM     PERIOD FROM
                                                                                      FEBRUARY 12,  JANUARY 1, 1994
                                                           YEAR ENDED    YEAR ENDED   1994 THROUGH      THROUGH
                                                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,   FEBRUARY 11,
                                                              1996          1995          1994           1994
                                                          ------------  ------------  ------------  ---------------
CASH PAID DURING THE PERIOD FOR:
  Interest (net of amount capitalized)..................   $   42,378    $   27,444    $   21,731      $     307
                                                          ------------  ------------  ------------         -----
                                                          ------------  ------------  ------------         -----
  Income taxes..........................................   $       60    $       73    $    1,684      $  --
                                                          ------------  ------------  ------------         -----
                                                          ------------  ------------  ------------         -----

NON CASH INVESTING AND FINANCING INFORMATION:

    Mission Valley Partnership was accounted for under the equity method in 1995 and has been consolidated in 1996. The condensed assets and liabilities of the partnership were as follows:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1995
                                                                   ------------  ------------
Net investment in real estate....................................   $   34,992    $   24,612
Cash and Cash Equivalents........................................        2,824         2,389
Accounts and notes receivable....................................        1,407           891
Deferred expenses and other assets...............................          979         1,201
Notes payable....................................................      (37,976)      (28,988)
Accounts payable.................................................       (2,172)         (798)
                                                                   ------------  ------------
Minority/other partners' interest................................   $       54    $     (693)
                                                                   ------------  ------------
                                                                   ------------  ------------

    The Mission Valley Partnerships condensed consolidated statements of income were as follows:

                                                                    YEAR ENDED    YEAR ENDED
                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1995
                                                                   ------------  ------------
Total Revenue....................................................   $   13,198    $   11,117
Total Expenses...................................................        8,179         7,102
                                                                   ------------  ------------
  Operating Income...............................................        5,019         4,015
Interest Expense.................................................       (1,945)       (2,226)
Other Income.....................................................           76           185
                                                                   ------------  ------------
  Income before minority/other partners' interest................        3,150         1,974
Minority/other partners' interest in earnings....................       (1,063)       (1,277)
                                                                   ------------  ------------
  Net income.....................................................   $    2,087    $      697
                                                                   ------------  ------------
                                                                   ------------  ------------

    During 1996, construction in process totaling $4,529 was placed into service.

    During 1995, the Company increased its ownership interest in the Mission Valley Partnership from 50% to 75.8%. In consideration, the Company paid $2,000 in cash and provided the partner selling its interest with a note for the remaining purchase price totaling $9,000.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                              -------------------

10. SUPPLEMENTAL CASH FLOW INFORMATION: (CONTINUED)
    During 1995, the Company purchased a building previously owned by one of the Company's major tenants. In consideration, the Company paid $528 in cash and provided the seller with a note for the remaining purchase price totaling $1,500.

    Included in accounts payable and accrued liabilities at December 31, 1995 are cash overdrafts totaling $2,263.

    The cost of GWG's acquisition of the Company on February 11, 1994 was accounted for as a purchase. Accordingly, the cost of the acquisition was allocated to the assets acquired and liabilities assumed based upon respective fair values as follows:

Net property and equipment................................................  $ (10,498)
Investments in unconsolidated real estate partnerships....................     (6,818)
Direct financing leases receivable........................................     13,484
Accounts and notes receivable.............................................     (2,465)
Deferred expenses and other assets........................................     (7,715)
Accounts payable and accrued expenses.....................................     (6,863)
Deferred income taxes.....................................................    195,501
                                                                            ---------
  Adjustment to reflect cost allocated to GWG's investment in CenterMark
    Properties, Inc.......................................................  $ 174,626
                                                                            ---------
                                                                            ---------

    Shortly before GWG's acquisition of the Company on February 11, 1994, the Company dividended its 50% interest in Ballston Common Mall to Prudential. The assets and liabilities that were dividended consisted of the following:

Net investment in real estate..............................................  $  (3,037)
Investment in unconsolidated real estate partnerships......................     (3,408)
Accounts payable and accrued expenses......................................      1,557
                                                                             ---------
Distribution of partnership interest to Prudential.........................  $  (4,888)
                                                                             ---------
                                                                             ---------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

11. INCOME TAXES:

    As discussed in Note 2, the Company elected REIT status for income tax purposes effective February 12, 1994 and, accordingly, is exempt from federal income tax subsequent to that date. For periods prior to the REIT election, the income tax provision consisted of the following:

                                                                                  PERIOD FROM
                                                                                  JANUARY 1,
                                                                                 1994 THROUGH
                                                                                 FEBRUARY 11,
                                                                                     1994
                                                                                 -------------
Current income taxes:
  Federal......................................................................   $     6,968
  State and local..............................................................         1,847
                                                                                 -------------
    Total current income taxes.................................................         8,815
                                                                                 -------------
Deferred income taxes:
  Federal......................................................................        (5,752)
  State and local..............................................................        (1,580)
                                                                                 -------------
    Total deferred income taxes................................................        (7,332)
Tax benefit due to dividend of partnership investment..........................        (1,480)
                                                                                 -------------
                                                                                  $         3
                                                                                 -------------
                                                                                 -------------

    In 1994, total current income taxes includes $6,965 in federal and $1,551 in state income taxes relating to the Ballston Common Mall partnership interest dividended to Prudential as discussed in Note 10.

    Included in accounts payable and accrued liabilities is a deferred income tax liability of $1,479 and $1,457 at December 31, 1996 and 1995, respectively, relating to installment notes receivable for property sales prior to February 12, 1994.

12. RELATED PARTIES:

    As discussed in Note 1, the Company acquired the Acquired Properties in conjunction with the Company's Recapitalization. Accordingly, the cost of this acquisition was allocated to the assets acquired and liabilities assumed based upon their respective fair values as follows:

Net property and equipment......................................  $  459,707
Cash and cash equivalents.......................................       9,616
Accounts and notes receivable...................................       3,761
Deferred expenses and other assets..............................       1,915
Notes payable...................................................    (388,609)
Accounts payable and accrued expenses...........................     (13,980)
                                                                  ----------
Total purchase price............................................  $   72,410
                                                                  ----------
                                                                  ----------

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

12. RELATED PARTIES: (CONTINUED)
    The operations of the Company include the Acquired Properties from the date of purchase, July 1, 1996. If the Acquired Properties were acquired on January 1, 1995, the Condensed Consolidated Statements of Income would have been as follows:

                                                                    YEAR ENDED    YEAR ENDED
                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1996          1995
                                                                   (UNAUDITED)   (UNAUDITED)
                                                                   ------------  ------------
Total revenues...................................................   $  183,352    $  164,511
Total operating expenses.........................................       64,496        58,812
Depreciation expense.............................................       43,131        39,060
                                                                   ------------  ------------
  Operating income...............................................       75,725        66,639
Interest expense, net............................................      (52,479)      (52,306)
Other income.....................................................        3,839         4,148
                                                                   ------------  ------------
  Income before minority interest................................       27,085        18,481

Minority interest................................................       (1,063)       --
                                                                   ------------  ------------
Net income.......................................................   $   26,022    $   18,481
                                                                   ------------  ------------
                                                                   ------------  ------------
Net income per common share......................................   $     0.44    $     0.41
                                                                   ------------  ------------
                                                                   ------------  ------------

    CenterMark Management Company, an entity wholly owned by WHL, entered into an agreement with CMP to manage the properties in CMP's portfolio beginning January 1, 1995. Property management fees totaling $3,495 and $1,828, net of capitalized leasing fees of $1,667 and $1,219 were expensed by CMP for the years ended December 31, 1996 and 1995 respectively. Included in accounts payable and accrued expenses at December 31, 1996 and 1995, are management fees payable to CMC totaling $711 and $0, respectively.

    In addition to the management fees, CMC is reimbursed for corporate overhead and mall related payroll costs. Reimbursements to CMC of recoverable property operating costs for the years ended December 31, 1996 and 1995 totaled $8,409 and $6,598, respectively.

    The Company entered into a Master Development Framework Agreement with WCI, a wholly owned subsidiary of WHL, whereby the Company granted WCI the exclusive right to carry out expansion, redevelopment and related works on CMP wholly owned shopping centers and to endeavor to have WCI be appointed by the relevant partner to carry out similar activities for jointly owned real estate partnerships. During 1996 and 1995, the Company reimbursed WCI $21,535 and $4,373, respectively, for expansion, redevelopment and related work.

    In conjunction with the Recapitalization on July 1, 1996, the Company engaged Westfield U.S. Advisory L.P. ("Advisor"), a wholly owned subsidiary of WHL, to provide information, advise and assist the Company and undertake certain duties and responsibilities on behalf of, and subject to, supervision of the Company. The advisor is entitled to an annual fee of .55% of the net fair market value of the Company. The Advisor has agreed to forego the entitlement of its service fee for the period from its inception on July 1, 1996 to December 31, 1997. The service fee waived for the six months ended December 31, 1996 was approximately $2.6 million.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

12. RELATED PARTIES: (CONTINUED)
    In conjunction with the Recapitalization on July 1, 1996, the Company obtained an option to acquire all of the outstanding common stock of Westland Realty, Inc. ("WRI"). WRI, a wholly owned subsidiary of WHL, holds a 50% indirect general partnership interest in Westland Garden State Plaza L.P., an owner and operator of a super-regional shopping center located in Paramus, New Jersey. The terms of the option allow CMP to purchase the WRI stock at a price equal to 50% of the market value of Garden State Plaza net of any mortgage debt provided that the Company exercises its option within 120 days of the valuation date. The valuation will be performed upon completion of the expansion of Garden State Plaza and stabilization of its rents.

13. FINANCIAL INSTRUMENTS:

    The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of Statements of Financial Accounting Standards No. 107, DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop the estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts.

    The fair value estimates presented herein are based on pertinent information available to management as of December 31, 1996. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purpose of these consolidated financial statements since that date, and current estimates of fair value may differ significantly from the amounts presented herein.

                                                                                               DECEMBER 31, 1996
                                                                                             ---------------------
                                                                                             CARRYING   ESTIMATED
                                                                                              AMOUNT    FAIR VALUE
                                                                                             ---------  ----------
Assets:
  Direct financing leases receivable.......................................................  $  92,351  $   80,689
  Accounts and notes receivable............................................................     19,716      18,180
Liabilities:
  Notes payable............................................................................    770,625     718,914
  Accounts payable and accrued expenses....................................................     33,380      33,380
Off-balance sheet financial instruments--
  Letters of credit........................................................................      3,337       3,337

RESTRICTED CASH, ACCOUNTS AND NOTES RECEIVABLE, AND ACCOUNTS PAYABLE AND ACCRUED
  EXPENSES:

    The carrying amounts of these items are a reasonable estimate of their fair value, except for certain notes receivable which are discounted at current rates for similar terms.

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

13. FINANCIAL INSTRUMENTS: (CONTINUED)
DIRECT FINANCING LEASES RECEIVABLE:

    The fair value of these lease receivables are based upon the discounted future cash flows at current market rates for leases with similar terms.

NOTES PAYABLE:

    The fair value of notes payable are based upon current market rates for loans with similar terms.

LETTERS OF CREDIT:

    The fair value of letters of credit is based on fees currently charged for similar agreements or on the estimated cost to terminate them or otherwise settle the obligations with the counterparts at the reporting date.

14. COMMITMENTS AND CONTINGENCIES:

COMMITMENTS:

    The Company is currently involved in several development projects and had outstanding commitments with contractors totaling approximately $35,829 at December 31, 1996.

    The Redevelopment Agency of the City of West Covina (the "Agency") issued $45,000 of special tax assessment municipal bonds ("Original Bonds") on March 1, 1990, to finance land acquisition for expansion of the shopping center and additional site improvements. During 1996, the agency refinanced the Original Bonds by issuing certain serial and term bonds with a total face amount of $51,220 ("New Bonds"), proceeds of which were used to redeem the Original Bonds. Special taxes levied against the property, together with incremental property tax, incremental sales tax, and park and ride revenues will be used to pay the principal and interest on the bonds and the administrative expense of the Agency. Principal and interest payments began in 1996 and continue to 2022 in graduating amounts ranging from $2,030 to $5,289. CMP has the contingent obligation to satisfy any shortfall in annual debt service requirements after tenant recoveries.

    The Company is subject to the risks inherent in the ownership and operation of commercial real estate. These include, among others, the risks normally associated with changes in the general economic climate, trends in the retail industry, including creditworthiness of tenants, competition for tenants, changes in tax laws, interest rate levels, the availability of financing, and potential liability under environmental and other laws.

    Substantially all of the properties have been subjected to Phase I environmental reviews. Such reviews have not revealed, nor is management aware of, any probable or reasonably possible environmental costs that management believes would be material to the consolidated financial statements.

LITIGATION:

    During early 1994, the Company reached an agreement to settle certain litigation for $950. CMP currently is neither subject to any other material litigation nor, to management's knowledge, is any

                  CENTERMARK PROPERTIES, INC. AND SUBSIDIARIES

                                 (IN THOUSANDS)

                              -------------------

14. COMMITMENTS AND CONTINGENCIES: (CONTINUED) material litigation currently threatened against CMP other than routine litigation and administrative proceedings arising in the ordinary course of business. Based on consultation with counsel, management believes that these items will not have a material adverse impact on the Company's consolidated financial position or results of operations.

15. SUBSEQUENT EVENTS:

    The Company paid a distribution of $22,440 to its shareholders on January 30, 1997.

    On January 2, 1997, the Company sold 8,151 common shares to WAT. The Company used proceeds totaling $130,500 to purchase the remaining common stock held by GGP Limited Partnership.

                                                                    SCHEDULE III

                          CENTERMARK PROPERTIES, INC.
              REAL ESTATE INVESTMENT AND ACCUMULATED DEPRECIATION
                               DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                                                 BUILDINGS &                 ACCUMULATED
PROPERTY                                               LAND     IMPROVEMENTS      TOTAL      DEPRECIATION  ENCUMBRANCES
--------------------------------------------------  ----------  -------------  ------------  ------------  -------------
Eagle Rock........................................  $    3,624   $    12,646   $     16,270   $    2,446        --
Eastland..........................................      16,609         3,375         19,984          627    $     4,885
Enfield...........................................       8,468        21,050         29,518        3,767        --
La Jolla..........................................       2,558         2,458          5,016          218        --
Mid Rivers........................................      10,816        47,732         58,548        7,947         53,205
Mission Valley....................................       1,007        63,237         64,244       23,283         37,976
Montgomery........................................      32,420       163,740        196,160       24,572        121,515
Plaza Bonita......................................      22,994        79,732        102,726       13,951         59,030
South County......................................      13,259        34,832         48,091        6,514         28,735
West County.......................................       6,506        22,632         29,138        4,215         16,750
West Covina.......................................      18,922        82,326        101,248       10,910         60,615
West Park.........................................       2,633        23,583         26,216        4,482         14,150
Westland..........................................       5,162        13,101         18,263        2,053        --
Trumbull..........................................      16,405       161,814        178,219        2,235        144,959
South Shore.......................................      29,071       112,111        141,182        1,402         73,350
Connecticut Post..................................       6,356       130,855        137,211        1,638         73,450
                                                    ----------  -------------  ------------  ------------  -------------
                                                    $  196,810   $   975,224   $  1,172,034   $  110,260    $   688,620
                                                    ----------  -------------  ------------  ------------  -------------
                                                    ----------  -------------  ------------  ------------  -------------

                                                                            DEPRECIABLE
PROPERTY                                             DATE OF COMPLETION        LIFE
--------------------------------------------------  ---------------------  -------------
Eagle Rock........................................                   1973  3-31.5 yrs
Eastland..........................................     under constr./1957  3-30 yrs.
Enfield...........................................              1987/1971  3-31.5 yrs.
La Jolla..........................................                   1981  15-31.5 yrs.
Mid Rivers........................................              1996/1987  3-22 yrs.
Mission Valley....................................              1997/1961  3-50 yrs.
Montgomery........................................              1991/1962  3-20 yrs.
Plaza Bonita......................................                   1981  3-39 yrs.
South County......................................              1979/1963  3-39 yrs.
West County.......................................              1985/1969  3-22 yrs.
West Covina.......................................              1993/1975  3-22 yrs.
West Park.........................................              1984/1981  3-50 yrs.
Westland..........................................              1994/1960  3-50 yrs.
Trumbull..........................................              1992/1964  3-40 yrs.
South Shore.......................................     under constr./1963  3-40 yrs.
Connecticut Post..................................              1991/1960  3-40 yrs.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                              -------------------

To the Board of Directors
of CenterMark Properties, Inc.

    We have audited the accompanying combined statements of revenues and certain expenses of the Acquired Properties (as defined in Note 1) for the years ended June 30, 1996, 1995 and 1994. The above mentioned combined statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the above mentioned combined statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the above mentioned combined statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the above mentioned combined statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall above mentioned combined statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    The accompanying combined statement of revenues and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of CenterMark Properties, Inc. Material amounts (described in the Notes to the combined statement of revenues and certain expenses) that would not be comparable to those resulting from the proposed future operations of the Acquired Properties are excluded, and the above mentioned combined statements are not intended to be a complete presentation of the revenues and expenses of the properties.

    In our opinion, the above mentioned combined statements referred to above present fairly, in all material respects, the revenues and certain expenses for the years ended June 30, 1996, 1995 and 1994 in conformity with generally accepted accounting principles.

                                                                BDO Seidman, LLP

Los Angeles, California
February 7, 1997

                            THE ACQUIRED PROPERTIES

              COMBINED STATEMENTS OF REVENUES AND CERTAIN EXPENSES

                FOR THE YEARS ENDED JUNE 30, 1996, 1995 AND 1994
                                 (IN THOUSANDS)

                                                                                     YEAR       YEAR       YEAR
                                                                                     ENDED      ENDED      ENDED
                                                                                   JUNE 30,   JUNE 30,   JUNE 30,
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
REVENUES:
  Minimum rents..................................................................  $  34,914  $  34,741  $  33,258
  Tenant recoveries..............................................................     17,231     16,922     16,128
  Percentage Rents...............................................................      1,498      1,717      1,961
                                                                                   ---------  ---------  ---------
    Total revenue................................................................     53,643     53,380     51,347
                                                                                   ---------  ---------  ---------
OPERATING EXPENSES
  Operating......................................................................     20,031     20,021     18,551
  Management fees................................................................      1,325      1,337      1,335
                                                                                   ---------  ---------  ---------
    Total operating expenses.....................................................     21,356     21,358     19,886
                                                                                   ---------  ---------  ---------
OPERATING INCOME                                                                   $  32,287  $  32,022  $  31,461
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

                            THE ACQUIRED PROPERTIES

                  NOTES TO THE COMBINED STATEMENTS OF REVENUES

                              AND CERTAIN EXPENSES
                                 (IN THOUSANDS)

                              -------------------

1. ORGANIZATION AND BASIS OF PRESENTATION:

    The accompanying combined statements of revenues and certain expenses include the accounts of regional shopping centers which CenterMark Properties, Inc. ("CMP") acquired from affiliates on July 1, 1996 in conjunction with its recapitalization. These regional shopping centers ("Acquired Properties") are as follows:

      Connecticut Post Mall--Milford Connecticut

      South Shore Mall--Bay Shore, New York

      Trumbull Shopping Park--Trumbull, Connecticut

    The accounts of the Acquired Properties have been presented on a combined historical cost basis in the hands of the sellers. No adjustments have been reflected in the combined financial statements to give effect to the purchase by CMP of the properties, listed above.

    The combined financial statements include only the accounts and activity of the Acquired Properties and do not include other accounts or operations of the sellers, primarily expenses that are not comparable to the expenses expected to be incurred by CMP in the proposed future operations of the Acquired Properties. Expenses exclude interest, income taxes and depreciation and amortization.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

REVENUE RECOGNITION:

    Shopping center space is generally leased to specialty retail tenants under leases which are accounted for as operating leases. Minimum rent revenues are recognized on an accrual basis over the respective lease term, which approximates the straight-line basis. Percentage rents are recognized on an accrual basis as earned. Recoveries from tenants, which include an administrative fee, are recognized as income in the period the applicable costs are accrued.

BAD DEBTS:

    The sellers periodically evaluated amounts billed to tenants and accrued recoveries from tenants and adjusted the allowance for doubtful accounts to reflect the amounts estimated to be uncollectible. Amounts determined to be uncollectible are included in operating expenses.

LEASE TERMINATIONS:

    Lump sum payments received from tenants to terminate their lease are deferred and amortized as minimum rental revenue over the remaining life of the lease unless the space is re-leased to a new tenant, at which time the remaining deferred income is recognized.

USE OF ESTIMATES:

    The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenue and certain expenses during the reporting periods. Actual results could differ from those estimates.

                            THE ACQUIRED PROPERTIES

                              AND CERTAIN EXPENSES
                                 (IN THOUSANDS)

                              -------------------

3. PROPERTY RENTALS:

    Future Minimum rental revenues under non cancelable leases as of June 30, 1996 are as follows:

1997......................................................  $  29,805
1998......................................................     28,662
1999......................................................     27,609
2000......................................................     26,794
2001......................................................     24,717
Thereafter................................................    103,576
                                                            ---------
                                                            $ 241,163
                                                            ---------
                                                            ---------

    These amounts do not include percentage rentals that may be received under certain leases on the basis of tenant sales in excess of stipulated minimums.

4. TRANSACTIONS WITH RELATED PARTIES:

    CenterMark Management Company ("CMC"), an affiliate, provides management, leasing and development services for the Acquired Properties. CMC received a management fee of 5% of gross receipts (as defined) for the years ended June 30, 1996, 1995 and 1994. CMC is a wholly owned subsidiary of Westfield Corporation, Inc. ("WCI") which has a 3.85% direct ownership interest in the Company. WCI is a wholly owned subsidiary of a company who has a direct and indirect ownership interest in the Company.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE SHARES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS, NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              -------------------

                                    SUMMARY
                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
Prospectus Summary.............................           4
Risk Factors...................................          21
The Company....................................          34
Use of Proceeds................................          41
Capitalization.................................          42
Dilution.......................................          43
Distributions..................................          44
Selected Financial Data........................          45
Management's Discussion and Analysis of
 Financial Condition and Results of
 Operations....................................          47
Business and Properties........................          56
Policies and Objectives with Respect to Certain
 Activities....................................          78
Management.....................................          83
Advisory, Management and Development Services
 to the Company................................          87
Certain Transactions...........................          90
Principal Shareholders.........................          94
Description of Capital Stock...................          95
Certain Provisions of the Company's Articles of
 Incorporation and By-Laws and of Missouri
 Law...........................................         100
Shares Available for Future Sale...............         104
Federal Income Tax Considerations..............         105
ERISA Considerations...........................         117
Underwriting...................................         119
Experts........................................         120
Legal Matters..................................         120
Additional Information.........................         120
Glossary.......................................         G-1
Index to Financial Statements..................         F-1

    UNTIL         (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE SHARES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                         SHARES

                          CENTERMARK PROPERTIES, INC.

                                  COMMON STOCK

                              -------------------

                                   PROSPECTUS

                              -------------------

                              MERRILL LYNCH & CO.

                                  FURMAN SELZ

                                         , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth all expenses, other than the underwriting discounts and commissions, payable by the Registrant in connection with the sale of the Shares being registered. All of the amounts shown are estimates except for the SEC registration fee, the NASD filing fee and the NYSE listing fee.

SEC registration fee......................................  $ 139,394
NASD filing fee...........................................     30,500
NYSE filing fee...........................................      *
Printing and engraving fees...............................      *
Legal fees and expenses...................................      *
Accounting fees and expenses..............................      *
Blue Sky fees and expense.................................      *
Transfer agent and registrar..............................      *
Miscellaneous.............................................      *
                                                            ---------
  Total...................................................  $   *
                                                            ---------
                                                            ---------

------------------------

*   To be filed by amendment

ITEM 31. SALES TO SPECIAL PARTIES.

    On January 2, 1997, the Company sold 8,151,155 shares of Common Stock to the WAT Trustee, for a purchase price of $16.01 per share.

ITEM 32. RECENT SALES OF UNREGISTERED SECURITIES.

    On July 1, 1996, the Company sold 940,000 shares of Series A Preferred Stock, together with 940,000 WAT special options, for $100 per share, to a Dutch pension fund in an offering exempt from registration pursuant to Regulation S. ABN AMRO Bank N.V. ("ABN AMRO") acted as underwriter, in a best efforts underwriting. The Company paid ABN AMRO a selling commission of 3.5% of the gross purchase price of securities sold and an underwriting commission of 1.5% of the gross purchase price of the minimum amount (namely, 940,000 Series A Preferred Shares and 940,000 WAT special options).

    On July 1, 1996 the Company issued 6,300 Common Stock to a foreign individual for a net cash consideration of $100,000, in an offering exempt from registration pursuant to Regulation S. Concurrently, the Company sold 1,638,311 shares of Common Stock for $16.01 (or $15.87 net of a commission paid to the purchaser) per share to a U.S. accredited investor as defined in Rule 501 of the Securities Act. The sale was effected in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

    On July 1, 1996 the Company issued to WAT, for $314.3 million and WAT's agreement to issue certain options to purchase WAT units to certain shareholders of the Company, 31,342,970 shares of Common Stock and a warrant to purchase up to 6,246,096 shares of the Company's Common Stock at an exercise price of $16.01 per share, subject to adjustment in certain events. The sale was effected in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

    In January 1997, Westland Properties, Inc., a subsidiary of the Company, issued 128 shares of preferred stock at $500 per share to individual accredited investors in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

    On January 2, 1997, the Company sold 8,151,155 shares of Common Stock to WAT, for a purchase price of $16.01 per share. The sale was effected as a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

    In the first half of 1996, the Company issued 179,608 shares Common Stock (after giving effect to the 8980.3893-for-one stock split effected in June 1996) to its existing shareholders in conjunction with a recontribution of $2,635,900 the December 1995 and March 1996 distributions. In 1995, the Company issued 206,549 shares of Common Stock (after giving effect to the 8980.3893-for-one stock split effected in June 1996) to its existing stockholders in conjunction with a recontribution of $3,169,600 of the July 1995 and October 1995 distributions. The sales were effected in private placements exempt from registration pursuant to Section 4(2) of the Securities Act. In 1995, the Company issued 105 shares of preferred stock at a purchase price of $500 per share to individual accredited investors in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act.

ITEM 33. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Company has obtained, and pays the cost of, directors' and officers' liability insurance coverage in the amount of $5.0 million (subject to a retention of "deductible" of $250,000). Directors' and officers' insurance insures (i) the directors and officers of the Company from any claim arising out of an alleged wrongful act by the directors and officers of the Company in their respective capacities as directors and officers of the Company, and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss. The Registrant's Articles of Incorporation provide for indemnification to the full extent permitted by Missouri law.

ITEM 34. TREATMENT OF PROCEEDS FROM STOCK BEING REGISTERED.

    Not applicable.

ITEM 35. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Certain Unaudited Consolidated Pro Forma Financial Data

    CenterMark Properties, Inc. Unaudited Pro Forma Condensed Consolidated Balance sheet as of December 31, 1996 (included in the Prospectus as part of this registration).

    CenterMark Properties, Inc. Unaudited Pro Forma Condensed Consolidated Statement of Income for the year ended December 31, 1996 (included in the Prospectus as part of this registration).

(b) Financial Statements

    CenterMark Properties, Inc. and Subsidiaries Consolidated Financial Statements as of December 31, 1996 and for the year ended December 31, 1996 (included in the Prospectus as part of this registration).

    CenterMark Properties, Inc. and Subsidiaries Consolidated Financial Statements as of December 31, 1995 and 1994 and for the year ended December 31, 1995, the period February 12, 1994 through December 31, 1994 and the period from January 1, 1994 through February 11, 1994 (included in the Prospectus as part of this registration).

    Acquired Properties Statements of Revenues and Certain Expenses for the years ended June 30, 1996, 1995 and 1994 (included in the Prospectus as part of this registration).

(c) Financial Statement Schedule (included in the Prospectus as part of this registration).

    CenterMark Properties, Inc. and Subsidiaries
      Schedule III Real Estate and Accumulated Depreciation

(d) Exhibits

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      1.1*   Form of Purchase Agreement among the Company and the Representatives
      3.1*   Form of Third Amended and Restated Articles of Incorporation of the Company

EXHIBIT NO.                                               DESCRIPTION
-----------  -----------------------------------------------------------------------------------------------------
      3.2*   Form of Second Amended and Restated By-Laws of the Company
      4.1*   Specimen of Common Stock Certificate
      5.1*   Opinion of Debevoise & Plimpton as to legality of the Shares
      5.2*   Opinion of Bryan, Cave LLP, as to certain matters of Missouri law
      8.1*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
     10.1*   Form of Garden State Plaza Loan Agreement
     10.2*   Form of Westfield Holdings Warrant Purchase Agreement
     10.3*   Subscription Agreement and Plan of Reorganization, dated as of May 13, 1996, among the WAT Trustee, the Manager and the Company
     10.4*   Warrant of the Company, dated July 1, 1996.
     10.5*   Special Option Deed, dated May 14, 1996, among WAM, the WAT Trustee and the Company
     10.6*   Deed of Variation, dated June 24, 1996, among WAM, the WAT Trustee and the Company
     10.7*   Form of Advisory Agreement, dated July 1, 1996, between the Company and Advisor, as amended
     10.8*   Form of Master Development Framework Agreement, dated July 1, 1996, between the Company and the
               Developer, as amended
     10.9*   Form of Property Management Letter Agreement, dated July 1, 1996, between the Company and CMC, as amended
     10.10*  Form of Management Agreement, dated July 1, 1996, between CenterMark Management Company ("CMC") and each of the wholly-owned Centers, as amended
     10.11*  Form of Amended and Restated Assignments of Management Agreements, dated July 1, 1996, between the
               Company and CMC, as amended
     10.12*  Form of Subcontract of Management Rights, dated July 1, 1996, between the Company and CMC, as amended
     10.13*  Form of Garden State Plaza Option Agreement, dated July 1, 1996, between the Company and Westfield
               Capital Corporation Finance Pty Limited, as amended
     10.14*  License Agreement, dated July 1, 1996, between the Company and Westfield Corporation, Inc.
     10.15*  Stock Purchase Agreement, dated as of May 13, 1996, among Westland Park Avenue Corporation, Westland
               Holding Company, Inc. and the Company
     10.16*  Registration Rights Agreement between the Company and Westfield Holdings Limited
     10.17*  Form of Agreement among the Company, Westfield Holdings, the WAT Trustee and WAM
     21.1*   List of Subsidiaries of the Company
     23.1    Consent of Ernst & Young LLP
     23.2    Consent of Coopers & Lybrand LLP
     23.3    Consent of BDO Seidman LLP
     23.4*   Consent of Debevoise & Plimpton (included in Exhibit 5.2)
     23.5*   Consent of Bryan Cave LLP (included in Exhibit 5.1)
     23.6*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
     24.1    Powers of Attorney

------------------------

*   To be filed by amendment

ITEM 36. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    The Registrant undertakes to send to each shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the Advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

    The Registrant undertakes to file during the offering period a sticker supplement pursuant to Rule 424(c) under the Act describing each property not identified in the Prospectus at such time as there arises a reasonable probability of Investment in such property by the Registrant and to consolidate all such stickers into a post-effective amendment filed at least once every three months with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will also disclose all compensation and fees received by the Advisor or its affiliates in connection with any such investment. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

    The Registrant undertakes to file, after the end of the offering period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment not previously disclosed in the Prospectus or a supplement thereto involving the use of 10% or more (on a cumulative basis) of the net proceeds of the Offering and to provide the information contained in such report to the shareholders at least once each quarter after the end of the Offering period. The Registrant undertakes to file the financial statements required by Form 10-K for the first full fiscal year of operations and will provide the financial information contained therein to the Shareholders. The Registrant undertakes to file a final report on Form SR pursuant to Rule 463 of the Act.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 33 above, or otherwise (other than pursuant to insurance), the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than pursuant to insurance or the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceedings), is asserted by such director, officer, or controlling person in connection with the securities registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, Submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    The Registrant hereby undertakes to provide to the Underwriters, at the closing specified in the Purchase Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 4th day of March, 1997.

                                          CENTERMARK PROPERTIES, INC.

                                          By:        /s/ RICHARD E. GREEN
            --------------------------------------------------------------------

                                                      Richard E. Green
                                                        Co-President

                                          By:          /s/ PETER S. LOWY
            --------------------------------------------------------------------

                                                       Peter S. Lowy
                                                        Co-President

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on March 4th, 1997 in the capacities indicated:

                  SIGNATURE                                        TITLE
---------------------------------------------  ---------------------------------------------

             /s/ FRANK P. LOWY*
--------------------------------------------   Chairman of the Board
                Frank P. Lowy

             /s/ ROY L. FURMAN*
--------------------------------------------   Director
                Roy L. Furman

            /s/ RICHARD E. GREEN
--------------------------------------------   Director and Co-President
              Richard E. Green                 (Principal Executive Officer)

          /s/ FREDERICK H. HILMER*
--------------------------------------------   Director
             Frederick H. Hilmer

             /s/ DAVID H. LOWY*
--------------------------------------------   Director
                David H. Lowy

              /s/ PETER S. LOWY
--------------------------------------------   Director and Co-President
                Peter S. Lowy                  (Principal Executive Officer)

            /s/ MARK A. STEFANEK               Chief Financial
--------------------------------------------   Officer and Treasurer
              Mark A. Stefanek                 (Principal Financial and Accounting Officer)

     *By:          /s/ RICHARD E. GREEN
   ---------------------------------------
              Richard E. Green
              ATTORNEY-IN-FACT

                                 EXHIBIT INDEX

EXHIBIT NO.                                           DESCRIPTION                                               PAGE
-----------  ----------------------------------------------------------------------------------------------     -----
      1.1*   Form of Purchase Agreement among the Company and the Representatives
      3.1*   Form of Third Amended and Restated Articles of Incorporation of the Company
      3.2*   Form of Second Amended and Restated By-Laws of the Company
      4.1*   Specimen of Common Stock Certificate
      5.1*   Opinion of Debevoise & Plimpton as to legality of the Shares
      5.2*   Opinion of Bryan, Cave LLP, as to certain matters of Missouri law
      8.1*   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding tax matters
     10.1*   Form of Garden State Plaza Loan Agreement
     10.2*   Form of Westfield Holdings Warrant Purchase Agreement
     10.3*   Subscription Agreement and Plan of Reorganization, dated as of May 13, 1996, among the WAT
               Trustee, the Manager and the Company
     10.4*   Warrant of the Company, dated July 1, 1996.
     10.5*   Special Option Deed, dated May 14, 1996, among WAM, the WAT Trustee and the Company
     10.6*   Deed of Variation, dated June 24, 1996, among WAM, the WAT Trustee and the Company
     10.7*   Form of Advisory Agreement, dated July 1, 1996, between the Company and Advisor, as amended
     10.8*   Form of Master Development Framework Agreement, dated July 1, 1996, between the Company and the Developer, as amended
     10.9*   Form of Property Management Letter Agreement, dated July 1, 1996, between the Company and CMC, as amended
     10.10*  Form of Management Agreement, dated July 1, 1996, between CenterMark Management Company
               ("CMC") and each of the wholly-owned Centers, as amended
     10.11*  Form of Amended and Restated Assignments of Management Agreements, dated July 1, 1996, between the Company and CMC, as amended
     10.12*  Form of Subcontract of Management Rights, dated July 1, 1996, between the Company and CMC, as amended
     10.13*  Form of Garden State Plaza Option Agreement, dated July 1, 1996, between the Company and
               Westfield Capital Corporation Finance Pty Limited, as amended
     10.14*  License Agreement, dated July 1, 1996, between the Company and Westfield Corporation, Inc.
     10.15*  Stock Purchase Agreement, dated as of May 13, 1996, among Westland Park Avenue Corporation,
               Westland Holding Company, Inc. and the Company
     10.16*  Registration Rights Agreement between the Company and Westfield Holdings Limited
     10.17*  Form of Agreement among the Company, Westfield Holdings, the WAT Trustee and WAM
     21.1*   List of Subsidiaries of the Company
     23.1    Consent of Ernst & Young LLP..................................................................
     23.2    Consent of Coopers & Lybrand LLP..............................................................
     23.3    Consent of BDO Seidman LLP....................................................................
     23.4*   Consent of Debevoise & Plimpton (included in Exhibit 5.2)
     23.5*   Consent of Bryan Cave LLP (included in Exhibit 5.1)
     23.6*   Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.1)
     24.1    Powers of Attorney............................................................................

------------------------

*   To be filed by amendment